FILED PURSUANT TO RULE 424B(5)
                                                             FILE NO. 333-04127


PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 2, 1996)
--------------------------------------------------------------------------------

                                  $438,238,000
                                 (APPROXIMATE)
                      SAXON ASSET SECURITIES TRUST 1996-2
                   $55,500,000 6.375% Class A-1 Certificates
                   $47,500,000 6.475% Class A-2 Certificates
                   $17,000,000 6.750% Class A-3 Certificates
                   $20,500,000 7.025% Class A-4 Certificates
                   $19,329,000 7.185% Class A-5 Certificates
               $278,409,000 Class A-6 Variable Rate Certificates
             Mortgage Loan Asset Backed Certificates, Series 1996-2

                    SAXON ASSET SECURITIES COMPANY AS SELLER

         The Mortgage Loan Asset Backed Certificates, Series 1996-2 (the "Certificates"), will consist of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (the "Fixed Rate Certificates"), the Class A-6 Certificates (the "Variable Rate Certificates," and, collectively with the Fixed Rate Certificates, the "Class A Certificates") and the Class R Certificates (the "Subordinated Certificates"). Only the Class A Certificates are offered hereby.

         The Pass-Through Rate for the Variable Rate Certificates is 5.615% per annum for the first Distribution Date and adjusts monthly thereafter as described herein.

         FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENT IN THE CERTIFICATES, SEE "RISK FACTORS" BEGINNING ON PAGE S-13 HEREIN AND BEGINNING ON PAGE 9 IN THE PROSPECTUS.

         The Certificates will represent undivided ownership interests in pools of mortgage loans (the "Mortgage Loans") held by a trust (the "Trust") created pursuant to a Trust Agreement dated as of November 1, 1996 (the "Agreement"), among Saxon Asset Securities Company (the "Seller"), Texas Commerce Bank National Association, as Master Servicer (the "Master Servicer"), and Citibank, N.A., as trustee (the "Trustee"). The Mortgage Loans will be acquired by the Seller from Saxon Mortgage, Inc. ("Saxon Mortgage"), an affiliate of the Seller which originated or acquired the Mortgage Loans from various mortgage banking institutions.

                                                  (Cover continued on next page)

THE CLASS A CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO
 NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE MASTER SERVICER,
  THE TRUSTEE, ANY ORIGINATORS OR ANY OF THEIR AFFILIATES. NEITHER THE CLASS A
      CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY
                              GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
        THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

          THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED
              ON OR ENDORSED THE THE MERITS OF THIS OFFERING. ANY
                  REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         The Class A Certificates will be purchased by the Underwriters from the Seller and will be offered by the Underwriters from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Seller are expected to be approximately $437,001,397, plus accrued interest, before deducting expenses payable by the Seller estimated to be $400,000. See "Underwriting" herein.

         The Class A Certificates are offered by the Underwriters, subject to prior sale, withdrawal, cancellation or modification of the offer without notice, to delivery and acceptance by the Underwriters and certain other conditions. It is expected that delivery of the Class A Certificates in book-entry form will be made on or about December 5, 1996, only through the facilities of The Depository Trust Company, CEDEL and Euroclear.

PRUDENTIAL SECURITIES INCORPORATED
                          LEHMAN BROTHERS
                                       MERRILL LYNCH & CO.
                                                       PAINEWEBBER INCORPORATED

--------------------------------------------------------------------------------


          The date of this Prospectus Supplement is November 27, 1996

(Cover continued from previous page)

         The Mortgage Loans will be secured by first and second liens on single family residential properties, including investment properties (which may be condominiums, one family residences, two-to-four family residences or homes in planned unit developments). The Mortgage Loans will be serviced by Meritech Mortgage Services, Inc., an affiliate of the Seller, and Long Beach Mortgage Company.

         The Class A Certificates will be unconditionally and irrevocably guaranteed to the extent described herein pursuant to the terms of two separate certificate guaranty insurance policies (the "Certificate Insurance Policies") issued by MBIA Insurance Corporation.

                                [MBIA LOGO HERE]


         The obligations of the Seller, the Master Servicer and the Trustee with respect to the Certificates will be limited to their respective contractual obligations under the Agreement. The assets of the Trust will include two pools (each, a "Mortgage Loan Group" or "Group") of Mortgage Loans secured by first and second mortgages or deeds of trust (the "Mortgages") on single family residential properties (the "Mortgaged Premises") to be conveyed by the Seller to the Trust on the Closing Date. Distributions in respect of the Fixed Rate Certificates will generally be calculated with reference to a pool of fixed-rate first and second lien Mortgage Loans (the "Fixed Rate Group"). Distributions in respect of the Variable Rate Certificates will generally be calculated with reference to a pool of variable-rate first lien Mortgage Loans (the "Variable Rate Group"). See "DESCRIPTION OF THE CLASS A CERTIFICATES -- Overcollateralization and Crosscollateralization Provisions" in this Prospectus Supplement.

         The Agreement provides that additional fixed-rate and variable-rate Mortgage Loans (the "Subsequent Mortgage Loans") may be purchased by the Trust from the Seller from time to time on or before February 5, 1997, from funds on deposit in the Pre-Funding Account. On the Closing Date approximately $34,000,000 will be deposited in the Pre-Funding Account to be used to acquire fixed-rate Subsequent Mortgage Loans for the Fixed Rate Group and approximately $51,000,000 will be deposited in the Pre-Funding Account to be used to acquire variable-rate Subsequent Mortgage Loans for the Variable Rate Group.

         Distributions of principal and interest payable to each Class of the Class A Certificates will be made on the 25th day of each month or, if the 25th day is not a business day, the first business day thereafter (each, a "Distribution Date"), beginning on December 26, 1996. Distributions on the Subordinated Certificates are subordinate to distributions on the Class A Certificates to the extent described herein.

         An election will be made to treat certain assets of the Trust as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. As described more fully herein, each Class of Class A Certificates will constitute "regular interests" in the REMIC. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in this Prospectus Supplement and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- REMIC Certificates" in the Prospectus. The Fixed Rate Certificates and, prior to the end of Funding Period, the Variable Rate Certificates will not constitute "mortgage related securities" for purposes of SMMEA (as defined herein). See "LEGAL INVESTMENT CONSIDERATIONS" in this Prospectus Supplement.

         There is currently no secondary market for the Class A Certificates. The Underwriters intend to make a secondary market in the Class A Certificates but have no obligation to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue.

         All the Mortgage Loans were originated or acquired in accordance with Saxon Mortgage's loan programs for non-conforming credits. See "RISK FACTORS -- Risk of Higher Delinquencies Associated With Underwriting Standards" in this Prospectus Supplement.

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                                         Page

SUMMARY...................................................................S-1
RISK FACTORS.............................................................S-13
USE OF PROCEEDS..........................................................S-15
THE MORTGAGE LOAN POOL...................................................S-15
     General.............................................................S-15
     Conveyance of Subsequent Mortgage Loans.............................S-17
     Conversion Option...................................................S-17
     Interest Payments on the Mortgage Loans.............................S-18
     Additional Information..............................................S-18
     Characteristics of the Statistical Mortgage Loans...................S-19
     Servicing of the Mortgage Loans.....................................S-22
     Servicing and Other Compensation and Payment of
      Expenses; Repurchase...............................................S-23
     Advances and Month End Interest.....................................S-23
     The Master Servicer.................................................S-24
PREPAYMENT AND YIELD CONSIDERATIONS......................................S-24
     Mandatory Prepayment................................................S-25
     Prepayments and Yields for Class A Certificates.....................S-25
     Payment Delay Feature of Fixed Rate Certificates....................S-30
DESCRIPTION OF THE CLASS A CERTIFICATES..................................S-30
     General.............................................................S-30
     Available Funds.....................................................S-30
     Distributions.......................................................S-31
     Overcollateralization and Crosscollateralization
      Provisions.........................................................S-33
     Class A Distributions and Insured Payments..........................S-35
     Pre-Funding Account.................................................S-35
     Capitalized Interest Account........................................S-36
     Calculation of One Month LIBOR......................................S-36
     Book Entry Registration of the Class A Certificates.................S-36
THE CERTIFICATE INSURANCE POLICIES AND THE
 CERTIFICATE INSURER.....................................................S-40
THE AGREEMENT............................................................S-44
     Formation of the Trust..............................................S-44
     Reports to Certificateholders.......................................S-44
     Assignment of Mortgage Loans........................................S-45
     Delivery and Substitution of Mortgage Loans.........................S-45
     The Trustee, Certificate Registrar, Paying Agent and
      the Custodian......................................................S-46
     Voting Rights.......................................................S-46
     Termination of the Trust............................................S-46
     Optional Termination................................................S-46
     Sale of Mortgage Loans..............................................S-46
     Events of Default...................................................S-47
     Governing Law.......................................................S-47
CERTAIN FEDERAL INCOME TAX CONSEQUENCES..................................S-47
     REMIC Elections.....................................................S-48
ERISA CONSIDERATIONS.....................................................S-48
RATINGS..................................................................S-50
LEGAL INVESTMENT CONSIDERATIONS..........................................S-50
UNDERWRITING.............................................................S-51
REPORT OF EXPERTS........................................................S-51
CERTAIN LEGAL MATTERS....................................................S-51
GLOBAL CLEARANCE, SETTLEMENT AND TAX
 DOCUMENTATION PROCEDURES.............................................ANNEX I
INDEX TO LOCATION OF PRINCIPAL DEFINED
 TERMS....................................................................A-1

                          TABLE OF CONTENTS (cont'd.)
                                   Prospectus
                                                                         Page

PROSPECTUS SUMMARY........................................................  1
RISK FACTORS..............................................................  9
         Certificateholders Must Look Solely to
          Limited Trust Assets for Certificate
          Payments........................................................  9
         Credit Enhancement (if Available) May Be
          Limited.........................................................  9
         Economic Developments May Adversely
          Affect Mortgage Asset Performance...............................  9
         Bankruptcy Recharacterization of Mortgage
          Asset Transfers May Delay or Reduce Certificate
          Payments........................................................  9
         Various Laws May Delay or Reduce
          Certificate Payments............................................  9
         Modification of Mortgage Loans May Delay
          or Reduce Certificate Payments.................................. 10
         Mortgage Loan Prepayments May Affect
          Final Certificate Payment Date or Certificate
          Yield........................................................... 10
         Secondary Market for Certificates May Not
          Develop or Continue............................................. 10
         Holders of Book-Entry Certificates May
          Experience Liquidity Problems or Payment
          Delays.......................................................... 10
         Certificate Ratings May Be Affected by
          Credit Enhancer Ratings......................................... 11
         Holders of Original Issue Discount
          Certificates Are Subject to Special Tax Rules................... 11
         Balloon Loans May Experience Relatively
          Higher Losses................................................... 11
         Junior Mortgage Loans May Experience
          Relatively Higher Losses........................................ 11
         Mortgage Loans Secured by Non-Owner
          Occupied Properties May Experience Relatively
          Higher Losses................................................... 12
         Mortgage Loans Underwritten as Non-
          Conforming Credits May Experience Relatively
          Higher Losses................................................... 12
         Mortgage Assets May Include Delinquent
          and Non-Performing Mortgage Loans............................... 12
DESCRIPTION OF THE CERTIFICATES........................................... 12
         General  ........................................................ 12
         Classes of Certificates.......................................... 13
         Book-Entry Procedures............................................ 13
         Allocation of Distributions from Mortgage
          Assets.......................................................... 14
         Allocation of Losses and Shortfalls.............................. 15
         Valuation of Mortgage Assets..................................... 16
         Optional Redemption.............................................. 16
MATURITY, PREPAYMENT AND YIELD
 CONSIDERATIONS........................................................... 17
THE TRUSTS................................................................ 18
         Assignment of Mortgage Assets.................................... 18
         The Mortgage Loans -- General.................................... 19
         Single Family Loans.............................................. 21
         Cooperative Loans................................................ 21
         Multi-Family Loans............................................... 22
         Junior Mortgage Loans............................................ 22
         Conventional Home Improvement Loans.............................. 22
         Title I Loans.................................................... 23
         Repurchase of Converted Mortgage Loans........................... 23
         Repurchase of Delinquent Mortgage Loans.......................... 24
         Substitution of Mortgage Loans .................................. 24
         Agency Securities -- General..................................... 24
         Government National Mortgage Association;
          GNMA Certificates............................................... 25
         Federal National Mortgage Association;
          FNMA Certificates............................................... 26
         Federal Home Loan Mortgage Corporation;
          FHLMC Certificates.............................................. 26
         Stripped Mortgage-Backed Certificates;
          Other Agency Securities......................................... 27
         Private Mortgage-Backed Securities............................... 27
         Home Equity Lines of Credit...................................... 29
         Pre-Funding Account.............................................. 29
         Asset Proceeds Account........................................... 30
CREDIT ENHANCEMENT........................................................ 30
         General  ........................................................ 30
         Subordination.................................................... 30
         Certificate Guaranty Insurance Policies.......................... 31
         Overcollateralization............................................ 32
         Mortgage Pool Insurance Policies................................. 32
         Special Hazard Insurance Policies................................ 33
         Bankruptcy Bonds................................................. 34
         Cross-Support.................................................... 34
         Reserve Funds.................................................... 34
         Other Credit Enhancement  ....................................... 35
ORIGINATION OF MORTGAGE LOANS............................................. 35
         General  ........................................................ 35
         Representations and Warranties................................... 36
SERVICING OF MORTGAGE LOANS............................................... 37
         General  ........................................................ 37
         Payments on Mortgage Loans....................................... 38
         Advances ........................................................ 38
         Collection and Other Servicing Procedures........................ 39
         Primary Mortgage Insurance Policies.............................. 39
         Standard Hazard Insurance Policies............................... 40
         Maintenance of Insurance Policies; Claims
          Thereunder and Other Realization Upon Defaulted
          Mortgage Loans.................................................. 41
         Modification of Mortgage Loans................................... 42
         Evidence as to Servicing Compliance.............................. 42
         Events of Default and Remedies................................... 42
         Master Servicer Duties........................................... 43
         Special Servicing Agreement...................................... 43
THE AGREEMENT............................................................. 44
         The Trustee...................................................... 44
         Administration of Accounts....................................... 44
         Reports to Certificateholders.................................... 45
         Events of Default and Remedies................................... 45
         Amendment........................................................ 46
         Termination...................................................... 46
CERTAIN LEGAL ASPECTS OF MORTGAGE
 LOANS.................................................................... 46
         General  ........................................................ 46
         The Mortgage Loans............................................... 46
         Foreclosure...................................................... 48
         Junior Mortgage Loans; Rights of Senior
          Mortgagees...................................................... 50
         Right of Redemption.............................................. 51
         Anti-Deficiency Legislation and Other
          Limitations on Lenders.......................................... 51
         Soldiers' and Sailors' Civil Relief Act of 1940.................. 52
         Environmental Considerations .................................... 52
         "Due-on-Sale" Clauses............................................ 53
         Enforceability of Certain Provisions............................. 54
THE SELLER................................................................ 54
USE OF PROCEEDS........................................................... 54
CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES............................................................. 55
         General  ........................................................ 55
         REMIC Certificates............................................... 55
         Risk Factors for Certain Types of
          Investors....................................................... 69
         Disposition of REMIC Residual
          Certificates.................................................... 71
         Liquidation of the REMIC......................................... 72
         REMIC-Level Taxes................................................ 72
         Taxation of Certain Foreign Holders of
          REMIC Certificates.............................................. 73
         Reporting and Tax Administration................................. 74
         Non-REMIC Certificates........................................... 75
         Treatment of Pass-Through Certificates........................... 76
         Treatment of Strip Certificates.................................. 77
         Determination of Income With Respect to
          Strip Certificates.............................................. 78
         Limitations on Deductions With Respect to
          Strip Certificates.............................................. 78
         Sale of a Non-REMIC Certificate.................................. 79
         Taxation of Certain Foreign Holders of
          Non-REMIC Certificates.......................................... 79
         Backup Withholding............................................... 79
         Reporting and Tax Administration................................. 79
STATE TAX CONSIDERATIONS.................................................. 80
ERISA CONSIDERATIONS...................................................... 80
LEGAL INVESTMENT MATTERS.................................................. 82
PLAN OF DISTRIBUTION...................................................... 83
INDEX TO LOCATION OF PRINCIPAL DEFINED
 TERMS.................................................................... 84


                  UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                         -----------------------------


         The Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Seller pursuant to its Prospectus dated August 2, 1996, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the "Index to Location of Principal Defined Terms" in this Prospectus Supplement and in the Prospectus for the definitions of certain capitalized terms.

Trust:                     Saxon Asset Securities Trust 1996-2 (the "Trust").

Certificates:              The Mortgage Loan Asset Backed Certificates, Series
                           1996-2 (the "Certificates") will consist of the Class
                           A-1 Certificates, Class A-2 Certificates, Class A-3
                           Certificates, Class A-4 Certificates and Class A-5
                           Certificates (the "Fixed Rate Certificates") and
                           Class A-6 Certificates (the "Variable Rate
                           Certificates" and, together with the Fixed Rate
                           Certificates, the "Class A Certificates") and the
                           Class R Certificates (the "Subordinated
                           Certificates"). The Certificates will be issued pursuant to a trust agreement to be dated as of November 1, 1996 (the "Agreement"), among the Seller, the Master Servicer and the Trustee.

Certificates Offered:      Only the Class A Certificates are offered hereby.
                           The initial Certificate Principal Balances and the
                           Last Scheduled Distribution Dates for the Class
                           A Certificates are as follows:

                                       Initial Certificate   Last Scheduled
                            Class       Principal Balance    Distribution Date
                           ---------    -----------------    -----------------


                           Class A-1    $ 55,500,000         July 25, 2012
                           Class A-2    $ 47,500,000         November 25, 2020
                           Class A-3    $ 17,000,000         September 25, 2022
                           Class A-4    $ 20,500,000         July 25, 2024
                           Class A-5    $ 19,329,000         July 25, 2026
                           Class A-6    $278,409,000         November 25, 2026


                           The Initial Certificate Principal Balance of each Class of Class A Certificates may be increased or decreased by up to 4% on the Closing Date, depending upon the Initial Mortgage Loans actually acquired by the Trust and the amount deposited into the Pre-Funding Account. Accordingly, any investor's commitments with respect to a Class of Class A Certificates may be correspondingly increased or decreased.

                           On any date after the Closing Date the "Certificate Principal Balance" of each Class of Class A Certificates is the Initial Certificate Principal Balance of each such Class set forth above, less all amounts previously distributed to the Holders of such Class on account of principal.

                           It is expected that the actual last Distribution Date for each Class of Certificates will occur significantly earlier than such Last Scheduled Distribution Dates. To the extent that the aggregate Certificate Principal Balance of the Variable Rate Certificates has not been reduced to zero on the Last Scheduled Distribution Date therefor, the Certificate Insurer will include as an Insured Payment to the Variable Rate Certificates on such Distribution Date an amount which shall be sufficient to reduce such aggregate Certificate Principal Balance to zero (any such payment, the "Variable Rate Final Payment"). See "DESCRIPTION OF THE CLASS A CERTIFICATES--Class A Distributions and Insured Payments", "THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER" and "PREPAYMENT AND YIELD CONSIDERATIONS" in this Prospectus Supplement.

Denominations:             The Class A Certificates are issuable in book entry
                           form in minimum denominations of $1,000 in original principal amount and integral multiples thereof.

Seller: Saxon Asset Securities Company (the "Seller"), a Virginia corporation and wholly owned limited purpose financing subsidiary of Dominion Mortgage Services, Inc., which is a wholly owned subsidiary of Dominion Capital, Inc., which is a wholly owned subsidiary of Dominion Resources, Inc. The Seller's principal executive offices are located at 4880 Cox Road, Glen Allen, Virginia 23060, and its phone number is (804) 967-7400.

Saxon Mortgage:            Saxon Mortgage, Inc. ("Saxon Mortgage"), a Virginia
                           corporation and an affiliate of the Seller.

Master Servicer:           Texas Commerce Bank National Association, a national
                           banking association (the "Master Servicer").

Custodian, Certificate
Registrar and Paying
Agent: Texas Commerce Bank National Association, a national banking association (in such several capacities, the "Custodian", the "Certificate Registrar" and the "Paying Agent").

Trustee:                   Citibank, N.A., a national banking association (the
                           "Trustee").

Servicers:                 Meritech Mortgage Services, Inc., an affiliate of the
                           Seller, and Long Beach Mortgage Company.

Closing Date:              On or about December 5, 1996.

Cut-Off Date:              As of the close of business on November 20, 1996
                           (except that the interest portion of the payments due on December 1, 1996, on the Variable Rate Mortgage
                           Loans will be retained by the Seller).

Trust Assets:              The assets of the Trust initially will include two
                           pools (each, a "Mortgage Loan Group" or "Group") of mortgage loans (the "Initial Mortgage Loans") secured by mortgages or deeds of trust (the "Mortgages") on single family residential properties (the "Mortgaged
                           Premises") to be conveyed to the Trust on the Closing
                           Date.

                           Distributions in respect of the Fixed Rate
                           Certificates will generally be calculated with reference to a pool of fixed-rate first and second lien Mortgage Loans (the "Fixed Rate Group"). Distributions in respect of the Variable Rate Certificates generally will be calculated with reference to a pool of variable-rate first lien Mortgage Loans (the "Variable Rate Group"). See "DESCRIPTION OF THE CLASS A CERTIFICATES -- Overcollateralization and Crosscollateralization
                           Provisions" in this Prospectus Supplement.

                           The Initial Mortgage Loans are expected to have aggregate Scheduled Principal Balances of approximately $353,238,000 as of the Cut-Off Date. The Initial Mortgage Loans in the Fixed Rate Group are expected to have aggregate Scheduled Principal Balances of approximately $125,829,000, and the Initial Mortgage Loans in the Variable Rate Group are expected to have aggregate Scheduled Principal Balances of approximately $227,409,000.

                           On the Closing Date, approximately $85,000,000 (the "Original Pre-Funded Amount") will be deposited in the Pre-Funding Account (as defined herein). It is intended that additional Mortgage Loans (the "Subsequent Mortgage Loans") be purchased by the Trust from the Seller from time to time on or before February 5, 1997, from funds on deposit in the Pre-Funding Account. Each

                           Subsequent Mortgage Loan so acquired by the Trust will be assigned to one (and only one) of either the Fixed Rate Group or the Variable Rate Group. As a result, the aggregate principal balance of the Mortgage Loans in the Fixed Rate Group and the Variable Rate Group will increase by an amount equal to the aggregate principal balance of the Subsequent Mortgage Loans so purchased and the amount in the Pre- Funding Account will decrease by an offsetting amount.

                           The Initial Mortgage Loans and the Subsequent Mortgage Loans are referred to collectively as the "Mortgage Loans".

                           All the Mortgage Loans will be originated or acquired by Saxon Mortgage in accordance with its mortgage loan program as described in the Prospectus. As a general matter, Saxon Mortgage's mortgage loan program consists of the origination and packaging of mortgage loans relating to non-conforming credits. A non-conforming credit means a mortgage loan which is ineligible for purchase by Federal National Mortgage Association ("FNMA") due to credit characteristics that do not meet FNMA guidelines. Mortgage loans originated under Saxon Mortgage's mortgage loan program are likely to experience rates of delinquency, bankruptcy and loss that are higher than mortgage loans originated under FNMA guidelines.

                           On the Closing Date, cash will be deposited in the name of the Paying Agent in the Capitalized Interest Account (as defined herein) to be applied by the Trustee to cover shortfalls in interest attributable to the provisions allowing for the purchase of Subsequent Mortgage Loans.

Statistical Cut-Off
Date; Statistical          Mortgage Loans As of the date of this Prospectus
                           Supplement, information with respect to only a portion of the Initial Mortgage Loans (such loans, the "Statistical Mortgage Loans") was available.
                           Accordingly, information presented with respect to the Initial Mortgage Loans included herein is derived solely from the Statistical Mortgage Loans.

                           Wherever reference is made herein to the characteristics of the Statistical Mortgage Loans (or to the Statistical Mortgage Loans in a Group) or to a percentage thereof, the reference is based on the Scheduled Principal Balances thereof as of November 7, 1996 (the "Statistical Cut-Off Date"). The characteristics of the Initial Mortgage Loans at the Cut-Off Date will vary from the characteristics of the Statistical Mortgage Loans as of the Statistical Cut-Off Date and the characteristics of the Mortgage Loans as a whole will change upon the acquisition of Subsequent Mortgage Loans. See "THE MORTGAGE LOAN POOL -- Additional Information" in this Prospectus Supplement.

                           The Statistical Mortgage Loans consisted of 2,222 fixed-rate and variable-rate Mortgage Loans on single-family residential properties, including investment properties (which may be condominiums, one family residence, two-to-four family residences or homes in planned unit developments.) The mortgagee is not required to make future advances under any Mortgage Loan. Less than 1% of the Statistical Mortgage Loans by aggregate Scheduled Principal Balance were 30 days or more delinquent in monthly payments as of the Cut-Off Date. See "RISK FACTORS -- Risk of Higher Delinquencies Associated with Underwriting Standards" in this Prospectus Supplement.

                           The Statistical Mortgage Loans had aggregate
                           Scheduled Principal Balances of $316,238,425 as of the Statistical Cut-Off Date. The Statistical Mortgage Loans in the Fixed Rate Group had aggregate Scheduled Principal Balances of $118,163,411, and the Statistical Mortgage Loans in the Variable Rate Group had aggregate Scheduled Principal Balances of $198,075,014.

                           Fixed Rate Group. The average Scheduled Principal Balance of the Statistical Mortgage Loans in the Fixed Rate Group was $101,341, with a range from $14,735 to $1,163,931; the Mortgage Interest Rate of the Statistical Mortgage Loans in the Fixed Rate Group ranged from 7.875% to 14.25% per annum, with a weighted average Mortgage Interest Rate of 10.01% per annum.

                           The weighted average loan-to-value ratio of the Statistical Mortgage Loans in the Fixed Rate Group was 71.5%. The weighted average remaining term to stated maturity of the Statistical Mortgage Loans in the Fixed Rate Group was 331 months, with a range from 118 months to 360 months.

                           Less than 9% of the Statistical Mortgage Loans in the Fixed Rate Group are secured by second liens. Approximately 6% of the Statistical Mortgage Loans in the Fixed Rate Group provide for payments based on a 30-year amortization with a balloon payment in the fifteenth year.

                           As a percentage of the aggregate Scheduled Principal Balance of the Statistical Mortgage Loans in the Fixed Rate Group, 84% were secured by Mortgages on one-family detached dwellings, 2% by Mortgages on one-family attached dwellings, 2% by Mortgages on planned unit developments and 4% by Mortgages on condominium units. See "THE MORTGAGE LOAN POOL -- Fixed Rate Group" in this Prospectus Supplement.

                           The characteristics of the Fixed Rate Group will be affected by the Initial Mortgage Loans not included in the Statistical Mortgage Loans and the acquisition of Subsequent Mortgage Loans.

                           Variable Rate Group. All the Statistical Mortgage Loans in the Variable Rate Group bear interest at rates that adjust periodically. Approximately 61% of such Statistical Mortgage Loans ("Six Month LIBOR Loans") adjust semiannually based on the London interbank offered rate for six-month United States Dollar deposits ("Six Month LIBOR") in the London Market based on quotations of major banks as published in The Wall Street Journal; 24% of such Statistical Mortgage Loans ("One Year CMT Loans") adjust annually based on the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year as made available by the Federal Reserve Board and 15% of such Statistical Mortgage Loans ("3/27 and 2/28 Loans") bear interest initially at a rate fixed at origination for three years (or two years) and thereafter adjust semiannually based on Six Month LIBOR. All the Statistical Mortgage Loans in the Variable Rate Group also are subject to periodic interest rate adjustment caps, lifetime interest rate ceilings and lifetime interest rate floors. See "THE MORTGAGE LOAN POOL -- Variable Rate Group" in this Prospectus Supplement.

                           The average Scheduled Principal Balance of the Statistical Mortgage Loans in the Variable Rate Group was $187,571, with a range from $21,126 to $949,467.
                           All the Statistical Mortgage Loans in the Variable Rate Group have initial, minimum and maximum Mortgage Interest Rates. The current weighted average Mortgage Interest Rate of the Statistical Mortgage Loans in the Variable Rate Group was 8.41% per annum, with Mortgage Interest Rates that ranged from 5.75% to 12.90% per annum. The weighted average maximum Mortgage Interest Rate of the Statistical Mortgage Loans in the Variable Rate Group was 14.73% per annum, with maximum Mortgage Interest Rates that ranged from 11.75% to 19.50% per annum. The gross margin range for the Statistical Mortgage Loans constituting Six Month LIBOR Loans in the Variable Rate Group was 3.00% to 7.75%. The gross margin range for the Statistical Mortgage Loans constituting One Year CMT Loans in the Variable Rate Group was 2.75% to 7.25%. The gross margin range for the Statistical Mortgage Loans constituting 3/27 and 2/28 Loans in the Variable Rate Group was 2.88% to 7.00% after the interest rates on the Statistical

                           Mortgage Loans constituting 3/27 and 2/28 Loans are subject to adjustment. Substantially all the Statistical Mortgage Loans in the Variable Rate Group had interest rates which were not fully indexed (i.e., the Mortgage Interest Rates did not equal the sum of the gross margin and the applicable index).

                           The weighted average loan to value ratio of the Statistical Mortgage Loans in the Variable Rate Group was 74.7%. The weighted average remaining term to stated maturity of the Statistical Mortgage Loans in the Variable Rate Group was 358 months, with a range from 176 months to 360 months.

                           As a percentage of the aggregate Scheduled Principal Balance of the Statistical Mortgage Loans in the Variable Rate Group 88% were secured by Mortgages on one-family detached dwellings, 2% by Mortgages on single-family attached dwellings, 3% by Mortgages on planned unit developments and 5% by Mortgages on condominium units. See "THE MORTGAGE LOAN POOL -- Variable Rate Group" in this Prospectus Supplement.

                           The characteristics of the Variable Rate Group will be affected by the Initial Mortgage Loans not included in the Statistical Mortgage Loans and the acquisition of Subsequent Mortgage Loans.


                           General. The Mortgage Loans are not insured by pool mortgage insurance policies; however, certain distributions due to the Holders of the Class A Certificates are insured by two Certificate Insurance Policies, one relating to the Fixed Rate Certificates and the other relating to the Variable Rate Certificates. Each Certificate Insurance Policy will provide, subject to the terms of such Certificate Insurance Policy, coverage for Deficiency Amounts (as defined herein) with respect to the related Class A Certificates. See "CREDIT ENHANCEMENT" in this Summary and "THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER" in this Prospectus Supplement. The Mortgage Loans are not guaranteed by the Seller or any of its affiliates. The Mortgage Loans are required to be serviced by the Servicers in accordance with the terms of the Servicing Agreements and with reasonable care, using that degree of skill and attention that each Servicer exercises with respect to comparable mortgage loans that it services for itself and others. See "THE MORTGAGE LOAN POOL -- Servicing of the Mortgage Loans" in this Prospectus Supplement.

Pass-Through Rates:        The Pass-Through Rates for the Fixed Rate
                           Certificates are as follows:



                                             Pass-Through
                              Class             Rate
                            ---------       -------------


                            Class A-1           6.375%
                            Class A-2           6.475
                            Class A-3           6.750
                            Class A-4           7.025
                            Class A-5           7.185


                           For any Distribution Date that occurs on or after the Initial Optional Termination Date (as defined herein) the Pass-Through Rate for each class of Fixed Rate Certificates will be the rate set forth above increased by 0.50% per annum.

                           For the first Distribution Date, the Pass-Through Rate for the Variable Rate Certificates is 5.615% per annum. On each Distribution Date thereafter, the Variable Rate Pass-Through Rate will be equal to the least of (i) with respect to any Distribution Date which occurs on or before the Initial Optional Termination Date (as defined herein) the London interbank offered rate for one-month United States dollar deposits ("One Month LIBOR") (calculated as described under "DESCRIPTION OF THE CLASS A CERTIFICATES -- Calculation of One Month LIBOR" in this Prospectus Supplement) as of the second business day prior to the immediately preceding Distribution Date plus 0.24% per annum and for any Distribution Date that occurs on or after the Initial Optional Termination Date, One Month LIBOR plus 0.48% per annum, (ii) the weighted average of the maximum lifetime Mortgage Interest Rates on the Mortgage Loans in the Variable Rate Group less approximately 0.582% per annum and (iii) the "Variable Rate Available Funds Cap", which is defined as a per annum rate equal to (I) the quotient of the total scheduled interest on the Mortgage Loans in the Variable Rate Group during the related Due Period divided by the Certificate Principal Balance of the Variable Rate Certificates less (II) approximately 0.582% per annum prior to the thirteenth Distribution Date and approximately 1.082% thereafter.

                           If on any Distribution Date the Variable Rate Pass-Through Rate is based upon the Variable Rate Available Funds Cap, the excess of (i) the amount of interest the Variable Rate Certificates would have been entitled to receive on such Distribution Date had the Variable Pass-Through Rate not been calculated based on the Variable Rate Available Funds Cap over (ii) the amount of interest such Certificates received on such Distribution Date based on the Variable Rate Available Funds Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Variable Rate Available Funds Cap), is the "Variable Rate Certificates Carryover". Any Variable Rate Certificates Carryover will be paid on future Distribution Dates as set forth under "DESCRIPTION OF THE CLASS A CERTIFICATES -- Distributions" in this Prospectus Supplement. The rating of the Variable Rate Certificates does not address the likelihood of the payment of the amount of any Variable Rate Certificates Carryover and the applicable Certificate Insurance Policy does not guarantee payment of any such amount.

Distributions, Generally:  Distributions on the Certificates will be made on the
                           25th day of each calendar month, or if such day is not a business day, the next succeeding business day (each, a "Distribution Date") commencing on December 26, 1996, to the holders of record as of the last business day of the month immediately preceding the calendar month in which such Distribution Date occurs, or the Closing Date in the case of the first Distribution Date (each a "Record Date").

Distributions of Interest: On each Distribution Date, the interest due with respect to the Fixed Rate Certificates will be the interest which has accrued thereon at the related Pass-Through Rate during the calendar month immediately preceding the calendar month in which such Distribution Date occurs; and the interest due with respect to the Variable Rate Certificates will be the interest which has accrued thereon at the then applicable Variable Rate Pass-Through Rate from and including the preceding Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date. Each period referred to in the prior sentence relating to the accrual of interest is the "Accrual Period" for the related Class of Class A Certificates and the amount of interest due on a Class of Class A Certificates on a Distribution Date less any Variable Rate Certificates Carryover is the "Class A Current Interest" for such Class of Class A Certificates on such Distribution Date.

                                        All calculations of interest on the
                                        Fixed Rate Certificates will be made on
                                        the basis of a 360-day year assumed to
                                        consist of twelve 30-day months. All
                                        calculations of interest on the Variable
                                        Rate Certificates will be made on the
                                        basis of the actual number of days and a year of 360 days.

Distributions of
Principal:                 On each Distribution Date, the Holders of the Class A
                           Certificates are entitled to receive monthly distributions in reduction of their Certificate
                           Principal Balances which distributions (i) will generally reflect collections of principal in respect of the Mortgage Loans in the related Group on each Distribution Date and (ii) until certain overcollateralization levels have been reached, will include excess interest; provided, however, any such amounts payable to the Fixed Rate Certificates will be payable first to the Class A-1 Certificates, until the Certificate Principal Balances thereof have been reduced to zero, then to the Class A-2 Certificates until the Certificate Principal Balances thereof have been reduced to zero, then to the Class A-3
                           Certificates until the Certificate Principal Balances thereof have been reduced to zero, then to the Class
                           A-4 Certificates until the Certificate Principal
                           Balances thereof have been reduced to zero, and then to the Class A-5 Certificates. See "DESCRIPTION OF
                           THE CLASS A CERTIFICATES-- Distributions" and "--
                           Overcollateralization and Crosscollateralization
                           Provisions" in this Prospectus Supplement.

Credit Enhancement:        The Credit Enhancement provided for the benefit of
                           the Holders of the Class A Certificates consists of
                           (x) excess interest, (y) the overcollateralization and crosscollateralization mechanics which utilize the internal cash flows of the Trust and (z) the Certificate Insurance Policies.

                           Overcollateralization and Crosscollateralization. The cashflow provisions of the Trust are expected to result in an increased rate of amortization of the Class A Certificates relative to the amortization of the related Mortgage Loans through the application of excess interest to the payment of the principal of Class A Certificates until the required level of overcollateralization is achieved. In addition, the cashflow provisions of the Agreement require, under certain circumstances, that excess interest generated by one Mortgage Loan Group be used to fund shortfalls with respect to the other Mortgage Loan Group or to accelerate the amortization of the Class A Certificates related to the other Mortgage Loan Group. As a result of the application of excess interest to pay down Class A Certificates, there is expected to be an excess of the aggregate Scheduled Principal Balances of the Mortgage Loans in each Mortgage Loan Group over the Certificate Principal Balances of the related Class A Certificates. Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, the increased rate of amortization of the Class A Certificates will cease, unless necessary to maintain the required level of overcollateralization.

                           The Agreement provides that, subject to certain floors, caps and triggers, the required level of overcollateralization with respect to a Mortgage Loan Group may increase or decrease over time. An increase would result in a temporary period of faster amortization of the related Class A Certificates to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of slower amortization to reduce the actual level of overcollateralization to its required level.

                           See "DESCRIPTION OF THE CLASS A CERTIFICATES -- Overcollateralization and Crosscollateralization
                           Provisions" in this Prospectus Supplement.

                           The Certificate Insurance Policies. The Seller will obtain the Certificate Insurance Policies, which are noncancelable, in favor of the Trustee on behalf of the Holders of each Class of the Class A Certificates. On each Distribution Date, subject to the terms of the related Certificate Insurance Policy, the Certificate Insurer will be required to make available to the Trustee the amount by which the related Class A Current Interest and any Subordination Deficit (as defined herein), if any, for the related Mortgage Loan Group exceeds the Total Available Funds for such Group (as defined herein) after deducting the amount necessary to pay the related premium amount to the Certificate Insurer for such Mortgage Loan Group as of such Distribution Date. The Certificate Insurance Policies do not guarantee to Holders of the related Class A Certificates any specified rate of prepayments or any Variable Rate Certificates Carryover. See "THE

                           CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER" in this Prospectus Supplement and "DESCRIPTION OF CREDIT ENHANCEMENT" in the Prospectus.

Certificate Insurer:       MBIA Insurance Corporation (the "Certificate
                           Insurer").

Pre-Funding Account:       On the Closing Date, the Original Pre-Funded Amount
                           (approximately $85,000,000) will be deposited in the Pre-Funding Account which account will be in the name of the Trustee on behalf of the Trust. Approximately
                           $34,000,000 of such aggregate amount will be funded from the sale of the Fixed Rate Certificates and an amount of approximately $51,000,000 of such aggregate amount will be funded from the sale of the Variable
                           Rate Certificates and may be used to acquire
                           Subsequent Mortgage Loans for addition to the Fixed
                           Rate Group and the Variable Rate Group, respectively.
                           The Original Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Subsequent Mortgage Loans in accordance with the Agreement.

                           Until the earlier of (i) the date on which the amount on deposit in the Pre- Funding Account is less than $100,000, (ii) the date on which an Event of Default occurs under the Agreement and (iii) February 5, 1997 (the "Funding Period"), the Pre-Funded Amount will be maintained in the Pre- Funding Account. The amount on deposit in the Pre-Funding Account at any time, less any interest and other investment earnings on amounts on deposit therein (the "Pre-Funding Account Earnings"), is the "Pre-Funded Amount". Subsequent Mortgage Loans added to the Fixed Rate Group or the Variable Rate Group on any date (each, a "Subsequent Sales Date") must satisfy the criteria for such Group set forth in the Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period with respect to either Group will be distributed to the Holders of the related Certificates then entitled to receive distributions of principal on the Distribution Date that immediately follows the end of the Funding Period in reduction of the Certificate Principal Balance of such Holders' Certificates, as specified herein under "DESCRIPTION OF THE CLASS A CERTIFICATES -- Distributions" in this Prospectus Supplement. Pre-Funding Account Earnings will be deposited in the Capitalized Interest Account. The Pre- Funding Account will be an asset of the Trust but will not be an asset of the REMIC (as defined herein).

Capitalized Interest
Account: On the Closing Date, cash will be deposited in the Capitalized Interest Account which account will be in the name of the Trustee on behalf of the Trust. The amount on deposit in the Capitalized Interest Account, including reinvestment income thereon, will be used by the Paying Agent to fund on each Distribution Date to and including the Distribution Date immediately following the end of the Funding Period the excess of (i) the sum of (a) the applicable Class A Current Interest for such Distribution Date and (b) the related premium amount to the Certificate Insurer for such Distribution Date over (ii) the Interest Funds (as defined herein) for the related Mortgage Loan Group and Master Servicer Remittance Date. Amounts remaining in the Capitalized Interest Account at the end of the Funding Period will be paid to the Seller. The Capitalized Interest Account will be an asset of the Trust but will not be an asset of the REMIC (as defined herein).

Mandatory Prepayment of
Certificates:              If, at the end of the Funding Period, not all the
                           approximately $34,000,000 and $51,000,000 funded from the sale of the Fixed Rate Certificates and Variable
                           Rate Certificates, respectively, has been used to acquire Subsequent Mortgage Loans with respect to the related Group, then the Class A Certificates of the related Group will receive a prepayment not later than February 25, 1997. The Agreement does not permit Pre-Funding Account moneys funded from the sale of one Group of Class A Certificates to be used to acquire Subsequent Mortgage Loans relating to the other Group of Class A Certificates.

                           Although no assurance can be given, it is intended that the principal amount of Subsequent Mortgage Loans sold to the Trust and added to the Fixed Rate Group or the Variable Rate Group will require application of substantially all the Original Pre-Funded Amount, and it is not intended that there be any material amount of principal prepaid to the Holders of the Fixed Rate or Variable Rate Certificates from the Pre-Funding Account.

Advances and Month-End
Interest:                  Each Servicer will be obligated to make advances
                           ("Advances") with respect to delinquent payments of interest (at the related Mortgage Interest Rate less the Servicing Fee, as defined below) and scheduled principal due on each Mortgage Loan serviced by it to the extent that the Master Servicer determines, in good faith, that such Advances will be recoverable from Insurance Proceeds, Liquidation Proceeds or subsequent payments with respect to such Mortgage
                           Loan. See "SERVICING OF MORTGAGE LOANS -- Advances" in the Prospectus.

                           In addition, the Servicers will be required to deposit in its Custodial Account on or before each Remittance Date (the 21st day of each month or the preceding business day if such 21st day is not a business day), an amount equal to Month End Interest (as defined herein) with respect to the preceding Prepayment Period but only to the extent of the Servicing Fee payable with respect to the Remittance Date.

Servicing Fee:             Each Servicer will be entitled to (i) a monthly
                           servicing fee with respect to each Mortgage Loan serviced by it (the "Servicing Fee"), which fee will be payable from an amount equal to one-twelfth of a fixed percentage per annum (the "Servicing Fee Rate") multiplied by the Scheduled Principal Balance of such Mortgage Loan on the first day of the Due Period (the period from and including the second day of a month to and including the first day of the following month) with respect to each Distribution Date and
                           (ii) additional servicing compensation described herein. As of the Statistical Cut-Off Date, the weighted average Servicing Fee Rate for the Initial
                           Mortgage Loans in the Fixed Rate Group was approximately 0.33% per annum and for the Initial
                           Mortgage Loans in the Variable Rate Group was approximately 0.43% per annum. See "THE MORTGAGE
                           LOAN POOL-- Servicing and Other Compensation and
                           Payment of Expenses" in this Prospectus Supplement and "SERVICING OF THE MORTGAGE LOANS" in the
                           Prospectus.

Master Servicing Fee:      The Master Servicer will be entitled to a monthly fee
                           with respect to each Mortgage Loan (the "Master
                           Servicing Fee"), payable on each Distribution Date, in an amount equal to one-twelfth of 0.032% per annum
                           (the "Master Servicing Fee Rate") multiplied by the
                           Scheduled Principal Balance of such Mortgage Loan on the first day of the Due Period with respect to each Distribution Date. The Master Servicer will pay the
                           Trustee, the Paying Agent, the Certificate Registrar and the Custodian their monthly fees out of the Master Servicing Fee. See "THE MORTGAGE LOAN POOL--
                           The Master Servicer" in this Prospectus Supplement and "SERVICING OF MORTGAGE LOANS-- Master Servicer
                           Duties" in the Prospectus.

Optional Termination:      The Holders of Class R Certificates will have the
                           right to purchase all the Mortgage Loans when the aggregate Scheduled Principal Balances of the Mortgage Loans have declined to less than 10% of the sum of (a) the aggregate Scheduled Principal Balances of the Initial Mortgage Loans as of the Closing Date and (b) the Original Pre-Funded Amount (the "Maximum
                           Collateral Amount"). Any such repurchase will result in the early retirement of the Certificates. See
                           "THE AGREEMENT-- Optional Termination" in this
                           Prospectus Supplement.

Ratings: It is a condition of the original issuance of the Class A Certificates that the Class A Certificates receive ratings of AAA by Standard & Poor's Ratings Service, a Division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), and Aaa by Moody's Investors Service, Inc. ("Moody's"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning entity. See "PREPAYMENT AND YIELD CONSIDERATIONS" and "RATINGS" in this Prospectus Supplement and "MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS" in the Prospectus.

Book-Entry Registration of
the Class A Certificates:  The Class A Certificates will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in such Class A Certificates ("Beneficial Holders") may elect to hold their interests through The Depository Trust Company ("DTC"), in the United States, or CEDEL Bank, S.A. ("CEDEL") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of the relevant system. So long as the Class A Certificates are Book-Entry Certificates (as defined herein), such Certificates will be evidenced by one or more Certificates registered in the name of Cede & Co. ("Cede"), as the nominee of DTC or one of the European Depositaries (as defined below). Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank N.A. ("Citibank") or Chase Manhattan Bank ("Chase", and together with Citibank, the "European Depositaries"), the relevant depositaries of CEDEL and Euroclear, respectively, and each a participating member of DTC. No Beneficial Holder will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances described herein. All references in this Prospectus Supplement to any Class A Certificates reflect the rights of Beneficial Holders only as such rights may be exercised through DTC and its participating organizations for so long as such Class A Certificates are held by DTC. See "DESCRIPTION OF THE CLASS A CERTIFICATES--Book-Entry Registration of the Class A Certificates" in, and Annex I to, this Prospectus Supplement.

Federal Income Tax
Aspects: For Federal income tax purposes an election will be made to treat the Trust (exclusive of the Pre-Funding Account and the Capitalized Interest Account) as a "real estate mortgage investment conduit" (the "REMIC"). Each Class of Class A Certificates will be designated as "regular interests" in the REMIC and generally will be treated as debt instruments of the Trust for federal income tax purposes. The REMIC will also issue the Class R Certificates, which will be designated as the sole class of "residual interests" in the REMIC. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in this Prospectus Supplement and in the Prospectus.

ERISA Considerations:      Fiduciaries of employee benefit plans subject to the
                           Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or plans subject to Section 4975 of the Internal Revenue Code of 1986 (the "Code") should carefully review with their legal advisors whether the purchase or holding of the Class A
                           Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA CONSIDERATIONS" in this Prospectus Supplement and in the Prospectus.

Legal Investment
Considerations:            Upon the termination of the Funding Period, the
                           Variable Rate Certificates will constitute "mortgage related securities" for purposes of the Secondary
                           Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally
                                      S-10
                           recognized statistical rating organizations. As such, the Variable Rate Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding
                           SMMEA. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA.

                           Although the Fixed Rate Certificates are expected to be rated "AAA" by Standard & Poor's and "Aaa" by Moody's, the Fixed Rate Certificates will not constitute "mortgage related securities" for purposes of SMMEA because some of the Mortgage Loans in the Fixed Rate Group are secured by second liens. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Fixed Rate Certificates.

                                  RISK FACTORS

         Prospective investors in the Class A Certificates should consider the following factors (as well as the factors set forth under "RISK FACTORS" in the Prospectus) in connection with the purchase of the Class A Certificates.

         Risk of Mortgage Loan Interest Rates Reducing Variable Rate Pass-Through Rate. Subject to the Variable Rate Available Funds Cap, the Variable Rate Pass-Through Rate is based upon the value of an index (One Month LIBOR) which is different from the value of the indices applicable to the Mortgage Loans in the Variable Rate Group, as described under "THE MORTGAGE POOL -- Variable Rate Group" in this Prospectus Supplement (either as a result of the use of a different index rate, determination date, rate adjustment date or rate cap or floor). The Variable Rate Group contains Mortgage Loans the interest rates of which adjust semi-annually based upon Six Month LIBOR or annually based on a One Year CMT Index or semi-annually based upon Six Month LIBOR beginning two or three years after origination whereas the Pass-Through Rate on the Variable Rate Certificates adjusts monthly based upon One Month LIBOR, subject to the Variable Rate Available Funds Cap. Consequently, the Variable Rate Pass-Through Rate for any Distribution Date may not equal the rate determined on the basis of One Month LIBOR plus the applicable margin on the Variable Rate Certificates during the related Accrual Period. In particular, the Variable Rate Pass-Through Rate adjusts monthly, while the interest rates of the Mortgage Loans in the Variable Rate Group adjust less frequently, with the result that the Variable Rate Available Funds Cap may be lower than the otherwise applicable Variable Rate Pass-Through Rate for extended periods in a rising interest rate environment. In addition, One Month LIBOR and the indices applicable to such Mortgage Loans may respond to different economic and market factors, and there is not necessarily any correlation between them. Thus, it is possible, for example, that One Month LIBOR may rise during periods in which such indices are stable or are falling or that, even if One Month LIBOR and such indices rise during the same period, One Month LIBOR may rise much more rapidly than such indices. If the Variable Pass-Through Rate on any Distribution Date is limited by application of the Variable Rate Available Funds Cap, a Variable Rate Certificates Carryover will result and, to the extent funds are available on subsequent Distribution Dates in accordance with the priority of payment provisions set forth in the Agreement, will be distributed to the Variable Rate Certificates.

         Risk of Early Prepayment of Principal Associated with the Pre-Funding Account. If the principal amount of eligible Subsequent Mortgage Loans available during the Funding Period is less than 100% of the Original Pre- Funded Amount, the Seller will have insufficient Subsequent Mortgage Loans to sell to the Trust for addition to the Fixed Rate Group and the Variable Rate Group on the Subsequent Sales Dates, thereby resulting in a prepayment of principal to Holders of the Fixed Rate Certificates and/or the Variable Rate Certificates as described herein. See "Social, Economic and Other Factors" below.

         To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Mortgage Loans by the Trust for inclusion in the Fixed Rate Group or the Variable Rate Group by the end of the Funding Period, the Holders of the Fixed Rate Certificates and/or the Variable Rate Certificates will receive a prepayment of principal in an amount equal to the Pre-Funded Amount, remaining in the Pre-Funding Account on the first Distribution Date following the end of the Funding Period (in no event later than February 25, 1997). Although no assurances can be given, the Seller intends that the principal amount of Subsequent Mortgage Loans sold to the Trust require the application of substantially all the Original Pre-Funded Amount and that there be no material principal prepayment to the Holders of the Fixed Rate Certificates or the Variable Rate Certificates from the Original Pre-Funded Amount.

         Subsequent Mortgage Loans may have different characteristics than the Initial Mortgage Loans (and the Statistical Mortgage Loans). Therefore, following the transfer of Subsequent Mortgage Loans to the Fixed Rate Group or the Variable Rate Group, the aggregate characteristics of the Mortgage Loans then held in such Group may vary from those of the Initial Mortgage Loans (and the Statistical Mortgage Loans) in such Group. See "THE MORTGAGE LOAN POOL--Conveyance of Subsequent Mortgage Loans.

         Risk of Higher Delinquencies Associated with Underwriting Standards. All the Mortgage Loans will be originated or acquired by Saxon Mortgage in accordance with its mortgage loan program as described in the Prospectus. As a general matter, Saxon Mortgage's mortgage loan program consists of the origination and packaging of mortgage loans relating to non-conforming credits. A non-conforming credit means a mortgage loan which is ineligible for purchase by Federal National Mortgage Association ("FNMA") due to credit characteristics that do not meet FNMA guidelines. Mortgage loans originated under Saxon Mortgage's mortgage loan program are likely to experience rates of delinquency, bankruptcy and loss that are higher than mortgage loans originated under FNMA guidelines. Nevertheless, approximately 21% and approximately 23% (by aggregate Scheduled Principal Balances as of the Cut-Off Date) of the Mortgage Loans in the Fixed Rate Group and Variable Rate Group, respectively, had a first monthly payment due on or before October 1, 1996. Therefore, it was not possible for any Mortgage Loan other than such Mortgage Loans to have had a monthly payment that was delinquent 30 days or more.

         Risk of Higher Default Rates Associated with California Real Property. Because the Mortgaged Premises for approximately 38% of the Statistical Mortgage Loans (approximately 52% by Scheduled Principal Balance) in the Variable Rate Group and approximately 15% of the Statistical Mortgage Loans (approximately 20% by Scheduled Principal Balance) in the Fixed Rate Group are located in

California, an overall decline in the California residential real estate market could adversely affect the values of the Mortgaged Premises securing such Mortgage Loans, causing the Scheduled Principal Balances of the related Mortgage Loans to equal or exceed the value of such Mortgaged Premises.

         The standard hazard insurance policy required to be maintained under the terms of each Mortgage Loan does not insure against physical damage arising from earth movement (including earthquakes, landslides and mudflows). See "SERVICING OF MORTGAGE LOANS -- Standard Hazard Insurance Policies" in the Prospectus. Accordingly, if any such event causes losses in respect of the Mortgage Loans, the protection afforded by the overcollateralization and crosscollateralization of the Certificates is insufficient and the Certificate Insurer is unable to meet its obligations under the related Certificate Insurance Policy, the Holders of the Class A Certificates could experience a loss on their investment.

         Risk of Higher Default Rates Associated with Second Liens. Because approximately 8.2% of the aggregate Scheduled Principal Balance of the Statistical Mortgage Loans in the Fixed Rate Group are secured by second liens subordinate to the rights of the mortgagee or beneficiary under the related first mortgage or deed of trust, the proceeds from any liquidation, insurance or condemnation proceedings with respect to such Mortgage Loans will be available to satisfy the outstanding balance of a Mortgage Loan only to the extent that the claims of such first mortgagee or beneficiary have been satisfied in full, including any related foreclosure costs. In addition, a second mortgagee may not foreclose on the property securing a second mortgage unless it forecloses subject to the first mortgage, in which case it must either pay the entire amount due on the first mortgage to the first mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on the first mortgage in the event the mortgagor is in default thereunder. The Trust will have no source of funds (and may not be permitted under the REMIC provisions of the Code) to satisfy the first mortgage or make payments due to the first mortgagee. See "MORTGAGE LOAN POOL - Advances and Month-End Investment" herein.

         An overall decline in the residential real estate market, the general condition of Mortgage Premises, or other factors, could adversely affect the values of the Mortgage Premises such that the outstanding balances of the Mortgage Loans, together with any senior liens on the Mortgage Premises, equal or exceed the value of the Mortgage Premises. A decline in the value of Mortgage Premises would affect the interest of the Trust in the Mortgage Premises before having any effect on the interest of the related first mortgagee, and could cause the Trust's interest in the Mortgage Premises to be extinguished. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on the Mortgage Loans could be higher than those currently experienced in the mortgage lending industry in general. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Trust.

         Risk of Higher Default Rates for Balloon Loans. Approximately 6% of the aggregate Scheduled Principal Balance of the Statistical Mortgage Loans in the Fixed Rate Group are "balloon loans" that provide for the payment of the unamoritized principal balance in a single payment at maturity ("Balloon Loans"). Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan, generally five, seven, ten or 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Seller does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments at maturity and because the ability to repay such amounts is frequently dependent upon the ability to obtain refinancing, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing Mortgage Loans. Neither the Servicers nor the Master Servicer will be required to advance defaulted payments at maturity on Balloon Loans.

         Other Legal Considerations; Litigation. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of Saxon Mortgage and the other originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans. Saxon Mortgage has represented that all applicable federal and state laws were complied with in connection with the origination of the Initial Mortgage Loans and will be complied with in connection with the Subsequent Mortgage Loans. If such representation is breached in respect of any Mortgage Loan in a manner that materially and adversely affects Certificateholders or the Certificate Insurer, Saxon Mortgage will be obligated to repurchase the affected Mortgage Loan at a price equal to the unpaid principal balance thereof plus accrued interest or to substitute a new mortgage loan in place of the affected Mortgage Loan. Unscheduled recoveries of principal on Mortgage Loans due to any such repurchase by Saxon Mortgage may, depending on the magnitude thereof and the availability of funds therefor, accelerate the timing of principal distributions to holders of the related Certificates and thereby affect the yields and weighted average lives of such Certificates, especially those purchased at a premium. See "PREPAYMENT AND YIELD CONSIDERATIONS" herein. In addition, depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Trust to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Seller to damages and administrative enforcement. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- Anti-Deficiency Legislation and Other Limitations on Lenders" in the Prospectus.

         On November 12, 1996, Saxon Mortgage was served with a complaint in which the plaintiff alleged: (a) it obtained in March 1996 a mortgage loan from a broker which the broker subsequently sold to Saxon Mortgage; (b) although the amount paid by Saxon Mortgage to the broker was disclosed on the HUD-1 settlement sheet, that amount was not made available prior to closing in the good faith estimate; and (c) any such payment by Saxon Mortgage is impermissible under applicable law, regardless of disclosure. The complaint requests certification of a class of similarly situated persons and damages equal to three times the settlement charges. Saxon Mortgage is one of a number of major mortgage lending institutions subject to this type of lawsuit. Saxon Mortgage does not believe that the complaint will have any material adverse effect on its business and intends to file an answer denying liability. To the extent that a class of plaintiffs is certified which includes borrowers under the Mortgage Loans, and Saxon Mortgage subsequently suffers an adverse judgment, the related Mortgage Loans may be subject to repurchase as described in the preceding paragraph.

         Risk of Saxon Mortgage Insolvency. Saxon Mortgage believes that the transfer of the Mortgage Loans by Saxon Mortgage to the Seller and by the Seller to the Trust constitute sales by Saxon Mortgage to the Seller and by the Seller to the Trust and, accordingly, that the Mortgage Loans will not be part of the assets of Saxon Mortgage or the Seller in the event of the insolvency of Saxon Mortgage and will not be available to the creditors of Saxon Mortgage. Nevertheless, in the event of an insolvency, it is possible that a bankruptcy trustee or a creditor of Saxon Mortgage may argue that the transaction between Saxon Mortgage and the Seller was a pledge of such Mortgage Loans in connection with a borrowing by Saxon Mortgage rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in distributions on the Certificates.

         On the Closing Date, the Trustee, the Seller, the Rating Agencies and the Certificate Insurer will have received an opinion of Arter & Hadden, counsel to the Seller, with respect to the true sale of the Mortgage Loans from Saxon Mortgage to the Seller and from the Seller to the Trust, in form and substance satisfactory to the Certificate Insurer and the Rating Agencies.


                                USE OF PROCEEDS

         The Seller will sell the Mortgage Loans to the Trust concurrently with the delivery of the Certificates. Net proceeds from the sale of the Class A Certificates less the Original Pre-Funded Amount and the amount deposited in the Capitalized Interest Account will (together with the Subordinated Certificates retained by the Seller or its affiliates) represent the purchase price to be paid by the Trust to the Seller for the Mortgage Loans.


                             THE MORTGAGE LOAN POOL

General

         All the Mortgage Loans will be originated or acquired by Saxon Mortgage in accordance with its mortgage loan program as described in the Prospectus. As a general matter, Saxon Mortgage's mortgage loan program consists of the origination and packaging of mortgage loans relating to non-conforming credits. A non-conforming credit means a mortgage loan which is ineligible for purchase by Federal National Mortgage Association ("FNMA") due to credit characteristics that do not meet FNMA guidelines. Mortgage loans originated under Saxon Mortgage's mortgage loan program are likely to experience rates of delinquency, bankruptcy and loss that are higher than mortgage loans originated under FNMA guidelines. Additional Mortgage Loans will be included in the Trust on the Closing Date and Subsequent Mortgage Loans are intended to be purchased by the Trust for inclusion in the Fixed Rate Group and the Variable Rate Group from the Seller from time to time on or before February 5, 1997, from funds on deposit in the Pre-Funding Account. The Initial Mortgage Loans and the Subsequent Mortgage Loans are referred to herein collectively as the "Mortgage Loans".

         The pool of Statistical Mortgage Loans consisted of approximately 2,222 Statistical Mortgage Loans evidenced by promissory notes (the "Notes") secured by Mortgages on the Mortgaged Premises, 40% of which by aggregate Scheduled Principal Balance are located in the State of California. The Mortgaged Premises securing the Mortgage Loans consist of single-family residences (which may be detached, attached, part of a two- to- four family dwelling, a condominium unit, townhouse, manufactured housing, or a unit in a planned unit development). The Mortgaged Premises may be owner-occupied (which includes second and vacation homes) or non-owner occupied investment properties. The Mortgage Loans are secured by first and second lien mortgages on the Mortgaged Premises.

         The Statistical Mortgage Loans were required to satisfy certain criteria as of the Statistical Cut-Off Date including: remaining terms to stated maturity of no more than 360 months; a Mortgage Interest Rate as of the Statistical Cut-Off Date of at least 7.875% with respect to the Fixed Rate Group and at least 5.75% with respect to the Variable Rate Group; and a loan-to-value ratio not in excess of 95%. Substantially all the Statistical Mortgage Loans will have been originated less than six months prior to the Statistical Cut-Off Date.

         Each Mortgage Loan in the Trust will be assigned to one of the two Mortgage Loan Groups comprised of Mortgage Loans which bear fixed interest rates only, in the case of the Fixed Rate Group, and Mortgage Loans which bear variable interest rates only, in the case of the Variable Rate Group. Subject to the cross-collateralization provisions described herein, the Fixed Rate Certificates represent undivided ownership interests in all Mortgage Loans contained in the Fixed Rate Group, and the Variable Rate Certificates represent undivided ownership interests in all Mortgage Loans contained in the Variable Rate Group.

         Wherever reference is made herein to the characteristics of the Statistical Mortgage Loans (or to the Statistical Mortgage Loans in a Group) or to a percentage thereof, the reference is based on the Scheduled Principal Balances thereof as of November 7, 1996 (the "Statistical Cut-Off Date"). The characteristics of the Initial Mortgage Loans at the Cut-Off Date will vary from the characteristics of the Statistical Mortgage Loans as of the Statistical Cut-Off Date and the characteristics of the Mortgage Loans as a whole will change upon the acquisition of Subsequent Mortgage Loans.

         The average Scheduled Principal Balance of the Statistical Mortgage Loans in the Fixed Rate Group was $101,341, with a range from $14,735 to $1,163,931; the Mortgage Interest Rate of the Statistical Mortgage Loans in the Fixed Rate Group ranged from 7.875% to 14.25% per annum, with a weighted average Mortgage Interest Rate of 10.01% per annum.

         The weighted average loan-to-value ratio of the Statistical Mortgage Loans in the Fixed Rate Group was 71.5%. The weighted average remaining term to stated maturity of the Statistical Mortgage Loans in the Fixed Rate Group was 331 months, with a range from 118 months to 360 months.

         Less than 9% of the Statistical Mortgage Loans in the Fixed Rate Group are secured by second liens. Approximately 6% of the Statistical Mortgage Loans in the Fixed Rate Group provide for payments based on a 30- year amortization with a balloon payment in the fifteenth year.

         As a percentage of the aggregate Scheduled Principal Balance of the Statistical Mortgage Loans in the Fixed Rate Group, 84% were secured by Mortgages on one-family detached dwellings, 2% by Mortgages on one-family attached dwellings, 2% by Mortgages on planned unit developments and 4% by Mortgages on condominium units. See "THE MORTGAGE LOAN POOL -- Fixed Rate Group" in this Prospectus Supplement.

         The characteristics of the Fixed Rate Group will be affected by the Initial Mortgage Loans not included in the Statistical Mortgage Loans and the acquisition of Subsequent Mortgage Loans.

         All the Statistical Mortgage Loans in the Variable Rate Group bear interest at rates that adjust periodically. Approximately 61% of such Statistical Mortgage Loans ("Six Month LIBOR Loans") adjust semiannually based on the London interbank offered rate for six-month United States Dollar deposits ("Six Month LIBOR") in the London Market based on quotations of major banks as published in The Wall Street Journal; 24% of such Statistical Mortgage Loans ("One Year CMT Loans") adjust annually based on the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year as made available by the Federal Reserve Board and 15% of such Statistical Mortgage Loans ("3/27 and 2/28 Loans") bear interest initially at a rate fixed at origination for three years (or two years) and thereafter adjust semiannually based on Six Month LIBOR. Initial Mortgage Loans that are: (a) Six Month LIBOR Loans have periodic adjustment caps, generally, of 1% to 1.5% and lifetime caps, generally, of 5% to 7.5% above the start up rate; (b) One Year CMT Loans have periodic adjustment caps, generally, of 1% to 2% and lifetime caps, generally, of 6% to 7% above the start up rate; (c) 3/27 and 2/28 Loans have periodic adjustment caps, generally, of 1% to 2% and lifetime caps, generally, of 5.995% to 7.5% above the start up rate. The gross margin range for the Statistical Mortgage Loans constituting One Year CMT Loans in the Variable Rate Group was 2.75% to 7.25%. The gross margin range for the Statistical Mortgage Loans constituting 3/27 and 2/28 Loans in the Variable Rate Group was 2.88% to 7.00% after the interest rates on the Statistical Mortgage Loans constituting 3/27 and 2/28 Loans are subject to adjustment. Substantially all the Statistical Mortgage Loans in the Variable Rate Group had interest rates which were not fully indexed (i.e., the Mortgage Interest Rates did not equal the sum of the gross margin and the applicable index).

         The average Scheduled Principal Balance of the Statistical Mortgage Loans in the Variable Rate Group was $187,571, with a range from $21,126 to $949,467. All the Statistical Mortgage Loans in the Variable Rate Group have initial, minimum and maximum Mortgage Interest Rates. The current weighted average Mortgage Interest Rate of the Statistical Mortgage Loans in the Variable Rate Group was 8.41% per annum, with Mortgage Interest Rates that ranged from 5.75% to 12.90% per annum. The weighted average maximum Mortgage Interest Rate of the Statistical Mortgage Loans in the Variable Rate Group was 14.73% per annum, with maximum Mortgage Interest Rates that ranged from 11.75% to 19.50% per annum. The gross margin range for the Statistical Mortgage Loans constituting Six Month LIBOR Loans in the Variable Rate Group was 3.00% to 7.75%. The gross margin range for the Statistical Mortgage Loans constituting

One Year CMT Loans in the Variable Rate Group was 2.75% to 7.25%. The gross margin range for the Statistical Mortgage Loans constituting 3/27 and 2/28 Loans in the Variable Rate Group was 2.88% to 7.00% after the interest rates on the Statistical Mortgage Loans constituting 3/27 and 2/28 Loans are subject to adjustment. Substantially all the Statistical Mortgage Loans in the Variable Rate Group had interest rates which were not fully indexed (i.e., the Mortgage Interest Rates did not equal the sum of the gross margin and the applicable index).

         The weighted average loan to value ratio of the Statistical Mortgage Loans in the Variable Rate Group was 74.7%. The weighted average remaining term to stated maturity of the Statistical Mortgage Loans in the Variable Rate Group was 358 months, with a range from 176 months to 360 months.

         As a percentage of the aggregate Scheduled Principal Balance of the Statistical Mortgage Loans in the Variable Rate Group 88% were secured by Mortgages on one-family detached dwellings, 2% by Mortgages on single-family attached dwellings, 3% by Mortgages on planned unit developments and 5% by Mortgages on condominium units. See "THE MORTGAGE LOAN POOL -- Variable Rate Group" in this Prospectus Supplement.

         The characteristics of the Variable Rate Group will be affected by the Initial Mortgage Loans not included in the Statistical Mortgage Loans and the acquisition of Subsequent Mortgage Loans.

Conveyance of Subsequent Mortgage Loans

         The Agreement permits the Trust to acquire approximately $34,000,000 and $51,000,000 in aggregate Scheduled Principal Balance of Subsequent Mortgage Loans for addition to the Fixed Rate Group and Variable Rate Group, respectively. Accordingly, the statistical characteristics of the Mortgage Loan Pool and the Fixed Rate Group and the Variable Rate Group will change upon the acquisition of Subsequent Mortgage Loans. Pursuant to the Agreement, however, the Seller has covenanted to deliver Subsequent Mortgage Loans for inclusion that will not materially change the statistical characteristics of the Fixed Rate Group or the Variable Rate Group.

         The obligation of the Trust to purchase Subsequent Mortgage Loans on a Subsequent Sales Date is subject to the requirements of the Agreement.

Conversion Option

         Less than 0.5% of the Mortgage Loans in the Variable Rate Group are expected to be convertible, upon the fulfillment of certain conditions, from a variable rate to a fixed rate at the option of the Mortgagor. Should interest rates decline so that the fixed rates applicable upon conversion are significantly lower than the then current variable rates, or are significantly lower than the applicable maximum lifetime variable rates on convertible Mortgage Loans in the Variable Rate Group, Borrowers may have a significant financial incentive to effect conversions.

         The Seller is obligated to purchase any such converted Mortgage Loan from the Trustee at a purchase price equal to 100% of its Scheduled Principal Balance plus 30 days' interest thereon at the applicable rate in effect immediately prior to such conversion. If any such converted Mortgage Loan is not repurchased from the Trustee, the Master Servicer will attempt to sell such Mortgage Loan, but only at a price at which the Trustee would receive a net amount at least equal to the price at which the Seller is obligated to repurchase such Converted Mortgage Loan. Until sold at such a price, such converted Mortgage Loan will remain in the Variable Rate Group, but with a fixed rate. The ratings assigned to the Certificates do not represent an assessment of the ability of the Seller to purchase converted Mortgage Loans when the Seller is required to do so.

Interest Payments on the Mortgage Loans

         Each Mortgage Loan provides for monthly payments by the obligor on the related Note (the "Mortgagor") according to the actuarial method ("Actuarial Loans"). Actuarial Loans provide that interest is charged to the Mortgagors thereunder, and payments are due from such Mortgagors, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the Mortgagors on the actuarial loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

Additional Information

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Premises is based upon the pool of Statistical Mortgage Loans, as constituted at the close of business on the Statistical Cut-Off Date. Initial Mortgage Loans, including Statistical Mortgage Loans, may be removed from either mortgage pool prior to closing as a result of incomplete documentation or non-compliance with representations and warranties set forth in the Agreement, if the Seller deems such removal necessary or appropriate and the Seller may substitute other Initial Mortgage Loans subject to certain terms and conditions set forth in the Agreement including the consent of the Certificate Insurer. None of the substitution of Statistical Mortgage Loans, the addition of the Initial Mortgage Loans not included in the Statistical Mortgage Loans or the acquisition of the Subsequent Mortgage Loans are expected to cause material variances from the information set forth herein.

         A current report on Form 8-K will be available to purchasers of the Class A Certificates and will be filed with the Commission, together with the Agreement within fifteen days after the initial issuance of the Class A Certificates. Any Mortgage Loans that are added to, or removed from, the Mortgage Pool as set forth in the preceding paragraph, will be noted in the current report on Form 8-K. A current report on Form 8-K will also be filed within fifteen days of the end of the Funding Period reflecting Subsequent Mortgage Loans added to the Trust. Also, the Seller intends to file certain additional yield tables and other computational materials with the Commission in a report on Form 8-K. Such tables and materials were prepared by the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Modeling Assumptions; see "PREPAYMENT AND YIELD CONSIDERATIONS" in this Prospectus Supplement. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Characteristics of the Statistical Mortgage Loans

         The information in the following tables (including the textual information beneath each table) has been derived solely from the Mortgage Loan Pool as constituted as of the Statistical Cut-Off Date and reflects only the characteristics of the Statistical Mortgage Loans and does not include information with respect to the additional Initial Mortgage Loans that are expected to be delivered at the Closing Date or the Subsequent Mortgage Loans. Asterisks (*) in the tables indicate values between and including 0.0% and 0.5%. Totals may not sum to 100% due to rounding. Double dashes (--) in the tables indicate that no values exist for the given range.


1)       Current Scheduled Principal Balance

                       Variable Rate Group      Fixed Rate Group
                       -------------------      ----------------
                        Percent    Percent     Percent     Percent
                        by No.       by        by No.       by
                          of      Scheduled      of      Scheduled
Current Scheduled      Mortgage   Principal    Mortgage  Principal
Principal Balance        Loans     Balance     Loans     Balance
-----------------      --------   ---------   ---------  ----------
   $50,000  and  below    5.5        1.2       26.9         9.0
    50,001  -  100,000   26.0       10.8       35.4        25.6
   100,001  -  150,000   22.1       14.5       21.8        26.2
   150,001  -  200,000   12.8       11.9        7.0        11.9
   200,001  -  250,000   10.1       12.3        3.2         6.9
   250,001  -  300,000    8.1       11.9        2.4         6.5
   300,001  -  350,000    3.8        6.5        1.5         4.6
   350,001  -  400,000    3.3        6.7          *         1.3
   400,001  -  450,000    1.8        4.1          *         2.2
   450,001  -  500,000    2.0        5.1          *         1.6
   500,001  -  550,000    1.0        2.9          *         1.3
   550,001  -  600,000    1.3        4.1          *           *
   600,001  -  650,000    0.7        2.2          *           *
   650,001  -  700,000      *        1.7         --          --
   700,001  -  750,000      *        0.8         --          --
   750,001  -  800,000      *        1.6         --          --
   850,001  -  900,000      *        0.9         --          --
   900,001  -  950,000      *        0.9         --          --
   950,001  -1,000,000     --         --          *         0.8
      over   1,000,000     --         --          *         1.0
                          ---        ---        ---        ----

            Totals:       100        100        100         100
                          ===        ===        ===         ===

The average Scheduled Principal Balance of the Variable Rate Group is $187,571. The average Scheduled Principal Balance of the Fixed Rate Group is $101,341. The maximum Scheduled Principal Balance of the Mortgage Loans is $1,163,931. The minimum Scheduled Principal Balance of the Mortgage Loans is $14,735.


2)       Current Mortgage Interest Rates

                       Variable Rate Group     Fixed Rate Group
                       -------------------     ----------------
                        Percent    Percent     Percent   Percent
                        by No.       by         by No.      by
                          by      Scheduled       of     Scheduled
Current Scheduled      Mortgage   Principal   Mortgage   Principal
Principal Balance        Loans     Balance       Loans    Balance
------------------     -------   ----------   --------   ---------
     5.500  -    5.999      *           *           --         --
     6.000  -    6.499    1.9         3.5           --         --
     6.500  -    6.999    9.0        14.7           --         --
     7.000  -    7.499    7.6        11.7           --         --
     7.500  -    7.999   11.3        13.1            *          *
     8.000  -    8.499    7.9         8.6          0.9        1.6
     8.500  -    8.999   15.0        13.5          4.5        5.7
     9.000  -    9.499   10.5         8.5         15.3       19.4
     9.500  -    9.999   17.4        14.1         32.3       36.3
    10.000  -   10.499    5.7         3.9          7.9        8.5
    10.500  -   10.999    8.0         5.5         12.3       11.7
    11.000  -   11.499    2.7         1.3          8.8        5.9
    11.500  -   11.999    1.7         1.0          9.3        6.1
    12.000  -   12.499    0.9           *          4.5        2.6
    12.500  -   12.999      *           *          2.5        1.2
    13.000  -   13.499     --          --          1.4        0.7
    13.500  -   13.999     --          --            *          *
    14.000  -   14.499     --          --            *          *
                          ---         ---          ---        ---

                Totals:   100         100          100        100
                          ===         ===          ===        ===





The weighted average current Mortgage Interest Rate of the Mortgage Loans is approximately 9.01% per annum. The weighted average current Mortgage Interest Rate of the Variable Rate Group is approximately 8.41% per annum, and the weighted average Mortgage Interest Rate of the Fixed Rate Group is approximately 10.01% per annum.

3)       Maximum Lifetime Mortgage Interest Rates of the Variable Rate Group




Maximum Lifetime           Percent by No. of    Percent by Scheduled
Mortgage Interest Rates     Mortgage Loans        Principal Balance
-----------------------    -----------------    --------------------
11.500  -  11.999                   *                      *
12.000  -  12.499                 1.9                    3.5
12.500  -  12.999                 8.9                   14.8
13.000  -  13.499                 7.4                   11.6
13.500  -  13.999                 8.2                   10.4
14.000  -  14.499                 5.8                    6.8
14.500  -  14.999                12.4                   11.3
15.000  -  15.499                 8.2                    7.2
15.500  -  15.999                10.3                    8.7
16.000  -  16.499                 6.3                    4.5
16.500  -  16.999                14.0                   10.6
17.000  -  17.499                 4.6                    3.4
17.500  -  17.999                 7.0                    4.7
18.000  -  18.499                 2.3                    1.1
18.500  -  18.999                 1.6                    0.9
19.000  -  19.499                 0.8                      *
19.500  -  19.999                   *                      *
                                 ----                   ----
        Totals:                   100                    100
                                  ===                    ===


The weighted average maximum lifetime Mortgage Interest Rate of the Variable Rate Group is approximately 14.73% per annum.


4)       Minimum Lifetime Mortgage Interest Rates of the Variable Rate Group


Minimum Lifetime         Percent by No. of     Percent by Scheduled
Mortgage Interest Rates    Mortgage Loans        Principal Balance
-----------------------  -----------------     --------------------
 3.000   -  3.499                  *                  0.6
 3.500   -  3.999                  *                    *
 4.000   -  4.499                1.6                  3.0
 4.500   -  4.999                7.8                 12.7
 5.000   -  5.499                6.9                 10.7
 5.500   -  5.999                6.6                  8.8
 6.000   -  6.499                4.0                  5.0
 6.500   -  6.999                7.3                  7.9
 7.000   -  7.499                3.2                  3.6
 7.500   -  7.999                6.9                  6.9
 8.000   -  8.499                5.1                  4.6
 8.500   -  8.999                8.4                  6.8
 9.000   -  9.499                7.5                  5.8
 9.500   -  9.999               16.1                 12.0
10.000   - 10.499                4.8                  3.3
10.500   - 10.999                8.0                  5.8
11.000   - 11.499                2.6                  1.4
11.500   - 11.999                1.6                  0.8
12.000   - 12.499                0.8                    *
12.500   - 12.999                  *                    *
                                ----                 ----
      Totals:                    100                  100
                                 ===                  ===

The weighted average minimum lifetime Mortgage Interest Rate of the Variable Rate Group is approximately 7.35% per annum. In no case will the minimum lifetime Mortgage Interest Rate be less than the Gross Margin of a Variable Rate Group Mortgage Loan.

5)       Next Interest Adjustment Date on Variable Rate Group

Interest           Percent by No. of   Percent by Scheduled
Adjustment Date       Mortgage Loans     Principal Balance
----------------   ------------------  --------------------
December 1, 1996            1.3                   1.1
January 1, 1997             2.8                   2.8
February 1, 1997           10.7                  11.7
March 1, 1997              18.5                  21.4
April 1, 1997              13.7                  17.3
May 1, 1997                 5.8                   6.9
June 1, 1997                  *                     *
July 1, 1997                0.6                   0.7
August 1, 1997              3.3                   3.5
September 1, 1997           7.7                   7.4
October 1, 1997             7.7                   7.2
November 1, 1997            5.8                   5.3
May 1, 1998                 0.6                     *
June 1, 1998                0.9                     *
July 1, 1998                1.3                   0.9
August 1, 1998              1.4                   1.3
September 1, 1998           6.6                   4.6
October 1, 1998             1.3                   1.0
April 1, 1999                 *                     *
May 1, 1999                   *                     *
July 1, 1999                  *                     *
August 1, 1999              2.3                   1.2
September 1, 1999           2.5                   1.4
October 1, 1999             2.5                   1.5
November 1, 1999            2.0                   1.3
                            ---                   ---
     Totals:                100                   100
                            ===                   ===

The weighted average next Interest Adjustment Date on the Variable Rate Group is August 1, 1997.

6)       Gross Margins on Variable Rate Group

                   Percent by No. of   Percent by Scheduled
Gross Margin (%)     Mortgage Loans    Principal Balance
----------------   -----------------   --------------------
2.750-   2.999              0.8                   0.6
3.000-   3.249              2.8                   4.2
3.250-   3.499             12.7                  21.7
3.500-   3.749              5.3                   7.3
3.750-   3.999              4.8                   5.4
4.000-   4.249              7.3                   8.5
4.250-   4.499              4.7                   4.3
4.500-   4.749              3.8                   4.6
4.750-   4.999              5.8                   6.2
5.000-   5.249              5.1                   3.3
5.250-   5.499              9.4                   6.4
5.500-   5.749              5.8                   4.7
5.750-   5.999              6.0                   5.2
6.000-   6.249              6.3                   5.2
6.250-   6.499              6.6                   4.5
6.500-   6.749              2.7                   1.9
6.750-   6.999              7.2                   4.5
7.000-   7.249              1.1                   0.5
7.250-   7.499              1.3                   0.8
7.500-   7.749                *                     *
7.750-   7.999                *                     *
                           ----                  ----
       Totals:              100                   100
                            ===                   ===


The weighted average Gross Margin of the Variable Group Rate is approximately 4.56% per annum.

7)       Remaining Term to Stated Maturity

                 Variable Rate Group    Fixed Rate Group
                 -------------------    ----------------
                 Percent  Percent by  Percent    Percent by
                by No. of  Scheduled  by No. of  Scheduled
Remaining       Mortgage   Principal  Mortgage   Principal
Terms (Months)    Loans     Balance    Loans      Balance
--------------  ---------  ---------  --------   ---------
118  -  120         --         --         *           *
175  -  179          *          *      14.5        10.9
180                 --         --       5.3         3.3
235  -  240         --         --       1.7         0.7
299  -  353        1.5        1.4       2.3         3.8
354                1.4        1.0       2.5         2.8
355                2.1        1.6       2.7         2.9
356                4.8        4.4       4.2         3.8
357               17.9       17.8       9.6        10.2
358               35.0       34.4      19.5        20.7
359               24.3       26.2      18.8        20.1
360               12.8       13.0      18.6        20.8
                  ----       ----      ----        ----
   Totals:         100        100       100         100
                   ===        ===       ===         ===


The weighted average remaining term to stated maturity of the Fixed Rate Group is approximately 331 months.

The weighted average remaining term to stated maturity of the Variable Rate Group is approximately 358 months.

8)       Original Loan-to-Value Ratios (1)

                   Variable Rate Group    Fixed Rate Group
                   -------------------    ----------------
                   Percent   Percent by  Percent    Percent by
   Original       by No. of  Scheduled   by No. of  Scheduled
Loan-to-Value     Mortgage   Principal   Mortgage   Principal
     Ratios         Loans     Balance     Loans      Balance
--------------    ---------  ----------  --------   ----------
 50.00 and below     3.9       4.8         23.5       11.7
 50.01  -  55.00     1.3       2.0          3.0        2.7
 55.01  -  60.00     4.8       5.3          4.5        6.2
 60.01  -  65.00     5.6       7.0          5.2        5.8
 65.01  -  70.00    13.1      17.1          8.7        9.5
 70.01  -  75.00    11.9      11.8         11.1       12.2
 75.01  -  80.00    31.6      30.2         24.3       29.7
 80.01  -  85.00     7.1       5.2          4.0        3.9
 85.01  -  90.00    18.8      14.9         11.1       13.5
 90.01  -  95.00     1.9       1.7          4.4        5.1
                    ----      ----         ----       ----
  Totals:            100       100          100        100
                     ===       ===          ===        ===


(1) The Loan-to-Value Ratio of a Mortgage Loan (including second lien Mortgage Loans) is equal to the ratio (expressed as a percentage) of the original Scheduled Principal Balance of the Mortgage Loan and the fair market value of the Mortgaged Premises at the time of origination. The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

The weighted average original loan-to-value ratio of the Fixed Rate Group is 71.48%.

The weighted average original loan-to-value ratio of the Variable Rate Group is 74.71%.

9)       Property Types of Mortgaged Premises

                 Variable Rate Group         Fixed Rate Group
                 -------------------         ----------------
               Percent by     Percent       Percent       Percent
                 No. of     by Scheduled    by No. of   by Scheduled
                Mortgage     Principal      Mortgage      Principal
Property Type     Loans       Balance        Loans        Balance
-------------   --------     --------       -------     ----------
Single-Family
   Detached        86.3        88.0            82.6          84.4
Single-Family
   Attached         3.2         2.4             2.9           2.3
De Minimis PUD        *           *             0.8           1.1
Planned Unit
   Development      2.6         2.6             1.7           2.0
Low Rise
   Condominium      4.6         4.0             3.9           3.0
Manufactured
   Housing            *           *             2.7           1.4
High Rise
   Condominium        *           *             0.6           0.6
Townhouse           0.6           *               *             *
2-4 Family          1.3         1.3             4.4           4.8
                   ----        ----            ----          ----
     Totals:        100         100             100           100
                    ===         ===             ===           ===

10)      Occupancy Type of Mortgaged Premises

                  Variable Rate Group       Fixed Rate Group
                  -------------------       ----------------
                  Percent   Percent by     Percent    Percent by
                 by No. of   Scheduled    by No. of    Scheduled
                 Mortgage    Principal    Mortgage     Principal
Occupancy Type(1)   Loans      Balance       Loans       Balance
----------------- --------   ---------    ---------   ----------
Primary Home        94.2       96.8         92.1         93.9
Second Home       1.61.2        1.2          1.0
Investor             4.2        2.0          6.7          5.1
                    ----       ----         ----         ----
     Totals:         100        100          100          100
                     ===        ===          ===          ===


(1) As represented by the borrowers on their Mortgage Loan applications.


11)      Mortgage Loan Purpose

                           Variable Rate Group      Fixed Rate Group
                           -------------------      ----------------
                            Percent  Percent by    Percent   Percent by
                           by No. of  Scheduled   by No. of  Scheduled
                           Mortgage   Principal   Mortgage   Principal
Loan Purpose                 Loans     Balance      Loans     Balance
------------               ---------  ----------  ---------  ----------
Purchase                     38.7       34.2        31.4       34.5
Refinance (Cash-Out)         37.8       34.8        52.8       45.8
Refinance (No Cash-Out)      23.5       31.0        15.8       19.7
                             ----       ----        ----       ----
           Totals:            100        100         100        100
                              ===        ===         ===        ===

12)      Origination Program

                     Variable Rate Group      Fixed Rate Group
                     --------------------     ----------------
                      Percent   Percent of  Percent     Percent by
                     by No. of  Scheduled   by No. of   Scheduled
                     Mortgage   Principal   Mortgage    Principal
Origination Program    Loans     Balance     Loans      Balance
-------------------  ---------  ---------   ---------   ----------
Full Documentation    68.0        63.4       60.5        52.4
Limited Documentation 22.7        27.2       25.3        32.4
Stated Income          9.3         9.4       14.2        15.3
                      ----        ----       ----        ----
           Totals:     100         100        100         100
                       ===         ===        ===         ===


13)        State Distribution of Mortgage Premises

                Variable Rate Group       Fixed Rate Group
                --------------------      ----------------
               Percent    Percent of     Percent    Percent by
              by No. of   Scheduled     by No. of   Scheduled
              Mortgage    Principal     Mortgage    Principal
 State         Loans      Balance        Loans      Balance
----------    ---------   ---------     ---------   ----------
Arizona         0.9           0.6          2.7        2.2
California     37.6          52.1         14.9       19.7
Colorado        6.3           4.9          4.1        3.7
Florida         2.9           2.7         10.8        9.9
Georgia         2.8           2.1          3.3        2.5
Illinois        3.7           3.3          2.7        3.0
Maryland        4.2           4.0          5.3        5.7
Missouri        1.7           1.1          1.7        0.9
New Jersey        *             *          1.1        1.6
Nevada          1.2           1.0          2.3        3.0
Ohio            2.4           1.6          2.6        1.9
Oklahoma        1.5           0.9          1.8        1.7
Oregon          3.3           2.1          5.7        4.7
Pennsylvania    2.7           1.4          4.4        3.8
Tennessee       1.6           0.7          3.9        3.1
Texas           2.1           1.5          3.9        4.2
Utah            5.0           3.6          6.4        4.5
Virginia        6.3           5.7          4.3        5.3
Washington      3.5           3.1          3.4        3.8
Other*         10.1           7.5         14.7       14.8
               ----           ---         ----       ----
      Total     100           100          100        100
                ===           ===          ===        ===


*Others may include: Alabama, District of Columbia, Delaware, Hawaii, Idaho, Iowa, Indiana, Kansas, Kentucky, Louisiana, Massachusetts, Maine, Michigan, Minnesota, Mississippi, Montana, Nebraska, North Carolina, New Mexico, New York, Rhode Island, South Carolina, West Virginia, Wisconsin and Wyoming.

Servicing of the Mortgage Loans

         General. The Mortgage Loans will be serviced by Meritech Mortgage Services, Inc. ("Meritech"), an affiliate of the Seller, and, as to Initial Mortgage Loans with a Scheduled Principal Balance of approximately $10 million, by Long Beach Mortgage Company ("Long Beach"; Long Beach and Meritech are referred to collectively as the "Servicers"). The Servicers are (a) HUD-approved originators and (b) approved by and in good standing with FNMA and FHLMC. The Servicers will provide customary servicing functions with respect to the Mortgage Loans pursuant to Servicing Agreements among the Seller, each Servicer and the Master Servicer. Among other things, each Servicer is obligated under certain circumstances to advance delinquent payments of principal and interest with respect to the Mortgage Loans and to pay Month-End Interest with respect to Mortgage Loans serviced by it. Each Servicing Agreement requires each related Servicer to obtain approvals of the Master Servicer with respect to certain servicing activities. See "SERVICING OF THE MORTGAGE LOANS" in the Prospectus.

         Meritech Loan Servicing Activities. Meritech commenced its servicing operations in 1960 and operated under the name Cram Mortgage Service, Inc. prior to September 1994. The principal offices of Meritech are located in Fort Worth, Texas.

         As of September 30, 1996, Meritech serviced a portfolio of approximately 16,410 one- to- four family residential mortgage loans totalling approximately $1,775 million. The following tables set forth certain unaudited information concerning the delinquency experience (including loans in foreclosure) and mortgage loans foreclosed with respect to Meritech's conventional loan servicing portfolio as of the end of the indicated period. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until 30 days past due on a contractual basis.


                                   Percentage of Total                Percentage of Total                 Percentage of Total
                                     Portfolio as of                    Portfolio as of                     Portfolio as of
                                    September 30, 1996                 December 31, 1995                   December 31, 1994
                              ----------------------------        ---------------------------         ---------------------------
                                   By           By Dollar            By             By Dollar            By            By Dollar
                                 No. of         Amount of          No. of           Amount of          No. of          Amount of
                                  Loans           Loans             Loans             Loans             Loans            Loans
                              -----------     ------------        ---------      ------------         ----------    -------------
Period of delinquency
 (including loans in
 foreclosure)
30 to 59 days                        2.07%            1.71%             3.56%             3.25%             2.18%             1.75%
60 to 89 days                        0.82             0.76              0.65              0.71              0.28              0.14
90 days or more                      1.26             1.44              1.57              2.30              0.40              0.21
Percentage of Total
 Portfolio Delinquent(1)             4.16             3.92              5.79              6.27              2.87              2.12
Percentage of Total
 Portfolio Foreclosed                0.68             0.94              0.73              0.99              0.71              0.41


------------------------------------

(1)Totals may not sum due to rounding.

         The above statistics represent the recent experience of Meritech. There can be no assurance, however, that the delinquency and foreclosure experience of the Mortgage Loans will be comparable. In addition, the foregoing statistics are based on all the one- to four-family residential mortgage loans in Meritech's servicing portfolio, including mortgage loans with a variety of payment and other characteristics, including geographic locations and underwriting standards. Not all the mortgage loans in Meritech's servicing portfolio constitute non-conforming credits. Accordingly, there can be no assurance that the delinquency and foreclosure experience of the Mortgage Loans in the future will correspond to the future delinquency and foreclosure experience of Meritech's one- to- four family conventional residential mortgage loan servicing portfolio. The actual delinquency and foreclosure experience of the Mortgage Loans will depend, among other things, upon the value of real estate securing such Mortgage Loans and the ability of borrowers to make required payments.

         Long Beach Servicing Activities. Long Beach is a Delaware corporation incorporated in June 1994, which succeeded to the mortgage banking business formerly conducted by Long Beach Bank, F.S.B., a federally chartered savings bank (the "Bank"), including all operating systems, computers, files and substantially all personnel maintained and utilized by the Bank in its mortgage banking operations prior to its reorganization.

         The principal business of Long Beach is originating, purchasing, selling and servicing residential real estate loans secured by one- to four-family properties ("single-family") and multi-family properties containing five or more units ("multi-family"). The initial working capital for Long Beach's operations was provided by Long Beach Financial Services Company. Its principal sources of funds are anticipated to be sales of loans and mortgage-backed securities, bank lines of credit, term loans and other borrowings. At June 30, 1996, Long Beach had 112 offices, consisting of 41 loan origination centers located in California and 71 loan origination centers located throughout the rest of the United States.

         Long Beach originates single-family and multi-family real estate loans through referrals from mortgage brokerage companies and through its network of offices and loan origination centers. Long Beach also participates in secondary market activities by originating and selling mortgage loans, participations in loans, or mortgage-backed securities in the secondary market, generally retaining loan servicing.

         Generally, Long Beach services all the mortgage loans it originates whether those loans are sold or retained in its portfolio. Servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagors, and supervising foreclosure in the event of unremedied defaults. Long Beach's servicing activities are audited regularly by its internal auditors and examined periodically by applicable regulatory authorities. Certain financial records of Long Beach relating to its loan servicing activities are reviewed annually as part of the audit of Long Beach's financial statements conducted by its independent accountants.

Servicing and Other Compensation and Payment of Expenses; Repurchase

         The Servicing Fee Rate applicable to each Mortgage Loan equals one twelfth of a fixed percentage per annum of the Scheduled Principal Balance of such Mortgage Loan with respect to each Distribution Date. As of the Cut-Off Date, the weighted average Servicing Fee Rate for the Statistical Mortgage Loans in the Fixed Rate Group is approximately 0.33% per annum and the weighted average Servicing Fee Rate for Statistical Mortgage Loans in the Variable Rate Group is approximately 0.43% per annum. In addition, late payment fees with respect to the Mortgage Loans, and any interest or other income earned on collections with respect to the Mortgage Loans pending remittance to the Asset Proceeds Account, will be paid to or retained by each Servicer as additional servicing compensation. Each Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Loans and expenses incurred by each Servicer in connection with its responsibilities under the related Servicing Agreement. With the consent of the Certificate Insurer, each Servicer may transfer its servicing to successor servicers that meet the criteria for servicers approved by the Rating Agencies.

         Each Servicer and/or the Seller will have the right, but not the obligation, to repurchase from the Trust any Mortgage Loan delinquent as to three consecutive scheduled payments, at a price equal to the unpaid principal balance thereof plus accrued interest thereon.

Advances and Month End Interest

         Prior to each Distribution Date, each Servicer is, and any successor servicer will be, obligated to advance its own funds with respect to delinquent payments of principal and interest on the Mortgage Loans, net of the Servicing Fees with respect to any Mortgage Loan for which it is making an advance, unless the Master Servicer deems such advance "non-recoverable". Advances of principal and interest will be deemed by the Master Servicer to be non-recoverable only to the extent such amounts are not reimbursable from late collections, Insurance Proceeds, Liquidation Proceeds and other assets of the Trust. Any failure by a Servicer to make any such required advance will constitute an event of default under the related Servicing Agreement. If a Servicer fails to make a required advance of principal and interest, the Master Servicer will be obligated to make such advance. Neither Servicer nor the Master Servicer will be required to make an advance of principal and interest that the Master Servicer deems nonrecoverable. The total advance obligations of the Master Servicer may be subject to a dollar limitation that is acceptable to the Rating Agencies and the Certificate Insurer as set forth in the Agreement. See "SERVICING OF MORTGAGE LOANS -- Advances" in the Prospectus.

         In addition, each Servicer will be required to deposit in its Custodial Account on or before each Remittance Date (the 21st day of each month or the preceding business day if such 21st day is not a business day), an amount equal to Month End Interest with respect to the preceding Prepayment Period but only to the extent of the Servicing Fee payable with respect to the Remittance Date. "Month End Interest" means, with respect to any Mortgage Loan liquidated or prepaid in full during a Prepayment Period (the period from and including the 18th day of a month to and including the 17th day of the following month), the difference between the interest that would have been paid on such Mortgage Loan through the last day of the month in which such liquidation or prepayment occurred and interest actually received by the applicable Servicer with respect to such Mortgage Loan, in each case net of the Servicing Fee (except that Month End Interest does not accrue with respect to a prepayment of a Mortgage Loan or to liquidation proceeds during the period from the first day of a month through the last day of the Prepayment Period ending during such month). The Master Servicer is not obligated to pay Month End Interest.

The Master Servicer

         Texas Commerce Bank National Association will act as master servicer of both Mortgage Loan Groups (in such capacity, the "Master Servicer"). The Master Servicer has limited experience master servicing mortgage loans. The Master Servicer will supervise the servicing of the Mortgage Loans, provide certain reports to the Trustee regarding the Mortgage Loans, make advances to the extent described herein with respect to the Mortgage Loans if the Servicer fails to make a required advance and appoint a successor servicer, with the consent of or at the direction of the Certificate Insurer, if a Servicer is terminated. The Master Servicer is entitled to a monthly fee with respect to the Mortgage Loans (the "Master Servicing Fee"), payable on each Distribution Date, in the amount equal to one-twelfth of 0.032% per annum (the "Master Servicing Fee Rate") multiplied by the Scheduled Principal Balance of such Mortgage Loan on the first day of the Due Period with respect to each Distribution Date. The Master Servicer will pay the Trustee and the Custodian their monthly fees out of the Master Servicing Fee.

                      PREPAYMENT AND YIELD CONSIDERATIONS

         The weighted average life of, and, if purchased at other than par, the yield to maturity on each Class of the Class A Certificates will be directly related to the rate of payment of principal of the Mortgage Loans in the related Mortgage Loan Group, including payments in full of Mortgage Loans in the related Mortgage Loan Group prior to stated maturity, liquidations due to defaults, casualties and condemnations, and repurchases of Mortgage Loans in the related Mortgage Loan Group by the Seller. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Class A Certificates. The Seller does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a Certificate until each dollar of principal of such Certificate will be repaid to the investor. As described above, the weighted average life and yield to maturity (if purchased at a price other than par) of each class of the Class A Certificates will be influenced by the rate at which principal payments on the Mortgage Loans in the related Mortgage Loan Group are paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, liquidations due to default or early termination of the Trust) and will also be significantly influenced by the amount of excess spread generated by the Mortgage Loans and applied in reduction of the Certificate Principal Balances of such Certificates. The level of excess spread available on any Distribution Date to be applied in reduction of the Certificate Principal Balances of the Class A Certificates will be influenced by, among other factors, (i) the overcollateralization level of the assets in the Trust at such time (i.e., the extent to which interest on the Mortgage Loans is accruing on a higher Scheduled Principal Balance than the Certificate Principal Balance of the Certificates);
(ii) the delinquency and default experience of the Mortgage Loans (i.e., excess spread will be applied to shortfalls on the Certificates before it is distributed in reduction of the Certificate Principal Balances thereof); (iii) the level of One Month LIBOR and the indices for the Variable Rate Mortgage Loans (i.e., excess spread is largely a function of the extent to which the values of the indices applicable to the Variable Rate Mortgage Loans plus the applicable gross margin exceed the Variable Pass-Through Rate); and (iv) the provisions of the Agreement that permit excess spread to be distributed to Subordinated Certificateholders when required overcollateralization levels have been met. To the extent that greater amounts of excess spread are distributed in reduction of the Certificate Principal Balances of a Class of Class A Certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of excess spread distributed at any time or in the aggregate. See "DESCRIPTION OF THE CLASS A CERTIFICATES -- Overcollateralization and Crosscollateralization Provisions" in this Prospectus Supplement.

Mandatory Prepayment

         If not all the Original Pre-Funded Amount is used to acquire Subsequent Mortgage Loans for inclusion in the Fixed Rate Group or the Variable Rate Group, then the Holders of the Fixed Rate Certificates and/or Variable Rate Certificates then entitled to receive payments of principal will receive a partial prepayment on the Distribution Date immediately following the end of the Funding Period (not later than February 25, 1997).

         Although no assurances can be given, the Seller expects that the principal amount of Subsequent Mortgage Loans sold to the Trust for inclusion in the Fixed Rate Group and the Variable Rate Group will require the application of substantially all the amount on deposit in the Pre-Funding Account and that there should be no material principal prepaid to the Holders of the Fixed Rate Certificates or Variable Rate Certificates.

Prepayments and Yields for Class A Certificates

         Generally, if purchased at other than par, the yield to maturity on a Class A Certificate will be affected by the rate of the payment of principal of the Mortgage Loans in the related Mortgage Loan Group. If the actual rate of payments on the Mortgage Loans in a Mortgage Loan Group is slower than the rate anticipated by an investor who purchases a Class A Certificate of the related Class at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans in a Mortgage Loan Group is faster than the rate anticipated by an investor who purchases a Class A Certificate of the related Class at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

         All the Mortgage Loans in the Fixed Rate Group are fixed rate Mortgage Loans. The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

         All the Mortgage Loans in the Variable Rate Group are adjustable rate mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Nevertheless, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience. The Seller does not believe that data compiled by FNMA or FHLMC is representative of the types of borrowers included in the Seller's lending program and cannot assure that such prepayment experience is relevant to the Mortgage Loans contained in the Variable Rate Group.

         The "Last Scheduled Distribution Date" for the Class A-1, Class A-2, Class A-3 and Class A-4 and Class A-5 Certificates is July 25, 2012, November 25, 2020, September 25, 2022, July 25, 2024, and July 25, 2026, respectively, which are the dates on which the Certificate Principal Balance thereof would be reduced to zero assuming, among other things, that no prepayments are received on the Mortgage Loans in the Fixed Rate Group and that scheduled monthly payments of principal of and interest on each of such Mortgage Loans are timely received and that no Total Monthly Excess Cashflow is used to make accelerated payments of principal to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-5 Certificates. The Last Scheduled Distribution Date for the Class A-6 Certificate is November 25, 2026, notwithstanding that certain Mortgage Loans have scheduled payment dates after such Last Scheduled Distribution Date. The actual final Distribution Date with respect to each Class of Class A Certificates could occur significantly earlier than the Last Scheduled Distribution Date because (i) prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof,
(ii) excess interest to the extent available will be applied as an accelerated payment of principal on the Class A Certificates up to the Specified Subordinated Amount for each Class and (iii) the holders of a majority of the Subordinated Certificates or, in limited circumstances, the Certificate Insurer, may purchase all the Mortgage Loans when the aggregate outstanding Scheduled Principal Balances of the Mortgage Loans in the Trust has declined to 10% or less of the Maximum Collateral Amount.

         Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The model used in this Prospectus Supplement ("Home Equity Prepayment" or "HEP") is a prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 21% HEP, which represents Scenario IV for the Fixed Rate Group, assumes prepayment rates of 2.1% per annum of the then outstanding principal balance of the related Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.1% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Mortgage Loans, 21% HEP assumes a constant prepayment rate of 21% per annum. Similarly, 23% HEP, which represents Scenario IV for the Variable Rate Group, assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the related Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.3% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Mortgage Loans, 23% HEP assumes a constant prepayment rate of 23% per annum. As used in the table below, 0% Prepayment Assumption (Scenario I for each Group below) assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e., no prepayments on the mortgage loans having the characteristics described below. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related Mortgage Loans.

         The following tables have been prepared on the basis of the following assumptions (collectively, the "Modeling Assumptions"): (i) the Mortgage Loans of the related Mortgage Loan Groups prepay at the indicated percentage of the related Prepayment Assumption; (ii) distributions on the Class A Certificates are received, in cash, on the 25th day of each month, commencing December 26, 1996, in accordance with the payment priorities defined herein; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur; (iv) scheduled payments are assumed to be received on the first day of each Due Period commencing in December 1996, and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each Prepayment Period, commencing December 26, 1996, and include 30 days' interest thereon; (v) the level of Six-Month LIBOR remains constant at 5.5391%; (vi) the level of One Year CMT remains constant at 5.440%; (vii) the Variable Rate Pass- Through Rate remains constant at 5.615% per annum; (viii) the Closing Date for the Certificates is December 5, 1996;
(ix) all the Original Pre-Funded Amount is applied to acquired Subsequent Mortgage Loans on December 31, 1996; (x) the Mortgage Interest Rate for each Mortgage Loan in the Variable Rate Group is adjusted on its next Mortgage Interest Rate change date (and on subsequent Mortgage Interest Rate change dates, if necessary) to equal the sum of (a) the assumed level of the applicable index and (b) the respective gross margin (such sum being subject to the applicable periodic adjustment caps and floors); (xi) overcollateralization levels are initially set as specified in the Agreement, and thereafter decrease in accordance with the provisions of the Agreement; (xii) prepayments are stated as a percentage of the related Group's Prepayment Assumption each as stated in the "Prepayment Scenario" table below; (xiii) the optional termination is exercised; and (xiv) each Mortgage Loan Group consists of Mortgage Loans having the approximate characteristics described below:

                                                                FIXED RATE GROUP

                                                                      Original      Remaining      Original      Remaining
 Amortization          Current                           Net        Amortization   Amortization     Term to       Term to   Balloon
  Methodology          Balance            WAC            WAC            Term           Term        Maturity      Maturity    Date
 -------------        ---------           ---            ---           ------         ------       --------      --------    ----
     Level         $16,839,368.65         9.894%         9.570%         180            178            180           178
     Level          10,683,399.97(1)      9.931          9.604(3)       331            331            331           331
     Level          24,591,933.26(2)      9.931          9.604(3)       331            331            331           331
     Level          98,415,406.37         9.963          9.628          358            356            358           356
15 Year Balloon      7,064,636.37        11.251         10.848          360            358            180           178      9/1/11
15 Year Balloon        670,187.66(1)     11.251         10.848(3)       360            360            180           180     11/1/11
15 Year Balloon      1,563,771.21(2)     11.251         10.848(3)       360            360            180           180     11/1/11


                                                             VARIABLE RATE GROUP

Six Month LIBOR Loans

                                           Original    Remaining              Initial
     Current                      Net      Term to      Term to      Gross   Periodic    Periodic      Net         Net      Next
     Balance           WAC        WAC      Maturity    Maturity     Margin      Cap        Cap       Life Cap     Floor     Reset
     -------          -----      -----     --------    --------     ------     -----      -----      --------     -----     -----
$30,794,649.08        7.879%      7.458%       359        356       4.271%     1.121%      1.121%     13.790%     6.299%    2/1/97
 42,372,083.94        7.870       7.449        360        358       4.298      1.092       1.092      13.728      6.266     3/1/97
 60,453,227.33        8.311       7.888        360        359       4.803      1.012       1.012      14.032      6.854     4/1/97
 11,518,520.58(1)     7.959       7.545(3)     360        360       4.352      1.069       1.069      13.799      6.324     4/1/97
 26,876,548.02(2)     7.959       7.545(3)     360        360       4.352      1.069       1.069      13.799      6.324     4/1/97
 22,936,904.19        9.751       9.254        360        358       5.456      3.000       1.171      15.587      9.254     8/1/98
  1,654,154.22(1)     9.732       9.236(3)     360        360       5.474      3.000       1.225      15.674      9.236    10/1/98
  3,859,693.18(2)     9.732       9.236(3)     360        360       5.474      3.000       1.225      15.674      9.236    10/1/98
 11,357,973.53       10.485      10.013        360        358       5.121      3.000       1.030      16.738      9.714     9/1/99
  1,077,475.66(1)    10.485      10.013(3)     360        360       5.121      3.000       1.030      16.738      9.714    10/1/99
  2,514,109.87(2)    10.485      10.013(3)     360        360       5.121      3.000       1.030      16.738      9.714    10/1/99



One Year CMT Loans
                                                                                 Initial
     Current                          Net      Original   Remaining    Gross    Periodic   Periodic      Net       Net        Next
     Balance            WAC           WAC        Term        Term     Margin       Cap       Cap       Life Cap   Floor      Reset
     -------           -----         -----      ------      ------    ------      -----     -----      --------   -----      -----
 $47,860,175.94        8.569%        8.150%       360        359        4.640%     1.994%    1.994%     14.512%    6.935%   10/1/97
   4,540,261.91(1)     8.569         8.150(3)     360        360        4.640      1.994     1.994      14.512     6.935    10/1/97
  10,593,944.46(2)     8.569         8.150(3)     360        360        4.640      1.994     1.994      14.512     6.935    10/1/97

---------------------

(1) Assumes transfer to the Trust in December 1996 with monthly payments calculated thereafter using the assumed characteristics set forth above.

(2) Assumes transfer to the Trust in January 1997 with monthly payments calculated thereafter using the assumed characteristics set forth above.

(3) For any accrual period before transfer to the Trust interest is calculated on the current balance at the Net WAC.


                              PREPAYMENT SCENARIOS

                                  Scenario I      Scenario II      Scenario III       Scenario IV       Scenario V      Scenario VI
                                  ----------      -----------      ------------       -----------       ----------      -----------
Fixed Rate Group (HEP):                   0%          10%               15%                   21%           27%                30%
Variable Rate Group (HEP):                0%          10%               15%                   23%           27%                30%

         The following tables set forth the percentages of the initial principal amount of the Class A Certificates that would be outstanding after each of the dates shown, based on prepayment scenarios described in the table entitled "Prepayment Scenarios." The percentages have been rounded to the nearest 1%. Asterisks (*) in the following tables indicate values between 0.0% and 0.5%.

               PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                           Class A-1                                                   Class A-2
                                           Scenario                                                    Scenario
                  -------------------------------------------------       -------------------------------------------------------

Payment Date      I        II       III       IV      V        VI         I           II          III       IV        V        VI
                  -        --       ---       --      -        --         -           --          ---       --        -        --

Initial         100       100      100       100      100       100        100          100        100       100      100      100
11/25/97         93        73       63        50       38        32        100          100        100       100      100      100
11/25/98         90        44       22         0        0         0        100          100        100        97       70       57
11/25/99         87        18        0         0        0         0        100          100         86        49       16        2
11/25/00         84         0        0         0        0         0        100           94         52        11        0        0
11/25/01         80         0        0         0        0         0        100           69         24         0        0        0
11/25/02         76         0        0         0        0         0        100           47          1         0        0        0
11/25/03         71         0        0         0        0         0        100           28          0         0        0        0
11/25/04         66         0        0         0        0         0        100           11          0         0        0        0
11/25/05         61         0        0         0        0         0        100            0          0         0        0        0
11/25/06         55         0        0         0        0         0        100            0          0         0        0        0
11/25/07         48         0        0         0        0         0        100            0          0         0        0        0
11/25/08         40         0        0         0        0         0        100            0          0         0        0        0
11/25/09         32         0        0         0        0         0        100            0          0         0        0        0
11/25/10         23         0        0         0        0         0        100            0          0         0        0        0
11/25/11          3         0        0         0        0         0        100            0          0         0        0        0
11/25/12          0         0        0         0        0         0         92            0          0         0        0        0
11/25/13          0         0        0         0        0         0         83            0          0         0        0        0
11/25/14          0         0        0         0        0         0         74            0          0         0        0        0
11/25/15          0         0        0         0        0         0         64            0          0         0        0        0
11/25/16          0         0        0         0        0         0         52            0          0         0        0        0
11/25/17          0         0        0         0        0         0         40            0          0         0        0        0
11/25/18          0         0        0         0        0         0         26            0          0         0        0        0
11/25/19          0         0        0         0        0         0         11            0          0         0        0        0
11/25/20          0         0        0         0        0         0          0            0          0         0        0        0
11/25/21          0         0        0         0        0         0          0            0          0         0        0        0
11/25/22          0         0        0         0        0         0          0            0          0         0        0        0
11/25/23          0         0        0         0        0         0          0            0          0         0        0        0
11/25/24          0         0        0         0        0         0          0            0          0         0        0        0
11/25/25          0         0        0         0        0         0          0            0          0         0        0        0
11/25/26          0         0        0         0        0         0          0            0          0         0        0        0
11/25/27          0         0        0         0        0         0          0            0          0         0        0        0
Weighted
Average Life
Years(1)          9.6     1.8      1.3       1.0      0.9       0.8       19.9          6.0        4.2       3.0      2.4      2.2




                                             Class A-3
                                             Scenario
                     -----------------------------------------------------

Payment Date         I           II        III       IV       V         VI
                     -           --        ---       --       -         --

Initial               100       100       100       100      100        100
11/25/97              100       100       100       100      100        100
11/25/98              100       100       100       100      100        100
11/25/99              100       100       100       100      100        100
11/25/00              100       100       100       100       40          1
11/25/01              100       100       100        51        0          0
11/25/02              100       100       100         0        0          0
11/25/03              100       100        47         0        0          0
11/25/04              100       100         0         0        0          0
11/25/05              100        86         0         0        0          0
11/25/06              100        47         0         0        0          0
11/25/07              100        12         0         0        0          0
11/25/08              100         0         0         0        0          0
11/25/09              100         0         0         0        0          0
11/25/10              100         0         0         0        0          0
11/25/11              100         0         0         0        0          0
11/25/12              100         0         0         0        0          0
11/25/13              100         0         0         0        0          0
11/25/14              100         0         0         0        0          0
11/25/15              100         0         0         0        0          0
11/25/16              100         0         0         0        0          0
11/25/17              100         0         0         0        0          0
11/25/18              100         0         0         0        0          0
11/25/19              100         0         0         0        0          0
11/25/20               86         0         0         0        0          0
11/25/21               36         0         0         0        0          0
11/25/22                0         0         0         0        0          0
11/25/23                0         0         0         0        0          0
11/25/24                0         0         0         0        0          0
11/25/25                0         0         0         0        0          0
11/25/26                0         0         0         0        0          0
11/25/27                0         0         0         0        0          0
Weighted
Average Life
Years(1)             24.7      10.0       7.0       5.1      3.9        3.5


-----------------------------
(1)      The weighted average life of the Class A Certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Class A Certificates.

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                           Class A-4                                                      Class A-5
                                           Scenario                                                       Scenario
                  --------------------------------------------------------               -----------------------------------------


Payment Date      I         II         III        IV         V          VI       I        II       III      IV       V          VI
                  -         --         ---        --         -          --       -        --       ---      --       -          --
Initial          100       100        100        100        100        100      100      100      100       100       100      100
11/25/97         100       100        100        100        100        100      100      100      100       100       100      100
11/25/98         100       100        100        100        100        100      100      100      100       100       100      100
11/25/99         100       100        100        100        100        100      100      100      100       100       100      100
11/25/00         100       100        100        100        100        100      100      100      100       100       100      100
11/25/01         100       100        100        100         69         40      100      100      100       100       100      100
11/25/02         100       100        100         90         23          0      100      100      100       100       100       98
11/25/03         100       100        100         49          0          0      100      100      100       100        89        0
11/25/04         100       100        100         16          0          0      100      100      100       100         0        0
11/25/05         100       100         67          0          0          0      100      100      100        90         0        0
11/25/06         100       100         40          0          0          0      100      100      100         0         0        0
11/25/07         100       100         16          0          0          0      100      100      100         0         0        0
11/25/08         100        84          0          0          0          0      100      100       96         0         0        0
11/25/09         100        60          0          0          0          0      100      100       78         0         0        0
11/25/10         100        39          0          0          0          0      100      100        0         0         0        0
11/25/11         100        15          0          0          0          0      100      100        0         0         0        0
11/25/12         100         0          0          0          0          0      100       98        0         0         0        0
11/25/13         100         0          0          0          0          0      100       84        0         0         0        0
11/25/14         100         0          0          0          0          0      100       72        0         0         0        0
11/25/15         100         0          0          0          0          0      100        0        0         0         0        0
11/25/16         100         0          0          0          0          0      100        0        0         0         0        0
11/25/17         100         0          0          0          0          0      100        0        0         0         0        0
11/25/18         100         0          0          0          0          0      100        0        0         0         0        0
11/25/19         100         0          0          0          0          0      100        0        0         0         0        0
11/25/20         100         0          0          0          0          0      100        0        0         0         0        0
11/25/21         100         0          0          0          0          0      100        0        0         0         0        0
11/25/22          83         0          0          0          0          0      100        0        0         0         0        0
11/25/23          32         0          0          0          0          0      100        0        0         0         0        0
11/25/24           0         0          0          0          0          0       78        0        0         0         0        0
11/25/25           0         0          0          0          0          0        0        0        0         0         0        0
11/25/26           0         0          0          0          0          0        0        0        0         0         0        0
11/25/27           0         0          0          0          0          0        0        0        0         0         0        0
Weighted
Average Life
Years(1)        26.7      13.5        9.7        7.1        5.5        4.9     28.4     18.0     13.1       9.1       7.4      6.6




                                                Class A-6
                                                Scenario
                        ------------------------------------------------------


Payment Date            I          II         III       IV        V        VI
                        -          --         ---       --        -        --
Initial                100        100       100        100       100      100
11/25/97                97         90        87         81        79       76
11/25/98                97         81        73         62        56       53
11/25/99                96         72        61         47        41       36
11/25/00                95         64        51         36        29       25
11/25/01                94         57        43         27        21       18
11/25/02                93         50        36         21        15       12
11/25/03                93         45        31         16        11        0
11/25/04                91         40        26         12         0        0
11/25/05                90         35        22          9         0        0
11/25/06                89         31        18          0         0        0
11/25/07                87         28        15          0         0        0
11/25/08                86         25        13          0         0        0
11/25/09                84         22        10          0         0        0
11/25/10                82         19         0          0         0        0
11/25/11                80         17         0          0         0        0
11/25/12                77         15         0          0         0        0
11/25/13                74         13         0          0         0        0
11/25/14                71         11         0          0         0        0
11/25/15                68          0         0          0         0        0
11/25/16                64          0         0          0         0        0
11/25/17                60          0         0          0         0        0
11/25/18                56          0         0          0         0        0
11/25/19                51          0         0          0         0        0
11/25/20                45          0         0          0         0        0
11/25/21                39          0         0          0         0        0
11/25/22                33          0         0          0         0        0
11/25/23                26          0         0          0         0        0
11/25/24                18          0         0          0         0        0
11/25/25                 0          0         0          0         0        0
11/25/26                 0          0         0          0         0        0
11/25/27                 0          0         0          0         0        0
Weighted
Average Life
Years(1)              20.9        7.6       5.4        3.6       3.0      2.7

-----------------------------

(1)      The weighted average life of the Class A Certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Class A Certificates.

         There is no assurance that prepayments will occur, or, if they do occur, that they will occur at any constant percentage or in accordance with any of the aforementioned Prepayment Assumptions.

Payment Delay Feature of Fixed Rate Certificates

         The effective yield to the Holders of the Fixed Rate Certificates will be lower than the yield otherwise produced by the related Fixed Rate Certificate Pass-Through Rate and the purchase price of such Certificates because principal and interest distributions will not be payable to such holders until at least the 25th day of the month following the month of accrual (without any additional distributions of interest or earnings thereon in respect of such delay).


                    DESCRIPTION OF THE CLASS A CERTIFICATES

General

         The Certificates will consist of the Fixed Rate Certificates, the Variable Rate Certificates and the Subordinated Certificates. The Certificates will be issued by Saxon Asset Securities Trust 1996-2, pursuant to the Agreement. Only the Class A Certificates are offered hereby. The Subordinated Certificates will be retained by the Seller and are not being offered hereby.

         Persons in whose name Certificates are registered in the Register maintained by the Certificate Registrar are the "Holders" of the Certificates. For so long as the Class A Certificates are in book-entry form with DTC, the only "Holder" of the Class A Certificates as the term "Holder" is used in the Agreement will be Cede & Co., a nominee of DTC. No Beneficial Holders will be entitled to receive a definitive certificate representing such person's interest in the Trust, except in the event that physical Certificates are issued under limited circumstances set forth in the Agreement. All references herein to the Holders of Class A Certificates shall mean and include the rights of Holders as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the Agreement.

         As described under "THE MORTGAGE LOAN POOL" in this Prospectus Supplement, the Mortgage Loan Pool is divided into the Fixed Rate Group, which contains Mortgage Loans having fixed rates of interest, and the Variable Rate Group, which contains Mortgage Loans having variable rates of interest. On each Distribution Date, the Fixed Rate Certificates and Variable Rate Certificates will evidence the right to receive the related Class A Distribution Amount.

         Any Deficiency Amount (as defined herein) is insured by the Certificate Insurer pursuant to, and subject to the terms of, the Certificate Insurance Policies. See "THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER" in this Prospectus Supplement.

Available Funds

         The Agreement requires that the Trustee create an Asset Proceeds Account, to be established as an "Eligible Account" (the "Asset Proceeds Account"). All funds in the Asset Proceeds Account shall be invested and reinvested for the benefit of the Holders of the Certificates and the Certificate Insurer, as directed by the Master Servicer, in Permitted Investments (as defined in the Agreement). See "THE AGREEMENT -- Administration of Accounts" in the Prospectus.

         One business day prior to the related Distribution Date (or, if such day is not a business day, the immediately preceding business day) (the "Master Servicer Remittance Date") the Master Servicer is required to withdraw from the Master Servicer Custodial Account and remit to the Asset Proceeds Account an amount equal to the Available Funds with respect to each Group. The "Available Funds" with respect to each Group and Distribution Date are equal to the sum of the related Interest Funds and the related Principal Funds and any amounts transferred from the Capitalized Interest Fund with respect to such Group in each case for such Distribution Date.

         The "Interest Funds" with respect to each Mortgage Loan Group and Master Servicer Remittance Date are equal to the sum, without duplication, of
(i) all scheduled interest collected by the Servicers during the related Due Period less the related Servicing Fee and Master Servicing Fee, (ii) all Advances relating to interest, (iii) all Month End Interest and (iv) Liquidation Proceeds (to the extent such Liquidation Proceeds relate to interest) less all nonrecoverable Advances relating to interest and certain expenses reimbursed during the related Due Period.

         The "Principal Funds" with respect to each Mortgage Loan Group and Master Servicer Remittance Date are equal to the sum, without duplication, of
(i) the scheduled principal actually collected by the Servicers during the related Due Period or advanced on or before such Master Servicer Remittance Date, (ii) prepayments collected by the Servicers in the related Prepayment Period, (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller, to the extent such Scheduled Principal Balance was actually deposited in the Master Servicer Custodial Account on the related Master Servicer Remittance Date, (iv) any Substitution Shortfall (the amount, if any, by which the aggregate unpaid principal balance of any substitute Mortgage Loans is less than the aggregate unpaid principal balance of any deleted Mortgage Loans) delivered by the Seller in connection with a substitution of a Mortgage Loan, to the extent such Substitution Shortfall was actually deposited in the Master Servicer Custodial Account on such Master Servicer Remittance Date, (v) all Liquidation Proceeds collected by the Servicer during the related Due Period (to the extent such Liquidation Proceeds related to principal) to the extent such Liquidation Proceeds were actually deposited in the Master Servicer Custodial Account on such Master Servicer Remittance Date, less all non-recoverable Advances relating to principal reimbursed during the related Due Period and (vi) with respect to the Distribution Date immediately following the end of the Funding Period, the Pre-Funded Amount, if any.

Distributions

         General. Distributions on each Class of the Class A Certificates will be made on each Distribution Date to Holders of each Class of the Class A Certificates as of the immediately preceding Record Date in an amount equal to the product of such Holder's Percentage Interest and the related Class A Distribution Amount (as defined below) on such Distribution Date. The "Percentage Interest" represented by any Class A Certificate will be equal to the percentage obtained by dividing the initial Certificate Principal Balance of such Class A Certificate by the initial Certificate Principal Balance of all Certificates of the same Class.

         Distributions to the Fixed Rate and Variable Rate Certificates will be made on each Distribution Date from the related Available Funds, except to the extent described below. The Class A Distribution Amount relating to each Mortgage Loan Group for each Distribution Date (to the extent funds are available therefor) shall be allocated in the following amounts and in the following order of priority:

         (i) First, to the Holders of the Fixed Rate and Variable Rate Certificates, the Class A Current Interest (including any such interest remaining unpaid from previous Distribution Dates) on a pro rata basis without any priority among such Class A Certificates; and

         (ii) Second, to the Holders of the Fixed Rate and Variable Rate Certificates, the Class A Principal Distribution Amount (as defined below under "Distributions of Principal") for the applicable Mortgage Loan Group until the Certificate Principal Balance thereof is reduced to zero; provided, however, any such amounts payable to the Fixed Rate Certificates will be payable first to the Class A-1 Certificates, until the Certificate Principal Balances thereof have been reduced to zero, then to the Class A-2 Certificates until the Certificate Principal Balances thereof have been reduced to zero, then to the Class A-3 Certificates until the Certificate Principal Balances thereof have been reduced to zero, then to the Class A-4 Certificates until the Certificate Principal Balances thereof have been reduced to zero, and then to the Class A-5 Certificates.

         Distributions of Interest. On each Distribution Date, the interest due with respect to the Fixed Rate Certificates will be the interest which has accrued thereon at the related Pass-Through Rate during the calendar month immediately preceding the calendar month in which such Distribution Date occurs; and the interest due with respect to the Variable Rate Certificates will be the interest which has accrued thereon at the then applicable Variable Rate Pass-Through Rate from and including the preceding Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date. Each period referred to in the prior sentence relating to the accrual of interest is the "Accrual Period" for the related Class of Class A Certificates and the amount of interest due on a Class of Class A Certificates on a Distribution Date less any Variable Rate Certificates Carryover is the "Class A Current Interest" for such Class of Class A Certificates on such Distribution Date.

         All calculations of interest on the Fixed Rate Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. All calculations of interest on the Variable Rate Certificates will be made on the basis of the actual number of days and a year of 360 days.

         Distributions of Principal. On each Distribution Date, the Holders of the Class A Certificates are entitled to receive monthly distributions in reduction of their Certificate Principal Balances which distributions (i) will generally reflect collections of principal in respect of the Mortgage Loans in the related Group on each Distribution Date and (ii) until certain overcollateralization levels have been reached, will include excess interest; provided, however, any such amounts payable to the Fixed Rate Certificates will be payable first to the Class A-1 Certificates, until the Certificate Principal Balances thereof have been reduced to zero, then to the Class A-2 Certificates until the Certificate Principal Balances thereof have been reduced to zero, then to the Class A-3 Certificates until the Certificate Principal Balances thereof have been reduced to zero, then to the Class A-4 Certificates until the Certificate Principal Balances thereof have been reduced to zero, and then to the Class A-5 Certificates.

         The "Class A Principal Distribution Amount" for each Mortgage Loan Group with respect to each Distribution Date shall be the lesser of:

         (x) the Total Available Funds (as defined under "-- Class A Distributions and Insured Payments") for the related Mortgage Loan Group plus any Deficiency Amount paid under the related Certificate Insurance Policy minus the related Class A Current Interest and the Certificate Insurer premium for the related Mortgage Loan Group; and

         (y)(i) the sum (without duplication) of:

         (a) the principal portion of all scheduled monthly payments on the Mortgage Loans in the related Mortgage Loan Group due during the related Due Period, to the extent actually received by the Trustee on or prior to the related Master Servicer Remittance Date or to the extent actually advanced on or prior to the related Master Servicer Remittance Date, and the principal portion of all full and partial principal prepayments made by the respective Mortgagors during the related Prepayment Period;

         (b) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group that was repurchased during the related Prepayment Period to the extent an amount representing such Scheduled Principal Balance is actually received by the Trustee on or before the related Master Servicer Remittance Date;

         (c) any Substitution Shortfall delivered in connection with a substitution of a Mortgage Loan during the related Prepayment Period to the extent an amount representing such Substitution Shortfall is actually received by the Trustee on or before the related Master Servicer Remittance Date;

         (d) all Liquidation Proceeds actually collected by the Servicers with respect to the Mortgage Loans in the related Mortgage Loan Group during the related Prepayment Period to the extent such Liquidation Proceeds relate to principal and were actually received by the Trustee on or before the related Master Servicer Remittance Date;

         (e) the amount of any Subordination Deficit with respect to such Mortgage Loan Group for such Distribution Date;

         (f) the proceeds received by the Trustee with respect to the related Mortgage Loan Group (to the extent such proceeds relate to principal) on any termination of the Trust;

         (g) the amount of any Subordination Increase Amount with respect to such Mortgage Loan Group for such Distribution Date consisting of the portion of any Total Monthly Excess Cash Flow to be applied for the accelerated payment of principal on the related Class A Certificates; and

         (h) with respect to the Distribution Date immediately following the end of the Funding Period, the Pre- Funded Amount, if any, with respect to such Mortgage Loan Group;

minus

         (ii) the amount of any Subordination Reduction Amount with respect to such Mortgage Loan Group for such Distribution Date.

         In no event will the Class A Principal Distribution Amount for any Mortgage Loan Group and Distribution Date (x) be less than zero or (y) be greater than the then outstanding Certificate Principal Balance of the related Class of Class A Certificates.

         The sum of the Class A Current Interest (including any such amounts remaining unpaid from previous Distribution Dates) and the Class A Principal Distribution Amount with respect to any Class of Class A Certificates and Distribution Date is the "Class A Distribution Amount" for such Class of Class A Certificates and Distribution Date.

         "Liquidation Proceeds" are the proceeds received in connection with the liquidation of any Mortgage Loan as a result of defaults (including any insurance or guarantee proceeds with respect thereto), less the expenses of such liquidation and any unreimbursed Advances related to such Mortgage Loan.

         A "Subordination Deficit" with respect to a Mortgage Loan Group and Distribution Date is the amount, if any, by which (x) the Certificate Principal Balance of the related Class A Certificates, giving effect to all distributions made on such Distribution Date (except any payments as to principal by the Certificate Insurer), exceeds (y) the sum of (i) the aggregate Scheduled Principal Balances of the Mortgage Loans in the related Mortgage Loan Group as of the close of the related Due Period and (ii) the amount, if any, on deposit with respect to such Mortgage Loan Group in the Pre-Funding Account less any Pre-Funding Account Earnings with respect thereto. As described herein, Insured Payments do not include Realized Losses until such time as the aggregate cumulative Realized Losses have created a Subordination Deficit, nor do Insured Payments cover any failure to make Advances until such time as the sum of the aggregate cumulative amount of such unpaid Advances and Realized Losses results in a Subordination Deficit.

Overcollateralization and Crosscollateralization Provisions

         The Agreement requires that, on each Distribution Date, Total Monthly Excess Cashflow with respect to a Mortgage Loan Group be applied as an additional payment of principal on the related Class of Class A Certificates, but only to the limited extent hereafter described. "Total Monthly Excess Cashflow" for any Distribution Date and Mortgage Loan Group equals the sum of
(i) the excess of (x) the related Interest Funds over (y) the sum of (A) the related Class A Current Interest (plus any amounts representing such interest remaining unpaid from previous Distribution Dates) and (B) the related Certificate Insurance Policy premium and (ii) the related Subordination Reduction Amount (as defined in the fifth succeeding paragraph), if any.

         Pursuant to the Agreement, on each Distribution Date each Mortgage Loan Group's Total Monthly Excess Cashflow is required to be applied in the following order:

                         (i) to fund any Available Funds Shortfall (which is equal to the excess, if any, of (x) the related Class A Distribution Amount (calculated only with respect to clause (y) of the definition of Class A Principal Distribution Amount and without any Subordination Increase Amount) with respect to such Mortgage Loan Group for such Distribution Date over (y) the Available Funds with respect to such Mortgage Loan Group for such Distribution Date) with respect to the related Mortgage Loan Group;

                        (ii) to fund any Available Funds Shortfall with respect to the other Mortgage Loan Group;

                       (iii) to pay to the Certificate Insurer all amounts owed to the Certificate Insurer with respect to the related Mortgage Loan Group, including amounts owed on account of any Insured Payments theretofore made and interest thereon (any such amount so owed to the Certificate Insurer and not theretofore paid, together with accrued interest thereon, the "Insurer Reimbursable Amount" with respect to the related Mortgage Loan Group);

                        (iv) to pay to the Certificate Insurer in respect of any Insurer Reimbursable Amount with respect to the other Mortgage Loan Group;

                         (v) to fund any required Subordination Increase Amount with respect to the related Mortgage Loan Group as a portion of the distribution of the Class A Principal Distribution Amount with respect to the related Mortgage Loan Group;

                        (vi) to fund any required Subordination Increase Amount with respect to the other Mortgage Loan Group as a portion of the distribution of the Class A Principal Distribution Amount with respect to the other Mortgage Loan Group; and

                       (vii) from the Total Monthly Excess Cashflow with respect to the Variable Rate Mortgage Loan Group, to pay the Variable Rate Certificates Carryover to the Holders of the Variable Rate Certificates.

         With respect to each Mortgage Loan Group, any remaining amount after payment of the Class A Distribution Amount and all other amounts payable from Total Monthly Excess Cashflow will be distributed to the Subordinated Certificates.

         "Subordinated Amount" means, with respect to any Mortgage Loan Group and Distribution Date, the excess of (x) the sum of (i) the aggregate Scheduled Principal Balances (minus the principal portion of all Monthly Payments due but not paid by the Borrowers as of the last day of the related Prepayment Period) of the Mortgage Loans in such Mortgage Loan Group as of the close of business on the last day of the preceding Due Period and (ii) any amount with respect to such Mortgage Loan Group on deposit in the Pre-Funding Account less any Pre-Funding Account Earnings with respect thereto over (y) the Certificate Principal Balance of the related Class of Class A Certificates as of such Distribution Date (giving effect to all distributions made on such Distribution Date other than an Insured Payment). With respect to either Mortgage Loan Group, a "Subordination Increase Amount", is the lesser of (i) the excess of (a) the related Specified Subordinated Amount over (b) the related Subordinated Amount and (ii) any amount of Total Monthly Excess Cashflow available on the applicable Distribution Date to reduce the principal amount of the related Class A Certificates. The required level of the Subordinated Amount with respect to a Mortgage Loan Group and Distribution Date is the "Specified Subordinated Amount" with respect to such Mortgage Loan Group and Distribution Date. The Agreement generally provides that the related Specified Subordinated Amount may, over time, decrease, or increase, subject to certain floors, caps and triggers.

         The application of Total Monthly Excess Cashflow to principal has the effect of accelerating the amortization of the related Class of Class A Certificates relative to the amortization of the Mortgage Loans in the related Mortgage Loan Group.

         If the required level of the Specified Subordinated Amount with respect to a Mortgage Loan Group is permitted to decrease or "step down" on a Distribution Date in the future, the Agreement provides for the related Class A Principal Distribution Amount to be reduced by the related Subordination Reduction Amount (as defined below) with the result that principal which would otherwise have been distributed to the Holders of the related Class of Class A Certificates on such Distribution Date is made available for distribution to the other Class of Class A Certificates, to the Certificate Insurer as an Insurer Reimbursable Amount or to the Holders of the Subordinated Certificates to the extent of the Excess Subordinated Amount. This has the effect of reducing the rate of amortization of the related Class of Class A Certificates relative to the amortization of the Mortgage Loans in the related Mortgage Loan Group and of reducing the related Subordinated Amount. On any Distribution Date, the Subordination Reduction Amount with respect to a Mortgage Loan Group is an amount equal to the lesser of (x) the Excess Subordinated Amount (the amount, if any, by which (i) the Subordinated Amount that would apply to the related Mortgage Loan Group on such Distribution Date after taking into account all distributions to be made on such Distribution Date (except for any distributions of related Subordination Reduction Amounts) exceeds (ii) the related Specified Subordinated Amount for such Distribution Date) and (y) the amount available for distribution on account of principal with respect to the related Class of Class A Certificates on such Distribution Date.

         Liquidation Proceeds with respect to a Mortgage Loan which are allocated to principal may be less than the principal balance of the related Mortgage Loan; the amount of any such insufficiency is a "Realized Loss." The Agreement does not require that the amount of any Realized Loss be distributed to the Holders of the related Class of Class A Certificates on the Distribution Date which immediately follows the event of loss; that is the Agreement does not require the current recovery of losses to Certificateholders. Nevertheless, the occurrence of a Realized Loss will reduce the Subordinated Amount with respect to the related Mortgage Loan Group, which, to the extent that such reduction causes the Subordinated Amount to be less than the related Specified Subordinated Amount applicable to the related Distribution Date, will require the payment of a Subordination Increase Amount on such Distribution Date (or, if insufficient funds are available on such Distribution Date, on subsequent Distribution Dates, until the Subordinated Amount equals the related Specified Subordinated Amount). The effect of the foregoing is to allocate Realized Losses to the Holders of the Subordinated Certificates by reducing, or eliminating entirely, payments of Total Monthly Excess Cashflow which such Holders would otherwise receive.

Class A Distributions and Insured Payments

         No later than three Business Days prior to each Distribution Date the Master Servicer will be required to determine "Available Funds" (as defined above under "-- Distribution Dates") with respect to each Mortgage Loan Group; and "Total Available Funds" with respect to each Mortgage Loan Group (which is equal to the Available Funds for that Mortgage Loan Group plus any amount of Total Monthly Excess Cashflow with respect to the other Mortgage Loan Group to be applied on account of that Mortgage Loan Group as described above under "-- Overcollateralization and Crosscollateralization Provisions"). If the Class A Current Interest (including any such interest remaining unpaid on previous Distribution Dates) and any Subordination Deficit with respect to a Class of the Class A Certificates for any Distribution Date exceeds the Total Available Funds (after deducting the amount necessary to pay the related premium amount to the Certificate Insurer) for the related Mortgage Loan Group on such Distribution Date, the Trustee will be required to make a claim for such insufficiency from the Certificate Insurer under the related Certificate Insurance Policy. The amount of any Insured Payment made by the Certificate Insurer will be deposited in the Asset Proceeds Account to pay to the Holders of the related Classes of the Class A Certificates.

         On each Distribution Date, and following the application of all allocations, transfers and deposits heretofore described under this caption, from amounts (including any related Insured Payment) then on deposit in the Asset Proceeds Account with respect to the related Mortgage Loan Group, the Paying Agent will be required to distribute to the Holders of each Class of the Class A Certificates, the related Class A Distribution Amount for such Distribution Date.

         To the extent that the aggregate Certificate Principal Balance of the Variable Rate Certificates has not been reduced to zero on the Last Scheduled Distribution Date therefor, the Certificate Insurer will include as an Insured Payment to the Variable Rate Certificates on such Distribution Date an amount which shall be sufficient to reduce such aggregate Certificate Principal Balance to zero (any such payment, the "Variable Rate Final Payment"). See "DESCRIPTION OF THE CLASS A CERTIFICATES--Class A Distributions and Insured Payments" and "THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER" herein.

Pre-Funding Account

         On the Closing Date, the Original Pre-Funded Amount will be deposited in the Pre-Funding Account, which account shall be an Eligible Account in the name of the Trustee and shall be part of the Trust. During the Funding Period, the Pre-Funded Amount will be maintained in the Pre-Funding Account. The Original Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Subsequent Mortgage Loans for addition to the Fixed Rate Group or the Variable Rate Group in accordance with the Agreement. Any Pre-Funded Amount with respect to a Mortgage Loan Group remaining at the end of the Funding Period will be distributed to the Holders of the related Class or Classes of the Class A Certificates then entitled to receive principal in accordance with the terms of the Agreement on the Distribution Date that immediately follows the end of the Funding Period in reduction of the Certificate Principal Balance of such Holder's Certificates, thus resulting in a principal prepayment of such Class of Certificates.

         Amounts on deposit in the Pre-Funding Account will be invested in Eligible Investments. Pre-Funding Account Earnings will be deposited in the Capitalized Interest Account. The Pre-Funding Account will not be an asset of the REMIC.

Capitalized Interest Account

         On the Closing Date, cash will be deposited in the Capitalized Interest Account which account will be in the name of the Trustee on behalf of the Trust. The amount on deposit in the Capitalized Interest Account, including reinvestment income thereon, will be used by the Paying Agent to fund on each Distribution Date to and including the Distribution Date immediately following the end of the Funding Period the excess of (i) the sum of (a) the applicable Class A Current Interest for such Distribution Date and (b) the related premium amount to the Certificate Insurer for such Distribution Date over (ii) the Interest Funds (as defined herein) for the related Mortgage Loan Group and Master Servicer Remittance Date. Amounts remaining in the Capitalized Interest Account at the end of the Funding Period will be paid to the Seller. The Capitalized Interest Account will be an asset of the Trust but will not be an asset of the REMIC (as defined herein).

         Amounts on deposit in the Capitalized Interest Account will be invested in Eligible Investments. The Capitalized Interest Account will not be an asset of the REMIC.

Calculation of One Month LIBOR

         On the second business day preceding each Distribution Date other than the first Distribution Date (each such date, an "Interest Determination Date"), the Paying Agent will determine One Month LIBOR (as defined below).

         "One Month LIBOR" means, as of any Interest Determination Date, the rate for deposits in United States dollars for one-month U.S. dollar deposits ("LIBOR") which appears in the Telerate Page 3750, as of 11:00 a.m., (London time) on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period). The Paying Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic-mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic-mean of the rates quoted by major banks in New York City, selected by the Paying Agent, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period).

         "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by the Paying Agent and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Book Entry Registration of the Class A Certificates

         The Class A Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Beneficial Holders may elect to hold their Book-Entry Certificates directly through DTC in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems ("Participants"), or indirectly through organizations which are Participants. The Book-Entry Certificates will be issued in one or more certificates per class of Class A Certificates which in the aggregate equal the principal balance of such Class A Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of $1,000 and in integral multiples in excess thereof. Except as described below, no Beneficial Holder will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Holder" of such Book-Entry Certificates will be Cede & Co., as nominee of DTC. Beneficial Holders will not be Holders as that term is used in the Agreement. Beneficial Holders are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Holder's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Holder's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Holder's Financial Intermediary is not a DTC Participant and on the records of CEDEL or Euroclear, as appropriate).

         Beneficial Holders will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While such Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and indirect participants with whom Beneficial Holders have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Holders. Accordingly, although Beneficial Holders will not possess Certificates, the Rules provide a mechanism by which Beneficial Holders will receive distributions and will be able to transfer their interests.

         Beneficial Holders will not receive or be entitled to receive certificates representing their respective interests in the Class A Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Holders who are not Participants may transfer ownership of Class A Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer such Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Class A Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Class A Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Holders.

         Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Backup Withholding" in the Prospectus and "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I in this Prospectus Supplement.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants ("DTC Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participant organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels Office (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is an office of a New York trust company which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Paying Agent to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Holders of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Holders of the Book-Entry Certificates that it represents.

         Under a book-entry format, Beneficial Holders of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Paying Agent to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Holder to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust provided by the Master Servicer to Cede, as nominee of DTC, may be made available by DTC to Beneficial Holders upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Holders are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any action permitted to be taken by an Holder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates which conflict with actions taken with respect to other Class A Certificates.

         None of Saxon Mortgage, the Seller, the Servicers, the Master Servicer, the Certificate Insurer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Definitive Certificates will be issued to Beneficial Holders of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Seller advises the Trustee and the Certificate Insurer in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Seller or the Trustee is unable to locate a qualified successor, (b) the Seller, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Beneficial Holders representing a majority of the outstanding Percentage Interests of the Class A Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Holders.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Holders and the Certificate Insurer of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Holders under the Agreement.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.


         THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER

         The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement.

         The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policies thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each full and complete Insured Payment will be received by the Trustee (directly or through the Paying Agent) or its successor, as trustee for the Owners, on behalf of the Owners from the Certificate Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Certificate Insurance Policies with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Certificate Insurance Policies and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

         To the extent the aggregate Certificate Principal Balance of the Variable Rate Certificates is greater than zero on the Last Scheduled Distribution Date therefor (November 26, 2026), the Certificate Insurer will be required to distribute to the Variable Rate Certificates the Variable Rate Final Payment. The Certificate Insurer will assume all rights of the Variable Rate Certificateholders upon such payment.

         Notwithstanding the foregoing paragraph, the Certificate Insurance Policies do not cover shortfalls, if any, attributable to the liability of the Trust, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the second Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Class A Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment and (v) a Notice (as described below), such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Class A Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

         The Certificate Insurer will pay any other amount payable under the Certificate Insurance Policies no later than 12:00 noon New York City time on the later of the Distribution Date on which the related Class A Distribution Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the related Certificate Insurance Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

         Insured Payments due under the Certificate Insurance Policies, unless otherwise stated in the Certificate Insurance Policies, will be disbursed by the Fiscal Agent to the Trustee (or, upon written request of the Trustee, to the Paying Agent) on behalf of Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

         The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Certificate Insurance Policies.

         Subject to the terms of the Agreement, the Certificate Insurer shall be subrogated to the rights of each Owner to receive distributions on the Class A Certificates to the extent of any payment by the Certificate Insurer under the Policy and shall also be entitled to direct reimbursement of payments made under the Certificate Insurance Policy according to the terms and in the priority set forth in the Agreement.

         As used in the Certificate Insurance Policies, the following terms shall have the following meanings:

                  "Agreement" means the Trust Agreement dated as of November 1, 1996, among Saxon Asset Securities Company, as Seller, Texas Commerce Bank National Association, as Master Servicer, and Citibank, N.A., as Trustee, without regard to any amendment or supplement thereto, unless the Certificate Insurer shall have consented in writing thereto.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which the Certificate Insurer and banking institutions in New York City or in the city in which the corporate trust office of the Trustee or the Paying Agent under the Agreement is located are authorized or obligated by law or executive order to close.

                  "Deficiency Amount" means with respect to either Mortgage Loan Group and any Distribution Date, (i) the excess, if any, of (a) the sum of the related Class A Current Interest and the related Subordination Deficit, if any, over (b) the related Total Available Funds (after applying the cross collateralization provisions of the Agreement, after deducting the related Certificate Insurer premium and without regard to any related Insured Payment to be made with respect to such Distribution Date which would otherwise be included in the related Total Available Funds).

                  "Insured Payment" means (i) as of any Distribution Date any Deficiency Amount; (ii) any Preference Amount; and (iii) the Final Variable Rate Payment, if required.

                  "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of the exhibit attached to the related Certificate Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

                  "Owner" means each Holder (as defined in the Agreement) of a Class A Certificate who, on the applicable Distribution Date, is entitled under the terms of the applicable Class A Certificate to payment thereunder.

                  "Paying Agent" means Texas Commerce Bank National Association and its successors and assigns.

                  "Preference Amount" means any amount previously distributed to an Owner on the Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         Capitalized terms used in the Certificate Insurance Policies and not otherwise defined therein shall have the respective meanings set forth in the Agreement as of the date of execution of the Certificate Insurance Policies, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

         Any notice under the Certificate Insurance Policies or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent of the Certificate Insurer or such other address as the Certificate Insurer shall specify in writing to the Trustee.

         The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency or such other address as the Fiscal Agent shall specify to the Trustee in writing.

         Each Certificate Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         The insurance provided by each Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         The Certificate Insurance Policies are not cancelable for any reason. The premium on a Certificate Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class A Certificates.

         The Certificate Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in, and subject to regulation under the laws of, all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Insurer, changes in control and transactions among affiliates. Additionally, the Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

         The consolidated financial statements of the Certificate Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1995 and December 31, 1994 and for the three years ended December 31, 1995, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1995 and the consolidated financial statements of the Certificate Insurer and its subsidiaries for the nine months ended September 30, 1996 and for the periods ending September 30, 1996 and September 30, 1995 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ending September 30, 1996, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

         All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

         The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") as well as generally accepted accounting principles ("GAAP"):


                                                                SAP
                          --------------------------------------------------------------------------
                                       December 31,                             September 30,
                                           1995                                     1996
                          ------------------------------------     ---------------------------------
                                         (Audited)                               (Unaudited)
                                                           (in millions)
Admitted Assets                             $3,814                                $4,348
Liabilities                                  2,540                                 2,911
Capital and Surplus                          1,274                                 1,437


                                                               GAAP
                          --------------------------------------------------------------------------
                                       December 31,                             September 30,
                                           1995                                     1996
                          ------------------------------------     ------------------------------------
                                         (Audited)                               (Unaudited)
                                                           (in millions)
Assets                                      $4,463                                 $4,861
Liabilities                                  1,937                                  2,161
Shareholder's Equity                         2,526                                  2,700


         Copies of the financial statements of the Certificate Insurer incorporated by reference herein and copies of the Insurer's 1995 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge from the Certificate Insurer. The address of the Certificate Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Certificate Insurer is (914) 273-4545.

         The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Certificate Insurance Policies and Certificate Insurer set forth under "THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER". Additionally, the Certificate Insurer makes no representation regarding the Class A Certificates, or the advisability of investing in the Class A Certificates.

         Moody's rates the claims paying ability of the Certificate Insurer
         "Aaa."

         Standard & Poor's rates the claims paying ability of the Certificate Insurer "AAA."

         Fitch Investors Service, L.P. rates the claims paying ability of the Certificate Insurer "AAA."

         Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the Class A Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class A Certificates. The Certificate Insurer does not guarantee the market price of the Class A Certificates, nor does it guarantee that the ratings on the Class A Certificates will not be revised or withdrawn.

                                 THE AGREEMENT

         In addition to the provisions of the Agreement summarized elsewhere in this Prospectus Supplement, there is set forth below a summary of certain other provisions of the Agreement. See also "THE AGREEMENT -- The Trustee", "-- Administration of Accounts", "-- Events of Default and Remedies", "-- Amendment", and "-- Termination" in the Prospectus.

Formation of the Trust

         On the Closing Date, the Trust will be created and established pursuant to the Agreement. On such date, the Seller will sell without recourse the Mortgage Loans to the Trust and the Trust will issue the Class A Certificates to the Holders thereof pursuant to the Agreement. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Certificates. The Seller will provide to any prospective or actual Certificateholder, upon written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Saxon Asset Securities Company, 4880 Cox Road, Glen Allen, Virginia 23060, Attention:
Secretary.

         The Trust created pursuant to the Agreement will consist of (a) the Mortgage Loans, (b) such assets as from time to time are identified as deposited in any account held for the benefit of the related Certificateholders, (c) any Mortgaged Premises acquired on behalf of such Certificateholders by foreclosure or by deed in lieu of foreclosure, (d) the rights of the Trustee to receive the proceeds of applicable insurance policies and funds, if any, required to be maintained pursuant to the Agreement, (e) certain rights of the Seller to the enforcement of representations and warranties made by Saxon Mortgage relating to the Mortgage Loans and (f) the Servicing Agreement. On the Closing Date, the Seller will also deposit with the Trustee an amount in respect of Mortgage Loans that do not provide for a monthly payment prior to the first Distribution Date.

         The Class A Certificates will not represent an interest in or an obligation of, nor will the Mortgage Loans be guaranteed by, the Seller, the Servicers, the Master Servicer or the Trustee.

Reports to Certificateholders

         On each Distribution Date the Master Servicer is required to report in writing to each Holder of a Class A Certificate and the Certificate Insurer:

                           (i) the amount of the distribution with respect to
                  each Class of Class A Certificates (based on a Class A Certificate in the original principal amount of $1,000);

                           (ii) the amount of such distributions allocable to
                  principal, separately identifying the aggregate amount of any prepayments or other recoveries of principal included therein, and any Subordination Increase Amount with respect to the related Mortgage Loan Group (based on a Class A Certificate in the original principal amount of $1,000);

                           (iii) the amount of such distributions allocable to
                  interest (based on a Class A Certificate in the original principal amount of $1,000);

                           (iv) if the distribution with respect to any Class of
                  the Class A Certificates on such Distribution Date was less than the related Class A Distribution Amount on such Distribution Date, the allocation thereof to the related Classes of the Class A Certificates resulting therefrom;

                           (v) the amount of any Insured Payment included in the
                  amounts distributed to the Class A Certificates on such Distribution Date;

                           (vi) the Certificate Principal Balance of each Class
                  of Class A Certificates and the aggregate Scheduled Principal Balance of each Group, in each case after giving effect to any Class A Principal Distribution on such Distribution Date;

                           (vii) the Subordinated Amount or Subordination
                  Deficit, if any, for each Group remaining after giving effect to all distributions and transfers on such Distribution Date;

                           (viii) the total of any Substitution Shortfalls and
                  any repurchase amounts included in such distribution with respect to each Group;

                             (ix) the weighted average Net Rate of the Mortgage
                   Loans with respect to each Group;

                              (x) such other information as the Certificate
                  Insurer may reasonably request with respect to Delinquent Mortgage Loans;

                             (xi) the largest Mortgage Loan balance outstanding
                  in each Group;

                           (xii) the Servicing Fees, Master Servicing Fees and
                  related premium amount to the Certificate Insurer allocable to each Group;

                           (xiii) One-Month LIBOR on the most recent Interest
                  Determination Date; and

                           (xiv) the Pass-through Rates for the Class A-6
                  Certificates for the Current Accrual Period; and

                           (xv) for each Distribution Date during the Funding
                  Period, the Pre-Funded Amount allocable to each Group.

Assignment of Mortgage Loans

         The Seller is required, with respect to each Mortgage Loan, to deliver or cause to be delivered to the Trustee or Custodian the related mortgage note (the "Note") endorsed to the order of the Trustee or Custodian or in blank, evidence of recording of the Mortgage, and certain other original documents relating to the Mortgage Loans.

         Currently, the Seller is also required to deliver an assignment of such Mortgage in recordable form either naming the Trustee as assignee or in blank, and to cause such assignment to be recorded in the appropriate public office for real property records. See "THE TRUSTS -- Assignment of Mortgage Assets" in the Prospectus.

Delivery and Substitution of Mortgage Loans

         If any Mortgage Loan proposed to be included in the Mortgage Loan Groups is not delivered with all the required documentation on the Closing Date, the Seller intends to deposit cash on an interim basis with the Trustee in an amount equal to the Scheduled Principal Balance of any such Mortgage Loan, plus applicable interest for one month on the amount of cash deposited. If cash is deposited, the Seller will use its reasonable best efforts to provide the Trustee with Mortgage Loans consistent with the terms hereof before the first Distribution Date.

         Under the limited circumstances specified in the Agreement, certain mortgage loans acceptable to the Certificate Insurer may be substituted for Mortgage Loans initially delivered to the Custodian. It is anticipated that any permitted substitution will not materially change the characteristics of the Mortgage Pools, as set forth above. See "THE TRUSTS -- The Mortgage Assets -- Substitution of Mortgage Assets" in the Prospectus.

The Trustee, Certificate Registrar, Paying Agent and the Custodian

         Citibank, N.A., a national banking association, will act as Trustee of the Trust. The mailing address of the Trustee's Corporate Trust Office is 120 Wall Street, New York, New York 10043, and its telephone number is (212) 412-6179. Texas Commerce Bank National Association will act Certificate Registrar and Paying Agent for the Certificates and as Custodian of the Mortgage Loans. The mailing address of the Certificate Registrar and Paying Agent is 601 Travis, Houston, Texas 77002. The mailing address of the Custodian's office is 801 West Greens Road, Suite 200, Houston, Texas 77067.

Voting Rights

         The voting rights of the Trust will be allocated as follows: 1% to the Subordinated Certificates and 99% to the Classes of Class A Certificates in proportion to their respective outstanding Principal Balances. In the absence of a default on the part of the Certificate Insurer, the Certificate Insurer will be entitled to exercise all voting rights of the Class A Certificateholders without the consent of such Class A Certificateholders, and such Class A Certificateholders may exercise such rights only with the prior written consent of the Certificate Insurer.

Termination of the Trust

         The Agreement provides that the Trust will terminate upon the payment to the Holders of all Class A Certificates and the Certificate Insurer, from amounts other than those available under the Certificate Insurance Polices of all amounts required to be paid to such Holders and the Certificate Insurer upon the last to occur of (a) the final payment or other liquidation (or any advance made with respect hereto) of the last Mortgage Loan, (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust and (c) at any time when a qualified liquidation (as defined in the Code) of the Trust is effected as described below.

Optional Termination

         By Owners of Class R Certificate. At their option, the Holders of a majority in interest of the Class R Certificates then outstanding may, on any Distribution Date when the aggregate outstanding Scheduled Principal Balances of the Mortgage Loans are less than 10% of the Maximum Collateral Amount (the first such Distribution Date, "Initial Optional Termination Date"), purchase from the Trust all (but not fewer than all) remaining Mortgage Loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure, or otherwise then constituting the Trust at a price equal to 100% of the aggregate Schedule Principal Balances of the Mortgage Loans plus one month's interest computed as provided in the Agreement plus any Insurer Reimbursable Amount with respect to either Mortgage Loan Group.

         Termination Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal may be taken, to the effect that the REMIC does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination, the Certificate Insurer or the Holders of a majority in Percentage Interests represented by the Class A Certificates then outstanding with the consent of the Certificate Insurer may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation acceptable to the Certificate Insurer.

Sale of Mortgage Loans

         On the Closing Date the Seller will sell without recourse to the Trust all right, title and interest of the Seller in each Initial Mortgage Loan listed on the related schedules of the Mortgage Loans delivered to the Trustee prior to the Closing Date with respect to the Initial Mortgage Loans and all its right, title and interest in all scheduled payments due on each Initial Mortgage Loan on or after the Cut-Off Date and all principal and interest collected on each such Initial Mortgage Loan on or after the Cut-Off Date. On each Subsequent Sales Date the Seller will sell without recourse to the Trust all right, title and interest of the Seller in each Subsequent Mortgage Loan listed on the related schedules of Subsequent Mortgage Loans and all its right, title and interest in all scheduled payments due on each Mortgage Loan on or after the related cut-off date and all principal and interest collected on each such Subsequent Mortgage Loan on and after such cut-off date.

         In connection with the sale of Mortgage Loans, the Seller will be required to deliver to the Custodian a file consisting of (i) the original Notes or certified copies thereof, endorsed by the Originator thereof in blank or to the order of the holder, (ii) originals of all intervening assignments, showing a complete chain of title from origination to the applicable Originators, if any, including warehousing assignments, with evidence of recording thereon,
(iii) originals of all assumption and modification agreements, if any, (iv) unless such Mortgage Loan is covered by a counsel's opinion to the effect that recording is not required in order to protect the right, title and interest of the Trustee in such Mortgage Loan, either: (a) the original Mortgage, with evidence of recording thereon, or a certified copy of the Mortgage as recorded, or (b) if the original Mortgage has not yet been returned from the recording office, a certified copy of the Mortgage, and (v) evidence of title insurance with respect to the mortgaged property in the form of a binder or commitment. The Custodian will agree, for the benefit of the Holders and the Certificate Insurer, as their interests may appear, to review each such file on or before the Closing Date (or Subsequent Sales Date) and again within 90 days after the Closing Date (or Subsequent Sales Date) or to ascertain that all required documents (or certified copies of documents) have been executed and received.

         Pursuant to the terms of the Agreement, the Seller shall assign to the Trustee for the benefit of the Holders of the Certificates and the Certificate Insurer, as their interests may appear, all the Seller's right, title and interest in the Sales Agreement and any Subsequent Sales Agreement insofar as it relates to the representations and warranties made therein by Saxon Mortgage in respect of the origination of the Mortgage Loans and the remedies provided for breach of such representations and warranties. Upon discovery by the Trustee, the Master Servicer or the Certificate Insurer of a breach of any representation, warranty or covenant which materially and adversely affects the interests of the Holders of the Certificates or of the Certificate Insurer, such party will promptly notify the Seller, Saxon Mortgage and the Certificate Insurer. Saxon Mortgage will have 60 days from its discovery or its receipt of such notice to cure such breach or repurchase the Mortgage Loan or to substitute a qualified substitute mortgage loan.

Events of Default

         The Master Servicer will have the right which may only be exercised with the consent of and must be exercised at the direction of the Certificate Insurer to direct the termination of a Servicer in the event of a breach by such Servicer under its Servicing Agreement. In the event of such termination, the Master Servicer will be required to appoint a successor servicer acceptable to the Certificate Insurer to assume the obligations of such Servicer under the Servicing Agreement, including the obligation to make Advances (the Master Servicer will not be obligated to pay Month End Interest). See "THE MORTGAGE LOAN POOL -- Advances and Month End Interest" in this Prospectus Supplement. If the Master Servicer is unable to appoint a successor servicer acceptable to the Certificate Insurer, the Trustee will appoint or petition a court of competent jurisdiction for the appointment of a suitable mortgage loan servicing institution to act as successor servicer under the Servicing Agreement. Pending such appointment, the Master Servicer will be obligated to service the Mortgage Loans. Any successor servicer, including the Trustee, will be entitled to compensation arrangements similar to (but no greater than) those provided to the predecessor Servicer. See "SERVICING OF THE MORTGAGE LOANS -- General" in the Prospectus.

Governing Law

         The Agreement and each Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Class A Certificates is to be considered only in connection with "Certain Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Class A Certificates.

REMIC Elections

         The Trustee will cause an election to be made to treat the Trust as a REMIC for federal income tax purposes. In the opinion of Arter & Hadden, counsel to the Seller, for federal income tax purposes, assuming (i) a REMIC election is made, (ii) the Agreement is fully executed, delivered and enforceable against the parties thereto in accordance with its terms, (iii) the transactions described herein are completed on substantially the terms and conditions set forth herein and (iv) compliance with the Trust Agreement, the Trust will be treated as a REMIC and each Class of Class A Certificates will be treated as "regular interests" in the REMIC and generally will be treated as debt instruments issued by the REMIC. Holders of Class A Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Class A Certificates under an accrual method. The Class A Certificates may be issued with "original issue discount" for federal income tax purposes. In that connection, the Trust will report the variable rate of interest on the Class A-6 Certificates as "qualified stated interest". The prepayment assumptions to be used in determining whether the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates are issued with original issue discount and the rate of accrual of original issue discount are 100% of the respective Prepayment Assumptions as defined herein. No representation is made that any of the Mortgage Loans will prepay at this rate or any other rate. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- REMIC Certificates" in the Prospectus.


                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans and individual retirement arrangements (and entities whose underlying assets include plan assets by reason of such a plan's or arrangement's investment in such entities) to which it applies ("Plan") and on those persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Class A Certificates should consult with counsel with respect to the consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA CONSIDERATIONS -- Plan Asset Regulations," "-- Prohibited Transaction Class Exemption," "-- Tax Exempt Investors" and "--Consultation with Counsel" in the Prospectus.

         Section 406 of ERISA prohibits Plans from engaging in certain transactions involving the assets of such Plans with Parties in Interest with respect to such Plans, unless a statutory or administrative exemption is applicable to the transaction. Excise taxes under Section 4975 of the Code, penalties under Section 502 of ERISA and other penalties may be imposed on Plan fiduciaries and Parties in Interest (or "disqualified persons" under the Code) that engage in "prohibited transactions" involving assets of a Plan. Individual retirement arrangements and other plans that are not subject to ERISA, but are subject to Section 4975 of the Code, and disqualified persons with respect to such arrangements and plans, also may be subject to excise taxes and other penalties if they engage in prohibited transactions. Furthermore, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993) an insurance company may be subject to excise taxes and other penalties if such insurance company's general account is deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract).

         The Department of Labor (the "DOL") has issued a regulation (the "Plan Asset Regulation") describing what constitutes the assets of a Plan when the Plan acquires an equity interest in another entity. The Plan Asset Regulation states that, unless an exemption described in the regulation is applicable, the underlying assets of an entity considered, for purposes of ERISA, to be the assets of the investing Plan. Pursuant to the Plan Asset Regulation, if the assets of the Trust were deemed to be plan assets by reason of a Plan's investment in any Class A Certificates, such plan assets would include an undivided interest in any exemption, the purchase, sale or holding of any Certificate by a Plan subject to Section 406 of ERISA or Section 4975 of the Code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

         The DOL has issued to Prudential Securities Incorporated an individual prohibited transaction exemption, Prohibited Transaction Exemption 90-32 (the "Exemption"), which generally exempts from the application of the prohibited transaction provision of Section 406(a), Section 406(b)(1) and Section 406(b)(2) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, relating to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations with respect to which Prudential Securities Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; provided that the conditions and requirements of the Exemption are met. The loans covered by the Exemption include mortgage loans such as the Mortgage Loans.

         Among the conditions that must be satisfied for the Exemption to apply are the following:

                  (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

                  (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

                  (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's, Moody's, Duff & Phelps Credit Rating Co. ("D&P") or Fitch Investors Service, Inc. ("Fitch");

                  (4) the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

                  (5) the sum of all payments made to and retained by the Underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Seller pursuant to the assignment of the loans to the Trust represents not more than the fair market value of such loans; the sum of all payments made to and retained by any Servicer represents not more than reasonable compensation for such person's services under the Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

                  (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

         The Trust must also meet the following requirements:

                  (i) the corpus of the Trust must consist solely of assets of the type that have been included in other investment pools;

                  (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of certificates; and

                  (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates.

         Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust; provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Seller, the Certificate Insurer, the Underwriters, the Trustee, the Master Servicer, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Class A Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                                    RATINGS

         It is a condition of the original issuance of the Class A Certificates that they receive ratings of AAA by Standard & Poor's and Aaa by Moody's. The ratings assigned to the Class A Certificates will be based on the claims-paying ability of the Certificate Insurer. The ratings do not represent any assessment of the likelihood or rate of principal prepayments, the likelihood that any Variable Rate Certificates Carryover will be paid or any assessment of the ability of the Seller to purchase Converted Mortgage Loans.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The security rating assigned to the Class A Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

         Explanations of the significance of such ratings may be obtained from Moody's Investors Service, Inc., 99 Church Street, New York, New York, 10007 and Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., 25 Broadway, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Class A Certificates.


                        LEGAL INVESTMENT CONSIDERATIONS

         Upon the termination of the Funding Period, the Variable Rate Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, the Variable Rate Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA.

         Although the Fixed Rate Certificates are expected to be rated "AAA" by Standard & Poor's and "Aaa" by Moody's, the Fixed Rate Certificates will not constitute "mortgage related securities" for purposes of SMMEA because some of the Mortgage Loans in the Fixed Rate Group are secured by second liens. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Fixed Rate Certificates.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement for the sale of the Class A Certificates, the Seller has agreed to cause the Trust to sell and the Underwriters named below (the "Underwriters") have severally agreed to purchase the principal amount of Class A Certificates set forth below.


                    Underwriters                         Fixed Rate Certificates       Variable Rate Certificates
----------------------------------------------------  -----------------------------  ------------------------------
Prudential Securities Incorporated                              $95,897,400                   $111,363,600
Lehman Brothers                                                          --                     83,522,700
Merrill Lynch, Pierce Fenner & Smith
            Incorporated                                         63,931,600                             --
PaineWebber Incorporated                                                 --                     83,522,700
                                                                -----------                   ------------
                                                               $159,829,000                   $278,409,000
                                                                ===========                    ===========

         The Underwriters have advised the Seller that they propose to offer the Class A Certificates for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriters may effect such transactions by selling such Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Class A Certificates for whom they may act as agent. Any dealers that participate with the Underwriters in the distribution of the Class A Certificates purchased by the Underwriters may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriters and any profit on the resale of Class A Certificates by them or the Underwriters may be deemed to be underwriting discounts or commissions under the Securities Act.

         Proceeds to the Seller are expected to be approximately $437,001,397 plus accrued interest, before deducting expenses payable by the Seller in connection with the Class A Certificates, estimated to be $400,000. In connection with the purchase and sale of the Class A Certificates, the Underwriters may be deemed to have received compensation from the Seller in the form of underwriting discounts.

         The Seller, Saxon Mortgage and Dominion Mortgage Services, Inc., have agreed to indemnify the Underwriters against certain liabilities including liabilities under the Securities Act of 1933, as amended.

         Certain of the Mortgage Loans may have been the subject of financing provided by affiliates of the Underwriters.


                               REPORT OF EXPERTS

         The consolidated financial statements of the Certificate Insurer and its subsidiaries as of December 31, 1995 and December 31, 1994, and for each of the three years ended December 31, 1995, incorporated by reference into this Prospectus Supplement have been audited by Coopers & Lybrand, LLP, independent accountants, as set forth in their report thereon and have been incorporated by reference into this Prospectus Supplement in reliance upon the authority of such firm as experts in accounting and auditing.


                             CERTAIN LEGAL MATTERS

         Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Seller by legal counsel of the Seller and Saxon Mortgage, Arter & Hadden, Washington, D.C. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Certificates will be passed upon for the Seller by Arter & Hadden, Washington, D.C. Certain legal matters relating to the validity of the Certificates will be passed upon for the Underwriters by Brown & Wood, LLP, Washington, D.C. Certain legal matters relating to the Certificate Insurance Policies will be passed upon for the Certificate Insurer by Kutak Rock, Omaha, Nebraska.

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Mortgage Loan Asset Backed Certificates Series 1996-2 "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through CEDEL and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of CEDEL and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed certificates issues in same-day funds.

         Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC, Seller and CEDEL or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30 days months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

         CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their account one day later.

         As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30 day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

         Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for Non-U.S. Persons (Form W-8). Beneficial Holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         Exemption for Non-U.S. Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Holdership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Holders or their agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income or (iv) a trust for which (a) a Court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States trustees have the authority to control all substantial decisions of the trust. The term "Non- U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                   APPENDIX A

                  INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS

2/28 Loans................................................................................................................S-4
3/27 Loans................................................................................................................S-4
Accrual Period............................................................................................................S-7
Actuarial Loans..........................................................................................................S-18
Advances..................................................................................................................S-9
Asset Proceeds Account...................................................................................................S-30
Available Funds..........................................................................................................S-30
Beneficial Holders.......................................................................................................S-11
Book-Entry Certificates..................................................................................................S-36
Capitalized Interest Account..............................................................................................S-9
Cede.....................................................................................................................S-11
CEDEL....................................................................................................................S-11
CEDEL Participants.......................................................................................................S-38
Certificate Account......................................................................................................S-30
Certificate Insurance Policies............................................................................................S-8
Certificate Insurer.......................................................................................................S-8
Certificate Registrar.....................................................................................................S-2
Citibank.................................................................................................................S-11
Class A Certificates......................................................................................................S-1
Class A Current Interest..................................................................................................S-7
Class A Distribution Amount..............................................................................................S-33
Class A Principal Distribution Amount....................................................................................S-32
Class A-1 Pass-Through Rate...............................................................................................S-1
Class A-2 Certificates....................................................................................................S-1
Class A-3 Certificates....................................................................................................S-1
Class A-4 Certificates....................................................................................................S-1
Class A-5 Certificates....................................................................................................S-1
Closing Date..............................................................................................................S-2
Code.....................................................................................................................S-11
Company...................................................................................................................S-2
Cooperative..............................................................................................................S-38
Credit Enhancement........................................................................................................S-7
Cut-Off Date..............................................................................................................S-2
D&P......................................................................................................................S-49
Definitive Certificate...................................................................................................S-37
Delinquency Advances......................................................................................................S-9
Denominations.............................................................................................................S-2
Distribution Date.........................................................................................................S-7
DOL......................................................................................................................S-48
DTC......................................................................................................................S-11
DTC Participants.........................................................................................................S-38
Due Period...............................................................................................................S-10
ERISA....................................................................................................................S-11
Euroclear................................................................................................................S-11
Euroclear Operator.......................................................................................................S-38
Euroclear Participants...................................................................................................S-38
European Depositaries....................................................................................................S-11
Excess Subordinated Amount...............................................................................................S-34
Exemption................................................................................................................S-49
Financial Intermediary...................................................................................................S-37
Fiscal Agent.............................................................................................................S-40
Fitch....................................................................................................................S-49
Fixed Rate Group..........................................................................................................S-2
FNMA......................................................................................................................S-3
Funding Period............................................................................................................S-8
Group.....................................................................................................................S-2
Holder...................................................................................................................S-30
Initial Mortgage Loans....................................................................................................S-2
Insurer Reimbursable Amount..............................................................................................S-34
Interest Determination Date..............................................................................................S-36
Interest Funds...........................................................................................................S-30
Last Scheduled Payment Date..............................................................................................S-25
Liquidated Mortgage Loan.................................................................................................S-33
LTV......................................................................................................................S-20
Master Servicer...........................................................................................................S-2
Master Servicer Remittance Date..........................................................................................S-30
Master Servicing Fee.....................................................................................................S-10
Master Servicing Fee Rate................................................................................................S-10
Maximum Collateral Amount................................................................................................S-10
Modeling Assumptions.....................................................................................................S-26
Month End Interest.......................................................................................................S-24
Moody's..................................................................................................................S-10
Mortgage Loan Group.......................................................................................................S-2
Mortgage Loans............................................................................................................S-3
Mortgaged Properties......................................................................................................S-2
Mortgages.................................................................................................................S-2
Mortgagor................................................................................................................S-18
Notes....................................................................................................................S-15
One Month LIBOR...........................................................................................................S-6
One Year CMT Loans........................................................................................................S-4
Optional Termination Date................................................................................................S-46
Original Pre-Funded Amount................................................................................................S-3
Participants.............................................................................................................S-36
Pass-Through Rates........................................................................................................S-6
Paying Agent..............................................................................................................S-2
Percentage Interest......................................................................................................S-31
Permitted Investments....................................................................................................S-30
Plan.....................................................................................................................S-48
Plan Asset Regulation....................................................................................................S-48
Pooling and Servicing Agreement...........................................................................................S-1
Pre-Funded Amount.........................................................................................................S-9
Pre-Funding Account.......................................................................................................S-8
Pre-Funding Account Earnings..............................................................................................S-9
Prepayment...............................................................................................................S-24
Principal Funds..........................................................................................................S-31
Realized Loss............................................................................................................S-35
Record Date...............................................................................................................S-7
Relevant Depositary......................................................................................................S-37
REMIC....................................................................................................................S-11
Remittance Date..........................................................................................................S-10
Restricted Group.........................................................................................................S-50
Rules....................................................................................................................S-37
Saxon Mortgage............................................................................................................S-2
Securities................................................................................................................S-1
Servicer..................................................................................................................S-2
Servicers.................................................................................................................S-2
Servicing Fee............................................................................................................S-10
Servicing Fee Rate.......................................................................................................S-10
Six Month LIBOR...........................................................................................................S-4
Six Month LIBOR Loans.....................................................................................................S-4
SMMEA....................................................................................................................S-11
Specified Subordinated Amount............................................................................................S-34
Standard & Poor's........................................................................................................S-10
Subordinate Certificates..................................................................................................S-1
Subordinated Amount......................................................................................................S-34
Subordination Deficit....................................................................................................S-33
Subordination Increase Amount............................................................................................S-34
Subordination Reduction Amount...........................................................................................S-34
Subsequent Mortgage Loans.................................................................................................S-3
Subsequent Sales Date....................................................................................................S-47
Substitution Shortfall...................................................................................................S-31
Terms and Conditions.....................................................................................................S-38
Total Available Funds....................................................................................................S-35
Total Monthly Excess Cashflow............................................................................................S-33
Trust.....................................................................................................................S-1
Trustee...................................................................................................................S-2
Underwriter..............................................................................................................S-51
Variable Rate Available Funds Cap.........................................................................................S-6
Variable Rate Certificates................................................................................................S-1
Variable Rate Certificates Carryover......................................................................................S-6
Variable Rate Group.......................................................................................................S-2
Variable Rate Pass-Through Rate...........................................................................................S-6
Weighted average life....................................................................................................S-24

                                      A-4

PROSPECTUS

                                   SAXON ASSET SECURITIES COMPANY

                                              (Seller)

                                      ASSET BACKED CERTIFICATES

                                        (Issuable in Series)

        This Prospectus relates to Asset Backed Certificates (the "Certificates") to be issued from time to time in one or more Series (each, a "Series") by Saxon Asset Securities Company (the "Seller") on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. Each Series of Certificates will evidence (i) beneficial ownership interests in one or more segregated pools of mortgage-related assets as described herein (the "Mortgage Assets") and certain other assets described herein assigned or transferred by the Seller to one or more trusts (collectively, a "Trust") or (ii) if specified in the related Prospectus Supplement, beneficial ownership interests in a Trust that holds a beneficial ownership interest in another trust to which the Mortgage Assets and such other assets have been assigned or transferred.

        Each Series of Certificates will be issued in one or more classes (each, a "Class"). One or more Classes of Certificates of a Series may be subordinated in right to receive distributions on the Mortgage Assets and be subject to allocation of losses on the Mortgage Assets in favor of one or more other Classes of Certificates of the same Series as specified in the related Prospectus Supplement.

        Each Series of Certificates will receive distributions at the intervals and on the dates specified in the related Prospectus Supplement from the Mortgage Assets and any other assets included in the related Trust. The Seller or an affiliate of the Seller may make or obtain for the benefit of any Series of Certificates limited representations and warranties with respect to the Mortgage Assets included in the related Trust. Neither the Seller nor any affiliate of the Seller will have any other obligation with respect to any Series of Certificates.

        The yield on each Series of Certificates will be affected by, among other things, the rate and timing of payments of principal (including prepayments) of the Mortgage Assets included in the related Trust. Each Series of Certificates will be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

        If specified in the Prospectus Supplement for a Series, one or more elections may be made to treat certain Trusts or specified portions thereof as real estate mortgage investment conduits (each, a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences."

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        Certain risk factors should be considered by prospective purchasers of the Certificates offered hereby. See "Risk Factors" herein at page and in the related Prospectus Supplement.

        See "ERISA Considerations" herein and in the related Prospectus Supplement for a discussion of restrictions on the acquisition of Certificates by "plan fiduciaries."

        Prospective purchasers of the Certificates offered hereby should carefully review the information in the related Prospectus Supplement concerning the risks associated with different types and Classes of Certificates.

        THE CERTIFICATES OF EACH SERIES WILL BE ENTITLED TO PAYMENT ONLY FROM THE ASSETS OF THE RELATED TRUST. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, ANY SERVICER, ANY MASTER SERVICER, ANY TRUSTEE OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE SELLER, ANY SERVICER, ANY MASTER SERVICER, ANY TRUSTEE OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.

                                   ------------------------------

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                   ------------------------------

        Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described herein and in the related Prospectus Supplement. See "Plan of Distribution" herein.

        There can be no assurance that a secondary market will develop for the Certificates of any Series or, if such a market does develop, that it will provide the holders of such Certificates with liquidity of investment or that it will continue for the life of such Certificates.

        This Prospectus may not be used to consummate sales of Certificates unless accompanied by a Prospectus Supplement.

                                   ------------------------------

                            The date of this Prospectus is August 2, 1996

                                        PROSPECTUS SUPPLEMENT

        The Prospectus Supplement for a Series will, among other things, set forth with respect to the Certificates of such Series, if applicable: (i) the respective allocations and order of application of principal and interest distributions on the Mortgage Assets in the related Trust to each Class of such Certificates, (ii) certain information as to the nature of the Mortgage Assets and any other assets assigned or transferred to such Trust, (iii) the dates periodic distributions will be made to the holders of such Certificates, (iv) if applicable, the fixed date on which the final distribution of principal is scheduled to be made to the holders of each Class of such Certificates (each, a "Final Scheduled Distribution Date"), (v) the authorized denominations of such Certificates, (vi) the circumstances, if any, under which such Trust is subject to early termination, (vii) certain information regarding the subordination of rights to distributions of any Class of such Certificates to the rights of any other Class of such Certificates and the allocation of losses among each Class of such Certificates, (viii) whether the Seller intends to elect to cause such Trust or specified portions thereof to be treated as a REMIC and the designation of the regular and residual interests therein, (ix) information regarding the credit enhancement, if any, for each Class of such Certificates, specifying the provider of such credit enhancement and (x) additional information with respect to the plan of distribution of such Certificates.

                                        AVAILABLE INFORMATION

        The Seller will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, will file reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Seller with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Seller has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

        This Prospectus does not contain all the information set forth in the Registration Statement of which this Prospectus is a part, or in the exhibits relating thereto, which the Seller has filed with the Commission in Washington, D.C. Copies of the information and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission or may be examined without charge at the offices of the Commission. Copies of the Agreement (as defined herein) for a Series will be provided to each person to whom a Prospectus is delivered upon written or oral request, provided that such request is made to Saxon Asset Securities Company, 4880 Cox Road, Glen Allen, Virginia 23060 ((804) 967-7400).

        The Seller and the Master Servicer are not obligated with respect to the Certificates. Accordingly, the Seller has determined that financial statements of the Seller and the Master Servicer are not material to the offering made hereby. Any prospective purchaser who desires to review financial information concerning the Seller, however, will be provided with a copy of the most recent financial statements of the Seller upon request.

                           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        All documents filed with respect to each Trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus and prior to the termination of the offering of the Certificates of such Trust hereunder shall be deemed to be incorporated into and made a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Seller will provide a copy of any and all information that has been incorporated by reference into this Prospectus (not including exhibits to the information so incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates) upon written or oral request of any person, without charge to such person, provided that such request is made to Saxon Asset Securities Company, 4880 Cox Road, Glen Allen, Virginia 23060 ((804) 967-7400).

                          REPORTS TO CERTIFICATEHOLDERS

     The Seller will cause to be provided to the Certificateholders of each Series periodic and annual reports concerning the Certificates of such Series and the related Trust as described herein and in the related Prospectus Supplement. See "The Agreement -- Reports to Certificateholders."

                                TABLE OF CONTENTS

                                                                                                       Page
PROSPECTUS SUMMARY....................................................................................  1
RISK FACTORS..........................................................................................  9
  Certificateholders Must Look Solely to Limited Trust Assets for
   Certificate Payments...............................................................................  9
  Credit Enhancement (if Available) May Be Limited....................................................  9
  Economic Developments May Adversely Affect Mortgage Asset
   Performance........................................................................................  9
  Bankruptcy Recharacterization of Mortgage Asset Transfers
   May Delay or Reduce Certificate Payments...........................................................  9
  Various Laws May Delay or Reduce Certificate Payments...............................................  9
  Modification of Mortgage Loans May Delay or Reduce
   Certificate Payments............................................................................... 10
  Mortgage Loan Prepayments May Affect Final Certificate
   Payment Date or Certificate Yield.................................................................. 10
  Secondary Market for Certificates May Not Develop or
   Continue........................................................................................... 10
  Holders of Book-Entry Certificates May Experience Liquidity
   Problems or Payment Delays......................................................................... 10
  Certificate Ratings May Be Affected by Credit Enhancer
   Ratings............................................................................................ 11
  Holders of Original Issue Discount Certificates Are Subject to
   Special Tax Rules.................................................................................. 11
  Balloon Loans May Experience Relatively Higher Losses............................................... 11
  Junior Mortgage Loans May Experience Relatively Higher
   Losses............................................................................................. 11
  Mortgage Loans Secured by Non-Owner Occupied Properties
   May Experience Relatively Higher Losses............................................................ 12
  Mortgage Loans Underwritten as Non-Conforming Credits May
   Experience Relatively Higher Losses................................................................ 12
  Mortgage Assets May Include Delinquent and Non-Performing
   Mortgage Loans..................................................................................... 12

DESCRIPTION OF THE CERTIFICATES....................................................................... 12
  General............................................................................................. 12
  Classes of Certificates............................................................................. 13
  Book-Entry Procedures............................................................................... 13
  Allocation of Distributions from Mortgage Assets.................................................... 14
  Allocation of Losses and Shortfalls................................................................. 15
  Valuation of Mortgage Assets........................................................................ 16
  Optional Redemption................................................................................. 16

MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS......................................................... 17
THE TRUSTS............................................................................................ 18
  Assignment of Mortgage Assets....................................................................... 18
  The Mortgage Loans -- General........................................................................19
  Single Family Loans................................................................................. 21
  Cooperative Loans................................................................................... 21
  Multi-Family Loans.................................................................................. 22
  Junior Mortgage Loans............................................................................... 22
  Conventional Home Improvement Loans................................................................. 22
  Title I Loans....................................................................................... 23
  Repurchase of Converted Mortgage Loans.............................................................. 23
  Repurchase of Delinquent Mortgage Loans............................................................. 24
  Substitution of Mortgage Loans ..................................................................... 24
  Agency Securities -- General.........................................................................24

  Government National Mortgage Association; GNMA
   Certificates....................................................................................... 25
  Federal National Mortgage Association; FNMA Certificates............................................ 26
  Federal Home Loan Mortgage Corporation; FHLMC
   Certificates....................................................................................... 26
  Stripped Mortgage-Backed Certificates; Other Agency
   Securities......................................................................................... 27
  Private Mortgage-Backed Securities.................................................................. 27
  Home Equity Lines of Credit......................................................................... 28
  Pre-Funding Account................................................................................. 29
  Asset Proceeds Account.............................................................................. 29

CREDIT ENHANCEMENT.................................................................................... 30
  General............................................................................................. 30
  Subordination....................................................................................... 30
  Certificate Guaranty Insurance Policies............................................................. 31
  Overcollateralization............................................................................... 32
  Mortgage Pool Insurance Policies.................................................................... 32
  Special Hazard Insurance Policies................................................................... 33
  Bankruptcy Bonds.................................................................................... 34
  Cross-Support....................................................................................... 34
  Reserve Funds....................................................................................... 34
  Other Credit Enhancement  .......................................................................... 35

ORIGINATION OF MORTGAGE LOANS......................................................................... 35
  General............................................................................................. 35
  Representations and Warranties...................................................................... 36

SERVICING OF MORTGAGE LOANS........................................................................... 37
  General............................................................................................. 37
  Payments on Mortgage Loans.......................................................................... 38
  Advances............................................................................................ 38
  Collection and Other Servicing Procedures........................................................... 39
  Primary Mortgage Insurance Policies................................................................. 39
  Standard Hazard Insurance Policies.................................................................. 40
  Maintenance of Insurance Policies; Claims Thereunder and Other
   Realization Upon Defaulted Mortgage Loans.......................................................... 41
  Modification of Mortgage Loans...................................................................... 42
  Evidence as to Servicing Compliance................................................................. 42
  Events of Default and Remedies...................................................................... 42
  Master Servicer Duties.............................................................................. 43
  Special Servicing Agreement......................................................................... 43

THE AGREEMENT......................................................................................... 44
  The Trustee......................................................................................... 44
  Administration of Accounts.......................................................................... 44
  Reports to Certificateholders....................................................................... 45
  Events of Default and Remedies...................................................................... 45
  Amendment........................................................................................... 45
  Termination......................................................................................... 46

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS............................................................... 46
  General............................................................................................. 46
  The Mortgage Loans.................................................................................. 46
  Foreclosure......................................................................................... 47
  Junior Mortgage Loans; Rights of Senior Mortgagees.................................................. 50
  Right of Redemption................................................................................. 51
  Anti-Deficiency Legislation and Other Limitations on Lenders........................................ 51
  Soldiers' and Sailors' Civil Relief Act of 1940..................................................... 52
  Environmental Considerations ....................................................................... 52
  "Due-on-Sale" Clauses............................................................................... 53
  Enforceability of Certain Provisions................................................................ 53

THE SELLER............................................................................................ 54
USE OF PROCEEDS....................................................................................... 54
CERTAIN FEDERAL INCOME TAX CONSEQUENCES............................................................... 54
  General............................................................................................. 55
  REMIC Certificates.................................................................................. 55
  Risk Factors for Certain Types of Investors......................................................... 69
  Disposition of REMIC Residual Certificates.......................................................... 71
  Liquidation of the REMIC............................................................................ 71
  REMIC-Level Taxes................................................................................... 72
  Taxation of Certain Foreign Holders of REMIC Certificates........................................... 72
  Reporting and Tax Administration.................................................................... 74
  Non-REMIC Certificates.............................................................................. 74
  Treatment of Pass-Through Certificates.............................................................. 75
  Treatment of Strip Certificates..................................................................... 76
  Determination of Income With Respect to Strip Certificates.......................................... 77
  Limitations on Deductions With Respect to Strip Certificates........................................ 78
  Sale of a Non-REMIC Certificate..................................................................... 78
  Taxation of Certain Foreign Holders of Non-REMIC Certificates....................................... 78
  Backup Withholding.................................................................................. 79
  Reporting and Tax Administration.................................................................... 79

STATE TAX CONSIDERATIONS.............................................................................. 79
ERISA CONSIDERATIONS.................................................................................. 79
LEGAL INVESTMENT MATTERS.............................................................................. 81
PLAN OF DISTRIBUTION.................................................................................. 82
INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS.......................................................... 84

                                  [This Page Intentionally Left Blank]

                                      PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the related Prospectus Supplement and in the Agreement with respect to such Series. A form of the Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

Seller.....................  Saxon Asset Securities Company (the "Seller"), a wholly owned, limited-
                             purpose financing subsidiary of Dominion Mortgage Services, Inc., a Virginia corporation ("Dominion Mortgage").  Dominion Mortgage is a wholly owned subsidiary of Dominion Capital, Inc., a Virginia corporation ("Dominion
                             Capital").  Dominion Capital is a wholly owned subsidiary of Dominion
                             Resources, Inc., a Virginia corporation ("Dominion Resources").  None of
                             Dominion Resources, Dominion Capital, Dominion Mortgage or the Seller has
                             guaranteed, or is otherwise obligated with respect to, the Certificates of any
                             Series.  The principal executive offices of the Seller are located at 4880 Cox
                             Road, Glen Allen, Virginia 23060, and the telephone number of the Seller is
                             (804) 967-7400.  See "The Seller."

Certificates Offered. .....  Asset Backed Certificates (the "Certificates"), issuable in one or more Series
                             (each, a "Series"), all as more fully described in the related Prospectus
                             Supplement.  The Certificates of each Series will evidence (i) beneficial ownership interests in one or more segregated pools of Mortgage Assets and certain other assets assigned or transferred by the Seller to one or more trusts
                             (collectively, a "Trust") or (ii) if specified in the related Prospectus Supplement, beneficial ownership interests in a Trust that holds a beneficial ownership interest in another trust to which the Mortgage Assets and such other assets have been assigned or transferred.  Each Series of Certificates will be issued in one or more classes (each, a "Class") as specified in the related Prospectus
                             Supplement.  The Certificates of each Series will be entitled to payment only from the assets of the related Trust.

                             The Certificates of any Class of any Series (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination of principal and interest, (ii) may be entitled to receive distributions allocable to prepayments of principal throughout the life of such Certificates or only during specified periods, (iii) may be subordinated in right to receive distributions on the Mortgage Assets and be subject to allocation of losses on the Mortgage
                             Assets in favor of one or more other Classes of Certificates of such Series, (iv)
                             may be entitled to receive distributions on the Mortgage Assets only after the occurrence of specified events, (v) may be entitled to receive distributions on the
                             Mortgage Assets in accordance with a specified schedule or formula or on the basis of distributions on specified portions of the Mortgage Assets, (vi) in the case of Certificates entitled to receive distributions allocable to interest, may be entitled to receive interest at a specified rate (a "Pass-Through Rate"), which may be fixed, variable or adjustable and may differ from the rate at which other
                             Classes of Certificates of such Series are entitled to receive interest and (vii) in the case of Certificates entitled to receive distributions allocable to interest, may be entitled to receive such distributions only after the occurrence of specified events and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement.







                             The Certificates of each Series will be issued as fully registered certificates in certificated or book-entry form in the authorized denominations specified in the related Prospectus Supplement.  Neither the Certificates nor the underlying
                             Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality or by the Seller, any Servicer, any Master Servicer, any Trustee
                             or any of their affiliates, except as set forth in the related Prospectus
                             Supplement.  The Seller may retain or hold for sale from time to time one or
                             more Classes of Certificates.   See "Description of the Certificates."

Agreement..................  Each Series of Certificates will be issued pursuant to one or more trust agreements or pooling and servicing agreements (each, an "Agreement") among the Seller, the Master Servicer and the trustee identified in the related
                             Prospectus Supplement (the "Trustee").  Pursuant to an Agreement, the Seller
                             will assign and transfer the Mortgage Assets and other assets to be included in the related Trust to the Trustee in exchange for a Series of Certificates.  The
                             Mortgage Assets will be registered in the name of such Trustee or its custodian following the closing for such Series.  See "The Trusts-- Assignment of
                             Mortgage Assets."

Distributions on
  the Certificates.........  The Prospectus Supplement for each Series of Certificates will specify (i)
                             whether distributions of principal and/or interest on such Certificates will be made monthly, quarterly, semi-annually or at other intervals, (ii) the date for each such distribution (each, a "Distribution Date"), (iii) the amount of each such distribution allocable to principal and interest and (iv) whether all distributions will be made pro rata to Certificateholders of the Class entitled thereto or on some other basis.  The amount available to be distributed on each
                             Distribution Date with respect to each Series of Certificates (the "Available
                             Distribution") will be determined as set forth in the related Agreement and will be described in the related Prospectus Supplement.  See "Description of the
                             Certificates-- Allocation of Distributions from Mortgage Assets."

                             The aggregate original principal balance of the Certificates of each Series will equal the aggregate distributions allocable to principal that such Certificates will be entitled to receive.  The Mortgage Assets and any other assets included in the
                             Trust for each Series of Certificates (including amounts held in any Pre-Funding
                             Account for such Series) will have an initial aggregate value ("Asset Value")
                             determined as set forth in the related Agreement and described in the related
                             Prospectus Supplement.  The Asset Value of the Mortgage Assets and any other assets included in the Trust for a Series will equal or exceed the aggregate original principal balance of the Certificates of such Series.  See "Description of the Certificates-- Valuation of Mortgage Assets."

Mortgage Assets. . ........  The Mortgage Assets assigned or transferred to the Trust for a Series may consist of one or more of the following, each of which will be specified in the related Prospectus Supplement: (i) one- to four-family mortgage loans secured by first, second or more junior liens on residential and mixed use properties (or participation interests in such loans) ("Single Family Loans"), (ii) loans secured by security interests in or similar liens on shares in private, non-profit cooperative housing corporations ("Cooperatives") and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the buildings owned by the Cooperatives (or participation interests in such loans) ("Cooperative Loans"), (iii) multi-family mortgage loans secured by first, second or more junior liens on residential and mixed use


                                              2






                             properties, including buildings owned by Cooperatives (or participation interests in such loans) ("Multi-Family Loans"), (iv) home improvement mortgage loans secured by first, second or more junior liens on various types of properties (or participation interests in such loans) ("Conventional Home Improvement Loans"), (v) home improvement mortgage loans originated under the Title I credit insurance program created under the National Housing Act of 1934 by the Federal Housing Administration
                             ("FHA") (or participation interests in such loans) ("Title I Loans" and, collectively with Single Family Loans, Cooperative Loans, Multi-Family Loans and
                             Conventional Home Improvement Loans, "Mortgage Loans"), (vi) mortgage-backed securities issued or guaranteed by the Government National Mortgage Association
                             ("GNMA"), the Federal National Mortgage Association ("FNMA"), the Federal Home Loan
                             Mortgage Corporation ("FHLMC") or another government agency or government sponsored agency (collectively, "Agency Securities"), (vii) privately-issued mortgage-backed securities ("Private Mortgage-Backed Securities" and, collectively with Agency
                             Securities, "Mortgage Certificates") and (viii) home equity lines of credit
                             ("HELOCs").

  A.  Mortgage Loans.......  The Mortgage Loans will be evidenced by promissory notes (each, a "Mortgage
                             Note") and will be secured by first, second or more junior liens on (i) the related real property or leasehold interest, together with improvements thereon, or (ii) with respect to Cooperative Loans, the shares issued by the related
                             Cooperative (the "Mortgaged Premises").  If so specified in the Prospectus
                             Supplement for a Series, the Mortgage Loans will not be insured or guaranteed by any government agency ("Conventional Mortgage Loans").  The payment terms of the Mortgage Loans to be included in the Trust for any Series will be described in the related Prospectus Supplement.

                             The Mortgaged Premises (and, with respect to Cooperative Loans, the buildings owned by Cooperatives) may be located in any state, territory or possession of the United States (including the District of Columbia or Puerto Rico).  The
                             Mortgaged Premises generally will be covered by standard hazard insurance policies ("Standard Hazard Insurance Policies") insuring against losses due to fire and various other causes.  The Mortgage Loans will be covered by primary mortgage insurance policies ("Primary Mortgage Insurance Policies") insuring, subject to their provisions and certain limitations, against all or a portion of any loss sustained by reason of nonpayments by borrowers to the extent specified in the related Prospectus Supplement.  If so specified in the Prospectus Supplement for a Series, the Mortgage Loans will be purchased by the Seller from Saxon
                             Mortgage, Inc., a Virginia corporation and an affiliate of the Seller ("Saxon
                             Mortgage").  If so specified in the Prospectus Supplement for a Series, the
                             Mortgage Loans will be originated by Saxon Mortgage or purchased by Saxon
                             Mortgage in the open market or in privately negotiated transactions from savings and loan associations, savings banks, commercial banks, credit unions, insurance companies or similar institutions that are supervised and examined by a federal or state authority or by an institution approved by the United States Department of Housing and Urban Development ("HUD") (each, including Saxon Mortgage in its capacity as an originator of Mortgage Loans, an "Originator").  See "The
                             Trusts-- The Mortgage Loans-- General" and "Origination of Mortgage
                             Loans."

                             Certain of the Mortgage Loans may be partially insured by the FHA, an agency of HUD, pursuant to the Title I credit insurance program (the "Title I Loan
                             Program") created under the National Housing Act of 1934.  Under the Title I

                                              3






                             Loan Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Loan Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan. FHA insurance is accorded the full faith and credit of the United
                             States. See "The Trusts -- Title I Loans."

  B.  Agency Securities....  The Agency Securities may include (i) fully modified pass-through mortgage-
                             backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA Certificates"), (ii)
                             guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association
                             ("FNMA Certificates"), (iii) mortgage participation certificates issued and guaranteed as to timely payment of interest and, if so specified in the related
                             Prospectus Supplement, ultimate payment of principal by the Federal Home
                             Loan Mortgage Corporation ("FHLMC Certificates"), (iv) stripped mortgage-
                             backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA Certificates, FNMA Certificates, FHLMC Certificates or other government agency or government-sponsored agency certificates and, if so specified in the related Prospectus Supplement, guaranteed to the same extent as the underlying securities, (v) another type of guaranteed pass-through certificate issued or guaranteed by GNMA, FNMA, FHLMC or another government agency or government-sponsored agency and described in the related
                             Prospectus Supplement or (vi) a combination of the Agency Securities described in clauses (i) through (v) above.  The GNMA Certificates will be backed by the full faith and credit of the United States.  The FNMA Certificates and FHLMC
                             Certificate will not be backed, directly or indirectly, by the full faith and credit of the United States.  See "The Trusts-- Agency Securities-- General."

  C.  Private Mortgage-Backed
        Securities.........  The Private Mortgage-Backed Securities may include (i) mortgage participation or pass-through certificates representing beneficial interests in certain mortgage loans or Agency Securities or (ii) collateralized mortgage obligations secured by certain mortgage loans.  The Private Mortgage-Backed Securities will not be insured or guaranteed by the United States or any agency or instrumentality thereof.  If so specified in the related Prospectus Supplement, payments on the
                             Private Mortgage-Backed Securities will be distributed directly to the Trustee as registered owner of such Private Mortgage-Backed Securities.  See "The Trusts
                             -- Private Mortgage-Backed Securities."

  D.  Home Equity Lines
        of Credit .........  HELOCs will consist of home equity lines of credit or certain balances thereof secured by mortgages on one- to four-family residential properties, including condominium units and cooperative dwellings, or mixed-use properties.  The
                             HELOCs  may be subordinated to other mortgages on such properties.  See

                             "The Trusts -- Home Equity Lines of Credit."

Pre-Funding Account........  If so specified in the related Prospectus Supplement, a Trust may enter into an agreement (each, a "Pre-Funding Agreement") with the Seller under which the

                                              4






                             Seller will agree to transfer additional Mortgage Assets to such Trust following the date on which such Trust is established and the related Certificates are issued. Any
                             Pre-Funding Agreement will require that any Mortgage Loans so transferred conform to the requirements specified in such Pre-Funding Agreement. If a Pre-Funding Agreement is used, the related Trustee will be required to deposit in a segregated account
                             (each, a "Pre-Funding Account") upon receipt all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of
                             Certificates of the related Series. The additional Mortgage Assets will thereafter be transferred to the related Trust in exchange for money released to the Seller from the related PreFunding Account. Each Pre-Funding Agreement will specify a period during which any such transfer must occur. If all moneys originally deposited in such Pre-Funding Account are not used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of one or more
                             Classes of Certificates as specified in the related Prospectus Supplement. The specified period for the acquisition by a Trust of additional Mortgage Loans will not exceed three months from the date such Trust is established. See "The Trusts --
                             Pre-Funding Account."

Servicer...................  One or more servicers (each, a "Servicer"), which may include an affiliate of the Seller, will perform certain customary servicing functions with respect to the
                             Mortgage Loans included in the Trust for any Series of Certificates.  See
                             "Servicing of Mortgage Loans."

Master Servicer............  If specified in the Prospectus Supplement for a Series, a master servicer (the
                             "Master Servicer"), which may include an affiliate of the Seller, will perform, directly or indirectly through one or more sub-servicers, certain administrative and supervisory functions with respect to the Mortgage Assets included in the related Trust.  See "Servicing of Mortgage Loans."

Special Servicer...........  If specified in the Prospectus Supplement for a Series, a special servicer (a
                             "Special Servicer") may be appointed to service, make certain decisions with respect to and take various actions with respect to delinquent or defaulted
                             Mortgage Loans or Mortgage Loans that are secured by Mortgaged Premises acquired by foreclosure or by deed-in-lieu of foreclosure (collectively, "REO
                             Properties").

Assets Proceeds Account....  All payments and collections received or advanced on the Mortgage Assets assigned or transferred to the Trust for the Certificates of a Series will be remitted to one or more accounts (collectively, the "Asset Proceeds Account")
                             established and maintained in trust on behalf of the holders of such Certificates.
                             In general, reinvestment income, if any, on amounts in the Asset Proceeds
                             Account will not accrue for the benefit of the holders of the Certificates of a
                             Series but will be remitted periodically to the Master Servicer or the Servicers as additional master servicing or servicing compensation.  See "The Trusts--
                             Asset Proceeds Account."

Advances...................  If so specified in the Prospectus Supplement for a Series, the Servicers of the
                             Mortgage Loans included in the related Trust and, to the limited extent described herein, the Master Servicer are, and the Trustee may be, obligated to advance funds to such Trust to cover (i) delinquent payments of principal or interest on such Mortgage Loans, (ii) delinquent payments of taxes, insurance premiums or other escrowed items and (iii) foreclosure costs, including reasonable attorney's fees ("Advances").  Any such advance obligation may be


                                              5






                             limited to amounts deemed to be recoverable from late payments or liquidation proceeds, to amounts due holders of specified Classes of Certificates of the related
                             Series, to specified periods of time, to certain dollar amounts or to any combination of the foregoing, in each case as specified in the related Prospectus
                             Supplement. Any such Advance will be recoverable as specified in the related
                             Prospectus Supplement. See "Servicing of Mortgage Loans -- General" and " --
                             Advances."

Credit Enhancement.........  If so specified in the Prospectus Supplement for a Series, the related Trust may include, or the related Certificates may be entitled to the benefits of, certain ancillary or incidental assets intended to provide credit enhancement for the ultimate or timely distribution of proceeds from the Mortgage Assets to the holders of such Certificates, including reserve accounts, insurance policies, guaranties, surety bonds, letters of credit, guaranteed investment contracts, swap agreements and option agreements.  In addition, if so specified in the Prospectus
                             Supplement for a Series, one or more Classes of Certificates of such Series may be entitled to the benefits of other credit enhancement arrangements, including subordination, overcollateralization or cross support.  Any such assets or arrangements must be acceptable to each Rating Agency that provides, at the request of the Seller, a rating for the Certificates of the related Series.  In addition, to the extent a significant portion of the Mortgage Loans underlying a Series of Certificates consists of Title I Loans, the related Prospectus
                             Supplement will describe the features of any related credit enhancement, including, but not limited to, any credit enhancement provided by the FHA.
                             The protection against losses or delays afforded by any such assets or credit enhancement arrangements may be limited.  See "Risk Factors-- Credit
                             Enhancement (if Available) May Be Limited" and "Credit Enhancement."

Optional Redemption........  To the extent and under the circumstances specified in the Prospectus
                             Supplement for a Series, the Certificates of such Series may be redeemed by the party specified therein.  See "Description of the Certificates -- Optional
                             Redemption."

Certain Federal Income
Tax Consequences...........  The federal income tax consequences to the holders of the Certificates of any
                             Series will depend on, among other factors, whether an election is made to treat the related Trust or specified portions thereof as "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal
                             Revenue Code of 1986, as amended (the "Code").  See "Certain Federal Income
                             Tax Consequences."

                             REMIC.  If an election is made to treat the Trust or specified portions thereof for a Series of Certificates as a REMIC for federal income tax purposes, the related Prospectus Supplement will specify each Class of Certificates of such
                             Series to be designated as regular interests in such REMIC (the "REMIC
                             Regular Certificates") and the Class of Certificates of such Series to be designated as the residual interest in such REMIC (the "REMIC Residual
                             Certificates").  To the extent provided herein and in the related Prospectus
                             Supplement, Certificates representing an interest in the REMIC generally will be considered "qualifying real property loans" within the meaning of Section
                             593(d) of the Code, "real estate assets" for purposes of Section 856(c)(5)(A) and assets described in Section 7701(a)(19)(C).

                                              6






                             In the opinion of Arter & Hadden, special tax counsel to the Seller ("Special
                             Tax Counsel"), for federal income tax purposes, REMIC Regular Certificates generally will be treated as debt obligations of the Trust with payment terms equivalent to the terms of such Certificates.  Each REMIC Regular
                             Certificateholder will be required to report income with respect to its Certificate under an accrual method, regardless of its normal tax accounting method.
                             Original issue discount, if any, on REMIC Regular Certificates will be includable in the income of the Certificateholders as it accrues, in advance of receipt of the cash attributable thereto, which rate of accrual will be based on a reasonable assumed prepayment rate.  The REMIC Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes but instead will be treated as representing rights to the taxable income or net loss of the REMIC.

                             Each REMIC Residual Certificateholder will be required to take into account separately its pro rata share of the REMIC's taxable income or loss.  Certain income of a REMIC (referred to as "excess inclusions") generally may not be offset by net operating loss carryovers or other deductions, and in the case of a tax-exempt REMIC Residual Certificateholders, will be treated as "unrelated business taxable income."  In certain situations, particularly in the early years of a REMIC, REMIC Residual Certificateholders may have taxable income, and possibly tax liabilities with respect to such income, in excess of cash distributed to them.  Certain "disqualified organizations" are prohibited from acquiring or holding any REMIC Residual Certificates or beneficial interest therein.

                             Grantor Trust.  If no election is made to treat the Trust or specified portions thereof for a Series of Certificates as a REMIC, the Trust will be classified as a grantor trust for federal income tax purposes and not as an association taxable as a corporation.  In the opinion of Special Tax Counsel, Certificateholders of any such Series ("Non-REMIC Certificates") will be treated for federal income tax purposes, subject to the possible application of the stripped bond rules, as owners of undivided interests in the related Mortgage Assets and generally will be required to report as income their pro rata share of the entire gross income
                             (including amounts paid as reasonable servicing compensation) from such
                             Mortgage Assets and will be entitled, subject to certain limitations, to deduct their pro rata share of expenses of the related Trust.

                             To the extent provided herein and in the related Prospectus Supplement, Non-
                             REMIC Certificates will represent interests in "qualifying real property loans"
                             within the meaning of Section 593(d) of the Code, "real estate assets" for the purposes of Section 856(c)(5)(A) and assets described in Section 7701(a)(19)(C).

                             Investors are urged to consult their tax advisors concerning the application of federal income tax laws to their particular situations and to review "Certain
                             Federal Income Tax Consequences" herein and, if applicable, in the related
                             Prospectus Supplement.

Legal Investment Matters...  If so specified in the related Prospectus Supplement, the Certificates of each
                             Series offered by this Prospectus and such Prospectus Supplement will constitute
                             "mortgage-related securities" under the Secondary Mortgage Market
                             Enhancement Act of 1984 ("SMMEA") and, as such, will be "legal investments" for certain types of institutional investors to the extent provided in
                             SMMEA, subject, in each case, to state laws overriding SMMEA and to any


                                              7






                             other regulations which may govern investments by such institutional investors. If so specified in the related Prospectus Supplement, all or certain Classes of
                             Certificates may not constitute "mortgage-related securities" under SMMEA.
                             Securities that do not constitute "mortgage-related securities" under SMMEA will require registration, qualification or an exemption under applicable state securities laws and may not be "legal investments" to the same extent as
                             "mortgage-related securities." See "Legal Investment Matters."

ERISA Considerations.......  Fiduciaries of employee benefit plans or other retirement plans or arrangements, including individual retirement accounts, certain Keogh plans, and collective investment funds, separate accounts and insurance company general accounts in which such plans, accounts or arrangements are invested, that are subject to the
                             Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, should carefully review with their legal advisors whether an investment in Certificates will cause the assets of the related Trust to be considered plan assets under the Department of Labor ("DOL") regulations set forth in 29 C.F.R. Section 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Trustee and the Master Servicer to the fiduciary responsibility standards of ERISA, and whether the purchase, holding or transfer of
                             Certificates gives rise to a transaction that is prohibited under ERISA or subject to the excise tax provisions of Section 4975 of the Code.  Certain Classes of
                             Certificates may not be offered for sale or transferable to Plans (as defined herein).  See "ERISA Considerations" herein and in the related Prospectus
                             Supplement.

Ratings . . . . . . .  . . . Each Class of Certificates offered hereby and by the related Prospectus
                             Supplement will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations (each, a "Rating
                             Agency").

Risk Factors. . . . . . . . .An investment in the Certificates will be subject to one or more risk factors, including declines in the value of Mortgaged Premises, prepayment of Mortgage
                             Loans, limitations on credit enhancement, consumer credit laws affecting the
                             Mortgage Assets, the risk of higher losses with respect to particular types of
                             Mortgage Loans and various other factors.  See "Risk Factors" herein and in the related Prospectus Supplement.

                                              8

                                         RISK FACTORS

     Prospective investors should consider, among other things, the following risk factors and the risk factors identified in the related Prospectus Supplement in connection with a purchase of the Certificates of any Series. See "Risk Factors" in the related Prospectus Supplement.

Certificateholders Must Look Solely to Limited Trust Assets for Certificate Payments

        Each Trust is expected to have no significant assets other than the Mortgage Assets and any other assets assigned to the Trust by the Seller. Prospective purchasers of the Certificates of a Series must rely primarily upon payments of principal and interest on the related Mortgage Assets, the security therefor and the sources of credit enhancement, if any, identified in the related Prospectus Supplement. Neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality or by the Seller, any Servicer, any Master Servicer, any Trustee or any of their affiliates, except as set forth in the related Prospectus Supplement.

Credit Enhancement (if Available) May Be Limited

        The credit enhancement, if any, for any Series of Certificates may be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. In addition, such credit enhancement may provide only very limited coverage as to certain types of losses and may provide no coverage as to certain other types of losses. The Trustee may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Certificates to the extent specified in the related Prospectus Supplement. See "Credit Enhancement."

Economic Developments May Adversely Affect Mortgage Asset Performance

        If the residential real estate market in general or a regional or local area where the Mortgage Loans constituting or underlying the Mortgage Assets for a Trust are concentrated should experience an overall decline in property values or a significant downturn in economic conditions, rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent such losses are not covered by credit enhancement, holders of the Certificates of the related Series will have to look primarily to the value of the Mortgaged Premises for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans.

Bankruptcy Recharacterization of Mortgage Asset Transfers May Delay or Reduce Certificate Payments

        Saxon Mortgage and the Seller intend that the transfers of the Mortgage Assets to the Seller and, in turn, to the related Trust will constitute sales rather than pledges to secure indebtedness for insolvency purposes. If Saxon Mortgage were to become a debtor under the federal Bankruptcy Code, however, a creditor, trustee-in-bankruptcy or receiver of Saxon Mortgage might argue that such transfers were pledges rather than sales. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions on the Certificates of the related Series.

Various Laws May Delay or Reduce Certificate Payments

        In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of a mortgage or deed of trust. Other federal and state laws provide priority to certain tax and other liens over the lien of a mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. See "Certain Legal Aspects of Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders."

Modification of Mortgage Loans May Delay or Reduce Certificate Payments

        With respect to a Mortgage Loan on which a material default has occurred or a payment default is imminent, the related Servicer, with the consent of the Master Servicer, may enter into a forbearance or modification agreement with the borrower. The terms of any such forbearance or modification agreement may affect the amount and timing of principal and interest payments on the Mortgage Loan and, consequently, the amount and timing of payments on one or more Classes of the related Series of Certificates. For example, a modification agreement that results in a lower Mortgage Interest Rate would lower the Pass-Through Rate of any related Class of Certificates that accrues interest at a rate based on the weighted average Net Rate of the Mortgage Loans. See "Servicing of Mortgage Loans -- Modification of Mortgage Loans."

Mortgage Loan Prepayments May Affect Final Certificate Payment Date or Certificate Yield

        The prepayment experience on the Mortgage Assets underlying a particular Series of Certificates will affect (i) the average life of each Class of such Certificates, (ii) the extent to which the final distribution on each Class of such Certificates occurs prior to its Final Scheduled Distribution Date and
(iii) for Certificates purchased at a price other than par, the effective yield on such Certificates. Because prepayments will be passed through to the holders of Certificates of each Series as distributions of principal on such Certificates, it is likely that, in the event of such prepayments, the final distribution on each Class of Certificates of a Series will occur prior to the Final Scheduled Distribution Date for such Class. The timing and amount of principal payments (including prepayments) on mortgage loans are influenced by a variety of economic, geographic, legal, social and other factors, including changes in interest rate levels. In general, if mortgage interest rates fall, the rate of prepayment would be expected to increase. Conversely, if mortgage interest rates rise, the rate of prepayment would be expected to decrease. Prepayments may also result from foreclosure, condemnation and other dispositions of the Mortgaged Premises (including amounts paid by insurers under applicable insurance policies), from the repurchase of any Mortgage Loan as to which there has been a material breach of warranty or defect in documentation (or from the deposit of certain amounts in respect of the delivery of a substitute Mortgage Loan), from the repurchase of Mortgage Loans modified in lieu of refinancing, from the repurchase of any liquidated Mortgage Loan or delinquent Mortgage Loan, if applicable, or from the repurchase by the Seller of all the Certificates of a Series or all the Mortgage Loans or Mortgage Certificates in certain circumstances. The yields realized by the holders of certain Certificates of a Series with disproportionate allocations of principal or interest will be extremely sensitive to levels of prepayments on the Mortgage Assets of the related Trust. See "Maturity, Prepayment and Yield Considerations."

Secondary Market for Certificates May Not Develop or Continue

        There can be no assurance that a secondary market will develop for the Certificates of any Series or, if such a market does develop, that it will provide the holders of such Certificates with liquidity of investment or that it will continue for the life of such Certificates. Certain Classes of Certificates may not constitute "mortgage related securities" under SMMEA, and certain investors may be subject to legal restrictions that preclude their purchase of any such non-SMMEA Certificates. In addition, if so specified in the related Prospectus Supplement, certain Classes of Certificates may be restricted as to transferability to certain entities. Any restrictions on the purchase or transferability of the Certificates of a Series may have a negative effect on the development of a secondary market for such Certificates. See "Legal Investment Matters."

Holders of Book-Entry Certificates May Experience Liquidity Problems or Payment Delays

        If so specified in the related Prospectus Supplement, certain Certificates of a Series may initially be registered in book-entry form ("Book-Entry Certificates"). Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market because investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. In addition, since transfers of Book-Entry Certificates will, in most cases, be able to be effected only through persons or entities that participate in the book-entry system, the ability of a Certificateholder to pledge a Book-Entry Certificate to persons or entities that do not participate in the book-entry system, or otherwise to take actions with respect to a Book-Entry Certificate, may be impaired since physical certificates representing the Certificates will generally not be available. Certificateholders may experience some delay in their receipt of distributions of interest on and principal of the Book-Entry Certificates because distributions may be required to be forwarded by the Trustee through book-entry system participants which thereafter will be required to credit them to the accounts of the applicable Certificates, whether directly or indirectly through financial intermediaries. See "Description of the Certificates -- Book-Entry Procedures."

Certificate Ratings May Be Affected by Credit Enhancer Ratings

        The rating of Certificates credit enhanced through external credit enhancement, such as a letter of credit, financial guaranty insurance policy or mortgage pool insurance policy, will depend primarily on the creditworthiness of the issuer of such external credit enhancement (the "Credit Enhancer"). Any lowering of the rating assigned to the claims-paying ability of a Credit Enhancer below the rating initially given to the Certificates of the related Series would likely result in a lowering of the rating assigned to such Certificates. Any such rating is not a recommendation to buy, sell or hold Certificates and is subject to revision or withdrawal at any time by the Rating Agency issuing such rating. The Seller will not be obligated to obtain additional credit enhancement if necessary to maintain the rating initially assigned to the Certificates of any Series.

Holders of Original Issue Discount Certificates Are Subject to Special Tax Rules

        Compound Interest Certificates and certain other Classes of Certificates that are entitled only to interest distributions will be, and certain other Classes of Certificates may be, issued with original issue discount for federal income tax purposes. The holder of a Certificate issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on such Certificates generally will be treated as original issue discount for this purpose. See "Certain Federal Income Tax Consequences."

Balloon Loans May Experience Relatively Higher Losses

        A portion of the aggregate principal balance of the Mortgage Loans at any time may be "balloon loans" that provide for the payment of the unamortized principal balance of such Mortgage Loans in a single payment at maturity ("Balloon Loans"). Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan, generally five, seven, ten or 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Seller does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments at maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing Mortgage Loans.

Junior Mortgage Loans May Experience Relatively Higher Losses

        If specified in the Prospectus Supplement for a Series, the Mortgage Loans assigned and transferred to the related Trust may include Mortgage Loans secured by second or more junior liens on residential properties. Because the rights of a holder of a second or more junior lien are subordinate to the rights of a senior lienholder, the position of such Trust and the holders of the Certificates of such Series could be more adversely affected by a reduction in the value of the Mortgaged Premises than would the position of the senior lienholder. In the event of a default by the related borrower, liquidation or other proceeds may be insufficient to satisfy a second or more junior lien after satisfaction of the senior lien and the payment of any liquidation expenses. See "The Trusts -Junior Mortgage Loans."

Mortgage Loans Secured by Non-Owner Occupied Properties May Experience Relatively Higher Losses

        Certain of the Mortgage Premises relating to the Mortgage Loans may not be owner occupied. It is possible that the rate of delinquencies, foreclosures and losses on Mortgage Loans secured by non-owner occupied properties could be higher than for Mortgage Loans secured by primary residences.

Mortgage Loans Underwritten as Non-Conforming Credits May Experience Relatively Higher Losses

        If specified in the Prospectus Supplement for a Series, the Mortgage Loans assigned and transferred to the related Trust may include Mortgage Loans underwritten in accordance with the underwriting standards for "non-conforming credits," which include borrowers whose creditworthiness and repayment ability do not satisfy FNMA or FHLMC underwriting guidelines. A mortgage loan made to a "non-conforming credit" means a mortgage loan that is ineligible for purchase by FNMA or FHLMC due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet FNMA or FHLMC underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines and a borrower who may have a record of major derogatory credit items such as default on a prior mortgage loan, credit write-offs, outstanding judgments or prior bankruptcies. Because the borrowers on such Mortgage Loans are less creditworthy than borrowers who meet FNMA or FHLMC underwriting guidelines, delinquencies and foreclosures can be expected to be more prevalent with respect to such Mortgage Loans than with respect to mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines. As a result, changes in the values of the Mortgaged Premises may have a greater effect on the loss experience of such Mortgage Loans than on mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines. If the values of the Mortgaged Premises decline after the dates of origination of such Mortgage Loans, the rate of losses on such Mortgage Loans may increase and such increase may be substantial.
See "Origination of Mortgage Loans."

Mortgage Assets May Include Delinquent and Non-Performing Mortgage Loans

        If specified in the Prospectus Supplement for a Series, the Mortgage Assets in the related Trust may include Mortgage Loans that are secured by Mortgaged Premises acquired by foreclosure or by deed-in-lieu of foreclosure (collectively, "REO Properties") or Mortgage Loans that are delinquent or non-performing. Credit enhancement provided with respect to a particular Series of Certificates may not cover all losses related to such REO Properties or to such delinquent or non-performing Mortgage Loans. Prospective investors should consider the risk that the inclusion of such REO Properties or such Mortgage Loans in the Trust for a Series may cause the rate of defaults and prepayments on the Mortgage Loans to increase and, in turn, may cause losses to exceed the available credit enhancement for such Series and affect the yield on the Certificates of such Series. See "The Trusts -- The Mortgage Loans -- General."

                                DESCRIPTION OF THE CERTIFICATES

General

        The Asset Backed Certificates described herein and in the related Prospectus Supplement (the "Certificates") will be issued from time to time in Series pursuant to one or more trust agreements or pooling and servicing agreements (each, an "Agreement"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust. The following summaries describe the material provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to the Prospectus Supplement and the Agreement with respect to a particular Series. The material terms of a specific Agreement will be further described in the related Prospectus Supplement.

        The Certificates of a Series will be entitled to payment only from the assets of the related Trust. The Certificates do not represent an interest in or obligation of the Seller, any Servicer, any Master Servicer, any Trustee or any of their affiliates, except as set forth herein and in the related Prospectus Supplement. Neither the

Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality or by the Seller, any Servicer, any Master Servicer, any Trustee or any of their affiliates, except as set forth in the related Prospectus Supplement. To the extent that delinquent payments on or losses in respect of defaulted Mortgage Loans are not advanced by the Servicer or any other entity or paid from any applicable credit enhancement, such delinquencies may result in delays in the distribution of payments to the holders of one or more Classes of Certificates and such losses may be allocated to the holders of one or more Classes of Certificates.

        The Certificates of each Series will be issued as fully registered certificates in certificated or book-entry form in the authorized denominations for each Class specified in the related Prospectus Supplement. The Certificates of each Series in certificated form may be transferred (subject to the limitations on transfer, if any, specified in the related Agreement) or exchanged at the corporate trust office of the Trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. If so specified in the Prospectus Supplement for a Series, distributions of principal and interest on each Certificate in certificated form will be made on each Distribution Date by or on behalf of the Trustee (i) by check mailed to each holder of such a Certificate at the address of such holder appearing on the books and records of the Trust or (ii) by wire transfer of immediately available funds upon timely request to the Trustee in writing by any holder of such a Certificate having an initial principal amount of at least $1,000,000 or such other amount as may be specified in the related Prospectus Supplement; provided, however, that the final distribution in retirement of a Certificate of a Series in certificated form will be made only upon presentation and surrender of such Certificates at the corporate trust office of the Trustee. Distributions of principal and interest on each Class of Certificates in book-entry form will be made as set forth below.

Classes of Certificates

        Each Series of Certificates will be issued in one or more classes (each, a "Class") as specified in the related Prospectus Supplement. The Certificates of any Class of any Series (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination of principal and interest, (ii) may be entitled to receive distributions allocable to prepayments of principal throughout the life of such Certificates or only during specified periods, (iii) may be subordinated in right to receive distributions on the Mortgage Assets and may be subject to allocation of losses on the Mortgage Assets in favor of one or more other Classes of Certificates of such Series, (iv) may be entitled to receive distributions on the Mortgage Assets only after the occurrence of specified events, (v) may be entitled to receive distributions on the Mortgage Assets in accordance with a specified schedule or formula or on the basis of distributions on specified portions of the Mortgage Assets, (vi) in the case of Certificates entitled to receive distributions allocable to interest, may be entitled to receive interest at a specified rate (a "Pass-Through Rate"), which may be fixed, variable or adjustable and may differ from the rate at which other Classes of Certificates of such Series are entitled to receive interest and (vii) in the case of Certificates entitled to receive distributions allocable to interest, may be entitled to receive such distributions only after the occurrence of specified events and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement.

Book-Entry Procedures

        The Prospectus Supplement for a Series may specify that certain Classes of Certificates will initially be issued in book-entry form ("Book-Entry Certificates") in the authorized denominations specified therein. Each such Class will be represented by a single certificate registered in the name of the nominee of the depository, which is expected to be The Depository Trust Company ("DTC" and, together with any successor or other depository selected by the Seller, the "Depository"). The Depository or its nominee will be registered as the record holder of each Class of Book-Entry Certificates in the certificate register maintained by the Trustee for the related Trust. No person acquiring a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a physical certificate representing such Certificate.

        A Beneficial Owner's ownership of a Book-Entry Certificate will be recorded by appropriate entries on the books and records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains such Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary whose interest in turn will be recorded on the records of the Depository, if the Beneficial Owner's Financial Intermediary is not a Depository participant). Therefore, the Beneficial Owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Certificate, and beneficial ownership of a Book-Entry Certificate may only be transferred by compliance with the procedures of such Financial Intermediaries and Depository participants.

        DTC, which is a New York-chartered limited-purpose trust company, performs services for its participants, some of whom (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as in effect from time to time.

        If so specified in the Prospectus Supplement for a Series, distributions of principal and interest on the Book-Entry Certificates of such Series will be made on each Distribution Date by or on behalf of the Trustee to the Depository. The Depository will be responsible for crediting the amount of such distributions to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents. As a result of the foregoing procedures, the Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments.

        Because transactions in Book-Entry Certificates can be effected only through the Depository, participating organizations, indirect participants and certain banks, the ability of the Beneficial Owner of a Book-Entry Certificate to pledge such Certificate to persons or entities that do not participate in the Depository, or otherwise to take actions in respect of such Certificate, may be limited due to the lack of a physical certificate representing such Certificate. Issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market because investors may be unwilling to purchase Book-Entry Certificates for which they cannot obtain physical certificates.

        The Book-Entry Certificates will be issued in fully registered, certificated form to Beneficial Owners of Book-Entry Certificates or their nominees, rather than to the Depository or its nominee, only if (i) the Seller advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Seller is unable to locate a qualified successor within 30 days or (ii) the Seller, at its option, elects to terminate the book-entry system through the Depository. Upon the occurrence of either event described in the preceding sentence, the Trustee is required to notify the Depository, which in turn will notify all Beneficial Owners of Book-Entry Certificates through Depository participants, of the availability of certificated Certificates. Upon surrender by the Depository of the certificates representing the BookEntry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as certificated Certificates to the Beneficial Owners of the Book-Entry Certificates.

        Neither the Seller, the Master Servicer nor the Trustee will have any liability for any aspect of the records relating to or payment made on account of beneficial ownership interests of the Book-Entry Certificates held by the Depository or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Allocation of Distributions from Mortgage Assets

        The Prospectus Supplement for each Series of Certificates will specify
(i) whether distributions of principal and/or interest on such Certificates will be made monthly, quarterly, semi-annually or at other intervals, (ii) the date for each such distribution (each, a "Distribution Date"), (iii) the amount of each such distribution allocable to principal and interest and (iv) whether all distributions will be made pro rata to Certificateholders of the Class entitled thereto or on some other basis. All distributions with respect to each Certificate of a Series will be made to the person in whose name such Certificate is registered (the "Certificateholder") as of the close of business on the record date specified in the related Prospectus Supplement.

        The amount available to be distributed on each Distribution Date with respect to each Series of Certificates (the "Available Distribution") will be determined as set forth in the related Agreement and will be described in the related Prospectus Supplement. In general, the Available Distribution for a Distribution Date will be equal to the amount of principal and interest actually collected, advanced or received during the related Due Period or Prepayment Period, net of applicable servicing fees, master servicing fees, special servicing fees, administrative and guarantee fees, insurance premiums, amounts required to reimburse any unreimbursed Advances and any other amounts specified in the related Prospectus Supplement. The Available Distribution will be allocated among the Classes of Certificates in the proportion and order of application set forth in the related Agreement and described in the related Prospectus Supplement.

        "Due Period" means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and continuing through the first day of the calendar month in which such Distribution Date occurs, or such other period as may be specified in the related Prospectus Supplement.

        "Prepayment Period" means, with respect to any Distribution Date, the time period specified in the Prospectus Supplement for a Series used to identify prepayments or other unscheduled payments of principal or interest received with respect to Mortgage Assets that will be used to pay Certificateholders of such Series on such Distribution Date.

        The Prospectus Supplement for each Series of Certificates will specify the Pass-Through Rate, or the method for determining the Pass-Through Rate, for each applicable Class of Certificates. REMIC Residual Certificates may or may not have a Pass-Through Rate. REMIC Residual Certificates of a Series will generally be entitled to receive amounts remaining after allocation of scheduled distributions to all other outstanding Classes of Certificates of such Series entitled to such distributions. One or more Classes of Certificates may be represented by a notional principal amount. The notional principal amount is used solely for purposes of determining interest distributions and certain other rights and obligations of the holders of such Certificates and does not represent a beneficial interest in principal payments on the Mortgage Assets in the related Trust. One or more Classes of Certificates may provide for interest that accrues but is not currently payable ("Compound Interest Certificates"). Any interest that has accrued but is not paid with respect to a Compound Interest Certificate on any Distribution Date will be added to the principal balance of such Compound Interest Certificate on such Distribution Date.

        The Prospectus Supplement for each Series of Certificates will specify the method by which the amount of principal to be distributed on each Distribution Date will be calculated and the manner in which such amount will be allocated among the Classes of Certificates of such Series entitled to distributions of principal. The aggregate original principal balance of the Certificates of each Series will equal the aggregate distributions allocable to principal that such Certificates will be entitled to receive. One or more Classes of Certificates may be entitled to payments of principal in specified amounts on specified Distribution Dates, to the extent of the Available Distribution on such Distribution Dates, or may be entitled to payments of principal from the amount by which such Available Distribution exceeds such specified amounts. One or more Classes of Certificates may be subordinated in right to receive distributions on the Mortgage Assets and may be subject to allocation of losses on the Mortgage Assets in favor of one or more other Classes of Certificates of the same Series as specified in the related Prospectus Supplement.

Allocation of Losses and Shortfalls

        The Prospectus Supplement for each Series of Certificates will specify the method by which realized losses or interest shortfalls with respect to the Mortgage Loans included in the related Trust will be allocated. A loss may be realized with respect to a Mortgage Loan (a "Realized Loss") as a result of (i) the final liquidation of such Mortgage Loan through foreclosure sale, disposition of the related Mortgaged Premises if acquired by deed-in-lieu of foreclosure, or otherwise, (ii) the reduction of the unpaid principal balance of such Mortgage Loan or the modification of the payment terms of such Mortgage Loan in connection with a proceeding under the federal Bankruptcy Code or otherwise, (iii) certain physical damage to the related Mortgaged Premises of a type not covered by Standard Hazard Insurance Policies or (iv) fraud, dishonesty or misrepresentation in the origination of such Mortgage Loan. An interest shortfall may occur with respect to a Mortgage Loan as a result of a failure on the part of any Servicer, the Master Servicer or the Trustee to advance funds to cover delinquent payments of principal

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



or interest on such Mortgage Loan, the application of the Soldiers' and Sailors' Civil Relief Act of 1940 or the prepayment in full of such Mortgage Loan and the failure of the Servicer or, in certain cases, the Master Servicer to pay interest to month-end.

        If so specified in the related Prospectus Supplement, the Senior Certificates of a Series will not bear any realized losses on the related Mortgage Loans until the Subordinated Certificates of such Series have borne realized losses up to a specified amount or loss limit or until the principal amount of the Subordinated Certificates has been reduced to zero, either through the allocation of realized losses, the priority of distributions or both. If so specified in the related Prospectus Supplement, interest shortfalls may result in a reallocation to the Senior Certificates of a Series of amounts otherwise distributable to the Subordinated Certificates of such Series.

Valuation of Mortgage Assets

        The Mortgage Assets and any other assets included in the Trust for each Series of Certificates will have an initial aggregate value ("Asset Value") determined as set forth in the related Agreement and described in the related Prospectus Supplement. The Asset Value of the Mortgage Assets and any other assets included in the Trust for a Series (including amounts held in any Pre-Funding Account for such Series) will equal or exceed the aggregate original principal balance of the Certificates of such Series. The Asset Value of any Mortgage Loan included in the Trust for such Series will generally equal, on any date of determination, (i) the Scheduled Principal Balance of such Mortgage Loan or (ii) the Scheduled Principal Balance of such Mortgage Loan multiplied by a fraction, as specified in the related Prospectus Supplement, which is based on the Net Rate of such Mortgage Loan. Asset Value will generally be determined after the subtraction of applicable servicing fees, master servicing fees, special servicing fees, administrative and guarantee fees and insurance premiums and, if so specified in the related Prospectus Supplement, the addition of any related reinvestment income. The Asset Value of a Mortgage Loan that is finally liquidated through foreclosure or deed-in-lieu of foreclosure, or otherwise, or a Mortgage Loan purchased from the Trust pursuant to the related Agreement will be zero.

        "Scheduled Principal Balance" means, with respect to any Mortgage Loan as of any date of determination, the scheduled principal balance of such Mortgage Loan as of the Cut-Off Date, increased by the amount of negative amortization, if any, with respect thereto and reduced by (i) the principal portion of all scheduled monthly payments due on or before such date of determination, whether or not received, (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the preceding Prepayment Period, and (iii) without duplication, the amount of any Realized Loss that has occurred with respect to such Mortgage Loan on or before such date of determination.

        "Cut-Off Date" means, with respect to any Series, the date specified in the related Prospectus Supplement after which payments on the Mortgage Assets included in the related Trust are for the account of the Certificateholders of such Series.

        "Net Rate" means, with respect to any Mortgage Loan, the Mortgage Interest Rate of such Mortgage Loan adjusted to deduct applicable servicing fees, master servicing fees, special servicing fees, administrative and guarantee fees and insurance premiums and, if specified in the related Prospectus Supplement, to add any related reinvestment income (expressed, in each case, as a percentage).

Optional Redemption

        To the extent and under the circumstances specified in the Prospectus Supplement for a Series, the Certificates of such Series may be redeemed prior to their Final Scheduled Distribution Date at the option of the Seller or such other party as may be specified in the related Prospectus Supplement for a purchase price calculated as specified in such Prospectus Supplement. Upon redemption of the Certificates, at the option of the redeeming party, (i) the related Trust may be terminated, thereby causing the sale of the remaining Mortgage Assets, or (ii) such Certificates may be held or resold by the redeeming party. If so specified in the Prospectus Supplement for a Series, the right to redeem the Certificates of such Series will be conditioned upon the passage of a certain date specified in such Prospectus Supplement and/or the Asset Value or Scheduled Principal Balance of the Mortgage Assets in the Trust or the outstanding principal balance of a specified Class of Certificates at the time of purchase aggregating less than a percentage, specified in such Prospectus Supplement, of the Asset Value or Scheduled

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



Principal Balance of the Mortgage Assets in the Trust or the outstanding principal balance of a specified Class of Certificates at the time of the issuance of such Series of Certificates. Notice of the redemption of the Certificates will be given to Certificateholders as provided in the related Agreement.

                         MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

        The prepayment experience on the Mortgage Assets will affect (i) the average life of each Class of Certificates issued by the related Trust, (ii) the extent to which the final distribution for each Class of such Certificates occurs prior to its Final Scheduled Distribution Date and (iii) for Certificates purchased at a price other than par, the effective yield on such Certificates. Because prepayments will be passed through to the holders of Certificates of each Series as distributions of principal on such Certificates, it is likely that, in the event of such prepayments, the final distribution on each Class of Certificates of a Series will occur prior to the Final Scheduled Distribution Date for such Class.

        Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model, such as the Single Monthly Mortality ("SMM") prepayment model, the Constant Prepayment Rate ("CPR") model or the prepayment speed assumption ("PSA") model. The Prospectus Supplement for a Series may contain a table setting forth percentages of the original principal amount of each Class of Certificates of such Series anticipated to be outstanding after each of the dates shown in the table. It is unlikely that the prepayment of the Mortgage Assets of any Trust will conform to any of the percentages of the prepayment assumption model described in any table set forth in the related Prospectus Supplement.

        A number of social, economic, tax, geographic, demographic, legal and other factors may influence principal prepayments. If a Trust includes Mortgage Loans, these factors may include the age of the Mortgage Loans, the geographic distribution of the Mortgaged Premises, the payment terms of the Mortgage Loans, the characteristics of the borrowers, homeowner mobility, economic conditions generally and in the geographic area in which the Mortgaged Premises are located, enforceability of "due-on-sale" clauses, servicing decisions, prevailing mortgage market interest rates in relation to the interest rates on the Mortgage Loans, the availability of mortgage funds, the use of second or home equity loans by borrowers, the availability of refinancing opportunities, the use of the Mortgaged Premises as second or vacation homes, the net equity of the borrowers in the Mortgaged Premises and, if the Mortgage Loans are secured by investment properties, tax-related considerations and the availability of other investments. The principal prepayment rate may also be subject to seasonal variations. The Mortgage Certificates in the Trust for a Series of Certificates may be backed by mortgage loans with different interest rates. Accordingly, the prepayment experience of such Mortgage Certificates will to some extent be a function of the mix of interest rates of the underlying mortgage loans.

        The principal prepayment rate on pools of conventional housing loans has fluctuated significantly in recent years. In general, if prevailing interest rates were to fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at higher rates than if prevailing interest rates were to remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates were to rise above the interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at lower rates than if prevailing interest rates were to remain at or below interest rates on the Mortgage Loans. In general, Junior Mortgage Loans have smaller average principal balances than senior or first Mortgage Loans and are not viewed by borrowers as permanent financing. Accordingly, Junior Mortgage Loans may experience a higher rate of prepayment than senior or first Mortgage Loans. In addition, any future limitations on the right of borrowers to deduct interest payments on Mortgage Loans for federal income tax purposes may result in a higher rate of prepayment of the Mortgage Loans.

        Distributions of interest on the Certificates of a Series on any Distribution Date generally will include interest accrued through a date specified in the related Prospectus Supplement (the "Accounting Date") that precedes such Distribution Date. Because interest generally will not be distributed to the Certificateholders of such Series until the Distribution Date following the Accounting Date, the effective yield to such Certificateholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price for such Certificates.

        The yield to maturity of any Certificate will be affected by the rate and timing of payments of principal on the Mortgage Loans. If the purchaser of a Certificate offered at a discount calculates the anticipated yield to maturity of such Certificate based on an assumed rate of payment of principal that is faster than that actually received on the Mortgage Loans (or on the mortgage loans underlying the Mortgage Certificates), the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates the anticipated yield to maturity of such Certificate based on an assumed rate of payment of principal that is slower than that actually received on the Mortgage Loans (or on the mortgage loans underlying the Mortgage Certificates), the actual yield to maturity will be lower than that so calculated.

        The timing of changes in the rate of prepayments on the Mortgage Loans (or on the mortgage loans underlying the Mortgage Certificates) may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans (or on the mortgage loans underlying the Mortgage Certificates), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments (including prepayments) on the Mortgage Loans (or on the mortgage loans underlying the Mortgage Certificates) will significantly affect the weighted average life and other characteristics of any Class of Certificates, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the mortgage loans and the suitability of the Certificates to their investment objectives.

        Under certain circumstances, the Master Servicer, certain insurers, the holders of REMIC Residual Certificates or certain other entities specified in the related Prospectus Supplement may have the option to purchase the Mortgage Assets and other assets of a Trust, thereby effecting earlier retirement of the related Series of Certificates. See "The Trusts -- Repurchase of Converted Mortgage Loans" and " -- Repurchase of Delinquent Mortgage Loans" and "The Agreement -- Termination."

        Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Loans or the Mortgage Certificates at any time or over the lives of the Certificates.

                                          THE TRUSTS

Assignment of Mortgage Assets

        Pursuant to the applicable Agreement, the Seller will cause the Mortgage Assets and other assets to be included in the related Trust to be assigned and transferred to the Trustee together with all principal and interest paid on such Mortgage Assets from the date specified in the related Prospectus Supplement. The Trustee will deliver to the order of the Seller, in exchange for the Mortgage Assets so transferred, Certificates of the related Series in authorized denominations registered in such names as the Seller may request representing the beneficial ownership interest in such Mortgage Assets. Each Mortgage Loan and Mortgage Certificate included in a Trust will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the Scheduled Principal Balance of each Mortgage Loan or Mortgage Certificate as of the date of issuance of the Certificates of such Series and its interest rate, its original principal balance and certain other information.

        In addition, such steps will be taken by the Seller as are necessary to have the Trustee become the registered owner of each Mortgage Certificate which is included in a Trust and to provide for all payments on such Mortgage Certificate to be made directly to the Trustee. The Seller will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee the related Mortgage Note endorsed to the order of the Trustee, evidence of recording of the related mortgage or deed of trust (a "Security Instrument"), an assignment of such Security Instrument in recordable form naming the Trustee as assignee and certain other original documents evidencing or relating to such Mortgage Loan. Within one year following the closing date for a Series, the Seller will cause the

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



assignments of the Mortgage Loans to be recorded in the appropriate public office for real property records wherever necessary to protect the Trustee's interest in the Mortgage Loans. In lieu of recording the assignments of Mortgage Loans in a particular jurisdiction, the Seller may deliver or cause to be delivered to the Trustee an opinion of counsel to the effect that such recording is not required to protect the right, title and interest of the Trustee in such Mortgage Loans. The original mortgage documents are to be held by the Trustee or a custodian acting on its behalf except to the extent released to the Servicer or the Master Servicer from time to time in connection with servicing the Mortgage Loans.

        The Seller will make certain customary representations and warranties in each Agreement with respect to each related Mortgage Asset, including a representation that it either is the owner of such Mortgage Asset or has a first, second, or more junior (as applicable) priority perfected security interest in such Mortgage Asset. In addition, Saxon Mortgage, Inc., a Virginia corporation and an affiliate of the Seller ("Saxon Mortgage"), may make certain customary representations and warranties with respect to the Mortgage Assets in the sales agreement pursuant to which the Mortgage Assets are assigned and transferred to the Seller. If so specified in the related Prospectus Supplement, with respect to those Mortgage Assets which are Mortgage Loans, each Originator that assigns and transfers Mortgage Loans to Saxon Mortgage will make certain customary representations and warranties in the agreement assigning and transferring such Mortgage Loans to Saxon Mortgage. See "Origination of Mortgage Loans -- Representations and Warranties." The right of the Seller to enforce the representations and warranties of Saxon Mortgage will be assigned to the Trustee under the related Agreement. To the extent that Saxon Mortgage makes representations and warranties regarding the characteristics of the Mortgage Assets, the Seller generally will not make such representations and warranties. In the event that the representations and warranties of the Seller or Saxon Mortgage are breached, and such breach adversely affects the interest of the Certificateholders in the Mortgage Assets, the Seller or Saxon Mortgage will be required, subject to the terms imposed under the related Agreement or Sales Agreement, (i) to cure such breach, (ii) to substitute other Mortgage Assets for the affected Mortgage Assets or (iii) to repurchase the affected Mortgage Assets at a price generally equal to the unpaid principal balance of such Mortgage Assets, together with accrued and unpaid interest thereon at the related Mortgage Interest Rate. Neither the Seller nor the Master Servicer will be obligated to substitute Mortgage Assets or to repurchase Mortgage Assets if Saxon Mortgage defaults upon its obligation to do so, and no assurance can be given that Saxon Mortgage will perform such obligations with respect to Mortgage Assets.

        The following is a brief description of the Mortgage Assets expected to be included in the Trusts. If specific information respecting the Mortgage Assets is not known at the time the related Series of Certificates is initially offered, more general information of the nature described below will be provided in the Prospectus Supplement and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Certificates (the "Detailed Description"). A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement.

The Mortgage Loans -- General

        The Mortgage Loans will be evidenced by promissory notes (each, a "Mortgage Note") and will be secured by first, second or more junior liens on
(i) the related real property or leasehold interest, together with improvements thereon, or (ii) with respect to Cooperative Loans, the shares issued by the related Cooperative (the "Mortgaged Premises"). If so specified in the Prospectus Supplement for a Series, the Mortgage Loans will not be insured or guaranteed by any government agency ("Conventional Mortgage Loans"). If specific information respecting the Mortgage Loans is not known at the time the related Series of Certificates is initially offered, more general information of the nature described below will be provided in the Prospectus Supplement and specific information will be set forth in the Detailed Description.

        The payment terms of the Mortgage Loans to be included in the Trust for any Series will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or any other features described in such Prospectus Supplement:

        (a) Interest may be payable at a fixed rate (a "Fixed Rate") or may be payable at a rate that is adjustable from time to time on specified adjustment dates (each, an "Interest Adjustment Date") by adding a specified fixed percentage (the "Gross Margin") to a specified index (the "Index") (which sum may be rounded), that otherwise varies from time to time, that is fixed for a period of time or under certain circumstances and is followed by a rate that is adjustable from time to time as described above or that otherwise varies from time to time or that is convertible from an adjustable rate to a fixed rate (each, an "Adjustable Rate"). Changes to an Adjustable Rate may be subject to periodic limitations (a "Periodic Rate Cap"), maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may permit the payment of interest at a rate lower than the interest rate on the related Mortgage Note (the "Mortgage Interest Rate") for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the related Mortgaged Premises or another source or may be treated as accrued interest and added to the principal balance of the Mortgage Loan.

        (b) Principal may be payable on a level basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term of the Mortgage Loan or on an interest rate that is different from the related Mortgage Interest Rate or may not be amortized during all or a portion of such original term. Payment of all or a substantial portion of the principal may be due at maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

        (c) Payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

        (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may adjust or decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("Lockout Periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable Lockout Period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a prepayment fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain other transfers of the related Mortgaged Premises. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Originator.

        The Mortgaged Premises (and, with respect to Cooperative Loans, the buildings owned by Cooperatives) may be located in any state, territory or possession of the United States (including the District of Columbia or Puerto
Rico). The Mortgaged Premises generally will be covered by standard hazard insurance policies ("Standard Hazard Insurance Policies") insuring against losses due to fire and various other causes. The Mortgage Loans will be covered by primary mortgage insurance policies ("Primary Mortgage Insurance Policies") insuring against all or a portion of any loss sustained by reason of nonpayments by borrowers to the extent specified in the related Prospectus Supplement. If so specified in the Prospectus Supplement for a Series, the Mortgage Loans will be purchased by the Seller from Saxon Mortgage. If so specified in the Prospectus Supplement for a Series, the Mortgage Loans will be originated by Saxon Mortgage or purchased by Saxon Mortgage in the open market or in privately negotiated transactions from savings and loan associations, savings banks, commercial banks, credit unions, insurance companies or similar institutions that are supervised and examined by a federal or state authority or by an institution approved by HUD (each, including Saxon Mortgage in its capacity as an originator of Mortgage Loans, an "Originator").

        The Prospectus Supplement for each Series of Certificates will contain information with respect to the Mortgage Loans expected to be included in the related Trust, including, but not limited to, (i) the expected aggregate outstanding principal balance and the expected average outstanding principal balance of the Mortgage Loans as of the date set forth in the Prospectus Supplement, (ii) the largest expected principal balance and the smallest expected principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged Premises and/or other assets securing the Mortgage Loans, (iv) the original terms to maturity of the Mortgage Loans, (v) the expected weighted average term to maturity of the Mortgage Loans as of the date set forth in the Prospectus Supplement and the expected range of the terms to maturity, (vi) the earliest origination date and latest maturity date of any of the Mortgage Loans,

(vii) the expected aggregate outstanding principal balance of Mortgage Loans having loan-to-value ratios at origination exceeding 80%, (viii) the expected Mortgage Interest Rates and the range of Mortgage Interest Rates, (ix) in the case of ARM Loans, the expected weighted average of the related Adjustable Rates, (x) the expected aggregate outstanding principal balance, if any, of Buy-Down Loans as of the date set forth in the Prospectus Supplement, (xi) the expected aggregate outstanding principal balance, if any, of GPM Loans as of the date set forth in the Prospectus Supplement, (xii) the amount of any Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond to be maintained with respect to the related Trust, (xiii) to the extent different from the amounts described herein, the amount of any Standard Hazard Insurance Policy required to be maintained with respect to each Mortgage Loan, (xiv) the amount, if any, and terms of any other credit enhancement to be provided with respect to all or a material portion of the Mortgage Loans and (xv) the expected geographic location of the Mortgaged Premises (or, in the case of a Cooperative Loan, the building owned by the related Cooperative). If specific information respecting the Mortgage Loans is not known to the Seller at the time the related Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and specific information will be set forth in the Detailed Description.

        "ARM Loans" means Mortgage Loans providing for periodic adjustments to the related Mortgage Interest Rate to equal the sum (which may be rounded) of a Gross Margin and an Index.

        "Buy-Down Loans" means Mortgage Loans as to which funds have been provided (and deposited into an escrow account) to reduce the monthly payments of the borrowers during the early years of such Mortgage Loans.

        "GPM Loans" means Mortgage Loans providing for monthly payments during the early years of such Mortgage Loans which are or may be less than the amount of interest due on such Mortgage Loans and as to which unpaid interest is added to the principal balance of such Mortgage Loans (resulting in negative amortization) and paid, together with interest thereon, in later years.

        No assurance can be given that values of the Mortgaged Premises have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans (plus any additional financing by other lenders on the same Mortgaged Premises) in the related Trust become equal to or greater than the value of such Mortgaged Premises, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

        If specified in the Prospectus Supplement for a Series, the Mortgage Assets in the related Trust may include Mortgage Loans that are secured by Mortgaged Premises acquired by foreclosure or by deed-in-lieu of foreclosure (collectively, "REO Properties") or Mortgage Loans that are delinquent or non-performing. The inclusion of such REO Properties or such Mortgage Loans in the Trust for a Series may cause the rate of defaults and prepayments on the Mortgage Loans to increase and, in turn, may cause losses to exceed the available credit enhancement for such Series and affect the yield on the Certificates of such Series.

Single Family Loans

        Single Family Loans will consist of mortgage loans secured by first, second or more junior liens on oneto four-family residential and mixed use properties. The Mortgaged Premises which secure Single Family Loans will consist of detached or semi-detached one-to four-family dwelling units, townhouses, row houses, individual condominium units in condominium buildings, individual units in planned unit developments, and certain mixed use and other dwelling units. Such Mortgaged Premises may include vacation and second homes or investment properties. A portion of a dwelling unit may contain a commercial enterprise.

Cooperative Loans

        Cooperative Loans generally will be secured by security interests in or similar liens on stock, shares or membership certificates issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the buildings owned by such Cooperatives. A Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy

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specific apartments or units. In general, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenantstockholder secured by its shares in the Cooperative. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a mortgage loan on the building owned by the Cooperative, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenantstockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

Multi-Family Loans

        Multi-Family Loans will consist of mortgage loans secured by first, second or more junior liens on rental apartment buildings, mixed-use properties or projects containing five or more residential units. The Mortgaged Premises which secure Multi-Family Loans may include high-rise, mid-rise and garden apartments or apartment buildings owned by Cooperatives.

Junior Mortgage Loans

        If specified in the Prospectus Supplement for a Series, the Mortgage Loans assigned and transferred to the related Trust may include Mortgage Loans secured by second or more junior liens on residential properties ("Junior Mortgage Loans"). Because the rights of a holder of a second or more junior lien are subordinate to the rights of a senior lienholder, the position of such Trust and the holders of the Certificates of such Series could be more adversely affected by a reduction in the value of the Mortgaged Premises than would the position of the senior lienholder. In the event of a default by the related borrower, liquidation or other proceeds would be applied first to the payment of court costs and fees in connection with the foreclosure, second to unpaid real estate taxes, and third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the senior lienholder. The claims of the senior lienholder would be satisfied in full out of the proceeds of the liquidation of the Mortgaged Premises, if such proceeds are sufficient, before the Trust would receive any payments. In the event that the proceeds from a foreclosure or similar sale of Mortgaged Premises on which the Trust holds a second or more junior lien are insufficient to satisfy the senior mortgage loans in the aggregate, the Trust, as the holder of the second or more junior lien, and the holders of the Certificates of the related Series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. In addition, deficiency judgments may not be available in certain jurisdictions.

        Even if a Mortgaged Premises provides adequate security for the related Junior Mortgage Loan, substantial delays could be encountered in connection with the liquidation of such Junior Mortgage Loan, and corresponding delays in the receipt of related proceeds by the holders of the Certificates of the related Series could occur. An action to foreclose on a Mortgaged Premises securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In addition, in some states, an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Premises. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the Mortgaged Premises or to obtain liquidation proceeds sufficient to repay all amounts due on the related Mortgage Loan. In addition, the Servicer generally will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Mortgage Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Conventional Home Improvement Loans

        The Conventional Home Improvement Loans will consist of secured conventional loans, the proceeds of which generally will be used for purposes similar to those described under the heading " -- Title I Loans." To the extent set forth in the related Prospectus Supplement, the Conventional Home Improvement Loans will be fully amortizing and will bear interest at a fixed or variable rate. To the extent a material portion of the Mortgage Assets included in a Trust consists of Conventional Home Improvement Loans, the related Prospectus Supplement will describe the material provisions of such Mortgage Loans and the programs under which they were originated.

Title I Loans

        Certain of the Mortgage Loans may be partially insured by the FHA, an agency of the United States Department of Housing and Urban Development ("HUD"), pursuant to the Title I credit insurance program (the "Title I Loan Program") created under the National Housing Act of 1934. Under the Title I Loan Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Loan Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

        The types of loans which are eligible for insurance by the FHA under the Title I Loan Program include property improvement loans made to finance actions or items that substantially protect or improve the basic livability or utility of a property, including: (i) single family, multi-family and nonresidential property improvement loans; (ii) manufactured home improvement loans, where the home is classified as personalty; (iii) historic preservation loans; and (iv) fire safety equipment loans in existing health care facilities. The Title I Loans, if any, included in the related Trust will be property improvement loans.

        Each insured lender is required to use prudent lending standards in underwriting individual Title I Loans and to satisfy the applicable loan underwriting requirements under the Title I Loan Program prior to its approval of the loan and disbursement of loan proceeds. In general, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker are solvent and acceptable credit risks, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

        Under the Title I Loan Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Loan Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender.

        To the extent a material portion of the Mortgage Assets included in a Trust consists of Title I Loans, the related Prospectus Supplement will describe the material provisions of such Mortgage Loans and the programs under which they were originated.

Repurchase of Converted Mortgage Loans

        If so specified in the Prospectus Supplement for a Series, the Trust for such Series may include Mortgage Loans with respect to which the related Mortgage Interest Rate is convertible from an Adjustable Rate to a Fixed Rate at the option of the borrower upon the fulfillment of certain conditions. If so specified in such Prospectus Supplement, the applicable Servicer (or other party specified in such Prospectus Supplement) will be obligated to repurchase from the Trust any Mortgage Loan with respect to which the related Mortgage Interest Rate has been converted from an Adjustable Rate to a Fixed Rate (a "Converted Mortgage Loan") at a purchase price equal to the unpaid principal balance of such Converted Mortgage Loan plus 30 days of interest thereon at the applicable Mortgage Interest Rate. If the applicable Servicer (other than a successor servicer) is not obligated to purchase

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Converted Mortgage Loans, the Master Servicer will be obligated to purchase such
Converted Mortgage Loans to the extent provided in such Prospectus Supplement. Any such purchase price will be treated as a prepayment of the related Mortgage Loan.

Repurchase of Delinquent Mortgage Loans

        If so specified in the Prospectus Supplement for a Series, the Seller may, but will not be obligated to, repurchase from the Trust any Mortgage Loan as to which the borrower is delinquent in payments by 90 days or more (a "Delinquent Mortgage Loan") at a purchase price equal to the greater of the unpaid principal balance of such Delinquent Mortgage Loan plus interest thereon at the applicable Mortgage Interest Rate from the date on which interest was last paid to the last day of the month in which such purchase price is to be distributed or the fair market value of the Delinquent Mortgage Loan at the time of its purchase. Any such purchase price will be treated as a prepayment of the related Mortgage Loan.

Substitution of Mortgage Loans

        If so specified in the Prospectus Supplement for a Series, the Seller may, within three months of the closing date for such Series, deliver to the Trustee other Mortgage Loans in substitution for any one or more Mortgage Loans initially included in the Trust for such Series. In general, any substitute Mortgage Loan must, on the date of such substitution, (i) have an unpaid principal balance not greater than (and not more than $10,000 less than) the unpaid principal balance of the deleted Mortgage Loan, (ii) have a Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the Mortgage Interest Rate of the deleted Mortgage Loan, (iii) have a Net Rate that is equal to or greater than the Net Rate of the deleted Mortgage Loan,
(iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted Mortgage Loan and (v) comply with each representation and warranty relating to the Mortgage Loans. In addition, Mortgage Loans may not be substituted for Mortgage Certificates. If Mortgage Loans are being substituted, the substitute Mortgage Loan must have a loan-to-value ratio as of the first day of the month in which the substitution occurs equal to or less than the loan-to-value ratio of the deleted Mortgage Loan as of such date (in each case, using the value at origination and after taking into account the payment due on such date). In general, no ARM Loan may be substituted unless the deleted Mortgage Loan is an ARM Loan, in which case the substituted Mortgage Loan must also (i) have a minimum lifetime Mortgage Interest Rate that is not less than the minimum lifetime Mortgage Interest Rate on the deleted Mortgage Loan, (ii) have a maximum lifetime Mortgage Interest Rate that is not less than the maximum lifetime Mortgage Interest Rate on the deleted Mortgage Loan, (iii) provide for a lowest possible Net Rate that is not lower than the lowest possible Net Rate for the deleted Mortgage Loan and a highest possible Net Rate that is not lower than the highest possible Net Rate for the deleted Mortgage Loan, (iv) have a Gross Margin that is not less than the Gross Margin of the deleted Mortgage Loan, (v) have a Periodic Rate Cap equal to the Periodic Rate Cap on the deleted Mortgage Loan, (vi) have a next Interest Adjustment Date that is the same as the next Interest Adjustment Date for the deleted Mortgage Loan or occurs not more than two months prior to the next Interest Adjustment Date for the deleted Mortgage Loan and (vii) not be a Mortgage Loan with respect to which the Mortgage Interest Rate may be converted from an Adjustable Rate to a Fixed Rate unless the Mortgage Interest Rate on the deleted Mortgage Loan may be so converted. In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Asset, one or more of the foregoing characteristics may be applied on a weighted average basis as described in the Agreement.

Agency Securities -- General

        The Agency Securities may include (i) fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA Certificates"),
(ii) guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA Certificates"), (iii) mortgage participation certificates issued and guaranteed as to timely payment of interest and, if so specified in the related Prospectus Supplement, ultimate payment of principal by the Federal Home Loan Mortgage Corporation ("FHLMC Certificates"), (iv) stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all such distributions) on certain GNMA Certificates, FNMA Certificates, FHLMC Certificates or other government agency or

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



government-sponsored agency certificates and, if so specified in the related Prospectus Supplement, guaranteed to the same extent as the underlying securities, (v) another type of guaranteed pass-through certificate issued or guaranteed by GNMA, FNMA, FHLMC or another government agency or government-sponsored agency and described in the related Prospectus Supplement or (vi) a combination of the Agency Securities described in clauses (i) through
(v) above.

        The GNMA Certificates will be backed by the full faith and credit of the United States. The FNMA Certificates and FHLMC Certificates will not be backed, directly or indirectly, by the full faith and credit of the United States. To the extent a material portion of the Mortgage Assets included in a Trust consists of Agency Securities, the related Prospectus Supplement will describe the program under which such Agency Securities were issued and the payment characteristics of the mortgage loans underlying such Agency Securities.

Government National Mortgage Association; GNMA Certificates

        GNMA is a wholly-owned corporate instrumentality of the United States within the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the Housing Act or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the United States Veterans Administration under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA Loans").

        Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under any such guaranty, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable GNMA to perform its obligations under its guarantee.

        Each GNMA Certificate held in the Trust for a Series will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

        The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Certificate will be based on or backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

        If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in the Trust for a Series, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

Federal National Mortgage Association; FNMA Certificates

        FNMA is a federally-chartered and privately-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968. FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

        FNMA Certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

        FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guaranties are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

Federal Home Loan Mortgage Corporation; FHLMC Certificates

        FHLMC is a publicly-held government-sponsored enterprise created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

        Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate Group"). FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate Group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, unless and to the extent specified in the Prospectus Supplement for a Series, guarantee the timely payment of scheduled principal. Pursuant to its guaranties, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of

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



charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and FHLMC has not adopted standards which require that the demand be made within any specified period.

        FHLMC Certificates are not guaranteed by the United States and do not constitute debts or obligations of the United States or any instrumentality of the United States other than FHLMC. The obligations of FHLMC under its guaranty are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

        FHLMC also issues mortgage participation certificates representing an undivided interest in a group of multi-family residential mortgage loans or participations in multi-family residential mortgage loans purchased by FHLMC ("FHLMC Project Certificates"). To the extent a material portion of the Mortgage Assets included in a Trust consist of FHLMC Project Certificates, the related Prospectus Supplement will set forth additional information regarding multi-family residential mortgage loans that qualify for purchase by FHLMC.

Stripped Mortgage-Backed Certificates; Other Agency Securities

        Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA Certificates, FNMA Certificates or FHLMC Certificates. The underlying securities will be held under a trust agreement by GNMA, FNMA or FHLMC, each as trustee, or by another trustee named in the related Prospectus Supplement. If so specified in the Prospectus Supplement for a Series, GNMA, FNMA or FHLMC will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security.

        If a material portion of the Mortgage Assets included in a Trust consists of other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA or FHLMC, the related Prospectus Supplement will describe the characteristics of such mortgage pass-through certificates. If so specified in the Prospectus Supplement for a Series, a combination of different types of Agency Securities may be included in the related Trust.

Private Mortgage-Backed Securities

        The Private Mortgage-Backed Securities may include (i) mortgage participation or pass-through certificates representing beneficial interests in certain mortgage loans or Agency Securities or (ii) collateralized mortgage obligations secured by certain mortgage loans. The Private Mortgage-Backed Securities will not include participations in previously issued mortgage-backed securities unless such securities (i) have been previously registered under the Securities Act of 1933, as amended, or held for the required holding period under Rule 144(k) thereunder or (ii) were acquired in a bona fide secondary market transaction from someone other than an affiliate of the Seller. Private Mortgage-Backed Securities will have been issued pursuant to a PMBS Agreement (the "PMBS Agreement"). The seller/servicer of the underlying mortgage loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the mortgage loans underlying such Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will be approved by FNMA or FHLMC as a servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, by HUD as an FHA mortgagee.

        The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement for a Series, the PMBS Issuer may be an affiliate of the Seller. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related Trust. If so specified in the Prospectus Supplement for a Series, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related Trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. In addition, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

        Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

        The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or GPM Loans, Buy-Down Loans, ARM Loans, Balloon Loans or Mortgage Loans having other special payment features. Such mortgage loans may be secured by single family property or multi-family property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS Agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.

        If a material portion of the Mortgage Assets included in a Trust consists of Private Mortgage-Backed Securities, the related Prospectus Supplement will specify (i) the approximate aggregate principal amount and type of any Private Mortgage-Backed Securities to be included in the Trust, (ii) certain characteristics of the mortgage loans underlying the Private Mortgage-Backed Securities including (A) the payment features of such mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans and
(D) the minimum and maximum stated maturities of the underlying mortgage loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties, relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the terms on which the underlying mortgage loans for such Private Mortgage-Backed Securities may, or are required to, be repurchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which other mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

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



Home Equity Lines of Credit

        HELOCs will consist of home equity lines of credit or certain balances thereof secured by mortgages on one- to four-family residential properties, including condominium units and cooperative dwellings, or mixed-use properties. The HELOCs may be subordinated to other mortgages on such properties.

        As more fully described in the related Prospectus Supplement, interest on each HELOC, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on the HELOCs may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each HELOC from time to time. If specified in the related Prospectus Supplement, new draws by borrowers under HELOCs automatically will become part of the Trust for a Series. As a result, the aggregate balance of the HELOCs will fluctuate from day to day as new draws by borrowers are added to the Trust and principal payments are applied to such balances, and such amounts usually will differ each day, as more specifically described in the Prospectus Supplement. Under certain circumstances more fully described in the related Prospectus Supplement, a borrower under a HELOC may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on such loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower may begin paying at least the minimum monthly payment or a specified percentage of the average outstanding balance of the loan.

        The Mortgaged Premises relating to HELOCs will include one- to four-family residential properties, including condominium units and Cooperative dwellings, and mixed-use properties. Mixed-use properties will consist of one- to four-family residential dwelling units and space used for retail, professional or other commercial uses. The Mortgaged Premises may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each oneto four-family dwelling unit will be located on land owned in fee simple by the borrower or, if so specified in the related Prospectus Supplement, on land leased by the borrower for a term of at least ten years greater than the term of the related HELOC. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively-owned apartment building.

        The aggregate principal balance of HELOCs secured by Mortgaged Premises that are owner-occupied will be disclosed in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the sole basis for a representation that a given percentage of the HELOCs are secured by one- to four-family dwelling units that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the HELOC either that the underlying Mortgaged Premises will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Mortgaged Premises as a primary residence or (ii) a finding that the address of the underlying Mortgaged Premises is the borrower's mailing address as reflected in the Master Servicer's records. If so specified in the related Prospectus Supplement, the Mortgaged Premises may include non-owner occupied investment properties and vacation and second homes.

Pre-Funding Account

        If so specified in the related Prospectus Supplement, a Trust may enter into an agreement (each, a "PreFunding Agreement") with the Seller under which the Seller will agree to transfer additional Mortgage Assets to such Trust following the date on which such Trust is established and the related Certificates are issued. Any PreFunding Agreement will require that any Mortgage Loans so transferred conform to the requirements specified in such Pre-Funding Agreement. If a Pre-Funding Agreement is used, the related Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") upon receipt all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of Certificates of the related Series. The additional Mortgage Assets will thereafter be transferred to the related Trust in exchange for money released to the Seller from the related Pre-Funding Account. Each Pre-Funding Agreement will specify a period during which any such transfer must occur. If all moneys originally deposited in such Pre-Funding Account are not used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of one or more Classes of Certificates as specified in the related Prospectus Supplement. The specified period for the acquisition by a Trust of additional Mortgage Loans will not exceed three months from the date such Trust is established and

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



the maximum deposit of Mortgage Loans to the Pre-Funding Account will not exceed thirty-five percent (35%) of the aggregate proceeds received from the sale of all Classes of Certificates of the related Series.

Asset Proceeds Account

        All payments and collections received or advanced on the Mortgage Assets assigned or transferred to the Trust for the Certificates of a Series will be remitted to one or more accounts (collectively, the "Asset Proceeds Account") established and maintained in trust on behalf of the holders of such Certificates. If so specified in the Prospectus Supplement for a Series, reinvestment income, if any, on amounts in the Asset Proceeds Account will not accrue for the benefit of the holders of the Certificates of such Series but will be remitted periodically to the Master Servicer or the Servicers as additional master servicing or servicing compensation.

        If so specified in the Prospectus Supplement for a Series, payments on the Mortgage Loans included in the related Trust will be remitted to the Servicer Custodial Account or the Master Servicer Custodial Account and then to the Asset Proceeds Account for such Series, net of amounts required to pay servicing fees and any amounts that are to be included in any Reserve Fund or other fund or account for such Series. All payments received on Mortgage Certificates included in the Trust for a Series will be remitted to the Asset Proceeds Account. All or a portion of the amounts in such Asset Proceeds Account, together with reinvestment income thereon if payable to the Certificateholders, will be available, to the extent specified in the related Prospectus Supplement, for the payment of Trustee fees and any other fees to be paid directly by the Trustee and for the payment of principal and interest on each Class of Certificates of such Series in accordance with the respective allocations set forth in the related Prospectus Supplement.

                                      CREDIT ENHANCEMENT

General

        If so specified in the Prospectus Supplement for a Series, the related Trust may include, or the related Certificates may be entitled to the benefits of, certain ancillary or incidental assets intended to provide credit enhancement for the ultimate or timely distribution of proceeds from the Mortgage Assets to the holders of such Certificates, including reserve accounts, insurance policies, guaranties, surety bonds, letters of credit, guaranteed investment contracts, swap agreements and option agreements. In addition, if so specified in the Prospectus Supplement for a Series, one or more Classes of Certificates of such Series may be entitled to the benefits of other credit enhancement arrangements, including subordination, overcollateralization or cross support. The protection against losses or delays afforded by any such assets or credit enhancement arrangements may be limited. See "Risk Factors -- Credit Enhancement (if Available) May Be Limited."

        Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by credit enhancement, holders of one or more Classes of Certificates will bear their allocable share of deficiencies. If a form of credit enhancement applies to several Classes of Certificates, and if principal payments equal to the aggregate principal balances of certain Classes of Certificates will be distributed prior to such distributions to other Classes of Certificates, the Classes of Certificates which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. Coverage under any credit enhancement may be canceled or reduced by the Master Servicer or the Seller if such cancellation or reduction would not adversely affect the rating of the related Certificates. The Trustee of the related Trust will have the right to sue providers of credit enhancement if a default is made on a required payment.

Subordination

        If so specified in the related Prospectus Supplement, a Series may include one or more Classes of Certificates (the "Subordinated Certificates") that are subordinated in right to receive distributions on the Mortgage Assets included in the related Trust or subject to the allocation of losses on such Mortgage Assets in favor of one or more other Classes of Certificates of such Series (the "Senior Certificates"). If so specified in the Prospectus

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Supplement, the distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to one or more Classes of Subordinated Certificates of a Series may instead be payable to one or more Classes of Senior Certificates of such Series under the circumstances and to the extent specified in such Prospectus Supplement. If so specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by Classes of Subordinated Certificates and thereafter by one or more Classes of Senior Certificates, under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise payable to the Subordinated Certificates that will be payable to the Senior Certificates on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed a specified maximum amount, holders of Senior Certificates could experience losses on the Certificates.

        If so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to the holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more reserve accounts established by the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods or until the balance in any such reserve account has reached a specified amount and, following payments from such reserve account to the holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance of such reserve account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the Prospectus Supplement, amounts on deposit in any such reserve account may be released to the Seller or the holders of any Class of Certificates at the times and under the circumstances specified in the Prospectus Supplement.

        If so specified in the related Prospectus Supplement, one or more Classes of Certificates may bear the risk of certain losses on defaulted Mortgage Loans not covered by other forms of credit support prior to other Classes of Certificates. Such subordination might be effected by reducing the principal balance of the Subordinated Certificates on account of such losses, thereby decreasing the proportionate share of distributions allocable to such Certificates, or by another means specified in the Prospectus Supplement.

        If so specified in the related Prospectus Supplement, various Classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other Classes of Senior Certificates and Subordinated Certificates, respectively, through a cross-support mechanism or otherwise. If so specified in the Prospectus Supplement, the same Class of Certificates may constitute Senior Certificates with respect to certain types of payments or losses and Subordinated Certificates with respect to other types of payments or losses.

        Distributions may be allocated among Classes of Senior Certificates and Classes of Subordinated Certificates (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events or (iv) otherwise, in each case as specified in the Prospectus Supplement. As between Classes of Subordinated Certificates, payments to holders of Senior Certificates on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the Prospectus Supplement.

Certificate Guaranty Insurance Policies

        If so specified in the related Prospectus Supplement, one or more certificate guaranty insurance policies (each, a "Certificate Guaranty Insurance Policy") will be obtained and maintained for one or more Classes or Series of Certificates. The issuer of any such Certificate Guaranty Insurance Policy (the "Certificate Guaranty Insurer") will be named in the related Prospectus Supplement. In general, Certificate Guaranty Insurance Policies unconditionally and irrevocably guarantee that the full amount of the distributions of principal and interest to which the holders of the related Certificates are entitled under the related Agreement, as well as any other amounts specified in the related Prospectus Supplement, will be received by an agent of the Trustee for distribution by the

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



Trustee to such holders. A form of Certificate Guaranty Insurance Policy has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

        The specific terms of any Certificate Guaranty Insurance Policy will be set forth in the related Prospectus Supplement. Certificate Guaranty Insurance Policies may have limitations including, but not limited to, limitations on the obligation of the Certificate Guaranty Insurer to guarantee the Master Servicer's obligation to repurchase or substitute for any Mortgage Loans, to guarantee any specified rate of prepayments or to provide funds to redeem Certificates on any specified date. The Certificate Guaranty Insurer may be subrogated to the rights of the holders of the related Certificates to receive distributions of principal and interest to which they are entitled, as well as certain other amounts specified in the related Prospectus Supplement, to the extent of any payments made by such Certificate Guaranty Insurer under the related Certificate Guaranty Insurance Policy.

Overcollateralization

        If so specified in the related Prospectus Supplement, the aggregate principal balance of the Mortgage Assets included in a Trust may exceed the original principal balance of the related Certificates. In addition, if so specified in the related Prospectus Supplement, certain Classes of Certificates may be entitled to receive limited acceleration of principal relative to the amortization of the related Mortgage Assets. The accelerated amortization will be achieved by applying certain excess interest collected on the Mortgage Assets to the payment of principal on such Classes of Certificates. This acceleration feature is intended to create a level of overcollateralization generally equal to the excess of the aggregate principal balances of the applicable Mortgage Assets over the aggregate principal balances of the applicable Classes of Certificates. The acceleration feature may continue for the life of the applicable Classes of Certificates or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related Prospectus Supplement, the acceleration feature will cease unless necessary to maintain the required overcollateralization level.

Mortgage Pool Insurance Policies

        If so specified in the related Prospectus Supplement, one or more mortgage pool insurance policies (each, a "Mortgage Pool Insurance Policy") insuring, subject to their provisions and certain limitations, against defaults on the related Mortgage Loans will be obtained and maintained for the related Series in an amount specified in such Prospectus Supplement. The issuer of any such Mortgage Pool Insurance Policy (the "Pool Insurer") will be named in the related Prospectus Supplement. The terms of the Agreement with respect to a Series will require the Master Servicer to maintain the Mortgage Pool Insurance Policies, if any, for such Series in full force and effect throughout the term of such Agreement, subject to certain conditions contained herein, and to present or cause the Servicers to present claims thereunder on behalf of the Seller, the Trustee and the holders of the Certificates of such Series. A Mortgage Pool Insurance Policy for a Series will not be a blanket policy against loss because claims thereunder may only be made for particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described in the related Prospectus Supplement. A Mortgage Pool Insurance Policy generally will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy. A form of Mortgage Pool Insurance Policy has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

        A Mortgage Pool Insurance Policy will generally not insure (and many Primary Mortgage Insurance Policies may not insure) against Special Hazard Losses or losses sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the borrower, the Originator or persons involved in the origination thereof, (ii) failure to construct Mortgaged Premises in accordance with plans and specifications or (iii) a claim in respect of a defaulted Mortgage Loan occurring when the Servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the Pool Insurer. A failure of coverage attributable to one of the foregoing events might result in a breach of the representations and warranties of Saxon Mortgage or the Servicer and, in such event, subject to certain limitations, might give rise to an obligation on the part of Saxon Mortgage or the Servicer to purchase the defaulted Mortgage Loan if the breach cannot be cured. See "Origination of Mortgage Loans -- Representations and Warranties." In addition, if a terminated Servicer has failed to comply with its obligation under the Servicing Agreement to purchase a Mortgage Loan upon which coverage under a Mortgage Pool Insurance Policy has been denied on the grounds of fraud, dishonesty or misrepresentation (or if the Servicer has no such obligation), Saxon Mortgage may be obligated to purchase the Mortgage Loan. See "Servicing of Mortgage Loans -- General" and

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" --  Maintenance of Insurance Policies; Claims Thereunder and Other Realization
Upon Defaulted Mortgage Loans."

        The original amount of coverage under any Mortgage Pool Insurance Policy assigned to the Trust for a Series will be reduced over the life of the Certificates of such Series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed Mortgaged Premises covered thereby. The amount of claims paid includes certain expenses incurred by the Servicer or the Master Servicer of the defaulted Mortgage Loan, as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. The net amounts realized by the Pool Insurer will depend primarily on the market value of the Mortgaged Premises securing the defaulted Mortgage Loan. The market value of the Mortgaged Premises will be determined by a variety of economic, geographic, social, environmental and other factors and may be affected by matters that were unknown and could not reasonably have been anticipated at the time the original loan was made. If aggregate net claims paid under a Mortgage Pool Insurance Policy reach the original policy limit, coverage under the Mortgage Pool Insurance Policy will lapse and any further losses may affect adversely distributions to holders of the Certificates of such Series. The original amount of coverage under a Mortgage Pool Insurance Policy assigned to the Trust for a Series may also be reduced or canceled to the extent each Rating Agency that provides, at the request of the Seller, a rating for the Certificates of such Series confirms that such reduction will not result in a lowering or withdrawal of such rating.

        If so specified in the related Prospectus Supplement, a Mortgage Pool Insurance Policy may insure against losses on the Mortgage Loans assigned to Trusts for other Series of Certificates or the mortgage loans that secure other mortgage-backed securities or collateralized mortgage obligations issued by the Seller or one of its affiliates; provided, however, that the extension of coverage (and the corresponding assignment of the Mortgage Pool Insurance Policy) to any other Series or such other securities or obligations does not, at the time of such extension, result in the downgrade or withdrawal of any credit rating assigned, at the request of the Seller, to the outstanding Certificates of such Series.

Special Hazard Insurance Policies

        If so specified in the related Prospectus Supplement, one or more special hazard insurance policies (each, a "Special Hazard Insurance Policy") insuring, subject to their provisions and certain limitations, against certain losses not covered by Standard Hazard Insurance Policies will be obtained and maintained for the related Series in an amount specified in such Prospectus Supplement. The issuer of any such Special Hazard Insurance Policy (the "Special Hazard Insurer") will be named in the related Prospectus Supplement. A Special Hazard Insurance Policy will, subject to the limitations described below, protect the holders of the Certificates of such Series from (i) loss by reason of damage to the Mortgaged Premises underlying defaulted Mortgage Loans included in the Trust for such Series caused by certain hazards (including vandalism and earthquakes and, except where the borrower is required to obtain flood insurance, floods and mudflows) not covered by the Standard Hazard Insurance Policies with respect to such Mortgage Loans and (ii) loss from partial damage to such Mortgaged Premises caused by reason of the application of the coinsurance clause contained in such Standard Hazard Insurance Policies. A Special Hazard Insurance Policy for a Series will not, however, cover losses occasioned by war, nuclear reaction, nuclear or atomic weapons, insurrection, normal wear and tear or certain other risks. A form of Special Hazard Insurance Policy has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

        Subject to the foregoing limitations, the Special Hazard Insurance Policy with respect to a Series will provide that, when there has been damage to the Mortgaged Premises securing a defaulted Mortgage Loan and such damage is not covered by the Standard Hazard Insurance Policy maintained by the borrower or the Servicer or the Master Servicer with respect to such Mortgage Loan, the Special Hazard Insurer will pay the lesser of (i) the cost of repair of such Mortgaged Premises or (ii) upon transfer of such Mortgaged Premises to it, the unpaid principal balance of such Mortgage Loan at the time of the acquisition of such Mortgaged Premises, plus accrued interest to the date of claim settlement (excluding late charges and penalty interest), and certain expenses incurred in respect of such Mortgaged Premises. No claim may be validly presented under a Special Hazard Insurance Policy unless (i) hazard insurance on the Mortgaged Premises securing the defaulted Mortgage Loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance as necessary by the Special Hazard Insurer and (ii) the insured has acquired title to the Mortgaged Premises as a result of default by the borrower. If the sum of the unpaid principal amount plus accrued interest

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and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the Mortgaged Premises. Any amount paid as the cost of repair of the Mortgaged Premises will reduce coverage by such amount.

        The terms of the Agreement with respect to a Series will require the Master Servicer to maintain the Special Hazard Insurance Policies for such Series in full force and effect throughout the term of such Agreement, subject to certain conditions contained therein, present claims thereunder on behalf of the Seller, the Trustee and the holders of the Certificates of such Series for all losses not otherwise covered by the applicable Standard Hazard Insurance Policies and take all reasonable steps necessary to permit recoveries on such claims. See "Servicing of Mortgage Loans." To the extent specified in the Prospectus Supplement for a Series, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency that provides, at the request of the Seller, a rating for the Certificates of such Series in the related Trust to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy.

        If so specified in the related Prospectus Supplement, a Special Hazard Insurance Policy may insure against losses on Mortgage Loans assigned to Trusts for other Series or Mortgage Loans that secure other mortgage-backed securities or collateralized mortgage obligations issued by the Seller or one of its affiliates; provided, however, that the extension of coverage (and the corresponding assignment of the Special Hazard Insurance Policy) to any other Series or such other securities or obligations does not, at the time of such extension, result in the downgrade or withdrawal of the credit rating assigned, at the request of the Seller, to the outstanding Certificates of such Series.

Bankruptcy Bonds

        If so specified in the related Prospectus Supplement, one or more mortgagor bankruptcy bonds (each, a "Bankruptcy Bond") covering certain losses resulting from proceedings under the federal Bankruptcy Code will be obtained and maintained for the related Series in an amount specified in such Prospectus Supplement. The issuer of any such Bankruptcy Bond will be named in the related Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. To the extent specified in the Prospectus Supplement for a Series, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency that provides, at the request of the Seller, a rating for the Certificates of such Series in the related Trust to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. See "Certain Legal Aspects of Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders." A form of Bankruptcy Bond has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

Cross-Support

        If so specified in the related Prospectus Supplement, the ownership interests of separate Trusts or separate groups of assets may be evidenced by separate Classes of the related Series of Certificates. In such case, credit enhancement may be provided by a cross-support feature which requires that distributions be made with respect to certain Certificates evidencing interests in one or more Trusts or asset groups prior to distributions to other Certificates evidencing interests in other Trusts or asset groups. If so specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more separate Trusts or asset groups, without priority among such Trusts or asset groups, until the credit enhancement is exhausted. If applicable, such Prospectus Supplement will identify the Trusts or asset groups to which such credit enhancement relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts or asset groups.

Reserve Funds

        If so specified in the related Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, surety bonds, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in such Prospectus Supplement will be deposited by the Seller in one or more accounts (each, a "Reserve Fund") established and maintained with the Trustee. In

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addition, if so specified in the related Prospectus Supplement, a Reserve Fund may be funded with all or a portion of the interest payments on the related Mortgage Assets not needed to make distributions to Certificateholders or any other required distributions. Such cash and the principal and interest payments on such other investments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in such Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust, to pay the expenses of such Trust or for such other purposes as may be specified in such Prospectus Supplement. Any cash in any Reserve Fund and the proceeds of any other instrument upon maturity will be invested in Permitted Investments. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Any instrument deposited therein will name the Trustee as a beneficiary and will be issued by an entity acceptable to each Rating Agency that provides, at the request of the Seller, a rating for the Certificates of such Series. Additional information with respect to such instruments deposited in the Reserve Funds may be set forth in the related Prospectus Supplement.

Other Credit Enhancement

        If so specified in the Prospectus Supplement for a Series, the related Trust may include, or the related Certificates may be entitled to the benefits of, certain other assets including reserve accounts, insurance policies, guaranties, surety bonds, letters of credit, guaranteed investment contracts or similar arrangements (i) for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in such Trust, (ii) for the purpose of paying administrative expenses, (iii) for the purpose of establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rates on such assets, (iv) for the purpose of guaranteeing timely payment of principal and interest under the Certificates or (v) for such other purposes as may be specified in such Prospectus Supplement. These arrangements may be in addition to or in substitution for any forms of credit enhancement described in this Prospectus. Any such arrangement must be acceptable to each Rating Agency that provides, at the request of the Seller, a rating for the Certificates of the related Series. In addition, to the extent a significant portion of the Mortgage Loans underlying a Series of Certificates consists of Title I Loans, the related Prospectus Supplement will describe the features of any related credit enhancement, including, but not limited to, any credit enhancement provided by the FHA.

                                 ORIGINATION OF MORTGAGE LOANS

General

        As set forth in the related Prospectus Supplement, each Mortgage Loan included in the Trust for a Series of Certificates will be originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and examined by a federal or state authority. Each Mortgage Loan included in the Trust for any Series of Certificates that constitute "mortgage-related securities" under SMMEA will be originated by an institution approved by HUD. In originating a Mortgage Loan, the Originator will follow either (i) its own credit approval process, to the extent that such process conforms to underwriting standards generally acceptable to FNMA or FHLMC, or (ii) Saxon Mortgage's various credit, appraisal and underwriting standards and guidelines. The Prospectus Supplement will disclose the percentage of Mortgage Loans in a Trust for a Series that are originated using Saxon Mortgage's underwriting guidelines, and those originated using an Originator's underwriting guidelines. The underwriting guidelines with respect to some of Saxon Mortgage's loan programs may be less stringent than those of FNMA or FHLMC, primarily in that they generally may permit the borrower to have a higher debt-to-income ratio and a larger number of derogatory credit items than do the guidelines of FNMA or FHLMC. These underwriting guidelines are intended to provide for the origination of single family mortgage loans for non-conforming credits. A mortgage loan made to a "non-conforming credit" means a mortgage loan that is ineligible for purchase by FNMA or FHLMC due to borrower credit characteristics that do not meet FNMA or FHLMC underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines or a borrower who may have a record of major derogatory credit items such as default on a prior mortgage loan, credit write-offs, outstanding judgments and prior bankruptcies. Accordingly, Mortgage Loans underwritten pursuant to these guidelines are likely to experience rates of delinquency and foreclosure that are higher, and may be substantially higher, than mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines.

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        The underwriting standards are applied in a manner intended to comply with applicable federal and state laws and regulations. The purpose of applying these standards is to evaluate each prospective borrower's credit standing and repayment ability and the value and adequacy of the related Mortgaged Premises as collateral.

        In general, a prospective borrower is required to complete a detailed application designed to provide pertinent credit information. The prospective borrower generally is required to provide a current list of assets as well as an authorization for a credit report which summarizes the borrower's credit history with merchants and lenders as well as any suits, judgments or bankruptcies that are of public record. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

        In determining the adequacy of the Mortgaged Premises as collateral, an appraisal is made of each property considered for financing by a qualified independent appraiser. Appraisers are approved and selected by the Originator, provided such appraisers shall not have been excluded from delivering appraisals by any of FNMA, FHLMC or Saxon Mortgage. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes and, if considered applicable by the appraiser, the estimated rental income of the property and a replacement cost and analysis based on the current cost of constructing a similar home. All appraisals generally are expected to conform to FNMA or FHLMC appraisal standards then in effect.

        Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Premises (such as property taxes and insurance premiums), and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied, particularly with respect to the level of income and debt disclosure on the application and verification, may be adjusted in appropriate cases where factors such as low loan-to-value ratios or other favorable compensating factors exist.

        A prospective borrower applying for a loan pursuant to the full documentation program is required to provide, in addition to the above, a statement of income, expenses and liabilities (existing or prior). An employment verification is obtained from an independent source (typically the prospective borrower's employer), which verification generally reports the length of employment with that organization, the prospective borrower's current salary and whether it is expected that the prospective borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. For other than self-employed borrowers, income verification may be accomplished by W-2 forms or pay stubs that indicate year to date earnings.

        Under the limited documentation program or stated income program, greater emphasis is placed on the value and adequacy of the Mortgaged Premises as collateral rather than on credit underwriting, and certain credit underwriting documentation concerning income and employment verification is therefore waived. Accordingly, the maximum permitted loan-to-value ratios for loans originated under such program are generally lower than those permitted for other similar loans originated pursuant to the full documentation program.

Representations and Warranties

        The Seller generally will acquire the Mortgage Loans from Saxon Mortgage. Saxon Mortgage will make certain customary representations and warranties with respect to the Mortgage Loans in the agreement by which Saxon Mortgage transfers its interest in the Mortgage Loans to the Seller. If so specified in the Prospectus Supplement for a Series, Saxon Mortgage will represent and warrant, among other things, (i) that each Mortgage Loan has been originated in compliance with all applicable laws, rules and regulations, (ii) that each Primary Mortgage Insurance Policy is the valid and binding obligation of the related mortgage insurer, (iii) that each Security Instrument constitutes a good and valid first or, if applicable, second or more junior lien on the related Mortgaged Premises and (iv) that the borrower holds good and marketable title to such Mortgaged Premises. If so specified in the Prospectus Supplement for a Series, Saxon Mortgage is required to submit to the Trustee with each Mortgage Loan a mortgagee title insurance policy, title insurance binder, preliminary title report, or other satisfactory evidence of title insurance. If a preliminary title report is delivered initially, Saxon Mortgage is required to deliver a final title insurance policy or satisfactory evidence of the existence of such a policy.

        In the event Saxon Mortgage breaches a representation or warranty made with respect to a Mortgage Loan or if any principal document executed by the borrower relating to a Mortgage Loan is found to be defective in any material respect and the breaching party cannot cure such breach or defect within the number of days specified in the applicable agreement, the Trustee may require such breaching party to purchase such Mortgage Loan from the related Trust upon deposit with the Trustee of funds equal to the then unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the related Mortgage Interest Rate through the end of the month in which the purchase occurs. In the event of a breach by Saxon Mortgage of a representation or warranty with respect to a Mortgage Loan or the delivery by Saxon Mortgage to the Trustee of a materially defective document with respect to a Mortgage Loan, Saxon Mortgage may under certain circumstances, in lieu of repurchasing such Mortgage Loan, substitute a Mortgage Loan having characteristics substantially similar to those of the defective Mortgage Loan. If so specified in the related Prospectus Supplement, Saxon Mortgage's obligation to purchase a Mortgage Loan will not be guaranteed by the Seller or any other party.

                                  SERVICING OF MORTGAGE LOANS

General

        For each Trust that includes Mortgage Loans, one or more Servicers, which may include an affiliate of the Seller, will perform certain customary servicing functions with respect to such Mortgage Loans pursuant to one or more servicing agreements (each, a "Servicing Agreement") which will be assigned to the Trustee. If specified in the Prospectus Supplement for a Series, a master servicer (the "Master Servicer"), which may include an affiliate of the Seller, will perform, directly or indirectly through one or more sub-servicers, certain administrative and supervisory functions with respect to such Mortgage Loans. The Master Servicer is deemed to be a Servicer for purposes of the following discussion to the extent the Master Servicer is directly servicing any of the Mortgage Loans in a Trust. The Servicers will be entitled to withhold their servicing fees and certain other fees and charges from remittances of payments received on Mortgage Loans serviced by them. If specified in the Prospectus Supplement for a Series, a special servicer (a "Special Servicer") may be appointed to service, make certain decisions with respect to and take various actions with respect to delinquent or defaulted Mortgage Loans or related REO Properties. The related Prospectus Supplement will describe the duties and obligations of the Special Servicer, if any. A Special Servicer will be entitled to a special servicing fee.

        Each Servicer of one- to four-family Mortgage Loans generally will be approved or will utilize a sub-servicer that is approved by FNMA or FHLMC as a servicer of mortgage loans and must be approved by the Master Servicer. In determining whether to approve a Servicer, the Master Servicer will review the credit of the Servicer and, if necessary for the approval of the Servicer, the sub-servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate ability to perform financial obligations. In addition, the Master Servicer's mortgage servicing personnel will review the Servicer's and, if necessary, the sub-servicer's servicing record and will evaluate the ability of the Servicer and, if necessary, the sub-servicer to conform with required servicing procedures. Generally, the Master Servicer will not approve a Servicer unless either the Servicer or the sub-servicer, if any,
(i) has serviced conventional mortgage loans for a minimum of two years, (ii) maintains a loan servicing portfolio of at least $300,000,000, and (iii) has tangible net worth (determined in accordance with generally accepted accounting principles) of at least $3,000,000. The Master Servicer will continue to monitor on a regular basis the credit and servicing performance of the Servicer and, to the extent the Servicer does not meet the foregoing requirements, the sub-servicer, if any.

        The duties to be performed by the Servicers with respect to the Mortgage Loans included in the Trust for each Series will include the calculation, collection and remittance of principal and interest payments on the Mortgage Loans, the administration of mortgage escrow accounts, as applicable, the collection of insurance claims, the administration of foreclosure procedures and, if necessary, the advance of funds to the extent certain payments are not made by the borrowers and are recoverable from late payments made by the borrowers, under the applicable insurance policies with respect to such Series or from proceeds of the liquidation of such Mortgage Loans. Each Servicer also will provide such accounting and reporting services as are necessary to enable the Master Servicer to

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provide required information to the Seller and the Trustee with respect to such
Mortgage Loans. Each Servicer is entitled to (i) a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each Mortgage Loan serviced by such Servicer and (ii) certain other fees, including, but not limited to, late payments, conversion or modification fees and assumption fees. With the consent of the Master Servicer, certain servicing obligations of a Servicer may be delegated to a sub-servicer approved by the Master Servicer; provided, however, that the Servicer remains fully responsible and liable for all of its obligations under the Servicing Agreement. The rights of the Seller under each Servicing Agreement with respect to a Series will be assigned to the Trust for such Series.

Payments on Mortgage Loans

        Each Servicing Agreement with respect to a Series will require the related Servicer to establish and maintain one or more separate, insured (to the available limits) custodial accounts (collectively, the "Custodial Account") into which the Servicer will be required to deposit on a daily basis payments of principal and interest received with respect to Mortgage Loans serviced by such Servicer included in the Trust for such Series. To the extent deposits in each Custodial Account are required to be insured by the FDIC, if at any time the sums in any Custodial Account exceed the limits of insurance on such account, the Servicer will be required within one business day to withdraw such excess funds from such account and remit such amounts (i) to a custodial account maintained by the Trustee or at a separate institution designated by the Master Servicer (the "Servicer Custodial Account") or (ii) to the Trustee or the Master Servicer for deposit in either the Asset Proceeds Account for such Series or a custodial account maintained by the Master Servicer (the "Master Servicer Custodial Account"). The amount on deposit in any Servicer Custodial Account, Asset Proceeds Account or Master Servicer Custodial Account will be invested in or collateralized by Permitted Investments as described herein.

        Each Servicing Agreement with respect to a Series will require the related Servicer, not later than the day of the month specified in such Servicing Agreement (each, a "Remittance Date"), to remit to the Master Servicer Custodial Account (i) amounts representing scheduled installments of principal and interest on the Mortgage Loans included in the Trust for such Series received or advanced by the Servicer that were due during the related Due Period and (ii) principal prepayments, insurance proceeds, guarantee proceeds and liquidation proceeds (including amounts paid in connection with the withdrawal from the related Trust of defective Mortgage Loans or the purchase from the related Trust of Converted Mortgage Loans) received during the applicable Prepayment Period, with interest to the date of prepayment or liquidation (subject to certain limitations); provided, however, that each Servicer may deduct from such remittance all applicable servicing fees, certain insurance premiums, amounts required to reimburse any unreimbursed Advances and any other amounts specified in the related Servicing Agreement. On or before each Distribution Date, the Master Servicer will withdraw from the Master Servicer Custodial Account and remit to the Asset Proceeds Account those amounts allocable to the Available Distribution for such Distribution Date. In addition, there will be deposited in the Asset Proceeds Account for such Series any Advances of principal and interest made by the Master Servicer or the Trustee pursuant to the Agreement to the extent such amounts were not deposited in the Master Servicer Custodial Account or received and applied by the Servicer.

        Prior to each Distribution Date for a Series, the Master Servicer will furnish to the Trustee a statement setting forth certain information with respect to the Mortgage Loans included in the Trust for such Series.

Advances

        If so specified in the Prospectus Supplement for a Series, each Servicing Agreement with respect to such Series will provide that the related Servicer will be obligated to advance funds (each, an "Advance") to cover, to the extent that such amounts are deemed to be recoverable from any subsequent payments on the Mortgage Loans, (i) delinquent payments of principal or interest on such Mortgage Loans, (ii) delinquent payments of taxes, insurance premiums or other escrowed items and (iii) foreclosure costs, including reasonable attorney's fees. The failure of a Servicer to make any required Advance under the related Servicing Agreement constitutes a default under such Servicing Agreement for which the Servicer may be terminated. Upon a default by the Servicer, the Master Servicer or the Trustee may, if so provided in the Agreement, be required to make Advances to the extent necessary to make required distributions on certain Certificates, provided that such party deems such amounts to be recoverable.

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        As specified in the related Prospectus Supplement, the advance obligation of the Trustee and the Master Servicer may be further limited to an amount specified in the Agreement or the Servicing Agreement that has been approved by each Rating Agency that provides, at the request of the Seller, a rating for the Certificates of such Series. Any required Advances by a Servicer, the Master Servicer or the Trustee, as the case may be, must be deposited into the applicable Custodial Account or Master Servicer Custodial Account or into the Asset Proceeds Account and will be due not later than the Distribution Date to which such delinquent payment relates. Amounts so advanced by a Servicer, the Master Servicer or the Trustee, as the case may be, will be reimbursable out of future payments on the Mortgage Loans, insurance proceeds or liquidation proceeds of the Mortgage Loans for which such amounts were advanced. If an Advance made by a Servicer, the Master Servicer or the Trustee, as the case may be, later proves to be unrecoverable, such Servicer, the Master Servicer or the Trustee, as the case may be, will be entitled to reimbursement from funds in the Asset Proceeds Account prior to the distribution of payments to the Certificateholders.

        Any Advances made by a Servicer, the Master Servicer or the Trustee with respect to Mortgage Loans included in the Trust for any Series are intended to enable the Trustee to make timely payment of the scheduled distributions of principal and interest on the Certificates of such Series and will be due not later than the Distribution Date on which such payments are scheduled to be made. However, neither the Master Servicer, the Trustee nor any Servicer will insure or guarantee the Certificates of any Series or the Mortgage Loans included in the Trust for any Series, and their obligations to advance for delinquent payments will be limited to the extent that such Advances, in the judgment of the Master Servicer or the Trustee, will be recoverable out of future payments on the Mortgage Loans, insurance proceeds or liquidation proceeds of the Mortgage Loans for which such amounts were advanced.

Collection and Other Servicing Procedures

        Each Servicing Agreement with respect to a Series will require the related Servicer to make reasonable efforts to collect all payments required under the Mortgage Loans included in the related Trust and, consistent with such Servicing Agreement and the applicable insurance policies with respect to each Mortgage Loan, to follow such collection procedures as it normally would follow with respect to mortgage loans serviced for FNMA.

        The Mortgage Note or Security Instrument used in originating a conventional Mortgage Loan may, at the lender's option, contain a "due-on-sale" clause. See "Certain Legal Aspects of Mortgage Loans -- "Due-On-Sale" Clauses." The Servicer will be required to use reasonable efforts to enforce "due-on-sale" clauses with respect to any Mortgage Note or Security Instrument containing such a clause, provided that the coverage of any applicable insurance policy will not be adversely affected thereby. In any case in which Mortgaged Premises have been or are about to be conveyed by the borrower and the "due-on-sale" clause has not been enforced or the related Mortgage Note is by its terms assumable, the Servicer will be authorized to take or enter into an assumption agreement from or with the person to whom such Mortgaged Premises have been or are about to be conveyed, if such person meets certain loan underwriting criteria, including the criteria necessary to maintain the coverage provided by the applicable Primary Mortgage Insurance Policies or if otherwise required by law. In the event that the Servicer enters into an assumption agreement in connection with the conveyance of any such Mortgaged Premises, the Servicer will release the original borrower from liability upon the Mortgage Loan and substitute the new borrower as obligor thereon. In no event can an assumption agreement permit a decrease in the Mortgage Interest Rate or an increase in the term of a Mortgage Loan. Fees collected for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation.

Primary Mortgage Insurance Policies

          The Mortgage Loans will be covered by primary mortgage insurance policies ("Primary Mortgage Insurance Policies") insuring, subject to their provisions and certain limitations, against all or a portion of any loss sustained by reason of nonpayments by borrowers to the extent specified in the related Prospectus Supplement. Each Conventional Mortgage Loan that has an original loan-to-value ratio of greater than 80% will, to the extent specified in the related Prospectus Supplement, be covered by a Primary Mortgage Insurance Policy remaining in force until the principal balance of such Mortgage Loan is reduced to 80% of the original fair market value of the related Mortgaged Premises or, with the consent of the Master Servicer and the mortgage insurer, after the related policy has been in effect for more than two years if the loan-to-value ratio with respect to such Mortgage Loan has

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declined to 80% or less based upon the current fair market value of such
Mortgaged Premises. Certain other Mortgage Loans may also be covered by Primary Mortgage Insurance Policies to the extent specified in the related Prospectus Supplement.

        If so specified in the Prospectus Supplement for a Series, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan included in the related Trust (the "Mortgage Insurance Loss") will consist of the insured portion of the unpaid principal balance of the covered Mortgage Loan plus accrued and unpaid interest on such unpaid principal balance and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or are in any way related to the related Mortgaged Premises, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Premises and which have not been applied to the payment of such Mortgage Loan, (iii) amounts expended but not approved by the mortgage insurer, (iv) claim payments previously made by the mortgage insurer and (v) unpaid premiums. If so specified in the Prospectus Supplement for a Series, the mortgage insurer will be required to pay to the insured either
(i) the Mortgage Insurance Loss or (ii) at its option under certain of the Primary Mortgage Insurance Policies, the sum of the delinquent scheduled payments plus any advances made by the insured, both to the date of the claim payment, and, thereafter, scheduled payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (A) the date the Mortgage Loan would have been discharged in full if the default had not occurred and (B) the date of an approved sale. Any rents or other payments collected or received by the insured which are derived from or are in any way related to the Mortgaged Premises securing such Mortgage Loan will be deducted from any claim payment.

Standard Hazard Insurance Policies

        Each Servicing Agreement with respect to a Series will require the related Servicer to cause to be maintained a Standard Hazard Insurance Policy covering each Mortgaged Premises securing each Mortgage Loan covered by such Servicing Agreement. Each Standard Hazard Insurance Policy will cover an amount at least equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan or (ii) 100% of the replacement value of the improvements on the related Mortgaged Premises. All amounts collected by the Servicer or the Master Servicer under any Standard Hazard Insurance Policy (less amounts to be applied to the restoration or repair of the Mortgaged Premises and other amounts necessary to reimburse the Servicer or the Master Servicer for previously incurred advances or approved expenses, which may be retained by the Servicer or the Master Servicer) will be deposited to the applicable Custodial Account maintained with respect to such Mortgage Loan or the Asset Proceeds Account. See " -- Payments on Mortgage Loans."

        The Standard Hazard Insurance Policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Premises caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Because the Standard Hazard Insurance Policies will be underwritten by different insurers and will cover Mortgaged Premises located in different states, such policies will not contain identical terms and conditions. The basic terms thereof, however, generally will be determined by state law and generally will be similar. Standard Hazard Insurance Policies typically will not cover physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft or, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If Mortgaged Premises are located in a flood area identified by HUD pursuant to the National Flood Insurance Act of 1968, as amended, the applicable Servicing Agreement will require that the Servicer or the Master Servicer, as the case may be, cause to be maintained flood insurance with respect to such Mortgaged Premises. The Seller may acquire one or more Special Hazard Insurance Policies covering certain of the uninsured risks described above. See "Credit Enhancement -- Special Hazard Insurance Policies."

        The Standard Hazard Insurance Policies covering Mortgaged Premises securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other

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improvements on the Mortgaged Premises in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

        A Servicer may satisfy its obligation to provide a Standard Hazard Insurance Policy with respect to the Mortgage Loans it services by obtaining and maintaining a blanket policy insuring against fire, flood and hazards of extended coverage on all of such Mortgage Loans, to the extent that (i) such policy names the Servicer as loss payee and (ii) such policy provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance. If the blanket policy contains a deductible clause and there is a loss not covered by the blanket policy that would have been covered by a Standard Hazard Insurance Policy covering the related Mortgage Loan, then the Servicer will remit to the Master Servicer from the Servicer's own funds the difference between the amount paid under the blanket policy and the amount that would have been paid under a Standard Hazard Insurance Policy covering such Mortgage Loan.

        Any losses incurred with respect to Mortgage Loans included in the Trust for a Series due to uninsured risks (including earthquakes, landslides, mudflows and floods) or insufficient insurance proceeds may reduce the value of the assets included in the Trust for such Series to the extent such losses are not covered by a Special Hazard Insurance Policy for such Series and could affect distributions to holders of the Certificates of such Series.

Maintenance of Insurance Policies; Claims Thereunder and Other Realization Upon Defaulted Mortgage Loans

        The Master Servicer may be required to maintain with respect to a Series one or more Mortgage Pool Insurance Policies, Special Hazard Insurance Policies or Bankruptcy Bonds in full force and effect throughout the term of the related Trust, subject to payment of the applicable premiums by the Trustee. The terms of any such policy or bond and any requirements in connection therewith applicable to any Servicer or the Master Servicer will be described in the related Prospectus Supplement. The Master Servicer will be required to notify the Trustee to pay from amounts in the Trust the premiums for any such Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bonds on a timely basis. Any such premiums may be payable on a monthly basis in advance or pursuant to any other payment schedule acceptable to the applicable insurer. In the event that any such Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will be obligated to obtain from another insurer a comparable replacement policy with a total coverage which is equal to the then existing coverage (or a lesser amount if the Master Servicer confirms in writing with the Rating Agency that provides, at the request of the Seller, a rating for the Certificates of such Series that such lesser amount will not impair the rating on such Certificates) of such Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond. However, if the cost of any such replacement policy or bond is greater than the cost of the policy or bond which has been terminated, then the amount of the coverage will be reduced to a level such that the applicable premium will not exceed the cost of the premium for such terminated policy or bond or the Master Servicer may secure such replacement policy or other credit enhancement at such increased cost, so long as such increase in cost will not adversely affect amounts available to make payments of principal or interest on the Certificates.

        If any Mortgaged Premises securing a defaulted Mortgage Loan included in the Trust for a Series is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or any Special Hazard Insurance Policy are insufficient to restore the damaged Mortgaged Premises to the condition necessary to permit recovery under the related Mortgage Pool Insurance Policy, the Servicer will not be required to expend its own funds to restore the damaged Mortgaged Premises unless it determines that such expenses will be recoverable to it through insurance proceeds or liquidation proceeds. Each Servicing Agreement and the Agreement with respect to a Series will require the Servicer or the Master Servicer, as the case may be, to present claims to the insurer under any insurance policy applicable to the Mortgage Loans included in the related Trust and to take such reasonable steps as are necessary to permit recovery under such insurance policies with respect to defaulted Mortgage Loans or losses on the Mortgaged Premises securing the Mortgage Loans.

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        If recovery under any applicable insurance policy is not available, the
Servicer or the Master Servicer nevertheless will be obligated to follow standard practices and procedures to realize upon such defaulted Mortgage Loan. The Servicer or the Master Servicer will sell the Mortgaged Premises pursuant to foreclosure, or a trustee's sale or, in the event a deficiency judgment is available against the borrower or another person, proceed to seek recovery of the deficiency against the appropriate person. To the extent that the proceeds of any such liquidation proceeding are less than the unpaid principal balance or Asset Value of the defaulted Mortgage Loan, there will be a reduction in the value of the assets of the Trust for the related Series such that holders of the Certificates of such Series may not receive distributions of principal and interest on such Certificates in full. See "Certain Legal Aspects of Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders."

Modification of Mortgage Loans

        With respect to a Mortgage Loan on which a material default has occurred or a payment default is imminent, the related Servicer, with the consent of the Master Servicer, may enter into a forbearance or modification agreement with the borrower. The terms of any such forbearance or modification agreement may affect the amount and timing of principal and interest payments on the Mortgage Loan and, consequently, may affect the amount and timing of payments on one or more Classes of the related Series of Certificates. For example, a modification agreement that results in a lower Mortgage Interest Rate would lower the Pass-Through Rate of any related Class of Certificates that accrues interest at a rate based on the weighted average Net Rate of the Mortgage Loans.

        As a condition to any modification or forbearance related to any Mortgage Loan or to the substitution of a Mortgage Loan, the Master Servicer is required to determine, in its reasonable business judgment, that such modification, forbearance or substitution will maximize the recovery on such Mortgage Loan on a present value basis. In determining whether to grant a forbearance or a modification, the Servicer and, if required, the Master Servicer will take into account the willingness of the borrower to perform on the Mortgage Loan, the general condition of the Mortgaged Premises and the likely proceeds from the foreclosure and liquidation of the Mortgaged Premises.

        The Servicers will not exercise any discretion with respect to changes in any of the terms of any Mortgage Loan (including, but not limited to, the Mortgage Interest Rate and whether the term of the Mortgage Loan is extended for a further period and the specific provisions applicable to such extension) or the disposition of REO Properties without the consent of the Master Servicer.

Evidence as to Servicing Compliance

        Within 120 days after the end of each of its fiscal years, each Servicer must provide the Master Servicer with a copy of its audited financial statements for such year and a statement from the firm of independent public accountants that prepared such financial statements to the effect that, in preparing such statements, it reviewed the results of the Servicer's servicing operations in accordance with the Uniform Single-Audit Procedures for mortgage banks developed by the Mortgage Bankers Association. In addition, the Servicer will be required to deliver an officer's certificate to the effect that it has fulfilled its obligations under the Servicing Agreement during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations during such fiscal year and the steps that have been taken to correct such failure. The Master Servicer will be required promptly to make available to the Trustee any compliance reporting that it receives from a Servicer.

        The Master Servicer will review, on an annual basis, the performance of each Servicer under the related Servicing Agreement and the status of any fidelity bond and errors and omissions policy required to be maintained by such Servicer under such Servicing Agreement.

Events of Default and Remedies

        If so specified in the Prospectus Supplement for a Series, events of default under the Servicing Agreement in respect of such Series will consist of
(i) any failure by the Servicer to remit to the Master Servicer Custodial Account any payment required to be made by a Servicer under the terms of the Servicing Agreement that is not remedied within at least one business day; (ii) any failure on the part of a Servicer to observe or perform in any

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material respect any of its other covenants or agreements contained in the
Servicing Agreement that continues unremedied for a specified period after the giving of written notice of such failure to the Servicer by the Master Servicer;
(iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Servicer; or (iv) certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations.

        The Master Servicer will have the right pursuant to each Servicing Agreement to terminate the related Servicer upon the occurrence of an event of default under such Servicing Agreement. In the event of such termination, the Master Servicer will appoint a substitute Servicer (which may be the Master Servicer) acceptable to the Master Servicer and approved by the Trustee (which shall be given upon receipt of written confirmation by each Rating Agency that provides, at the request of the Seller, a rating for the Certificates of the related Series that such appointment will not adversely effect the ratings then in effect on the Certificates). Any successor servicer, including the Master Servicer or the Trustee, will be entitled to compensation arrangements similar to those provided to the Servicer.

Master Servicer Duties

        If so specified in the Prospectus Supplement for a Series, the Master Servicer will (i) administer and supervise the performance by each Servicer of its duties and responsibilities under the related Servicing Agreement, (ii) maintain any insurance policies (other than property specific insurance policies) providing coverage for losses on the Mortgage Loans for such Series,
(iii) calculate amounts payable to Certificateholders on each Distribution Date,
(iv) prepare periodic reports to the Trustee or the Certificateholders with respect to the foregoing matters, (v) prepare federal and state tax and information returns and (vi) prepare reports, if any, required under the Securities Exchange Act of 1934, as amended. In addition, the Master Servicer will receive, review and evaluate all reports, information and other data provided by each Servicer to enforce the provisions of the related Servicing Agreement, to monitor each Servicer's servicing activities, to reconcile the results of such monitoring with information provided by the Servicer and to make corrective adjustments to records of the Servicer and the Master Servicer, as appropriate. The Master Servicer may engage various independent contractors to perform certain of its responsibilities; provided, however, that the Master Servicer remains fully responsible and liable for all of its obligations under each Agreement (other than those specifically undertaken by a Special Servicer).

        The Master Servicer will be entitled to a monthly master servicing fee applicable to each Mortgage Loan expressed as a fixed percentage of the remaining Scheduled Principal Balance of such Mortgage Loan as of the first day of the immediately preceding Due Period. The related Prospectus Supplement will specify the amount of the master servicing fee.

        The Master Servicer or the Trustee may terminate a Servicer who has failed to comply with its covenants or breached one or more of its representations and warranties contained in the related Servicing Agreement. Upon termination of a Servicer by the Master Servicer or the Trustee, the Master Servicer will assume certain servicing obligations of the terminated Servicer or, at its option, may appoint a substitute Servicer acceptable to the Trustee to assume the servicing obligations of the terminated Servicer. The Master Servicer's obligation to act as a Servicer following the termination of a Servicer will not require the Master Servicer to (i) purchase Mortgage Loans from a Trust due to a breach by the Servicer of a representation or warranty under the related Servicing Agreement, (ii) purchase from the Trust any Converted Mortgage Loan (if so specified in the related Prospectus Supplement) or (iii) advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent advance obligation under the related Agreement. The Master Servicer for a Series may resign from its obligations and duties under the Agreement with respect to such Series, but no such resignation will become effective until the Trustee or a successor master servicer has assumed the Master Servicer's obligations and duties. If specified in the Prospectus Supplement for a Series, the Seller may appoint a stand-by Master Servicer, which will assume the obligations of the Master Servicer upon a default by the Master Servicer.

Special Servicing Agreement

        The Master Servicer may appoint a Special Servicer to undertake certain responsibilities of the Servicer with respect to certain defaulted Mortgage Loans securing a Series. The Special Servicer may engage various independent contractors to perform certain of its responsibilities; provided, however, that the Special Servicer must

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remain fully responsible and liable for all its responsibilities under the special servicing agreement (the "Special Servicing Agreement"). As may be further specified in the related Prospectus Supplement, the Special Servicer, if any, may be entitled to various fees, including, but not limited to, (i) a monthly engagement fee applicable to each Mortgage Loan or related REO Properties as of the first day of the immediately preceding Due Period, (ii) a special servicing fee expressed as a fixed percentage of the remaining Scheduled Principal Balance of each specially serviced Mortgage Loan or related REO Properties, or (iii) a performance fee applicable to each liquidated Mortgage Loan based upon the related liquidation proceeds.

                                         THE AGREEMENT

        The following summaries describe the material provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to the related Prospectus Supplement and the Agreement with respect to such Series. The material provisions of a specific Agreement will be further described in the related Prospectus Supplement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

The Trustee

        The Trustee under each Agreement will be named in the related Prospectus Supplement. The Trustee must be a corporation or a national banking association organized under the laws of the United States or any state thereof and authorized under the laws of the jurisdiction in which it is organized to have corporate trust powers. The Trustee must also have combined capital and surplus of at least $50,000,000 and be subject to regulation and examination by state or federal regulatory authorities. Although the Trustee may not be an affiliate of the Seller or the Master Servicer, either the Seller or the Master Servicer may maintain normal banking relations with the Trustee if the Trustee is a depository institution.

        The Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor Trustee. The Seller will also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. The Trustee may also be removed at any time by the holders of outstanding Certificates of the related Series entitled to at least 51% of the voting rights of such Series. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Administration of Accounts

        Funds deposited in or remitted to the Asset Proceeds Account, any Reserve Fund or any other funds or accounts for a Series are to be invested by the Trustee, as directed by the Seller, in certain eligible investments ("Permitted Investments"), which may include (i) obligations of the United States or any agency thereof provided such obligations are backed by the full faith and credit of the United States, (ii) within certain limitations, securities bearing interest or sold at a discount issued by any corporation, which securities are rated in the rating category required to support the then applicable rating assigned to such Series, (iii) commercial paper which is then rated in the commercial paper rating category required to support the then applicable rating assigned to such Series, (iv) demand and time deposits, certificates of deposit, bankers' acceptances and federal funds sold by any depository institution or trust company incorporated under the laws of the United States or of any state thereof, provided that either the senior debt obligations or commercial paper of such depository institution or trust company (or the senior debt obligations or commercial paper of the parent company of such depository institution or trust company) are then rated in the rating category required to support the then applicable rating assigned to such Series,
(v) demand and time deposits and certificates of deposit issued by any bank or trust company or savings and loan association and fully insured by the Federal Deposit Insurance Corporation (the "FDIC"), (vi) guaranteed reinvestment agreements issued by any insurance company, corporation or other entity acceptable to each Rating Agency that provides, at the request of the Seller, a rating for the Certificates of such Series at the time of issuance of such Series and (vii) certain repurchase agreements of United States government securities.

        Permitted Investments with respect to a Series will include only obligations or securities that mature on or before the date on which the Asset Proceeds Account, Reserve Fund and other funds or accounts for such Series

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are required or may be anticipated to be required to be applied for the benefit of the holders of the Certificates of such Series. Any income, gain or loss from such investments for a Series will be credited or charged to the appropriate fund or account for such Series. Reinvestment income from Permitted Investments may be payable to the Servicers or the Master Servicer as additional servicing compensation and, in that event, will not accrue for the benefit of the Certificateholders of such Series. If a reinvestment agreement is obtained with respect to a Series, the related Agreement will require the Trustee to invest funds deposited in the Asset Proceeds Account and any Reserve Fund or other fund or account for such Series pursuant to the terms of the reinvestment agreement.

Reports to Certificateholders

        Concurrently with each distribution on the Certificates of any Series, there will be mailed to the holders of such Certificates a statement generally setting forth, to the extent applicable to such Series, among other things: (i) the aggregate amount of such distribution allocable to principal, separately identifying the amount allocable to each Class of Certificates; (ii) the aggregate amount of such distribution allocable to interest, separately identifying the amount allocable to each Class of Certificates; (iii) the aggregate principal balance of each Class of Certificates after giving effect to distributions on the related Distribution Date; (iv) if applicable, the amount otherwise distributable to any Class of Certificates that was distributed to any other Class of Certificates; (v) if any Class of Certificates has priority in the right to receive principal prepayments, the amount of principal prepayments in respect of the related Mortgage Assets; and information regarding the levels of delinquencies and losses on the Mortgage Loans. Customary information deemed necessary for Certificateholders to prepare their tax returns will be furnished annually.

Events of Default and Remedies

        If so specified in the Prospectus Supplement for a Series, events of default under the related Agreement will consist of (i) any default in the performance or breach of any covenant or warranty of the Master Servicer under such Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Master Servicer by the Trustee or by the holders of Certificates entitled to at least 25% of the aggregate voting rights, (ii) any failure by the Master Servicer to make required Advances with respect to delinquent Mortgage Loans in the related Trust, (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Master Servicer, if any, and (iv) certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

        So long as an event of default by the Master Servicer under an Agreement remains unremedied, the Trustee may, and, at the direction of the holders of outstanding Certificates of a Series entitled to at least 51% of the voting rights, the Trustee will, terminate all the rights and obligations of the Master Servicer under the related Agreement, except that the holders of Certificates may not direct the Trustee to terminate the Master Servicer for its failure to make Advances. Upon termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such Agreement (except that if the Trustee is prohibited by law from obligating itself to make Advances regarding delinquent Mortgage Loans, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable to act as successor Master Servicer, the Trustee may appoint or, if the holders of Certificates of a Series entitled to at least 51% of the voting rights of such Series so request in writing, the Trustee shall appoint, or petition a court of competent jurisdiction for the appointment of, any established mortgage loan servicing institution acceptable to the Rating Agencies and having a net worth of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under the Agreement.

        The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of the Certificates of the related Series unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

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Amendment

        The Agreement generally may be amended by the parties thereto with the consent of the holders of outstanding Certificates of the related Series entitled to at least 66% of the voting rights of such Series. However, no amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Assets that are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i) without the consent of the Holders of Certificates of such Class evidencing 66% of the voting rights of such class, or (iii) reduce the aforesaid percentage of Certificateholders required to consent to any such amendment unless each holder of a Certificate consents. The Agreement may also be amended by the parties thereto without the consent of Certificateholders for the purpose of, among other things, (i) curing any ambiguity, (ii) correcting or supplementing any provisions thereof which may be inconsistent with any other provision thereof,
(iii) modifying, eliminating or adding to any of the provisions of the Agreement to such extent as shall be necessary or appropriate to maintain the qualification of the Trust (or certain assets thereof) either as a REMIC or as a grantor trust under the Code at all times that any Certificates are outstanding or (iv) making any other provision with respect to matters or questions arising under the Agreement or matters arising with respect to the Trust which are not covered by the Agreement and which shall not be inconsistent with the provisions of the Agreement, provided in each case that such action shall not adversely affect in any material respect the interests of any Certificateholder. Any such amendment or supplement shall be deemed not to adversely affect in any material respect any Certificateholder if there is delivered to the Trustee written notification from each Rating Agency that provides, at the request of the Seller, a rating for the Certificates of the related Series to the effect that such amendment or supplement will not cause such Rating Agency to lower or withdraw the then current rating assigned to such Certificates.

Termination

        Each Agreement and the respective obligations and responsibilities created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be paid to them pursuant to such related Agreement following (i) to the extent specified in the related Prospectus Supplement, the purchase of all the Mortgage Assets in such related Trust and all Mortgaged Premises acquired in respect thereof or (ii) the later of the final payment or other liquidation of the last Mortgage Asset remaining in the Trust or the disposition of all Mortgaged Premises acquired in respect thereof. See "Description of the Certificates -- Optional Redemption." In no event, however, will any Trust continue beyond the expiration of 21 years from the death of the survivor of certain persons described in the related Agreement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates of the related Series at the corporate trust office of the Trustee or its agent.

                            CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

General

        The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated.

The Mortgage Loans

        Single Family Loans, Multi-Family Loans, Conventional Home Improvement Loans, Title I Loans and HELOCs. The Single Family Loans, Multi-Family Loans, Conventional Home Improvement Loans, Title I Loans and HELOCs generally will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the related Mortgaged Premises is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to liens for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on any order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower

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and owner of the mortgaged premises, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower and homeowner (similar to the mortgagor); the beneficiary, who is the lender (similar to a mortgagee); and the trustee, who is a third-party grantee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

        Condominiums. Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may include one or more multi-unit buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

        Cooperative Loans. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative (i) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (ii) leases the land generally by a long-term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage or make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of, in the case of a Trust including Cooperative Loans, the collateral securing the Cooperative Loans.

        A Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. In general, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of the Cooperative shares.

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Foreclosure

        Single Family Loans, Multi-Family Loans, Conventional Home Improvement Loans, Title I Loans and HELOCs. Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action generally is initiated by the service of legal pleadings upon the borrower and any party having a subordinate interest in the real estate including any holder of a junior encumbrance on the real estate. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the Mortgaged Premises. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

        Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the Mortgaged Premises to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. When the beneficiary's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

        In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. In general, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage or deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.
See " --  Junior Mortgage Loans; Rights of Senior Mortgagees."

        A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the referee confers absolute legal title to the real property to the purchaser, free of all junior mortgages and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made (with the exception of certain governmental liens and any redemption rights that may be granted to borrowers pursuant to applicable state law). The purchaser's title is, however, subject to all senior liens, encumbrances and mortgages. Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the referee or trustee will convey title to the property to the purchaser, subject to the underlying first mortgage or deed of trust and any other prior liens or claims. A foreclosure under a junior mortgage or deed of trust generally will have no effect on any senior mortgage or deed of trust, except that it may trigger the right of a senior mortgagee or beneficiary to accelerate its indebtedness under a "due-on-sale" clause or "due on further encumbrance" clause contained in the senior mortgage.

        In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the Mortgaged Premises may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the Mortgaged Premises at the foreclosure sale. Rather, it is common for the lender to purchase the Mortgaged Premises from the receiver or trustee for an amount which may be as great as the unpaid principal balance of the Mortgage Note, accrued and unpaid interest thereon and the expenses of foreclosure. Thereafter, subject to the right

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of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the Mortgaged Premises suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the Mortgaged Premises. Depending upon market conditions, the ultimate proceeds of the sale of the Mortgaged Premises may not equal the lender's investment therein. Any loss may be reduced by the receipt of insurance proceeds. See "Servicing of Mortgage Loans -- Primary Mortgage Insurance Policies," " -- Standard Hazard Insurance Policies" and "Credit Enhancement -- Special Hazard Insurance Policies." Mortgaged Premises that are acquired through foreclosure must be sold by the Trustee within two years of the date on which it is acquired in order to satisfy certain federal income tax requirements applicable to REMICs. See "Certain Federal Income Tax Consequences." Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states, a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property before such non-judicial sale takes place.

        Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

        Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's charter documents, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

        The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

        Recognition agreements also provide that, in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

        In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case.

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In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

        Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's rights to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "-- AntiDeficiency Legislation and Other Limitations on Lenders."

Junior Mortgage Loans; Rights of Senior Mortgagees

        Some of the Mortgage Loans included in a Trust may be secured by mortgages or deeds of trust that are junior to other mortgages or deeds of trust held by the Seller, other lenders or institutional investors. The rights of the Trustee (and therefore the Certificateholders) as mortgagee under a junior mortgage or beneficiary under a junior deed of trust are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. In order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors.

        The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee or beneficiary the right under some circumstances both to receive all proceeds collected under any Standard Hazard Insurance Policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under any underlying senior mortgage may have the proper right to collect any insurance proceeds payable under a Standard Hazard Insurance Policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness of a junior mortgage or trust deed.

        A common form of mortgage or deed of trust used by institutional lenders typically contains a "future advance" clause which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially loaned under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts (and, in some jurisdictions, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens), the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in many other states, on state statutes giving priority to all advances made under the loan agreement at a "credit limit" amount stated in the recorded mortgage.

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        Other provisions sometimes included in the form of the mortgage or deed of trust used by institutional lenders obligate the mortgagor or trustor to pay, before delinquency, all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

Right of Redemption

        In some states, after foreclosure of a mortgage or sale pursuant to a deed of trust, the borrower and certain foreclosed junior lienholders are given a statutory period in which to redeem the Mortgaged Premises from the foreclosure sale. Depending upon state law, the right of redemption may apply to sale following judicial foreclosure or to sale pursuant to a non-judicial power of sale. In some states, statutory redemption may occur only upon payment of the foreclosure purchase price, accrued interest and taxes and certain of the costs and expenses incurred in enforcing the obligation. In some states, the right to redeem is a statutory right and in others it is a contractual right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed Mortgaged Premises while such right of redemption is outstanding. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. The practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

        Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances Servicers will not seek deficiency judgments against defaulting borrowers.

        In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, if a mortgagor is in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the mortgaged premises without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the mortgaged premises is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged premises as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including, but not limited to, any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

        Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of Single Family Loans and Cooperative Loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related states and regulations.

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These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of mortgage loans.

        Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Soldiers' and Sailors' Civil Relief Act of 1940

        Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum on obligations (including mortgage loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations incurred prior to the commencement of military service and (iii) may have the maturity of such obligations incurred prior to the commencement of military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. The benefits of (i), (ii), or (iii) above are subject to challenge by creditors, however, and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Mortgage Loan included in the Trust for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, neither the Servicer, the Master Servicer nor the Trustee will be required to advance such amounts and any loss in respect thereof may reduce the amounts available to be paid to the holders of the Certificates of such Series. If so specified in the Prospectus Supplement for a Series, any shortfalls in interest collections on Mortgage Loans included in the Trust for such Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Certificates of such Series that is entitled to receive interest in respect of such Mortgage Loans in proportion to the interest that each such Class of Certificates would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

Environmental Considerations

        Environmental conditions may diminish the value of the Mortgage Assets and give rise to liability of various parties, including federal, state and local environmental laws, regulations and ordinances concerning hazardous waste, hazardous substances, petroleum, underground and aboveground storage tanks, solid waste, lead and copper in drinking water, asbestos, lead-based paint and other materials ("Adverse Environmental Conditions") under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"). A secured party which participates in management of a facility, participates in the management of the owner of a facility, takes a deed in lieu of foreclosure or purchases a mortgaged premises at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. The U.S. Environmental Protection Agency (the "EPA") has established a Policy Towards Owners of Residential Property at Superfund Sites (July 3, 1991) which provides that EPA will not proceed against owners of residential property contaminated with hazardous substances under certain circumstances. Similarly, EPA and the Department of Justice have adopted a policy not to proceed against lenders which are acting primarily to protect a security interest at the inception of loan, during a workout, in foreclosure or after foreclosure or the taking of a deed in lieu of foreclosure. Policy on CERCLA Enforcement Against lenders and Government Entities that Acquire Property Involuntarily (September 22, 1995). These policies are not binding on the EPA, a state or third parties who may have a cause of action under CERCLA, however, and are subject to certain limitations and conditions. Many state or local laws, regulations or ordinances may also provide for owners or operators of property (which may include a lender in certain circumstances) where hazardous substances, hazardous wastes, petroleum or solid waste are released or otherwise exist to incur Cleanup Costs. It is possible that Cleanup Costs under CERCLA or other federal, state or local laws, regulations or ordinances could become a liability of a Trust and reduce the amounts otherwise distributable to the Certificateholders if a Mortgaged Premises securing a Mortgage Loan becomes the property of such Trust in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states or localities

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by statute or ordinance impose a lien for any Cleanup Costs incurred by such state or locality on the property that is the subject of such Cleanup Costs (a "Superlien"). Some Superliens take priority over all other prior recorded liens, and others take the same priority as taxes in the jurisdiction. In both instances, the Superlien would take priority over the security interest of the Trustee in a Mortgaged Premises in the jurisdiction in question.

        If so specified in the Prospectus Supplement for a Series, at the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Premises was conducted. If so specified in such Prospectus Supplement, no representations or warranties are made by the Seller or Saxon Mortgage as to the absence or effect of Adverse Environmental Conditions on any of the Mortgaged Premises. In addition, the Servicers have not made any representations or warranties or assumed any liability with respect to the absence or effect of Adverse Environmental Conditions on any Mortgaged Premises or any casualty resulting from the presence or effect of Adverse Environmental Conditions, and any loss or liability resulting from the presence or effect of such Adverse Environmental Conditions will reduce the amounts otherwise available to pay to the holders of the Certificates.

        If so specified in the Prospectus Supplement for a Series, the Servicers are not permitted to foreclose on any Mortgaged Premises without the approval of the Master Servicer. The Master Servicer is not permitted to approve foreclosure on any property which it knows or has reason to know is contaminated with or affected by hazardous wastes or hazardous substances. The Master Servicer is required to inquire of any Servicer requesting approval of foreclosure whether the property proposed to be foreclosed upon is so contaminated. If a Servicer does not foreclose on Mortgaged Premises, the amounts otherwise available to pay the holders of the Certificates may be reduced. A Servicer will not be liable to the holders of the Certificates if it fails to foreclose on Mortgaged Premises that it reasonably believes may be so contaminated or affected, even if such Mortgaged Premises are, in fact, not so contaminated or affected. In addition, a Servicer will not be liable to the holders of the Certificates if, based on its reasonable belief that no such contamination or effect exists, the Servicer forecloses on Mortgaged Premises and takes title to such Mortgaged Premises and thereafter such Mortgaged Premises are determined to be so contaminated or affected.

"Due-on-Sale" Clauses

        The forms of Mortgage Note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the Mortgaged Premises. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. Effective October 15, 1982, however, Congress enacted the Garn-St. Germain Depository Institutions Act of 1982 (the "Act"), which, after a three-year grace period, preempted state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (which loans include Conventional Mortgage Loans) made after the effective date of the Act are enforceable within certain limitations as set forth in the Act and the regulations promulgated thereunder.

        By virtue of the Act, a mortgage lender generally may accelerate any conventional Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the Mortgaged Premises. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or one or more children become owners of the Mortgaged Premises, in each case where the transferee(s) will occupy the Mortgaged Premises, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or an incidental property settlement agreement by which the spouse becomes an owner of the Mortgaged Premises, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the Mortgaged Premises (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety and (vi) other transfers as set forth in the Act and the regulations thereunder. As a result, a lesser number of Mortgage Loans which contain "due-on-sale" clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Act on the average lives and delinquency rates of the

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Mortgage Loans, however, cannot be predicted.  FHA Loans and VA Loans do not contain due-on-sale clauses. See "Maturity, Prepayment and Yield
Considerations."

Enforceability of Certain Provisions

        The forms of Mortgage Note, mortgage and deed of trust used by the Servicers may contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under each Servicing Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicers) will be retained by the related Servicer as additional servicing compensation.

        Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the security instrument is not monetary, such as the borrower failing to adequately maintain the Mortgaged Premises or the borrower executing a second mortgage or deed of trust affecting the Mortgaged Premises. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

                                          THE SELLER

        Saxon Asset Securities Company was incorporated in Virginia on May 6, 1996, as a wholly owned, limitedpurpose financing subsidiary of Dominion Mortgage Services, Inc., a Virginia corporation ("Dominion Mortgage"). Dominion Mortgage is a wholly owned subsidiary of Dominion Capital, Inc., a Virginia corporation ("Dominion Capital"). Dominion Capital is a wholly owned subsidiary of Dominion Resources, Inc., a Virginia corporation ("Dominion Resources"). None of Dominion Resources, Dominion Capital, Dominion Mortgage or the Seller has guaranteed, or is otherwise obligated with respect to, the Certificates of any Series. The principal executive offices of the Seller are located at 4880 Cox Road, Glen Allen, Virginia 23060, and the telephone number of the Seller is
(804) 967-7400. The Seller was formed solely for the purpose of facilitating the financing and sale of Mortgage Assets and certain other assets. It does not intend to engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, Mortgage Assets and certain other assets and taking certain action with respect thereto. The Seller's Articles of Incorporation, which have been filed as an exhibit to the Registration Statement of which this Prospectus is a part, limit the Seller's business to the foregoing and place certain other restrictions on the Seller's activities.

                                        USE OF PROCEEDS

        Substantially all the net proceeds from the sale of the Certificates of each Series will be applied by the Seller to purchase the Mortgage Assets assigned to the Trust underlying such Series.

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



                            CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is based upon the advice of Arter & Hadden, special tax counsel to the Seller ("Special Tax Counsel"). In their opinion, the discussion herein of the federal income tax consequences of the purchase, ownership, and disposition of the Certificates is accurate in all material aspects. The discussion is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change (including changes in effective dates). Because real estate mortgage investment conduit ("REMIC") status may be elected with respect to certain Series of Certificates, the discussion includes a summary of the federal income tax consequences to Certificateholders of Certificates issued under such an election ("REMIC Certificates").

        The discussion does not address the federal income tax consequences for all categories of investors, some of which may be subject to special rules. The discussion focuses primarily on investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), although much of the discussion is applicable to other investors as well. Investors should note that, although final regulations under the REMIC provisions of the Code (the "REMIC Regulations") have been issued by the U.S. Treasury Department (the "Treasury"), no currently effective regulations or other administrative guidance has been issued with respect to certain provisions of the Code that are or may be applicable to Certificateholders, particularly the provisions dealing with market discount and stripped debt instruments. Although the Treasury recently issued final regulations dealing with original issue discount and premium, those regulations do not address directly the treatment of "REMIC Regular Certificates" (as defined below) and certain other types of Certificates. Furthermore, the REMIC Regulations do not address all of the issues that arise in connection with the formation and operation of a REMIC. Hence, definitive guidance cannot be provided with respect to many aspects of the tax treatment of Certificateholders. Moreover, the summary is based on current law, and there can be no assurance that the law will not change or that the Internal Revenue Service (the "Service") will not take positions that would be materially adverse to investors. Finally, the summary does not purport to address the anticipated state income tax consequences to investors of owning and disposing of the Certificates. Consequently, investors should consult their own tax advisors in determining the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of the Certificates.

General

        Many aspects of the federal income tax treatment of the Certificates of a particular Series will depend upon whether an election is made to treat the Trust, or one or more segregated pools of assets held by the Trust, as a REMIC. The Prospectus Supplement for each Series will indicate whether such an election is intended. For each Series with respect to which one or more REMIC elections are to be made, Special Tax Counsel will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election and compliance with the Agreement and certain other documents specified in the opinion, the Trust (or one or more segregated pools of Trust assets) will qualify as one or more REMICs (each, a "Series REMIC") and that if a Trust (or one or more segregated pools of Trust assets) qualifies as a REMIC, the tax consequences to the Certificateholders will be as described below under "REMIC Certificates." For each Series with respect to which a REMIC election is not made, Special Tax Counsel will deliver a separate opinion generally to the effect that, assuming compliance with the Agreement and certain other documents, the Trust will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation and the tax consequences to the Certificateholders will be as described below under "Non-REMIC Certificates." Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the Service.

REMIC Certificates

        REMIC Certificates will be classified as either "REMIC Regular Certificates," which generally are treated as debt for federal income tax purposes, or "REMIC Residual Certificates," which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the REMIC. The Prospectus Supplement for each Series of Certificates will indicate whether a REMIC election will be made for that Series and which of the Certificates of such Series will be designated as REMIC Regular Certificates, and which will be designated as REMIC Residual Certificates.

        REMIC Certificates held by a real estate investment trust ("REIT") will qualify as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and interest on such Certificates will be considered "interest on obligations secured by mortgages on real property" ("Qualifying REIT Interest") for REIT qualification purposes, in the same proportion that the assets of the Series REMIC would qualify as real estate assets for REIT purposes. Similarly, REMIC Certificates held by a thrift institution taxed as a "mutual savings bank" or a "domestic building and loan association" (collectively, "Thrift Institutions") will qualify as "qualifying real property loans" for purposes of the special bad debt reserve deduction of Section 593, and a REMIC Certificate held by a thrift institution taxed as a "domestic building and loan association" will qualify as a "loan secured by an interest in real property," for purposes of the qualification requirements of domestic building and loan associations set forth in Section 7701(a)(19), in the same proportion that the assets of the Series REMIC would so qualify. However, if 95% or more of the assets of a given Series REMIC constitute real estate assets for REIT purposes, the REMIC Certificates will be treated entirely as such assets and 100% of the interest income derived from that REMIC will be treated as Qualifying REIT Interest. Similarly, if 95% or more of the assets of a given Series REMIC constitute qualifying real property loans and loans secured by interests in real property, the REMIC Certificates will be treated entirely as such assets for purposes of the special bad debt reserve deduction and the qualification requirements of domestic building and loan associations, respectively. In the case of a Series for which two or more Series REMICs will be created, all Series REMICs will be treated as a single REMIC for purposes of determining the extent to which the related Certificates and the income thereon will be treated as qualifying assets and income for such purposes. However, REMIC Certificates will not qualify as "Government securities" for either REIT or regulated investment company ("RIC") qualification purposes.

        Tax Treatment of REMIC Regular Certificates

        Payments received by holders of REMIC Regular Certificates ("REMIC Regular Certificateholders") generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments. Except as described below for REMIC Regular Certificates issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a REMIC Regular Certificate will be treated as ordinary income to the REMIC Regular Certificateholder and a principal payment on such Certificate will be treated as a return of capital to the extent that the REMIC Regular Certificateholder's basis in such Certificate is allocable to that payment. REMIC Regular Certificateholders or holders of REMIC Residual Certificates ("REMIC Residual Certificateholders") must report income from such Certificates under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. The Trustee or the Master Servicer will report annually to the Service and the Certificateholders of record with respect to interest paid or accrued and original issue discount, if any, accrued on the Certificates.

        Under temporary Treasury regulations, holders of REMIC Regular Certificates issued by "single-class REMICs" who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (i) would be classified as an investment trust in the absence of a REMIC election or (ii) is substantially similar to an investment trust. Under the temporary Treasury regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC's "allocable investment expenses" (i.e., expenses normally allowable under Section 212 of the Code, which may include servicing and administrative fees and insurance premiums) and (ii) a corresponding amount of additional income. Section 67 permits an individual, trust or estate to deduct miscellaneous itemized expenses (including Section 212 expenses) only to the extent that such expenses, in the aggregate, exceed 2% of its adjusted gross income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC (either directly or through a pass-through entity) will recognize additional income with respect to such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. Any such additional income will be treated as interest income. In addition, Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount ($100,000, or $50,000 in the case of a separate return by a married individual within the meaning of Section 7703 for taxable year 1991 and adjusted for inflation each year thereafter) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders

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



of an investment in the Certificates of an affected Series. Non-corporate holders of REMIC Regular Certificates evidencing an interest in a single-class REMIC also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to such REMIC, are not deductible for purposes of the alternative minimum tax ("AMT").

        Original Issue Discount. Certain Classes of REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. In general, such original issue discount will equal the difference between the "stated redemption price at maturity" of the REMIC Regular Certificate (generally, its principal amount) and its issue price. Holders of REMIC Regular Certificates as to which there is original issue discount should be aware that they generally must include original issue discount in income for federal income tax purposes on an annual basis under a constant yield accrual method that reflects compounding. In general, original issue discount is treated as ordinary interest income and must be included in income in advance of the receipt of the cash to which it relates. The amount of original issue discount required to be included in a REMIC Regular Certificateholder's income in any taxable year will be computed in accordance with Section 1272(a)(6). No regulatory guidance currently exists under Section 1272(a)(6). The Master Servicer or other person responsible for computing the amount of original issue discount to be reported to a REMIC Regular Certificateholder each taxable year (the "Tax Administrator") will base its computations on Section 1272(a)(6) and final regulations governing the accrual of original issue discount on debt instruments that were issued by the Treasury on January 27, 1994, but do not address directly the treatment of instruments that are subject to Section 1272(a)(6) (the "OID Regulations"). There can be no assurance that such methodology represents the correct manner of calculating original issue discount on the REMIC Regular Certificates

        The amount of original issue discount on a REMIC Regular Certificate equals the excess, if any, of the Certificate's "stated redemption price at maturity" over its "issue price." A debt instrument's stated redemption price at maturity is the sum of all payments provided by the instrument other than "qualified stated interest" ("Deemed Principal Payments"). Qualified stated interest, in general, is stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at lease annually at (i) a single fixed rate or (ii) a variable rate that meets certain requirements set out in the OID Regulations. See "-- Variable Rate Certificates." Thus, in the case of any REMIC Regular Certificate other than a Compound Interest Certificate, the stated redemption price at maturity will equal the total amount of all Deemed Principal Payments due on that Certificate. Since a Compound Interest Certificate generally does not require unconditional payments of interest at least annually, the stated redemption price at maturity of such a Certificate will equal the aggregate of all payments due, whether designated as principal, accrued interest, or current interest. The issue price of a REMIC Regular Certificate generally will equal the initial price at which a substantial amount of such Certificates is sold to the public.

        Under a de minimis rule, a REMIC Regular Certificate will be considered to have no original issue discount if the amount of original issue discount is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the weighted average maturity ("WAM") of all Deemed Principal Payments. For that purpose, the WAM of a REMIC Regular Certificate is the sum of the amounts obtained by multiplying the amount of each Deemed Principal Payment by a fraction, the numerator of which is the number of complete years from the Certificate's issue date until the payment is made, and the denominator of which is the Certificate's stated redemption price at maturity. Although no Treasury regulations have been issued under the relevant provisions of the Tax Reform Act of 1986 (the "1986 Act"), it is expected that the WAM of a REMIC Regular Certificate will be computed using the prepayment assumptions used in pricing the REMIC Regular Certificate ("Pricing Prepayment Assumptions"). A REMIC Regular Certificateholder will include de minimis original issue discount in income on a pro rata basis as stated principal payments on the Certificate are received or, if earlier, upon disposition of the Certificate, unless the Certificateholder makes the "All OID Election" (as defined below).

        REMIC Regular Certificates of certain Series may bear interest under terms that provide for a teaser rate period, interest holiday, or other period during which the rate of interest payable on the Certificates is lower than the rate payable during the remainder of the life of the Certificates ("Teaser Certificates"). The OID Regulations provide a more expansive test under which a Teaser Certificate may be considered to have a de minimis amount of original issue discount even though the amount of original issue discount on the Certificate would be more than de minimis as determined under the regular test. The expanded test applies to a Teaser Certificate only if the stated interest on such Certificate would be qualified stated interest but for the fact that during one or more accrual periods

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its interest rate is below the rate applicable for the remainder of its term.
Under the expanded test, the amount of original issue discount on a Teaser Certificate that is measured against the de minimis amount of original issue discount allowable on the Certificate is the greater of (i) the excess of the stated principal amount of the Certificate over its issue price ("True Discount") and (ii) the amount of interest that would be necessary to be payable on the Certificate in order for all stated interest to be qualified stated interest (the "Additional Interest Amount").

        A REMIC Regular Certificateholder generally must include in gross income the sum, for all days during its taxable year on which it holds the REMIC Regular Certificate, of the "daily portions" of the original issue discount on such Certificate. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount with respect to such Certificate generally will be determined by allocating to each day in any accrual period the Certificate's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the Certificate yet to be received as of the close of such period and (b) the amount of any Deemed Principal Payments received on the Certificate during such period over (ii) the Certificate's "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a REMIC Regular Certificate is computed by using the Pricing Prepayment Assumptions and the Certificate's original yield to maturity (adjusted to take into account the length of the particular accrual period), and taking into account Deemed Principal Payments actually received on the Certificate prior to the close of the accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price. The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the Certificate at the beginning of the preceding period increased by the amount of original issue discount allocable to that period and decreased by the amount of any Deemed Principal Payments received during that period. Thus, an increased (or decreased) rate of prepayments received with respect to a REMIC Regular Certificate will be accompanied by a correspondingly increased (or decreased) rate of recognition of original issue discount by the holder of such Certificate.

        A REMIC Regular Certificate having original issue discount may be acquired subsequently for more than its adjusted issue price. If the subsequent holder's adjusted basis in such a REMIC Regular Certificate, immediately after its acquisition, exceeds the sum of all Deemed Principal Payments to be received on the Certificate after the acquisition date, the Certificate will no longer have original issue discount, and the holder may be entitled to reduce the amount of interest income recognized on the Certificate by the amount of amortizable premium. See "-Amortizable Premium." If the subsequent holder's adjusted basis in the Certificate immediately after the acquisition exceeds the adjusted issue price of the Certificate, but is less than or equal to the sum of the Deemed Principal Payments to be received under the Certificate after the acquisition date, the amount of original issue discount on the Certificate will be reduced by a fraction, the numerator of which is the excess of the Certificate's adjusted basis immediately after its acquisition over the adjusted issue price of the Certificate and the denominator of which is in the excess of the sum of all Deemed Principal Payments to be received on the Certificate after the acquisition date over the adjusted issue price of the Certificate. For that purpose, the adjusted basis of a REMIC Regular Certificate generally is reduced by the amount of any qualified stated interest that is accrued but unpaid as of the acquisition date. Alternatively, the subsequent purchaser of a REMIC Regular Certificate having original issue discount may make an All OID Election (as defined below) with respect to the Certificate.

        A Certificateholder generally may make an election (an "All OID Election") to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount (as described below under "--Market Discount"), and de minimis market discount that accrues on the Certificate (as reduced by any amortizable premium, as described below under "Amortizable Premium," or acquisition premium, as described below) under the constant yield method used to account for original issue discount. To make an All OID Election, the holder of the Certificate must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the Certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the Service. If an All OID Election is made for a debt instrument with market discount, the holder is deemed to have made an election to include in income currently the market discount on all of the holder's other debt instruments with market discount, as described in "-- Market Discount" below. In addition, if an All OID Election is made for a debt instrument with amortizable premium, the holder is deemed to have made an election to amortize the premium on all of the holder's other debt instruments with amortizable premium under the constant yield method. See "-- Amortizable Premium." Certificateholders should be aware that the law is unclear as to whether an All OID Election is effective for a Certificate that is subject to the contingent payment rules. See "-- Interest Weighted Certificates and Non-VRDI Certificates."

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        If the interval between the issue date of a Current Interest Certificate and the first Distribution Date (the "First Distribution Period") contains more days than the number of days of stated interest that are payable on the first Distribution Date, the effective interest rate received by the Certificateholder during the first Distribution Period will be less than the Certificate's stated interest rate making such Certificate a Teaser Certificate. If the amount of original issue discount on the Certificate measured under the expanded de minimis test exceeds the de minimis amount of original issue discount allowable on the Certificate, the amount by which the stated interest on the Certificate exceeds the interest that would be payable on the Certificate at the effective rate of interest for the First Distribution Period (the "Nonqualified Interest Amount") would be treated as part of the Certificate's stated redemption price at maturity. Accordingly, the holder of a Teaser Certificate may be required to recognize ordinary income arising from original issue discount attributable to the First Distribution Period in addition to any qualified stated interest that accrues in that period.

        Similarly, if the First Distribution Period is shorter than the interval between subsequent Distribution Dates, the effective rate of interest payable on a Certificate during the First Distribution Period will be higher than the stated rate of interest if a Certificateholder receives interest on the first Distribution Date based on a full accrual period. Such Certificate would be issued with original issue discount unless the amount of original issue discount is de minimis. However, if (i) a portion of the initial purchase price of such Certificate is allocable to interest that has accrued under the terms of the Certificate prior to its issue date ("Pre-Issuance Accrued Interest") and (ii) the Certificate provides for a payment of stated interest on the first payment date within one year of the issue date that equals or exceeds the amount of the Pre-Issuance Accrued Interest, the Certificate's issue price may be computed by subtracting from the issue price the amount of Pre-Issuance Accrued Interest. Thus, such Certificate will not have original issue discount attributable to the First Distribution Period, provided that the increased effective interest rate for that Period is attributable solely to Pre-Issuance Accrued Interest, as typically will be the case.

        It is not entirely clear how income should be accrued with respect to REMIC Regular Certificates, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC ("Interest Weighted Certificates"). Unless and until the Service provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator intends to take the position that an Interest Weighted Certificate does not bear qualified stated interest, and will account for the income thereon as described in "Interest Weighted Certificates and Non-VRDI Certificates" below. Some Interest Weighted Certificates may provide for a relatively small amount of principal and for interest that can be expressed as qualified stated interest at a very high fixed rate with respect to that principal ("Superpremium Certificates"). Superpremium Certificates technically are issued with amortizable premium. However, because of their close similarity to other Interest Weighted Certificates it appears more appropriate to account for Superpremium Certificates in the same manner as for other Interest Weighted Certificates. Consequently, in the absence of further administrative guidance, the Tax Administrator intends to account for Superpremium Certificates in the same manner as other Interest Weighted Certificates. However, there can be no assurance that the Service will not assert a position contrary to that taken by the Tax Administrator, and, therefore, holders of Superpremium Certificates should consider making a protective election to amortize premium on such Certificates.

        In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on the REMIC Regular Certificates, each investor should consult his own tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on such Certificates for deferral income tax purposes.

        Variable Rate Certificates. A REMIC Regular Certificate may pay interest at a variable rate (a "Variable Rate Certificate"). A Variable Rate Certificate that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID Regulations, which are described below. A Variable Rate Certificate qualifies as a VRDI under the OID Regulations if (i) the Certificate is not issued at a premium to its noncontingent principal amount in excess of the lesser of (a) .015 multiplied by the product of such noncontingent principal amount and the WAM (as that term is defined above in the discussion of the de minimis rule) of the Certificate or (b) 15 percent of such noncontingent principal amount (an "Excess Premium"); (ii) stated interest on the Certificate compounds or is payable unconditionally at least annually at (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a

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"qualified inverse floating rate," and (iii) the qualified floating rate or the objective rate in effect during an accrual period is set at a current value of that rate (i.e., the value of the rate on any day occurring during the interval that begins three months prior to the first day on which that value is in effect under the Certificate and ends one year following that day).

        On June 11, 1996, the Treasury issued final regulations that both address the federal income tax treatment of debt obligations that provide for one or more contingent payments and would make certain changes to rules applicable to VRDIs in the OID Regulations (the "1996 Regulations"). Pursuant to certain of the amendments to the OID Regulations that are set forth in the 1996 Regulations, (i) a Variable Rate Certificate would qualify as a VRDI only if, in addition to satisfying the three conditions set forth in the current OID Regulations (and described above), such Certificate does not provide for any principal payments that are contingent and (ii) a Variable Rate Certificate that does not qualify as a VRDI would be treated as a debt obligation that provides for one or more contingent payments. Those amendments to the OID Regulations apply retroactively to debt instruments issued on or after April 4, 1994, which is the effective date of the OID Regulations. Consequently, the Tax Administrator will treat Variable Rate Certificates that do not qualify as VRDIs as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in "Interest Weighted Certificates and Non-VRDI Certificates" below.

        Under the OID Regulations, a rate is a qualified floating rate if variations in the rate reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A qualified floating rate may measure contemporaneous variations in borrowing costs for the issuer of the debt instrument or for issuers in general. Effective for debt instruments issued after August 13, 1996, a multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than
0.65 but not more than 1.35, increased or decreased by a fixed rate. If a Certificate provides for two or more qualified floating rates that reasonably can be expected to have approximately the same values throughout the term of the Certificate, the qualified floating rates together will constitute a single qualified floating rate. Two or more qualified floating rates conclusively will be presumed to have approximately the same values throughout the term of a Certificate if the values of all rates on the issue date of the Certificate are within 25 basis points of each other.

        A variable rate will be considered a qualified floating rate if it is subject to a restriction or restrictions on the maximum stated interest rate (a "Cap"), a restriction or restrictions on the minimum stated interest rate (a "Floor"), a restriction or restrictions on the amount of increase or decrease in the stated interest rate (a "Governor"), or other similar restriction only if:
(a) the Cap, Floor, or Governor is fixed throughout the term of the related Certificate or (b) the Cap, Floor, Governor, or similar restriction is not reasonably expected, as of the issue date, to cause the yield on the Certificate to be significantly less or significantly more than the expected yield on the Certificate determined without such Cap, Floor, Governor, or similar restriction, as the case may be. Although the OID Regulations are unclear, it appears that a VRDI, the principal rate on which is subject to a Cap, Floor, or Governor that itself is a qualified floating rate, bears interest at an objective rate.

        Under the OID Regulations, an objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and is based on (i) one or more qualified floating rates (e.g., a rate equal to a multiple greater than 1.35 times a qualified floating rate), (ii) one or more rates where each rate would be a qualified floating rate for a debt instrument denominated in a currency other than the currency in which the debt instrument is denominated, (iii) the yield or changes in the price of actively traded personal property (other than stock or debt of the issuer or certain related parties), or (iv) any combination of objective rates. Notwithstanding the foregoing, a variable rate will not be considered an objective rate if the average value of the rate during the first half of the Certificate's term reasonably is expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the instrument's term (i.e., the rate will result in a significant frontloading or backloading of interest). Additional objective rates subsequently may be designated by the Service in revenue rulings or revenue procedures. An objective rate also includes a "qualified inverse floating rate" if the rate is equal to a fixed rate minus a qualified floating rate and variations in the rate reasonably can be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding any Caps, Floors, Governors, or similar restrictions on the rate).

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        Under the 1996 Regulations, an objective rate would be redefined as a rate (other than a qualified floating rate) that (i) is determined using a single fixed formula, (ii) is based on objective financial or economic information, and (iii) is not based on information that either is within the control of the issuer (or a related party) or is unique to the circumstances of the issuer (or related party), such as dividends, profits, or the value of the issuer's (or related party's) stock. That definition is broader than the definition of objective rate set forth in the OID Regulations and would include, in addition to a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property, a rate that is based on changes in a general inflation index. In addition, a rate would not fail to be an objective rate under the 1996 Regulations merely because it is based on the credit quality of the issuer. The revised definition of an objective rate in the 1996 Regulations is effective for debt instruments issued on or after August 13, 1996.

        Under the OID Regulations, if interest on a Variable Rate Certificate is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A variable rate conclusively will be presumed to approximate an initial fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.

        Under the OID Regulations, all interest payable on a Variable Rate Certificate that qualifies as a VRDI and provides for stated interest unconditionally payable in a cash or property at least annually at a single qualified floating rate or a single objective rate (a "Single Rate VRDI Certificate") is treated as qualified stated interest. The amount and accrual of OID on a Single Rate VRDI Certificate is determined, in general, by converting such Certificate into a hypothetical fixed rate security and applying the rules applicable to fixed rate securities described under "Original Issue Discount" above to such hypothetical fixed rate security.

        Except as provided below, the amount and accrual of OID on a Variable Rate Certificate that qualifies as a VRDI but is not a Single Rate VRDI Certificate (a "Multiple Rate VRDI Certificate") is determined by converting such Certificate into a hypothetical equivalent fixed rate security that has terms that are identical to those provided under the Multiple Rate VRDI Certificate, except that such hypothetical equivalent fixed rate security will provide for fixed rate substitutes in lieu of the qualified floating rates or objective rate provided for under the Multiple Rate VRDI Certificate. A Multiple Rate VRDI Certificate that provides for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical equivalent fixed rate security by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A Multiple Rate VRDI Certificate that provides for an objective rate or rates is converted to a hypothetical equivalent fixed rate security by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the Multiple Rate VRDI Certificate. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Multiple Rate VRDI Certificate must be increased (or decreased) if the interest actually accrued or paid during such accrual period exceeds (or is less than) the interest assumed to be accrued or paid during such accrual period under the hypothetical equivalent fixed rate security.

        The 1996 Regulations amend the OID Regulations to clarify that qualified stated interest or original issue discount allocable to an accrual period with respect to a Single Rate VRDI Certificate also must be increased (or decreased) if the interest actually accrued or paid during such accrual period exceeds (or is less than) the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate security. Because that amendment was intended to clarify the OID Regulations, it is effective for debt instrument issued on or after April 4, 1994, which is the effective date of the OID Regulations.

        Under the OID Regulations, the amount and accrual of OID on a Multiple Rate VRDI Certificate that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate (other than an initial fixed rate that is intended to approximate the subsequent variable rate) is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate security, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate (or a qualified inverse floating rate), rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately

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the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate), rather than the fixed rate.

        REMIC Regular Certificates of certain Series may provide for interest based on a weighted average of the interest rates on some or all of the Mortgage Loans of the related Trust ("Weighted Average Certificates"). Under the OID Regulations, it appears that Weighted Average Certificates relating to a trust whose Mortgage Loans are exclusively ARM Loans bear interest at an "objective rate" provided the ARM Loans themselves bear interest at qualified floating rates. However, under the OID Regulations, Weighted Average Certificates relating to a Trust whose Mortgage Loans do not bear interest at qualified floating rates ("Non-Objective Weighted Average Certificates" or "NOWA Certificates") do not bear interest at an objective or qualified floating rate and, consequently, do not qualify as VRDIs. Accordingly, unless and until the Service provides contrary administrative guidance on the income tax treatment of NOWA Certificates, the Tax Administrator intends to treat such Certificates as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in "Interest Weighted Certificates and Non-VRDI Certificates" below.

        REMIC Regular Certificates of certain Series may provide for the payment of interest at a rate determined as the difference between two interest rate parameters, one of which is a variable rate and the other of which is a fixed rate or a different variable rate ("Inverse Floater Certificates"). Under the OID Regulations, Inverse Floater Certificates generally bear interest at objective rates, because their rates either constitute "qualified inverse floating rates" under those Regulations or, although not qualified floating rates themselves, are based on one or more qualified floating rates. Consequently, if such Certificates are not issued at an Excess Premium and their interest rates otherwise meet the test for qualified stated interest, the income on such Certificates will be accounted for under the rules applicable to VRDIs described above. However, an Inverse Floater Certificate may have an interest rate parameter equal to the weighted average of the interest rates on some or all of the Mortgage Loans of the related Trust in a case where one or more of those rates is a fixed rate or otherwise may not qualify as a VRDI. Unless and until the Service provides contrary administrative guidance on the income tax treatment of such Inverse Floater Certificates, the Tax Administrator intends to treat such Certificates as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in "Interest Weighted Certificates and Non-VRDI Certificates" below.

        Interest Weighted Certificates and Non-VRDI Certificates. The treatment of a NOWA Certificate, a Variable Rate Certificate that is issued at an Excess Premium, or any other Variable Rate Certificate that does not qualify as a VRDI Certificate (each, a "Non-VRDI Certificate") or an Interest Weighted Certificate is unclear under current law. The OID Regulations are ambiguous as to whether interest payments (other than qualified stated interest) on a Non-VRDI Certificate or an Interest Weighted Certificate are considered to be contingent payments subject to special original issue discount rules described in the next paragraph or whether such payments should be treated as Deemed Principal Payments subject to the regular original issue discount rules described in "Original Issue Discount" above. Moreover, to the extent that the contingent payment rules are applicable, their impact on instruments that are subject to
Section 1272(a)(6) of the Code is unclear.

        The 1996 Regulations contain provisions (the "Contingent Payment Regulations") that address the federal income tax treatment of debt obligations with one or more contingent payments ("Contingent Payment Obligations"). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to REMIC regular interests and other instruments that are subject to Section 1272(a)(6) of the Code. Furthermore, they are proposed to be effective only for debt instruments issued on or after August 13, 1996. In the absence of further guidance, the Tax Administrator will account for Non-VRDI Certificates, Interest Weighted Certificates, and other REMIC Regular Certificates that are Contingent Payment Obligations in accordance with Section 1272(a)(6). Income will be accrued on such Certificates based on a constant yield that is derived from a projected payment schedule as of the related closing date. The projected payment schedule will take into account the Pricing Prepayment Assumptions and the interest payments that are expected to be made based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year. In the case of a Weighted Average Certificate, the projected payment schedule will be derived based on the assumption that the principal balances of the Mortgage Loans that collateralize the Certificate pay down pro rata.

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        The method described in the foregoing paragraph for accounting for
Interest Weighted Certificates and NonVRDI Certificates is consistent with
Section 1272(a)(6) and the legislative history thereto. Because of the uncertainty with respect to the treatment of such Certificates under the OID Regulations and Contingent Payment Regulations, however, there can be no assurance that the Service will not assert successfully that a method less favorable to Certificateholders will apply. In view of the complexities and the current uncertainties as to income inclusions with respect to Non-VRDI Certificates and Interest Weighted Certificates, each investor should consult his or her own tax advisor to determine the appropriate amount and method of income inclusion on such Certificates for federal income tax purposes.

        Market Discount. A subsequent purchaser of a REMIC Regular Certificate at a discount from its outstanding principal amount (or, in the case of a REMIC Regular Certificate having original issue discount, its "adjusted issue price") will acquire such Certificate with market discount. The purchaser generally will be required to recognize the market discount (in addition to any original issue discount remaining with respect to the Certificate) as ordinary income. A person who purchases a REMIC Regular Certificate at a price lower than the Certificate's outstanding principal amount but higher than its adjusted issue price does not acquire the Certificate with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price. See "-- Original Issue Discount. A REMIC Regular Certificate will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount (or, in the case of a REMIC Regular Certificate having original issue discount, the adjusted issue price of such Certificate), multiplied by (ii) the weighted average maturity of the Certificate (determined as for original issue discount) remaining after the date or purchase. Regardless of whether the subsequent purchaser of a REMIC Regular Certificate with more than a de minimis amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments (including, in the case of a REMIC Regular Certificate having original issue discount, any Deemed Principal Payments) are received, in an amount equal to the lesser of (i) the amount of the principal payment received or (ii) the amount of market discount that has "accrued" (as described below), but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "Current Recognition Election"). The Service has indicated in Revenue Procedure 92-67 the manner in which a Current Recognition Election may be made. In addition, the purchaser may make an All OID Election with respect to a REMIC Regular Certificate purchased with market discount. See "-- Original Issue Discount" above.

        Until the Treasury promulgates applicable regulations, the purchaser of a REMIC Regular Certificate with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a REMIC Regular Certificate not issued with original issue discount, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or
(iii) in the case of a REMIC Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the total remaining original issue discount at the beginning of such period. The Service indicated in Revenue Ruling 92-67 the manner in which an election may be made to accrue market discount on a REMIC Regular Certificate on the basis of a constant interest rate. Regardless of which computation method is elected, the Pricing Prepayment Assumptions must be used to calculate the accrual of market discount.

        A Certificateholder who has acquired any REMIC Regular Certificate with market discount generally will be required to treat a portion of any gain on a sale or exchange of the Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received. Moreover, such Certificateholder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Certificate to the extent they exceed income on the Certificate. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If a REMIC Regular Certificateholder makes a Current Recognition Election or an all OID Election the interest deferral rule will not apply. Under the Contingent Payment Regulations, a secondary market purchaser of a non-VRDI Certificate or an Interest Weighted Certificate at discount generally would continue to accrue interest and determine adjustment on such Certificate based on the original projected payment schedule derived by the issuer of such Certificate. See "-- Interest Weighted Certificates and Non-VRDI Certificates" above. The holder of such

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a Certificate would be required, however, to allocate the difference between the adjusted issue price of the Certificate and its basis in the Certificate as positive adjustments to the accruals or projected payments on the Certificate over the remaining term of the Certificate in a manner that is reasonable (e.g., based on a constant yield to maturity).

        Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. For example, the treatment of a REMIC Regular Certificate subject to redemption at the option of the Seller that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in such a case would be similar to the rules pertaining to original issue discount. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given Class of REMIC Regular Certificate. Prospective investors in REMIC Regular Certificates should consult their own tax advisors regarding the application of the market discount rules to those securities.

        Amortizable Premium. A Purchaser of a REMIC Regular Certificate who purchases the Certificate at a premium over the total of its Deemed Principal Payments may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Certificates. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a REMIC Regular Certificate will be calculated using the Pricing Prepayment Assumptions. Under the Code, except as otherwise provided in Treasury regulations to be issued, amortized premium would be treated as an offset to interest income on a REMIC Regular Certificate and not as a separate deduction item. If a holder makes an election to amortize premium on a REMIC Regular Certificate, such election will apply to all taxable debt instruments (including all REMIC regular interests) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Service. Purchasers who pay a premium for the REMIC Regular Certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.

        Amortizable premium on a REMIC Regular Certificate that is subject to redemption at the option of the Seller generally must be amortized as if the optional redemption price and date were the Certificate's principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a Certificateholder would not be able to amortize any premium on a REMIC Regular Certificate that is subject to optional redemption at a price equal to or greater than the Certificateholder's acquisition price unless and until the redemption option expires. In cases where premium must be amortized on the basis of the price and date of an optional redemption, the Certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the Certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

        Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such Certificate based on the original projected payment schedule devised by the issuer of such Certificate. See "-- Interest Weighted Certificates and Non-VRDI Certificates" above. The holder of such a Certificate would allocate the difference between its basis in the Certificate and the adjusted issue price of the Certificate as negative adjustments to the accruals or projected payments on the Certificate over the remaining term of the Certificate in a manner that is reasonable (e.g., based on a constant yield to maturity).

        Gain or Loss on Disposition. If a REMIC Regular Certificate is sold, the Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the Certificate to the Certificateholder, increased by any original issue discount or market discount previously includable in the Certificateholder's gross income with respect to the Certificate, and reduced by the portion of the basis of the Certificate allocable to payments on the Certificate (other than qualified stated interest) previously received by the Certificateholder and by any amortized premium. Similarly, a Certificateholder who receives a scheduled or prepaid principal payment with respect to a REMIC Regular Certificate will recognize gain or loss equal to the difference

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between the amount of the payment and the allocable portion of his adjusted basis in the Certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a REMIC Regular Certificate generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the Certificate is held as a capital asset for more than 12 months.

        If a REMIC Regular Certificateholder is a bank, thrift, or similar institution described in Section 582 of the Code, any gain or loss on the sale or exchange of the REMIC Regular Certificate will be treated as ordinary income or loss. In the case of other types of holders, gain from the disposition of a REMIC Regular Certificate that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includable in income with respect to the Certificate by the Certificateholder during his holding period is less than the amount that would have been includable in income if the yield on that Certificate during the holding period had been 110% of a specified U.S. Treasury borrowing rate as of the date that the Certificateholder acquired the Certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC Regular Certificate that will be recharacterized as ordinary income is limited to the amount of original issue discount (if any) on the Certificate that was not previously includable in income, the applicable Code provision contains no such limitation.

        A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate" (which rate is computed and published monthly by the Service) at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

        Tax Treatment of REMIC Residual Certificates

        Overview. REMIC Residual Certificates will be considered residual interests in the Series REMIC to which they relate. A REMIC is an entity for federal income tax purposes consisting of a fixed pool of mortgages or other mortgage-backed assets in which investors hold multiple classes of interests. To be treated as a REMIC, the Trust (or one or more segregated pools of Trust assets) underlying a Series must meet certain continuing qualification requirements, and a REMIC election must be in effect. A Series REMIC generally will be treated as a pass-through entity for federal income tax purposes, i.e., as not subject to entity-level tax. All interests in a Series REMIC other than the REMIC Residual Certificates must be regular interests, i.e., REMIC Regular Certificates. As described in "Tax Treatment of Regular Certificates" above, a regular interest generally is an interest whose terms are analogous to those of a debt instrument, and it generally is treated as a debt instrument for all federal income tax purposes. The REMIC Regular Certificates will generate interest and original issue discount deductions for the REMIC. As a residual interest, a REMIC Residual Certificate represents the right to (i) stated principal and interest on such Certificate, if any, and (ii) the income generated by the REMIC assets in excess of the amount necessary to service the regular interests and pay the REMIC's expenses.

        In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the REMIC Residual Certificateholders. Thus, REMIC taxable income or loss will be allocated pro rata to the REMIC Residual Certificateholders, and each REMIC Residual Certificateholder will report its share of REMIC taxable income or loss on its own federal income tax return. Prospective investors in REMIC Residual Certificates should be aware that the obligation to account for the REMIC's income or loss will continue until all of the REMIC Regular Certificates have been retired, which may not occur until well beyond the date on which the last payments on REMIC Residual Certificates are made. In addition, because of the way in which REMIC taxable income is calculated, a REMIC Residual Certificateholder may recognize "phantom income" (i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles) which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to REMIC Residual Certificateholders due to the lower present value of such loss or reduction.

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




        A portion of the income of REMIC Residual Certificateholders in certain Series REMICs will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions (except in the case of certain thrift institutions holding REMIC Residual Certificates with significant value); (ii) it will be considered unrelated business taxable income ("UBTI") to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30 percent withholding tax otherwise available to a foreign REMIC Residual Certificateholder.

        Taxation of REMIC Residual Certificateholders. A REMIC Residual Certificateholder will recognize his share of the related REMIC's taxable income or loss for each day during his taxable year on which he holds the REMIC Residual Certificate. The amount so recognized will be characterized as ordinary income or loss and will not be taxed separately to the REMIC. If a REMIC Residual Certificate is transferred during a calendar quarter, REMIC taxable income or loss for that quarter will be prorated between the transferor and the transferee on a daily basis.

        A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. A REMIC's taxable income or loss generally will be characterized as ordinary income or loss, and will consist of the REMIC's gross income, including interest, original issue discount, and market discount income, if any, on the REMIC's assets (including temporary cash flow investments), premium amortization on the REMIC Regular Certificates, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, reduced by the REMIC's deductions, including deductions for interest and original issue discount expense on the REMIC Regular Certificates, premium amortization and servicing fees with respect to the REMIC's assets, the administrative expenses of the REMIC and the REMIC Regular Certificates, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions with respect to the Mortgage Loans. The REMIC may not take into account any items allocable to a "prohibited transaction." See "-- REMIC-Level Taxes" below. The deduction of REMIC expenses by REMIC Residual Certificateholders who are individuals is subject to certain limitations as described below in "Risk Factors for Certain Types of Investors -- Individuals and Pass-Through Entities."

        The amount of the REMIC's net loss with respect to a calendar quarter that may be deducted by a REMIC Residual Certificateholder is limited to such Certificateholder's adjusted basis in the REMIC Residual Certificate as of the end of that quarter (or time of disposition of the REMIC Residual Certificate, if earlier), determined without taking into account the net loss for that quarter. A REMIC Residual Certificateholder's basis in its REMIC Residual Certificate initially is equal to the price paid for such Certificate. Such basis is increased by the amount of taxable income of the REMIC reportable by the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and decreased (but not below zero) by the amount of distributions made and the amount of net losses recognized with respect to that Certificate. The amount of the REMIC's net loss allocable to a REMIC Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income with respect to the related REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses with respect to a REMIC Residual Certificate may be subject to additional limitations under the Code, as to which Certificateholders should consult their tax advisors. A distribution with respect to a REMIC Residual Certificate is treated as a non-taxable return of capital up to the amount of the REMIC Residual Certificateholder's adjusted basis in his REMIC Residual Certificate. If a distribution exceeds the adjusted basis of the REMIC Residual Certificate, the excess is treated as gain from the sale of such REMIC Residual Certificate.

        Although the law is unclear in certain respects, a REMIC Residual Certificateholder effectively should be able to recover some or all of the basis in his REMIC Residual Certificate as the REMIC recovers the basis of its assets through either the amortization of premium on such assets or the allocation of basis to principal payments received on such assets. The REMIC's initial aggregate basis in its assets will equal the sum of the issue prices of all REMIC Residual Certificates and REMIC Regular Certificates. In general, the issue price of a REMIC Regular Certificate of a particular Class is the initial price at which a substantial amount of the Certificates of such Class is sold to the public. In the case of a REMIC Regular Certificate of a Class not offered to the public, the issue price is either the price paid by the first purchaser of such Certificate or the fair market value of the property received in exchange for such Certificate, as appropriate. The REMIC's aggregate basis will be allocated among its assets in proportion to their respective fair market values.

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        In the first years after the issuance of the REMIC Regular Certificates,
REMIC taxable income may include significant amounts of phantom income. Phantom income arises from timing differences between income of the Mortgage Assets and deductions on the REMIC Regular Certificates that result from the multiple-class structure of the Certificates. Since phantom income will arise from timing differences between income and deductions, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a REMIC Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure or the particular Series REMIC and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC's assets and, therefore, cannot be predicted without reference to a particular Series REMIC.

        The assets of certain Series REMICs may have bases that are less than their principal amounts. In such a case, a REMIC Residual Certificateholder will recover the basis in his REMIC Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

        A portion of a REMIC's taxable income may be subject to special treatment. That portion (known as "excess inclusion income") generally is any taxable income beyond that which the REMIC Residual Certificateholder would have recognized had the REMIC Residual Certificate been a conventional debt instrument bearing interest at 120 percent of the applicable long-term federal rate (based on quarterly compounding) as of the date on which the REMIC Residual Certificate was issued. Excess inclusion income generally is intended to approximate phantom income and may result in unfavorable tax consequences for certain investors. See "-- Limitations on Offset or Exemption of REMIC Income" and "-- Risk Factors for Certain Types of Investors" below.

        Limitations on Offset or Exemption of REMIC Income. Generally, a REMIC Residual Certificateholder's taxable income for any taxable year may not be less than such Certificateholder's excess inclusion income for that taxable year unless (i) such Certificateholder is a Thrift Institution or a cooperative bank described in Section 593 of the Code and (ii) the REMIC Residual Certificate has significant value (as described in the following paragraph). Excess inclusion income is equal to the excess of REMIC taxable income for the quarterly period for such REMIC Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the REMIC Residual Certificates if they were debt instruments for federal income tax purposes on the related closing date and (ii) the adjusted issue price of such REMIC Residual Certificates at the beginning of such quarterly period. For this purpose, the adjusted issue price of a REMIC Residual Certificate at the beginning of a quarter is the issue price of the REMIC Residual Certificate, increased by the amount of the daily accruals of REMIC income for all prior quarters, and decreased by any distributions made with respect to such REMIC Residual Certificate prior to the beginning of such quarterly period. If the REMIC Residual Certificateholder is an organization subject to the tax on UBTI imposed by Section 511, the REMIC Residual Certificateholder's excess inclusion income will be treated as UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a REMIC Residual Certificate that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for their shareholders. Finally, REMIC Residual Certificateholders who are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "-- Taxation of Certain Foreign Holders of REMIC Certificates -- REMIC Residual Certificates" below.

        Notwithstanding the limitations described above, a Thrift Institution or a cooperative bank described in Section 593 of the Code that holds a REMIC Residual Certificate with significant value may offset excess inclusion income with deductions from other sources, including rent operating loss carryforwards. Under the REMIC Regulations, a REMIC Residual Certificate will be considered to have "significant value" if (i) the aggregate issue price of the REMIC Residual Certificates is at least 2% of the aggregate issue price of all the Certificates (both Regular and Residual) issued by the REMIC, and (ii) the anticipated weighted average life of the REMIC Residual Certificates is at least 20% of the anticipated weighted average life of the REMIC. The anticipated weighted average life of a REMIC is the weighted average of the anticipated weighted average lives of all the Certificates (both Regular and Residual) issued by the REMIC as of the startup day. A Prospectus Supplement by which REMIC Residual Certificates are offered will indicate whether the REMIC Residual Certificates are expected to have significant value under the REMIC Regulations.

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




        Legislation has been proposed which would provide that, effective for taxable years beginning after December 31, 1986, alternative minimum taxable income of a REMIC Residual Certificateholder cannot be less than the Certificateholder's excess inclusions. Legislation has also been proposed which would, effective for taxable years beginning after December 31, 1995, eliminate the exception to the excess inclusion rules for thrift institutions that hold residual interests with significant value. No prediction can be made whether such proposed legislation will be enacted.

        Non-Recognition of Certain Transfers for Federal Income Tax Purposes. In addition to the limitations specified above, the REMIC Regulations provide that the transfer of a "noneconomic residual interest" to a United States person will be disregarded for tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A REMIC Residual Certificate will constitute a noneconomic residual interest unless, at the time the interest is transferred, (i) the present value of the expected future distributions with respect to the REMIC Residual Certificate equals or exceeds the product of the present value of the anticipated excess inclusion income and the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC (i.e., the transferor had "improper knowledge"). Under the REMIC Regulations, a transferor is presumed not to have such improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid in debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due and
(ii) the transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due. A similar limitation exists with respect to transfers of certain residual interests to foreign investors. See "-- Taxation of Certain Foreign Holders of REMIC Certificates -- REMIC Residual Certificates" below.

        Ownership of Residual Interests by Disqualified Organizations. The Code contains three sanctions that are designed to prevent the direct or indirect ownership of a REMIC residual interest (such as a REMIC Residual Certificate) by the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization (other than a farmers' cooperative described in Section 521 of the Code) that is not subject to the tax on UBTI, or any rural electrical or telephone cooperative (each, a "Disqualified Organization"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of FHLMC, a majority of its board of directors is not selected by such governmental unit.

        First, REMIC status of any REMIC created after March 31, 1988 is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in Series REMICs (including REMIC Residual Certificates) are not offered for sale to Disqualified Organizations. Furthermore, (i) residual interests in Series REMICs will be registered as to both principal and any stated interest with the Trustee (or its agent) and transfer of a residual interest may be effected only (A) by surrender of the old residual interest instrument and reissuance by the Trustee of a new residual interest instrument to the new holder or (B) through a book entry system maintained by the Trustee, (ii) the applicable Agreement will prohibit the ownership of residual interests by Disqualified Organizations, and (iii) each residual interest instrument will contain a legend providing notice of that prohibition. Consequently, each Series REMIC should be considered to have made reasonable arrangements designed to prevent the ownership of residual interests by Disqualified Organizations.

        Second, the Code imposes a one-time tax on the transferor of a residual interest (including a REMIC Residual Certificate or an interest therein) to a Disqualified Organization. The one-time tax equals the product of (i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for

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periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. Under the REMIC Regulations, the anticipated excess inclusions with respect to a transferred residual interest must be based on (i) both actual prior prepayment experience and the prepayment assumptions used in pricing the related REMIC's interests and (ii) any required or permitted clean up calls, or required qualified liquidations provided for in the REMIC's organizational documents. The present value of anticipated excess inclusions is determined using a discount rate equal to the applicable federal rate that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the residual interest and whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the residual interest. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. Upon the request of such transferee or the transferor, the REMIC must furnish to the requesting party and to the Service information sufficient to permit the computation of the present value of the anticipated excess inclusions. For that purpose, the term "agent" includes a broker, nominee, or other middleman. The transferor of a residual interest (including a REMIC Residual Certificate or interest therein) will not be liable for the one-time tax if the transferee furnishes to the transferor an affidavit that states, under penalties of perjury, that the transferee is not a Disqualified Organization, and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The one-time tax must be paid by the later of March 24, 1993, or April 15th of the year following the calendar year in which the residual interest is transferred to a Disqualified Organization. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays any amounts that the Secretary of the Treasury may require.

        Third, the Code imposes an annual tax on any pass-through entity (i.e., RIC, REIT, common trust fund, partnership, trust, estate or cooperative described in Code section 1381) that owns a direct or indirect interest in a residual interest (including a REMIC Residual Certificate), if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year allocable to interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest (including a REMIC Residual Certificate) on behalf of a Disqualified Organization. For example, a broker that holds an interest in a REMIC Residual Certificate in "street name" for a Disqualified Organization is subject to the tax. The tax due must be paid by the later of March 24, 1993, or the fifteenth day of the fourth month following the close of the taxable year of the pass-through entity in which the Disqualified Organization is a record holder. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. In addition, dividends paid by a RIC or a REIT are not considered preferential dividends with the meaning of Section 562(c) of the Code solely because the RIC or REIT allocates such tax expense only to the shares held by Disqualified Organizations. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

        The Code and the REMIC Regulations also require that reasonable arrangements be made with respect to each REMIC to enable the REMIC to provide the Treasury and the transferor with information necessary for the application of the one-time tax described above. Consequently, the applicable Agreement will provide for an affiliate to perform such information services as may be required for the application of the one-time tax. If a REMIC Residual Certificateholder transfers an interest in a REMIC Residual Certificate in violation of the relevant transfer restrictions and triggers the information requirement, the affiliate may charge such REMIC Residual Certificateholder a reasonable fee for providing the information.

Risk Factors for Certain Types of Investors

        Dealers in Certificates. REMIC Residual Certificateholders that are dealers in securities should be aware that on January 3, 1995 the Service released proposed Treasury regulations (the "Proposed Mark-to-Market Regulations") that supplement and revise temporary and proposed regulations released by the Service on December 28, 1993 (the "Temporary Mark-to-Market Regulations"), which relate to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes. Under the Temporary Regulations, dealers in securities are not permitted to mark to market any negative value REMIC

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residual interests ("NVRIs"), or any interests or arrangements that are determined by the Internal Revenue Service to have substantially the same economic effect as NVRIs. In general a residual interest is a NVRI if on the date it is acquired, the present value of the anticipated tax liabilities associated with holding the interest exceeds the sum of (i) the represent value of the expected future distributions on the interest and (ii) the present value of the anticipated tax savings associated with holding the interest as the related REMIC generates losses. Under the Proposed Mark-to-Market Regulations, dealers in securities would not be permitted to mark to market any REMIC residual interests acquired on or after January 4, 1995. Prospective purchasers of REMIC Residual Certificates should consult with their tax advisors regarding the possible application of the Proposed Mark-to-Market Regulations.

        Tax-exempt Entities. Any excess inclusion income with respect to a REMIC Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provision, substantially all income on a REMIC Residual Certificate (including non-excess inclusion income) is to be treated as UBTI. See "-- Taxation of REMIC Residual Certificateholders" above.

        Individuals and Pass-Through Entities. A REMIC Residual Certificateholder who is an individual, trust, or estate will be able to deduct its allocable share of the fees or expenses relating to servicing the assets assigned to a Trust or administering the Series REMIC under Section 212 of the Code only to the extent that the amount of such fees and expenses, when combined with the REMIC Residual Certificateholder's other miscellaneous itemized deductions for the taxable year, exceeds two percent of that holder's adjusted gross income. That same limitation will apply to individuals, trusts, or estates that hold REMIC Residual Certificates indirectly through a grantor trust, a partnership, an S corporation, a common trust fund, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are
(i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold REMIC Residual Certificates through any other person (i) that is not generally subject to federal income tax and
(ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. Further, Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount ($100,000, or $50,000 in the case of a separate return by a married individual within the meaning of Section 7703 for taxable year 1991 and adjusted for inflation each year thereafter) will be reduced by the lesser of
(i) 3% of the excess of adjusted gross income over the applicable amount, or
(ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a REMIC Residual Certificateholder who is an individual, trust, or estate could be substantial. Non-corporate holders of REMIC Residual Certificates also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to the related REMIC, are not deductible for purposes of the alternative minimum tax. Finally, persons holding an interest in a REMIC Residual Certificate indirectly through an interest in a RIC, common trust fund or one of certain corporations doing business as a cooperative generally will recognize a share of any excess inclusion allocable to that REMIC Residual Certificate.

        REITs and RICs. If the REMIC Residual Certificateholder is a REIT and the REMIC generate excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in REMIC Residual Certificates could face unfavorable treatment of a portion of their REIT divided income for purposes of (i) using current deduction or NOL carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and
(iii) withholding tax in the case of foreign shareholders (see "-- Taxation of Certain Foreign Holders of REMIC Certificates -- REMIC Residual Certificates" below). Moreover, because REMIC Residual Certificateholders may recognize phantom income (see "-- Taxation of REMIC Residual Certificateholders" above), a REIT contemplating an investment in REMIC Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a REMIC Residual Certificateholder that is a RIC, common trust fund, or one of certain corporations doing business as a cooperative.

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        A REMIC Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such REMIC Residual Certificate will be treated as Qualifying REIT Interest to the same extent. If 95% or more of a REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests (including REMIC Residual Certificates) will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. The REMIC regulations provide that payments of principal and interest on Mortgage Loans that are reinvested pending distribution to the holders of the REMIC Certificates constitute real estate assets for REIT purposes. Notwithstanding that 95% or more of the assets of a given Series REMIC constitute real estate assets for REIT purposes, 100% of the interest income derived by a REIT from a residual interest in such REMIC may not be treated as Qualifying REIT Interest if the REMIC holds Mortgage Loans that provide for interest that is contingent on mortgagor profits or property appreciation. Two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of each Series REMIC's assets will be real estate assets throughout the REMIC's life. The amount treated as a real estate asset in the case of a REMIC Residual Certificate apparently is limited to the REIT's adjusted basis in the Certificate.

        Significant uncertainty exists with respect to the treatment of a REMIC Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A REMIC Residual Certificate should be treated as a "security," but probably will not be considered a "Government security" for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a REMIC Residual Certificate will be treated as a "voting security" under that Code section. Finally, because the REMIC will be treated as the "issuer" of the REMIC Residual Certificate for purposes of that section, a RIC would be unable to invest more than 25% of the value of its total assets in REMIC Residual Certificates.

        Thrift Institutions, banks, and certain other financial institutions. REMIC Residual Certificates will be treated as qualifying real property loans and loans secured by interests in real property (collectively, "qualifying assets") for Thrift institutions in the same proportion that the assets of the REMIC would be so treated. However, if 95% or more of the assets of a given Series REMIC are qualifying assets for Thrift Institutions, 100% of that REMIC's regular and residual interests (including REMIC Residual Certificates) would be treated as qualifying assets. In addition, the REMIC Regulations provide that payments of principal and interest on Mortgage Loans that are reinvested pending their distribution to the holders of the REMIC Certificates will be treated as qualifying real property loans for Thrift Institutions. Moreover, two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes qualifying assets for Thrift purposes. It is expected that at least 95% of the assets of any Series REMIC will be qualifying assets for Thrift Institutions throughout the REMIC's life. The amount of a REMIC Residual Certificate treated as a qualifying asset for Thrift Institutions, however, cannot exceed the holder's adjusted basis in that REMIC Residual Certificate.

        Generally, gain or loss arising from the sale or exchange of REMIC Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the REMIC Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See "-- Disposition of REMIC Residual Certificates" below.

Disposition of REMIC Residual Certificates

        Upon the sale or exchange of a REMIC Residual Certificate, a REMIC Residual Certificateholder will recognize gain or loss equal to the difference between the amount realized and its adjusted basis in the REMIC Residual Certificate. It is possible that a disqualification of the REMIC (other than an inadvertent disqualification for which relief may be provided in Treasury regulations) may be treated as a sale or exchange of a REMIC Residual Certificate. If the holder has held the REMIC Residual Certificate for more than 12 months, gain or loss on its disposition generally will be characterized as long-term capital gain or loss. In the case of banks, thrifts, and certain other financial institutions described in Section 582 of the Code, however, gain or loss on the disposition of a REMIC Residual Certificate will be treated as ordinary gain or loss, regardless of the length of the holding period.

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        A special version of the wash sale rules of the Code applies to dispositions of REMIC Residual Certificates. Under that rule, losses on dispositions of REMIC Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such Certificates acquires any residual interest in a REMIC or any interest in a Taxable Mortgage Pool that is economically comparable to a REMIC Residual Certificate. Treasury Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

Liquidation of the REMIC

        A REMIC may liquidate without the imposition of entity-level tax only in a qualified liquidation. A liquidation is considered a "qualified liquidation" if the REMIC (i) adopts a plan of complete liquidation, (ii) sells all of its non-cash assets within 90 days of the date on which it adopts the plan, and
(iii) credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims against it) to its Certificateholders within the 90-day period. An early termination of the REMIC caused by the redemption by the Seller of all outstanding classes of the REMIC Certificates of a particular Series, and the distribution to REMIC Residual Certificateholders of the excess, if any, of the fair market value of the REMIC's assets at the time of such redemption over the unpaid principal balance of such REMIC Certificates, will constitute a complete liquidation as described in the preceding sentence. Under the REMIC Regulations, a plan of liquidation need not be in any special form. Furthermore, if a REMIC specifies the first day in the 90-day liquidation period in a statement attached to its final tax return, the REMIC will be considered to have adopted a plan of liquidation on that date.

REMIC-Level Taxes

        Income from certain transactions by the REMIC, called prohibited transactions, will not be part of the calculation of the REMIC's income or loss that is includable in the federal income tax returns of REMIC Residual Certificateholders, but rather will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. Prohibited transactions generally include: (i) the disposition of qualified mortgages other than pursuant to (a) the repurchase of a defective mortgage, (b) the substitution for a defective mortgage within two years of the closing date, (c) a substitution for any qualified mortgage within three months of the closing date, (d) the foreclosure, default, or imminent default of a qualified mortgage, (e) the bankruptcy or insolvency of the REMIC, (f) the sale of a convertible mortgage loan upon its conversion for an amount equal to the mortgage loan's current principal balance plus accrued but unpaid interest (and provided that certain other requirements are met) or (g) a qualified liquidation of the REMIC; (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold; (iii) the receipt of compensation for services by the REMIC; and (iv) the receipt of gain from disposition of cash-flow investments other than pursuant to a qualified liquidation of the REMIC. A disposition of a qualified mortgage or cash flow investment will not give rise to a prohibited transaction, however, if the disposition was (i) required to prevent default on a regular interest resulting from a default on one or more of the REMIC's qualified mortgages or (ii) made to facilitate a clean-up call. The REMIC Regulations define a clean-up call as the redemption of a class of regular interests when, by reason of prior payments with respect to those interests, the administration costs associated with servicing the class outweigh the benefits of maintaining the class. Under those regulations, the redemption of a class for regular interests with an outstanding principal balance of no more than 10% of the original principal balance qualifies as a clean-up call. The REMIC Regulations also provide that the modification of a mortgage loan generally will not be treated as a disposition of that loan if it is occasioned by a default or a reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

        In addition, a REMIC generally will be taxed at a 100% rate on any contribution to the REMIC after the closing date unless such contribution is a cash contribution that (i) takes place within the three-month period beginning on the closing date, (ii) is made to facilitate a clean-up call (as defined in the preceding paragraph) or a qualified liquidation (as defined in "-- Liquidation of the REMIC" above), (iii) is a payment in the nature of a guarantee, (iv) constitutes a contribution by the REMIC Residual Certificateholders in the REMIC to a qualified reserve fund, or (v) is otherwise permitted by Treasury regulations yet to be issued. The structure and operation of Series REMICs will be designed to avoid the imposition of the 100% tax on contributions.

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        To the extent that a REMIC derives certain types of income from foreclosure property (generally, income relating to dealer activities of the REMIC), it will be taxed on such income at the highest corporate income tax rate. Although the relevant law is unclear, it is not anticipated that any Series REMIC will receive significant amounts of such income.

        The organizational documents governing the REMIC Regular and REMIC Residual Certificates will be designed to prevent the imposition of the foregoing taxes on the related Series REMIC in any material amounts. If any of the foregoing taxes is imposed on a Series REMIC, the Trustee will seek to place the burden thereof on the person whose action or inaction gave rise to such taxes. To the extent that the Trustee is unsuccessful in doing so, the burden of such taxes will be borne by any outstanding subordinated Class of Certificates before it is borne by a more senior Class of Certificates.

Taxation of Certain Foreign Holders of REMIC Certificates

        REMIC Regular Certificates. Interest, including original issue discount, paid on a REMIC Regular Certificate to a nonresident alien individual, foreign corporation, or other non-United States person ("Foreign Person") generally will be treated as "portfolio interest" and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the Certificateholder, and (ii) the Trustee (or other person who would otherwise be required to withhold tax) is provided with appropriate certification that the beneficial owner of the Certificate is a Foreign Person ("Foreign Person Certification"). If Foreign Person Certification is not provided, interest (including original issue discount) paid on such a Certificate may be subject to either a 30 percent withholding tax or 31 percent backup withholding. See "-- Backup Withholding" below.

        REMIC Residual Certificates. Amounts paid to REMIC Residual Certificateholders who are Foreign Persons are treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Under temporary Treasury Regulations, non-excess inclusion income received by REMIC Residual Certificateholders who are Foreign Persons generally qualifies as "portfolio interest" exempt from the 30 percent withholding tax (as described in the preceding paragraph) only to the extent that (i) the assets of the Trust REMIC are Mortgage Certificates that are issued in registered form and (ii) the Mortgage Loans underlying the Mortgage Certificates were originated after July 18, 1984. Because Mortgage Loans are not issued in registered form, amounts received by REMIC Residual Certificateholders who are Foreign Persons will not be exempt from the 30 percent withholding tax to the extent such amounts relate to Mortgage Loans held directly (rather than indirectly through Mortgage Certificates) by the Series REMIC. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding on debt instruments that have original issue discount. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (i.e., where the REMIC Residual Certificates, as a Class, do not have significant value). Further a REMIC Residual Certificateholder will not be entitled to any exemption from the 30 percent withholding tax or a reduced treaty rate on excess inclusion income.

        Under the REMIC Regulations, the transfer of a REMIC Residual Certificate that has tax avoidance potential to a Foreign Person will be disregarded for all federal income tax purposes. A REMIC Residual Certificate is deemed to have "tax avoidance potential" under those regulations unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion, the REMIC will distribute to the transferee an amount that will equal at least 30% of the excess inclusion, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the "30% Test"). A transferor of a REMIC Residual Certificate to a Foreign Person will be presumed to have had a reasonable expectation that the REMIC Residual Certificate satisfies the 30% Test if that test would be satisfied for all Mortgage Loan prepayment rates between 50% and 200% of the Pricing Prepayment Assumption. See "-- Tax Treatment of REMIC Regular Certificates -- Original Issue Discount," above. The REMIC Regulations concerning transfers of residual interests to Foreign Persons generally are effective for transfers that occur after April 20, 1992. If a Foreign Person transfers a REMIC Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, that transfer also will be disregarded for federal income tax purposes and distributions with respect to the REMIC Residual Certificate will continue to

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be subject to 30% withholding as though the Foreign Person still owned the REMIC
Residual Certificate. Investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a REMIC Residual Certificate.

        Backup Withholding. Under federal income tax law, a Certificateholder may be subject to "backup withholding" under certain circumstances. Backup withholding applies to a Certificateholder who is a United States person if the Certificateholder, among other things, (i) fails to furnish his social security number or other taxpayer identification number ("TIN") to the Trustee, (ii) furnishes the Trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the Trustee or the Certificateholder's securities broker with a certified statement, signed under penalties of perjury, that the TIN provided to the Trustee is correct and that the Certificateholder is not subject to backup withholding. Backup withholding applies, under certain circumstances, to a Certificateholder who is a foreign person if the Certificateholder fails to provide the Trustee or the Certificateholder's securities broker with a Foreign Person certification (as described in "Taxation of Certain Foreign Holders of REMIC Certificates -- REMIC Regular Certificates" above). Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued original issue discount, as well as distributions of proceeds from the sale of REMIC Regular Certificates or REMIC Residual Certificates. The backup withholding rate for reportable payments made on or after January 1, 1993 is 31%. Backup withholding, however, does not apply to payments on a Certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain Foreign Persons. Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Certificate.

Reporting and Tax Administration

        REMIC Regular Certificates. Reports will be made at least annually to holders of record of REMIC Regular Certificates (other than those with respect to whom reporting is not required) and to the Internal Revenue Service as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the Certificates, (ii) original issue discount, if any, accrued on the Certificates, and (iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the Certificates.

        REMIC Residual Certificates. For purposes of federal income tax reporting and administration, a Series REMIC generally will be treated as a partnership, and the related REMIC Residual Certificateholders as its partners. A Series REMIC will file an annual return on Form 1066 and will be responsible for providing information to REMIC Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the Trustee or the Master Servicer. The REMIC Regulations require reports to be made by a REMIC to its REMIC Residual Certificateholders each calendar quarter in order to permit such Certificateholders to compute their taxable income accurately. A person that holds a REMIC Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the Service as an attachment to the REMIC's income tax return for that year. As required by the Code, a Series REMIC's taxable year will be the calendar year.

        REMIC Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their REMIC Residual Certificates have been paid in full.

        The Treasury has issued temporary and final regulations concerning certain aspects of REMIC tax administration. Under those regulations, a REMIC Residual Certificateholder must be designated as the REMIC's tax matters person ("TMP"). The TMP generally has responsibility for overseeing and providing notice to the other REMIC Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the REMIC Residual Certificates of the same Series would be able to participate in such proceedings in appropriate circumstances. If so specified in the related Prospectus Supplement, the Seller or an affiliate thereof either will acquire a portion of the residual interest in each Series REMIC in order to permit it to be designated as TMP for the REMIC or will obtain from the REMIC Residual Certificateholders an

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irrevocable appointment to perform the functions of the REMIC's TMP and will prepare and file the REMIC's federal and state income tax and information returns.

        Treasury regulations provide that a REMIC Residual Certificateholder is not required to treat items on its return consistently with their treatment on the REMIC's return if the Certificateholder owns 100% of the REMIC Residual Certificates for the entire calendar year. Otherwise, each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A Series REMIC typically will not register as a tax shelter pursuant to Section 6111 of the Code because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as nominee for another person may be required to furnish the REMIC, in a manner to be provided in treasury regulations, with the name and address of such person and other specified information.

Non-REMIC Certificates

        Treatment of the Trust for Federal Income Tax Purposes

        In the case of Series with respect to which a REMIC election is not made, the Trust will be classified as a grantor trust under Subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. Thus, the owner of a Non-REMIC Certificate will be treated as the beneficial owner of an appropriate portion of the principal and interest payments (according to the characteristics of the Certificate in question) to be received on the Mortgage Assets assigned to a Trust for federal income tax purposes.

        Taxable Mortgage Pools

        Corporate income tax can be imposed on the net income of certain entities issuing Non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Under those provisions, any entity other than a REMIC or a REIT will be considered to be a Taxable Mortgage Pool if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of real estate mortgages, (ii) such entity is the obligor under debt obligations with two or more maturities, and
(iii) under the terms of the debt obligations on which the entity is the obligor, payments on such obligations bear a relationship to payment on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The Seller generally will structure offerings of Non-REMIC Certificates to avoid the application of the Taxable Mortgage Pool rules.

        Treatment of the Non-REMIC Certificates for Federal Income Tax Purposes Generally

        The types of Non-REMIC Certificates offered in a Series may include: (i) securities evidencing ownership interests only in the interest payments on the Mortgage Assets assigned to a Trust, net of certain fees, ("IO Certificates");
(ii) securities evidencing ownership interests in the principal, but not the interest, payments on the Mortgage Assets ("PO Certificates"); (iii) securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the Mortgage Assets ("Ratio Certificates"); and (iv) securities evidencing ownership in equal percentages of the principal and interest payments on the Mortgage Assets ("PassThrough Certificates"). The federal income tax treatment of Non-REMIC Certificates other than Pass-Through Certificates ("Strip Certificates") will be determined in part by Section 1286 of the Code. Little administrative guidance has been issued under that section and, thus, many aspects of its operation are unclear, particularly the interaction between that section and the rules pertaining to discount and premium. Hence, significant uncertainty exists with respect to the federal income tax treatment of the Strip Certificates, and potential investors should consult their own tax advisors concerning such treatment.

        Several Code Sections provide beneficial treatment to certain taxpayers that invest in certain types of mortgage assets. For purposes of those Code Sections, Pass-Through Certificates will be characterized with reference to the Mortgage Assets in the Trust, but it is not clear whether the Strip Certificates will be so

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characterized. The Service could take the position that the character of the
Mortgage Assets is not attributable to the Strip Certificates for purposes of those Sections. However, because the Strip Certificates represent sold ownership rights in the principal and interest payments on the Mortgage Assets, the Strip Certificates, like the PassThrough Certificates, should be characterized with reference to the Mortgage Assets in the Trust. Accordingly, all Non-REMIC Certificates should be treated as qualifying assets for Thrift Institutions, and as real estate assets for REITs in the same proportion that the Mortgage Assets in the Trust would be so treated. Similarly, the interest income attributable to Non-REMIC Certificates should be considered Qualifying REIT Interest for REIT purposes to the extent that the Mortgage Assets in the Trust qualify as real estate assets for REIT purposes.

        One or more Classes of Certificates may be subordinated to one or more other Classes of Certificates of the same Series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Certificates. However, to the extent indicated in the relevant Prospectus Supplement, holders of the subordinated Certificates will be allocated losses that otherwise would have been borne by the holders of the more senior Certificates. Holders of the subordinated Certificates should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to the ERISA, should consult their own tax advisors before purchasing any subordinated Certificate. See "ERISA Considerations" herein and in the Prospectus Supplement.

Treatment of Pass-Through Certificates

        The holder of a Pass-Through Certificate generally will be treated as owning a pro rata undivided interest in each of the Mortgage Loans, Mortgage Certificates or other assets of the Trust. Accordingly, each Pass-Through Certificateholder will be required to include in income its pro rata share of the entire income from the Trust assets, including interest and discount income, if any. Such Certificateholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the Trust assets (provided that such fees and expenses represent reasonable compensation for the services rendered). An individual, trust, or estate that holds a Pass-Through Certificate directly or through a pass-through entity will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds two percent of its adjusted gross income. In addition, Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount ($100,000, or $50,000 in the case of a separate return by a married individual within the meaning of Section 7703 for taxable year 1991, adjusted each year thereafter for inflation) will be reduced by the lesser of
(i) 3% of the excess of adjusted gross income over the applicable amount, or
(ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Each Pass-Through Certificateholder generally will determine its net income or loss with respect to the Trust in accordance with its own method of accounting, although income arising from original issue discount must be taken into account under the accrual method even though the Certificateholder otherwise would use the cash receipts and disbursements method.

        The Code provisions concerning original issue discount, market discount, and amortizable premium will apply to the Trust assets. The rules regarding discount and premium that are applicable to Non-REMIC Certificates generally are the same as those that apply to REMIC Certificates. See "-- REMIC Certificates -- "Tax Treatment of REMIC Regular Certificates -- Original Issue Discount," "-- Market Discount," and "-- Amortizable Premium".

        For instruments to which it applies, Section 1272(a)(6) of the Code requires the use of an income tax accounting methodology that utilizes (i) a single constant yield to maturity and (ii) the Pricing Prepayment Assumptions. Unlike in the case of REMIC Regular Certificates, Section 1272(a)(6) technically does not apply to Non-REMIC Certificates. Although the Treasury has authority to apply that section to securities such as the NonREMIC Certificates, it has not yet done so. Nonetheless, unless and until the release of administrative guidance to the contrary, the Tax Administrator intends to account for the Non-REMIC Certificates as though Section 1272(a)(6) applied to them. Thus, the Tax Administrator will account for a class of Non-REMIC Certificates in the same manner as it would account for a class of REMIC Regular Certificates with the same terms. There can be no assurance, however, that the Service ultimately will sanction the Tax Administration's position.

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        The original issue discount rules generally apply to residential mortgage loans originated after March 2, 1984, and the market discount rules apply to any such loans originated after July 18, 1984. The rules allowing for the amortization of premium are available with respect to mortgage loans originated after September 27, 1985. It is anticipated that most or all of the Mortgage Assets securing any Series will be subject to the original issue discount, market discount, and amortizable premium rules. Although most mortgage loans nominally are issued at their original principal amounts, original issue discount could arise from the payment of points or certain other origination charges by the borrower if the discount attributable to such payments exceeds the de minimis amount. If the Trust contains Mortgage Assets purchased for prices below their outstanding principal amounts, Pass-Through Certificateholders will be required to take into account original issue discount not previously accrued to the prior holder of such Mortgage Assets. Moreover, if such Mortgage Assets were purchased for less than their adjusted issue prices, Pass-Through Certificateholders generally will be required to take into account market discount, unless the amount of such market discount is de minimis under the market discount rules. Finally, Pass-Through Certificateholders generally may elect to amortize any premium paid for Mortgage Assets over the aggregate adjusted issue price of such Mortgage Assets. For a more complete elaboration of the rules pertaining to original issue discount, market discount, and acquisition premium, see the discussion under "Tax Treatment of REMIC Regular Certificates."

Treatment of Strip Certificates

        Many aspects of the federal income tax treatment of the Strip Certificates are uncertain. The discussion below describes the treatment that Special Tax Counsel believes is appropriate, but there can be no assurance that the Service will not take a contrary position. Potential investors, therefore, should consult their own tax advisors with respect to the federal income tax treatment of the Strip Certificates.

        Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped coupons" with respect to the separated rights to interest payments and "stripped bonds" with respect to the principal and any undetached interest payments associated with that principal. The issuances of IO or PO Certificates effects a separation of the ownership of the interest and principal payments on some or all of the Mortgage Assets in the Trust. In addition, the issuance of Ratio Certificates effectively separates and reallocates the proportionate ownership of the interest and principal payments on the Mortgage Assets. Therefore, Strip Certificates will be subject to Section 1286.

        For federal income tax account purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped bond or coupon generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Treasury regulations under Section 1286 (the "Stripping Regulations"), however, provide that the original issue discount on a stripped bond or stripped coupon is zero if the amount of the original issue discount would be de minimis under rules generally applicable to debt instruments. For purposes of that determination,
(i) the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased, (ii) an aggregation approach similar to the Aggregation Rule (as described in "-- REMIC Certificates -- Tax Treatment of REMIC Regular Certificates -- Original Issue Discount" above) may be applied, and (iii) unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances. In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as original issue discount.
See "-- Determination of Income With Respect to Strip Certificates" below.

        The application of Section 1286 of the Code to the Strip Certificates is not entirely clear under current law. It could be interpreted as causing: (i) in the case of an IO Certificate, each interest payment due on the Mortgage Assets to be treated as a separate debt instrument; (ii) in the case of a Ratio Certificate entitled to a disproportionately high share of principal, each excess principal amount (i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ration Certificateholder would have been entitled if he had held an undivided interest in the Mortgage Assets) to be treated as a separate debt instrument; and (iii) in the case of a

Ratio Certificate entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument. In addition,
Section 1286 would require the purchase price of a Strip Certificate to be allocated among each of the rights to payment on the Mortgage Assets to which the Certificateholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder as a single debt instrument under an aggregation approach, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Certificates are designed to trade as whole investment units and, to the extent that the Underwriter develops a secondary market for the Strip Certificates, it anticipates that the Strip Certificates would trade in such market as whole units. In addition, because no market exists for individual payments on Mortgage Assets, the proper allocation of the Certificate's purchase price to each separate payment on the Mortgage Assets in the Trust would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Certificate is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Seller intends to treat each Strip Certificate as a single debt instrument for income tax accounting purposes.

Determination of Income With Respect to Strip Certificates

        For purposes of determining the amount of income on a Strip Certificate that accrues in any period, the rules described under "-- REMIC Certificates -- Tax Treatment of REMIC Regular Certificates -- Original Issue Discount," "-- Variable Rate Certificates," "-- Interest Weighted Certificates and Non-VRDI Certificates," "-Market Discount," and "-- Amortizable Premium" will apply. PO Certificates, and certain Classes of Ratio Certificates, will be issued at a price that is less than their stated principal amount and thus generally will be issued with original issue discount. A Strip Certificate that would meet the definition of an Interest-Weighted Certificate or a Weighted Average Certificate if it were a REMIC Regular Certificate is subject to the same tax accounting considerations applicable to the REMIC Regular Certificate to which it corresponds. Thus, as described in "-REMIC Certificates -- Tax Treatment of REMIC Regular Certificates -- Interest Weighted Certificates and NonVRDI Certificates," certain aspects of the tax accounting treatment of such a Strip Certificate are unclear. Unless and until the Service provides administrative guidance to the contrary, the Tax Administrator will account for such Strip Certificate in the manner described for the corresponding REMIC Regular Certificate. See "-- REMIC Certificates -- Tax Treatment of REMIC Regular Certificates -- Interest Weighted Certificates and Non-VRDI Certificates."

        If a PO Certificate or a Ratio Certificate that is not considered a Contingent Payment Obligation (an "Ordinary Ratio Certificate") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as original issue discount. The holders of such securities generally will be required to include such original issue discount in income as described in "-REMIC Certificates -- Tax Treatment of REMIC Regular Certificates -- Original Issue Discount." PO Certificates and Ratio Certificates issued at a price less than their stated principal amount will be treated as issued with market discount rather than with original issue discount if, after the most recent disposition of the related Certificate, either (i) the amount of original issue discount on the Certificate is considered to be de minimis under the Stripping Regulations or (ii) the annual stated rate of interest payable on the Certificate is no more than one percent lower than the annual stated rate of interest payable on the Mortgage Loan from which the Certificate was stripped. The holders of such securities generally would be required to include market discount in income in the manner described in "-- REMIC Certificates -- Tax Treatment of REMIC Regular Certificates -- Market Discount."

Limitations on Deductions With Respect to Strip Certificates

        The holder of a Strip Certificate will be treated as owning an interest in each of the Mortgage Loans, Mortgage Certificates, or other assets of the Trust and will recognize an appropriate share of the income and expenses associated with those assets. Accordingly an individual, trust, or estate that holds a Strip Certificate directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such Certificate as are applicable to holders of Pass-Through Certificates. See "-- Treatment of Pass-Through Certificates" above.

Sale of a Non-REMIC Certificate

        A sale of a Non-REMIC Certificate prior to its maturity will result in gain or loss equal to the difference between the amount received and the holder's adjusted basis in such Certificate. The Rules for computing the adjusted basis of a Non-REMIC Certificate are the same as in the case of a REMIC Regular Certificate. See "-REMIC Certificates -- Tax Treatment of REMIC Regular Certificates -- Gain or Loss on Disposition." Gain or loss from the sale or other disposition of a Non-REMIC Certificate generally will be capital gain or loss to a Certificateholder if the Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the Certificate has been held for the long-term capital gain holding period (currently, more than twelve months). Ordinary income treatment, however, will apply to the extent mandated by the original issue discount and market discount rules or if the Certificateholder is a financial institution described in Section 582. See "-- REMIC Certificates -- Tax Treatment of REMIC Regular Certificates -- Gain or Loss on Disposition."

Taxation of Certain Foreign Holders of Non-REMIC Certificates

        Interest, including original issue discount, paid on a Non-REMIC Certificate to a Foreign Person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the Certificateholder, and (ii) the Trustee (or other person who would otherwise be required to withhold tax) is provided with Foreign Person Certification (as described in "-- REMIC Certificates -- Taxation of Certain Foreign Holders of REMIC Certificates -- REMIC Regular Certificates" above). If Foreign Person Certification is not provided, interest (including original issue discount) paid on a Non-REMIC Certificate may be subject to either a 30 percent withholding tax or 31 percent backup withholding. See "-- Backup Withholding," below.

        In the case of certain Series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Non-REMIC Certificates. Interest on debt instruments issued on or before July 18, 1984 does not qualify as "portfolio interest" and, therefore, is subject to United States withholding tax at a 30 percent rate (or lower treaty rate, if applicable). IO Certificates and PO Certificates generally are treated, and Ratio Certificates generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Certificates, however, the issuance date of the Certificate is determined by the issuance date of the mortgage loans underlying the Trust. Thus, to the extent that the interest received by a holder of a Pass-Through Certificate is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30 percent withholding tax. Moreover, to the extent that a Ratio Certificate is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the Certificate may be subject to the withholding tax. Although recently enacted tax legislation denies portfolio interest treatment to certain types of contingent interest, that legislation generally applies only to interest based on the income, profits, or property values of the debtor. Accordingly, it is not anticipated that such legislation will apply to deny portfolio interest treatment to Certificateholders who are Foreign Persons. However, because the scope of the new legislation is not entirely, clear, investors who are Foreign Persons should consult their tax advisors regarding the potential application of the legislation before purchasing a Certificate.

Backup Withholding

        The application of backup withholding to Non-REMIC Certificates generally is the same as in the case of REMIC Certificates. See "-- REMIC Certificates -- Taxation of Certain Foreign Holders of REMIC Certificates -- Backup Withholding" above.

Reporting and Tax Administration

        For the purposes of reporting and tax administration, the holders of Non-REMIC Certificates will be treated in the same fashion as the holders of REMIC Regular Certificates. See "-- REMIC Certificates -- Reporting and Tax Administration" above.

        DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO CERTIFICATEHOLDERS, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS

REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE CERTIFICATES.

                                   STATE TAX CONSIDERATIONS

        In addition to the federal income tax consequences described above, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Certificates.

                                     ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements and restrictions on employee benefit plans within the meaning of Section 3(3) of ERISA (including collective investment funds, separate accounts and insurance company general accounts in which such plans are invested). ERISA also imposes certain duties on those persons who are fiduciaries with respect to employee benefit plans that are subject to ERISA. Investments by employee benefit plans covered by ERISA are subject to the general fiduciary requirements of ERISA, including the requirement of investment prudence and diversification, and the requirement that the employee benefit plan's investments be made in accordance with the documents governing the employee benefit plan.

        In addition, employee benefit plans subject to ERISA (including collective investment funds, separate accounts and insurance company general accounts in which such plans are invested), and individual retirement accounts and annuities or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" under ERISA and "disqualified persons" under the Code). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon disqualified persons by Section 4975 of the Code (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA). The Seller, the Credit Enhancer, the Underwriters and the Trustee, and certain of their affiliates, might be considered parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding or transfer of Certificates by or on behalf of such Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code unless an exemption is available. The United States Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3- 101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"). Under the Plan Asset Regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity interest" investment could be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the Mortgage Assets and any other assets of a Trust and not merely an interest in the Certificates, the assets of the Trust would become subject to the fiduciary responsibility standards of ERISA, and transactions occurring between the Seller, the Servicer, the Credit Enhancer, the Underwriters and the Trustee, or any of their affiliates, might constitute prohibited transactions, unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Certificates or to the servicing of the Mortgage Assets are discussed below.

        DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool which is held in trust and which consists solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided fractional interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans, less any fees retained by the pool sponsor.

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




        For the exemption to apply, PTCE 83-1 requires that (i) the Seller and the Trustee maintain a system of insurance or other protection for the pooled mortgage loans and the property securing such loans, and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the covered pooled mortgage loans and 1% of the principal balance of the largest covered pooled mortgage loan; (ii) the Trustee may not be an affiliate of the Seller; and (iii) the payments made to and retained by the Seller in connection with the Trust, together with all funds inuring to its benefit for administering the Trust, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust.

        In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Seller, the Servicer, the Credit Enhancer or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules transactions in connection with the servicing and operation of the Trust, provided that any payments made to the Servicer in connection with the servicing of the Trust are made in accordance with a binding agreement, copies of which must be made available to prospective investors before they purchase Certificates.

        In the case of any Plan with respect to which the Seller, the Servicer, the Credit Enhancer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by the Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Seller, the Servicer, the Credit Enhancer or the Trustee.

        Before purchasing Certificates, a fiduciary of a Plan should confirm that the Trust is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

        In addition, DOL has granted to certain underwriters and/or placement agents individual prohibited transaction exemptions which may be applicable to avoid certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of PTCE 83-1 which may be applicable to the Certificates.

        One or more other prohibited transaction exemptions issued by the DOL may be available to a Plan investing in Certificates, depending in part upon the type of Plan fiduciary making the decision to acquire a Certificate and the circumstances under which such decision is made, including, but not limited to, PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds and PTCE 95-60, regarding investments by insurance company general accounts. However, even if the conditions specified in PTCE 83-1 or one or more of these other exemptions are met, the scope of the relief provided might not cover all acts which might be construed as prohibited transactions.

        Certain Classes of Certificates may not be offered for sale or be transferable to Plans. The Prospectus Supplement for each Series will indicate which Classes of Certificates are subject to restrictions on transfer to Plans.

        Any Plan fiduciary considering the purchase of a Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                   LEGAL INVESTMENT MATTERS

        If so specified in the Prospectus Supplement for a Series, the Certificates of such Series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant or existing under the laws of the United States or any state, territory or possession of the United States (including the District of Columbia or Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Certificates only to the extent provided in such legislation.

        SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage related securities; and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. Federal credit unions should review National Credit Union Administration (the "NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, effective December 2, 1991, which prohibit federal credit unions from investing in certain mortgage related securities, possibly including certain series or classes of Certificates, except under limited circumstances.

        If specified in the Prospectus Supplement for a Series, one or more Classes of Certificates of such Series will not constitute "mortgage related securities" for purposes of SMMEA. In such event, persons whose investments are subject to state or federal regulation may not be legally authorized to invest in such Classes of Certificates.

        All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 (the "Policy Statement") of the Federal Financial Institution Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the Comptroller of the Currency and the Office of Thrift Supervision, effective February 10, 1992, and by the NCUA (with certain modifications) effective June 26, 1992, prohibits depository institutions from investing in certain "high-risk mortgage securities" (possibly including certain Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

        Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing Certificates, as certain Certificates may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

        The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investments in securities which are not "interest-bearing" or "income-paying," and, with regard to any Book-Entry Certificates, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

        Prospective investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                                     PLAN OF DISTRIBUTION

        The Seller may sell the Certificates offered hereby and by the related Prospectus Supplement either directly or through one or more underwriters or underwriting syndicates (the "Underwriters"). The Prospectus Supplement for each Series will set forth the terms of the offering of such Series and of each Class of such Series, including the name or names of the Underwriters, the proceeds to and their use by the Seller and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers or the method by which the price at which the Underwriters will sell the Certificates will be determined.

        The Certificates of a Series may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the Underwriters will be subject to certain conditions precedent, and the Underwriters will be severally obligated to purchase all the Certificates of a Series described in the related Prospectus Supplement if any are purchased. If Certificates of a Series are offered other than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and the purchasers of the Certificates of such Series.

        The place and time of delivery for the Certificates of a Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                             INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS

1986 Act.............................................................................................57
1996 Regulations.....................................................................................60
30% Test.............................................................................................73
Accounting Date......................................................................................17
Act..................................................................................................53
Additional Interest Amount...........................................................................58
Adjustable Rate......................................................................................20
Advance..............................................................................................38
Advances..............................................................................................5
Adverse Environmental Conditions.....................................................................52
Agency Securities.....................................................................................3
Agreement.........................................................................................2, 12
All OID Election.....................................................................................58
AMT..................................................................................................57
ARM Loans............................................................................................21
Asset Proceeds Account............................................................................5, 30
Asset Value.......................................................................................2, 16
Available Distribution............................................................................2, 15
Balloon Loans........................................................................................11
Bankruptcy Bond......................................................................................34
Beneficial Owner.....................................................................................13
Book-Entry Certificates..............................................................................10
Buy-Down Loans.......................................................................................21
Cap..................................................................................................60
CERCLA...............................................................................................52
Certificate Guaranty Insurance Policy................................................................31
Certificate Guaranty Insurer.........................................................................31
Certificateholder....................................................................................14
Certificates...................................................................................i, 1, 12
Charter Act..........................................................................................26
Class.........................................................................................ii, 1, 13
Cleanup Costs........................................................................................52
Code..............................................................................................6, 55
Commission...........................................................................................ii
Compound Interest Certificates.......................................................................15
Contingent Payment Obligations.......................................................................62
Contingent Payment Regulations.......................................................................62
Conventional Home Improvement Loans...................................................................3
Conventional Mortgage Loans.......................................................................3, 18
Converted Mortgage Loan..............................................................................23
Cooperative Loans.....................................................................................2
Cooperatives..........................................................................................2
CPR..................................................................................................17
Credit Enhancer......................................................................................11
Current Recognition Election.........................................................................63
Custodial Account....................................................................................38
Cut-Off Date.........................................................................................16
Deemed Principal Payments............................................................................57
Delinquent Mortgage Loan.............................................................................24
Depository...........................................................................................13
Detailed Description.................................................................................19
Disqualified Organization............................................................................68
Distribution Date.................................................................................2, 14
DOL................................................................................................. 80
Dominion Capital..................................................................................1, 54
Dominion Mortgage.................................................................................1, 54
Dominion Resources................................................................................1, 54
DTC..................................................................................................12
Due Period...........................................................................................15
EDGAR................................................................................................ii
EPA..................................................................................................52
ERISA.............................................................................................8, 80
Excess Premium.......................................................................................59
FDIC.................................................................................................44
FHA...................................................................................................3
FHA Loans............................................................................................25
FHLMC.................................................................................................3
FHLMC Act............................................................................................26
FHLMC Certificate Group..............................................................................26
FHLMC Certificates................................................................................4, 24
FHLMC Project Certificates...........................................................................27
Final Scheduled Distribution Date....................................................................ii
Financial Intermediary...............................................................................13
First Distribution Period............................................................................59
Fixed Rate...........................................................................................19
Floor................................................................................................60
FNMA..................................................................................................3
FNMA Certificates.................................................................................4, 24
Foreign Person.......................................................................................73
Foreign Person Certification.........................................................................73
GNMA..................................................................................................3
GNMA Certificates.................................................................................4, 24
GNMA Issuer..........................................................................................25
Governor.............................................................................................60
GPM Loans............................................................................................21
Gross Margin.........................................................................................19
Guaranty Agreement...................................................................................25
HELOCs................................................................................................3
Housing Act..........................................................................................25
HUD...............................................................................................3, 23
Index................................................................................................19
Interest Adjustment Date.............................................................................19
Interest Weighted Certificates.......................................................................59
Inverse Floater Certificates.........................................................................62
IO Certificates......................................................................................75
Junior Mortgage Loans................................................................................22
Lockout Periods......................................................................................20
Master Servicer...................................................................................5, 37
Master Servicer Custodial Account....................................................................38
Mortgage Assets.......................................................................................i
Mortgage Certificates.................................................................................3
Mortgage Insurance Loss..............................................................................40
Mortgage Interest Rate...............................................................................20

Mortgage Loans........................................................................................3
Mortgage Note.....................................................................................3, 19
Mortgage Pool Insurance Policy.......................................................................32
Mortgaged Premises................................................................................3, 19
Multi-Family Loans....................................................................................3
Multiple Rate VRDI Certificate.......................................................................61
NCUA.................................................................................................82
Net Rate.............................................................................................16
Non-Objective Weighted Average Certificates..........................................................62
Nonqualified Interest Amount.........................................................................59
Non-REMIC Certificates............................................................................7, 55
Non-VRDI Certificate...................................................................................
NOWA Certificates....................................................................................62
NVRIs................................................................................................70
OID Regulations......................................................................................57
Ordinary Ratio Certificate...........................................................................78
Originator........................................................................................3, 20
Pass-Through Certificates............................................................................75
Pass-Through Rate.................................................................................1, 13
Periodic Rate Cap....................................................................................20
Permitted Investments................................................................................44
Plan.................................................................................................80
Plan Asset Regulations............................................................................8, 80
PMBS Agreement.......................................................................................27
PMBS Issuer..........................................................................................27
PMBS Servicer........................................................................................27
PMBS Trustee.........................................................................................27
PO Certificates......................................................................................75
Policy Statement.....................................................................................82
Pool Insurer.........................................................................................32
Pre-Funding Account...............................................................................5, 29
Pre-Funding Agreement.............................................................................5, 29
Pre-Issuance Accrued Interest........................................................................59
Prepayment Period....................................................................................15
Pricing Prepayment Assumptions.......................................................................57
Primary Mortgage Insurance Policies...............................................................3, 39
Private Mortgage-Backed Securities....................................................................3
Proposed Mark-to-Market Regulations..................................................................69
PSA..................................................................................................17
PTCE 83-1............................................................................................80
Qualifying REIT Interest.............................................................................56
Rating Agency.........................................................................................8
Ratio Certificates...................................................................................75
Realized Loss........................................................................................15
REIT.................................................................................................56
REMIC.........................................................................................ii, 6, 55
REMIC Certificates...................................................................................55
REMIC Regular Certificateholders.....................................................................56
REMIC Regular Certificates........................................................................6, 55
REMIC Regulations....................................................................................55
REMIC Residual Certificateholders....................................................................56
REMIC Residual Certificates.......................................................................6, 55
Remittance Date......................................................................................38
REO Properties....................................................................................5, 21
Reserve Fund.........................................................................................34
RIC..................................................................................................56
Saxon Mortgage....................................................................................3, 19
Scheduled Principal Balance..........................................................................16
Security Instrument..................................................................................18
Seller.............................................................................................i, 1
Senior Certificates..................................................................................30
Series.............................................................................................i, 1
Series REMIC.........................................................................................55
Service..............................................................................................55
Servicer..............................................................................................5
Servicer Custodial Account...........................................................................38
Servicing Agreement..................................................................................37
Single Family Loans...................................................................................2
Single Rate VRDI Certificate.........................................................................61
SMM..................................................................................................17
SMMEA.............................................................................................7, 82
Special Hazard Insurance Policy......................................................................33
Special Hazard Insurer...............................................................................33
Special Servicer..................................................................................5, 37
Special Servicing Agreement..........................................................................44
Special Tax Counsel...............................................................................6, 55
Standard Hazard Insurance Policies................................................................3, 20
Strip Certificates...................................................................................75
Stripping Regulations................................................................................77
Subordinated Certificates............................................................................30
Superlien............................................................................................53
Superpremium Certificates............................................................................59
Tax Administrator....................................................................................57
Taxable Mortgage Pools...............................................................................75
Teaser Certificates..................................................................................57
Temporary Mark-to-Market Regulations.................................................................69
Thrift Institutions..................................................................................56
TIN..................................................................................................74
Title I Loan Program..............................................................................3, 23
Title I Loans.........................................................................................2
TMP..................................................................................................74
Treasury.............................................................................................55
True Discount.......................................................................................558
Trust..............................................................................................i, 1
Trustee...............................................................................................1
UBTI.................................................................................................66
UCC..................................................................................................49
Underwriters.........................................................................................83
VA Loans.............................................................................................25
Variable Rate Certificate............................................................................59
VRDI.................................................................................................59
WAM..................................................................................................57
Weighted Average Certificates........................................................................62













         No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Seller or by the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the Certificates offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it its unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.


                               TABLE OF CONTENTS
                             Prospectus Supplement

Summary........................................................S- 1
Risk Factors...................................................S-13
Use of Proceeds................................................S-15
The Mortgage Loan Pool.........................................S-15
Prepayment and Yield Considerations............................S-24
Description of the Class A Certificates........................S-30
The Certificate Insurance Policies and the Certificate Insurer.S-40
The Agreement..................................................S-44
Certain Federal Income Tax Consequences........................S-48
ERISA Considerations...........................................S-48
Ratings........................................................S-50
Legal Investment Considerations................................S-51
Underwriting...................................................S-51
Report of Experts..............................................S-52
Certain Legal Matters..........................................S-52
Global Clearance, Settlement and
     Tax Documentation Procedures...........................Annex I
Index to Location of Principal Defined Terms....................A-1

                            Prospectus
Prospectus Summary................................................1
Risk Factors......................................................9
Description of the Certificates..................................12
Maturity, Prepayment and Yield Considerations....................17
The Trusts.......................................................18
Credit Enhancement...............................................30
Origination of Mortgage Loans....................................35
Servicing of Mortgage Loans......................................37
The Agreement....................................................44
Certain Legal Aspects of Mortgage Loans..........................46
The Seller.......................................................54
Use of Proceeds..................................................54
Certain Federal Income Tax Consequences..........................55
State Tax Considerations.........................................80
ERISA Considerations.............................................80
Legal Investment Matters.........................................82
Plan of Distribution.............................................83
Index to Location of Principal Defined Terms.....................84

         Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the related Certificates, whether or not participating in the distribution thereof, may be required to deliver this Prospectus Supplement and the related Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.




                                  $438,238,000
                                  (Approximate)


                       SAXON ASSET SECURITIES TRUST 1996-2


                         SAXON ASSET SECURITIES COMPANY,
                                    AS SELLER


                    $55,500,000 6.375% Class A-1 Certificates
                    $47,500,000 6.475% Class A-2 Certificates
                    $17,000,000 6.750% Class A-3 Certificates
                    $20,500,000 7.025% Class A-4 Certificates
                    $19,329,000 7.185% Class A-5 Certificates
                $278,409,000 Variable Rate Class A-6 Certificates


                    Mortgage Loan Asset Backed Certificates,
                                  Series 1996-2

                   ------------------------------------------

                              PROSPECTUS SUPPLEMENT

                   ------------------------------------------

                       PRUDENTIAL SECURITIES INCORPORATED
                                 LEHMAN BROTHERS
                               MERRILL LYNCH & CO.
                            PAINEWEBBER INCORPORATED

                               November 27, 1996